LOAN AGREEMENT Dated as of May 1, 2026 By and Among MIH PROPCO LLC, MIH ROOKERY LLC, and MIH HAMMOCK BAY LLC, each a Delaware limited liability company, collectively, as Borrower, MIH OPCO LLC, a Delaware limited liability company, as Operating Lessee and WELLS FARGO BANK, NATIONAL ASSOCIATION and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, collectively, as Lender Exhibit 10.2

i TABLE OF CONTENTS Page ARTICLE I – DEFINITIONS; PRINCIPLES OF CONSTRUCTION. ........................................ 1 Section 1.1 Definitions.................................................................................................. 1 Section 1.2 Principles of Construction........................................................................ 55 ARTICLE II ................................................................................................................................. 55 ARTICLE II - GENERAL TERMS ............................................................................................. 55 Section 2.1 Loan Commitment; Disbursement to Borrower ...................................... 55 Section 2.2 Interest Rate ............................................................................................. 55 Section 2.3 Loan Payment .......................................................................................... 62 Section 2.4 Prepayments ............................................................................................. 63 Section 2.5 Intentionally Omitted ............................................................................... 65 Section 2.6 Release of Property .................................................................................. 65 Section 2.7 Lockbox Account/Cash Management ...................................................... 66 Section 2.8 Withholding Taxes ................................................................................... 70 Section 2.9 Extension of the Maturity Date ................................................................ 73 Section 2.10 Letter of Credit ......................................................................................... 74 ARTICLE III – CONDITIONS PRECEDENT ........................................................................... 75 Section 3.1 Conditions Precedent to Closing .............................................................. 75 ARTICLE IV – REPRESENTATIONS AND WARRANTIES ................................................. 75 Section 4.1 Borrower Representations ........................................................................ 75 Section 4.2 Survival of Representations ..................................................................... 91 ARTICLE V – BORROWER COVENANTS ............................................................................. 91 Section 5.1 Affirmative Covenants ............................................................................. 91 Section 5.2 Negative Covenants ............................................................................... 110 ARTICLE VI – INSURANCE; CASUALTY; CONDEMNATION ........................................ 119 Section 6.1 Insurance ................................................................................................ 119 Section 6.2 Casualty.................................................................................................. 126 Section 6.3 Condemnation ........................................................................................ 126 Section 6.4 Restoration ............................................................................................. 127 ARTICLE VII – RESERVE FUNDS ........................................................................................ 132 Section 7.1 Intentionally Omitted ............................................................................. 133

ii Section 7.2 Tax and Insurance Escrow Fund ............................................................ 133 Section 7.3 Replacements and Replacement Reserve............................................... 134 Section 7.4 Intentionally Omitted ............................................................................. 138 Section 7.5 Intentionally Omitted ............................................................................. 138 Section 7.6 Excess Cash Flow Reserve .................................................................... 138 Section 7.7 Reserve Funds, Generally ...................................................................... 139 ARTICLE VIII – DEFAULTS .................................................................................................. 140 Section 8.1 Event of Default ..................................................................................... 140 Section 8.2 Remedies ................................................................................................ 144 Section 8.3 Remedies Cumulative; Waivers ............................................................. 145 ARTICLE IX – SPECIAL PROVISIONS ................................................................................. 146 Section 9.1 Securitization ......................................................................................... 146 Section 9.2 Securitization Indemnification ............................................................... 149 Section 9.3 Exculpation ............................................................................................ 153 Section 9.4 Matters Concerning Manager ................................................................ 155 Section 9.5 Servicer .................................................................................................. 156 Section 9.6 Register .................................................................................................. 156 Section 9.7 Matters Concerning Franchisor .............................................................. 157 ARTICLE X – MISCELLANEOUS ......................................................................................... 157 Section 10.1 Survival .................................................................................................. 157 Section 10.2 Lender’s Discretion ................................................................................ 158 Section 10.3 Governing Law ...................................................................................... 158 Section 10.4 Modification, Waiver in Writing ........................................................... 159 Section 10.5 Delay Not a Waiver ............................................................................... 159 Section 10.6 Notices ................................................................................................... 159 Section 10.7 Trial by Jury ........................................................................................... 161 Section 10.8 Headings ................................................................................................ 162 Section 10.9 Counterparts; Electronic Signatures ...................................................... 162 Section 10.10 Severability ............................................................................................ 162 Section 10.11 Preferences ............................................................................................. 162 Section 10.12 Waiver of Notice .................................................................................... 162 Section 10.13 Remedies of Borrower ........................................................................... 163 Section 10.14 Expenses; Indemnity ............................................................................ 1635

iii Section 10.15 Schedules Incorporated .......................................................................... 165 Section 10.16 Offsets, Counterclaims and Defenses .................................................... 165 Section 10.17 No Joint Venture or Partnership; No Third Party; Beneficiaries ........... 165 Section 10.19 Waiver of Marshalling of Assets ........................................................... 166 Section 10.20 Waiver of Counterclaim, Offsets ........................................................... 166 Section 10.21 Exculpation of Lender............................................................................ 166 Section 10.22 No Fiduciary Duty ................................................................................. 166 Section 10.23 Conflict; Construction of Documents; Reliance .................................... 168 Section 10.24 Brokers and Financial Advisors ............................................................. 168 Section 10.25 Prior Agreements ................................................................................... 168 Section 10.26 Joint and Several Liability ..................................................................... 168 Section 10.27 Lenders and Administrative Agent ........................................................ 169 Section 10.28 Certain Additional Rights of Lender ...................................................... 169 Section 10.29 Intentionally Omitted ............................................................................. 170 Section 10.30 Use of Borrower Provided Information ................................................. 170 Section 10.31 Borrower Affiliate Lender ..................................................................... 170 Section 10.32 Approvals and Consents ........................................................................ 171 SCHEDULES Schedule I – Rent Roll Schedule II – Lanai Renovation Work Schedule III – Organizational Chart of Borrower Schedule IV – Debt Yield Calculation Schedule V – Qualified Managers Schedule VI – Form of Guarantor Certification Schedule VII – Intentionally Omitted Schedule VIII – U.S. Tax Compliance Certificates Schedule IX – Intentionally Omitted Schedule X – Intentionally Omitted

iv Schedule XI – Qualified Franchisor Schedule XII – Property Documents Schedule XIII – Labor Schedule XIV – Litigation Schedule XV – Liens Schedule XVI – Certificates of Occupancy and Licenses Exceptions Schedule XVII – Special Purpose Entity Exceptions Schedule XVIII – Intentionally Omitted Schedule XIX – Pre-Approved Alterations Schedule XX – Parking Parcel Schedule XXI – Golf Member Loans

LOAN AGREEMENT THIS LOAN AGREEMENT, dated as of May 1, 2026 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this “Agreement”), is made by and among WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, having an address at 401 S. Tryon Street, 8th Floor, Charlotte, North Carolina 28202 (“WF”), JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, a banking association chartered under the laws of the United States of America, having an address at 270 Park Avenue, 4th Floor, New York, New York 10017 (“JPM”; and together with WF, individually or collectively, as the context may require, with each of their respective successors and/or assigns, “Lender”), MIH PROPCO LLC, a Delaware limited liability company (“Propco Borrower”), MIH ROOKERY LLC, a Delaware limited liability company (“Golf Borrower (Rookery)”), MIH HAMMOCK BAY LLC, a Delaware limited liability company (“Golf Borrower (Hammock Bay)”, and together with PropCo Borrower and Golf Borrower (Rookery), individually or collectively as the context may require, and together with their respective successors and assigns, the “Borrower”), each having its principal place of business at 9 W 57th Street, New York, NY 10019, and MIH OPCO LLC, a Delaware limited liability company, having its principal place of business at 9 W 57th Street, New York, NY 10019 (together with its successors and assigns, “Operating Lessee”). W I T N E S S E T H: WHEREAS, Borrower desires to obtain the Loan (as hereinafter defined) from Lender; and WHEREAS, Lender is willing to make the Loan to Borrower, subject to and in accordance with the terms of this Agreement and the other Loan Documents (as hereinafter defined). NOW THEREFORE, in consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereto hereby covenant, agree, represent and warrant as follows: ARTICLE I – DEFINITIONS; PRINCIPLES OF CONSTRUCTION. Section 1.1 Definitions. For all purposes of this Agreement, except as otherwise expressly required or unless the context clearly indicates a contrary intent: “1940 Act” shall have the meaning set forth in Section 4.1.34 hereof. “Acceptable Counterparty” shall mean a counterparty to the Interest Rate Cap Agreement (or the guarantor of such counterparty’s obligations) that (a) until the expiration of the applicable Interest Rate Cap Agreement has and shall maintain, (i) if any of the Securities or any class thereof is rated by Moody’s, a long-term senior unsecured debt or counterparty rating of at least “A3” from Moody’s and (ii) if any of the Securities or any class thereof is rated by S&P, a long-term senior unsecured debt or counterparty rating of at least “A-” by S&P and (iii) if any of the Securities or any class thereof in any Securitization is rated by Fitch, a long-term unsecured debt or counterparty rating of at least “A” by Fitch, or (b) is otherwise acceptable to the Rating Agencies, as evidenced by a Rating Agency Confirmation. Notwithstanding anything to the contrary, SMBC Capital Markets, Inc. (“SMBC”) shall qualify as an Acceptable Counterparty

2 subject to providing, if SMBC does not itself satisfy the foregoing requirements, a guaranty on SMBC’s then-customary form from an affiliate satisfying the foregoing credit ratings requirements. “Additional Insolvency Opinion” shall mean a non-consolidation opinion letter delivered in connection with the Loan subsequent to the Closing Date reasonably satisfactory in form and substance to Lender and, following a Securitization, satisfactory in form and substance to the Approved Rating Agencies, and from counsel acceptable to Lender and, following a Securitization, the Approved Rating Agencies. “Additional Interest” shall have the meaning set forth in Section 2.4.1 hereof. “Administrative Agent” shall mean WF or any Affiliate that owns a portion of the Loan, or any successor thereof that administers the Loan in accordance with Section 10.32.4 of this Agreement. “Affected Financial Institution” shall mean (a) any EEA Financial Institution or (b) any UK Financial Institution. “Affiliate” shall mean, as to any Person, any other Person that, directly or indirectly, is in Control of, is Controlled by or is under common Control with such Person or is a director or officer of such Person or of an Affiliate of such Person. “Affiliated Manager” shall mean any Manager (a) in which Borrower, Operating Lessee or Guarantor has, directly or indirectly, more than a twenty percent (20%) legal, beneficial or economic interest therein or (b) that Controls, is Controlled by, or under common Control with Borrower, Operating Lessee or Guarantor. “Aggregate LTV Ratio” shall mean the ratio of (a) (i) the outstanding principal balance of the Loan as of the date of the closing of the Mezzanine Loan, plus (ii) the principal amount of the Mezzanine Loan to (b) the aggregate value of the Property as determined pursuant to appraisals ordered by Lender in connection with the closing of the Mezzanine Loan. “Agreement” shall have the meaning set forth in the introductory paragraph hereto. “ALTA” shall mean American Land Title Association, or any successor thereto. “Alterations Deposit” shall have the meaning set forth in Section 5.1.21 hereof. “Alterations Deposit Threshold” shall have the meaning set forth in Section 5.1.21 hereof. “Annual Budget” shall mean the operating budget, including all planned Capital Expenditures, for the Property prepared by or on behalf of Borrower and Operating Lessee in accordance with Section 5.1.11(e) hereof for the applicable Fiscal Year or other period. “Anti-Corruption Laws” shall have the meaning set forth in Section 4.1.39 hereof.

3 “Anti-Money Laundering Laws” shall mean any laws of the United States of America, Canada, the United Kingdom, Germany, the European Union, any other EEA Member Country, the Cayman Islands, the United Nations and any other Governmental Authority having jurisdiction over the Lender, in each case, relating to money laundering or terrorist financing, including, without limitation, (A) applicable criminal laws against terrorism; (B) applicable criminal laws against money laundering, (C) the Bank Secrecy Act, as amended, (D) the Money Laundering Control Act of 1986, as amended, and (E) the Patriot Act. “Applicable Similar Law” shall have the meaning set forth in Section 5.2.9(c) hereof. “Approval Standards” shall have the meaning set forth in Section 10.32.5 hereof. “Approved Annual Budget” shall have the meaning set forth in Section 5.1.11(e) hereof. “Approved Bank” shall mean a bank or other financial institution satisfying the requirements of clause (a) of the definition of Eligible Institution. “Approved Rating Agencies” shall mean each of S&P, Moody’s, Fitch, KBRA, Morningstar DBRS or any other nationally recognized statistical rating organization that has been approved by Lender, or that has been engaged by or on behalf of Lender or its designee to rate the Loan and actually assigns a rating to the Loan or the Securities. “Assignment of Interest Rate Cap Agreement” shall have the meaning set forth in Section 2.2.7(a) hereof. “Award” shall mean any compensation paid by any Governmental Authority to Borrower, Operating Lessee or any of their respective Affiliates in connection with a Condemnation in respect of all or any part of the Property. “Bail-in Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution. “Bail-in Legislation” shall mean (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings). “Bankruptcy Action” shall mean with respect to any Person (a) such Person filing a voluntary petition under the Bankruptcy Code; (b) the filing of an involuntary petition against such Person under the Bankruptcy Code or soliciting or causing to be solicited petitioning creditors for any involuntary petition against such Person under the Bankruptcy Code; (c) such Person filing an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code; (d) such Person consenting to or

4 acquiescing in or joining in an application for the appointment of a custodian, receiver, trustee, or examiner for such Person or any portion of the Property; or (e) such Person making an assignment for the benefit of creditors. “Bankruptcy Code” shall mean Title 11 of the United States Code, 11 U.S.C. §101, et seq., as the same may be amended from time to time, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder, and any comparable foreign laws relating to bankruptcy, insolvency or creditors’ rights or any other Federal, state, local or foreign bankruptcy or insolvency law. “Benchmark” shall mean Term SOFR; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Term SOFR or the then- current Benchmark, then “Benchmark” shall mean the applicable Benchmark Replacement if such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.2.3. “Benchmark Floor” shall mean zero. “Benchmark Interim Unavailability Period” shall mean any Interest Period for which Lender determines in good faith (which determination shall be conclusive absent demonstrable error) that (a) adequate and reasonable means do not exist for ascertaining the then-current Benchmark, unless and until a Benchmark Replacement has been implemented with respect thereto pursuant to Section 2.2.3, or (b) it is unlawful to use the then-current Benchmark to determine or maintain the applicable interest rate. “Benchmark Replacement” shall mean, with respect to any Benchmark Transition Event, the sum of: 1. the alternate benchmark rate of interest that has been selected by Lender in good faith as the replacement for the then-current Benchmark, giving due consideration to (i) any selection or recommendation of a replacement benchmark rate, or the mechanism for determining such a rate, by the Relevant Governmental Body, and/or (ii) any evolving or then-prevailing market convention for determining a benchmark rate of interest as a replacement for the then- current Benchmark for U.S. dollar-denominated floating rate CMBS mortgage loans secured by U.S. commercial real property to sponsors similar to the Sponsor Control Party (or from and after a Permitted Assumption, the applicable Qualified Equityholder) at such time (the “Unadjusted Benchmark Replacement”), and 2. the Benchmark Replacement Adjustment; provided that, in no event shall the Benchmark Replacement for any Interest Period be deemed to be less than the Benchmark Floor. “Benchmark Replacement Adjustment” shall mean, with respect to any Unadjusted Benchmark Replacement, the spread adjustment or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected in good faith by Lender giving due consideration to (a) any selection or recommendation by the Relevant Governmental Body and/or (b) any evolving or then- prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment,

5 for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate CMBS mortgage loans secured by U.S. commercial real property to sponsors similar to the Sponsor Control Party (or from and after a Permitted Assumption, the applicable Qualified Equityholder) at such time. “Benchmark Replacement Condition” shall mean, with respect to any conversion of the Benchmark to a Benchmark Replacement, if the Loan is included in a REMIC, either (i) receipt by Lender of an opinion of nationally recognized REMIC counsel, in form and substance reasonably acceptable to Lender, that such conversion complies with the applicable REMIC requirements or (ii) formal guidance shall have been issued by the IRS to the effect that such conversion will comply with such REMIC requirements. “Benchmark Replacement Conforming Changes” shall mean, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Interest Period” and “Payment Date”, timing and frequency of determining rates and making payments of interest, preceding and succeeding business day conventions and other administrative matters) that Lender determines in its reasonable good faith discretion may be appropriate or necessary to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by Lender in a manner substantially consistent with market practice for U.S. dollar denominated floating rate CMBS mortgage loans secured by U.S. commercial real property with sponsors similar to the Sponsor Control Party (or from and after a Permitted Assumption, the applicable Qualified Equityholder) (or, if Lender decides in its reasonable good faith discretion that adoption of any portion of such market practice is not administratively feasible or if Lender determines in its reasonable good faith discretion that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as Lender decides is reasonably necessary in connection with the administration of this Agreement). “Benchmark Replacement Date” shall mean the earliest to occur of the following events with respect to the then-current Benchmark: 1. in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; and 2. in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark has been determined and announced by the regulatory supervisor for the administrator of such Benchmark to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any available tenor of such Benchmark (or such component thereof) continues to be provided on such date. Notwithstanding the foregoing, in no event shall the Benchmark Replacement Date occur prior to satisfaction of the Benchmark Replacement Condition or waiver thereof by Lender.

6 “Benchmark Transition Event” shall mean the occurrence of one or more of the following events with respect to the then-current Benchmark: 1. a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely as of a specific date, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; 2. a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, in each case, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely as of a specific date, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or 3. a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark announcing that the Benchmark is not, or as of a specified future date will not be, representative. “Borrower” shall have the meaning set forth in the introductory paragraph hereto, together with their respective successors and permitted assigns. “Brand Management Agreement” shall mean a Management Agreement with a Brand Manager. “Brand Manager” shall mean each of Hyatt Manager, Intercontinental Manager, Hilton Manager, Marriott Manager, Four Seasons Manager and Fairmont Manager. “Breakage Costs” shall have the meaning set forth in Section 2.2.3(g) hereof. “Business Day” shall mean any day other than a Saturday, Sunday or any other day on which any of (a) national banks in New York, New York, or (b) the place of business of the trustee under a Securitization (or, if no Securitization has occurred, Lender), or (c) the place of business of any Servicer or the financial institution that maintains any collection account for or on behalf of any Servicer or any Reserve Funds or (d) the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business. “Calculation Date” shall mean the last day of each calendar quarter during the term of the Loan and any day on which there is a prepayment of any portion of the outstanding principal amount of the Loan pursuant to Section 2.4.1 hereof. “Capital Expenditures” shall mean, for any period, the amount expended for items capitalized under GAAP and the Uniform System of Accounts (including expenditures for building improvements or major repairs and replacements).

7 “Cash Management Account” shall have the meaning set forth in Section 2.7.2 hereof. “Cash Management Agreement” shall mean, that certain Cash Management Agreement, dated as of the date hereof, by and among Borrower, Operating Lessee and Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time. “Cash Management Bank” shall mean the Eligible Institution acting as cash management bank under the Cash Management Agreement. “Cash Trap Event” shall mean the occurrence of any one or more of the following events: (a) an Event of Default or (b) a Debt Yield Trigger Event. “Cash Trap Event Cure” shall mean (a) no Event of Default shall be continuing, and in the event that the related Cash Trap Event occurred solely as a result of an Event of Default, Lender (in its sole and absolute discretion) shall have accepted a cure by Borrower or Operating Lessee of such Event of Default and (b) in the event that the related Cash Trap Event occurred as a result of a Debt Yield Trigger Event, the achievement of a Debt Yield Cure. In no event shall Borrower or Operating Lessee be entitled to cure a Cash Trap Event caused by an Event of Default under Section 8.1(a)(vi) hereof or, except as expressly provided therein, Section 8.1(a)(vii) hereof. “Cash Trap Period” shall mean the period commencing on the occurrence of a Cash Trap Event and continuing until the date of a Cash Trap Event Cure. “Cash Trap Sweep Instructions” shall have the meaning set forth in Section 2.7.1(b) hereof. “Casualty” shall have the meaning set forth in Section 6.2 hereof. “Casualty/Condemnation Prepayment” shall have the meaning set forth in Section 6.4(e) hereof. “Casualty/Condemnation Threshold Amount” shall mean an amount equal to three and one half of one percent (3.5%) of the original principal balance of the Loan. “Casualty Consultant” shall have the meaning set forth in Section 6.4(b)(iii) hereof. “Casualty Retainage” shall have the meaning set forth in Section 6.4(b)(iv) hereof. “Cause” shall mean, with respect to an Independent Director, (a) acts or omissions by such Independent Director that constitute systematic and persistent or willful disregard of such Independent Director’s duties, (b) such Independent Director has been indicted or convicted for any crime or crimes of moral turpitude or dishonesty or for any violation of any Legal Requirements, (c) such Independent Director no longer satisfies the requirements set forth in the definition of “Independent Director”, (d) the fees charged for the services of such Independent Director are materially in excess of the fees charged by the other providers of Independent Directors listed in the definition of “Independent Director”, (e) the death or incapacity of such Independent Director or (f) any other reason for which the prior written consent of Lender shall have been obtained.

8 “Closing Date” shall mean the date of the funding of the Loan. “Closing Date Debt Yield” shall mean 11.40%. “Code” shall mean the Internal Revenue Code of 1986, as amended. “Component” shall mean, individually, any one of Component A, Component B, Component C, Component D, Component E or Component HRR, as described in Section 2.1.5 hereof. “Components” shall mean, collectively, Component A, Component B, Component C, Component D, Component E and Component HRR. “Condemnation” shall mean a temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of the Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting the Property or any part thereof. “Condemnation Proceeds” shall have the meaning set forth in Section 6.4(b). “Connection Income Taxes” shall mean Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Section 2.8 Taxes or branch profits Section 2.8 Taxes. “Consumer Price Index” shall mean the Consumer Price Index as published by the United States Department of Labor, Bureau of Labor Statistics or any substitute index hereafter adopted by the Department of Labor. “Contribution Agreement” shall mean that certain Contribution Agreement, dated as of the date hereof, executed and delivered by Borrower in connection with the Loan to and for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time. “Control” or “control” shall mean, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of management, policies or activities of such Person, whether through ownership of voting securities, by contract or otherwise. “Controlled” and “Controlling” shall have correlative meanings. “Controlled Substances Use” shall have the meaning set forth in Section 5.1.1 hereof. “Converted Interest Rate Cap Agreement” shall have the meaning set forth in Section 2.2.7(g)(i) hereof. “Covered Disclosure Information” shall have the meaning set forth in Section 9.2(b) hereof.

9 “Covered Rating Agency Information” shall have the meaning set forth in Section 10.14(d) hereof. “Crowd Funded Person” shall mean a Person that is capitalized through the practice of syndication, advertising or general or broad solicitation, which capitalization is achieved primarily (i) in reliance upon Regulation Crowdfunding promulgated by the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and/or (ii) through internet- mediated registries, platforms or similar portals, mail-order subscriptions, benefit events and/or other similar methods. “Custodial Funds” shall mean the following funds collected by Borrower or Operating Lessee on a third party’s behalf that must be paid or remitted to a third party and so are not properly considered “revenue” of Borrower or Operating Lessee: (i) tips, gratuities or service charges with respect to food, beverage, banquet or other guest services paid or received via credit card and owed to employees working at the Property; (ii) payments or fees received from or on behalf of hotel guests and patrons and paid or reimbursed to tenants or other vendors or service providers of the hotels, (iii) amounts paid out to hotel guests or patrons for checks cashed or per diem expense allowances paid; and (iv) any refundable upfront initiation fees, waitlist deposits, and upfront membership fees paid for membership in the Golf Club (which shall include any amounts on deposit with Manager in connection therewith). “Debt” shall mean the outstanding principal amount set forth in, and evidenced by, this Agreement and the Note together with all interest accrued and unpaid thereon and all other sums (including, but not limited to, any Spread Maintenance Payment and/or Breakage Costs) due to Lender in respect of the Loan under the Note, this Agreement, the Mortgage or any other Loan Document. “Debt-Like Preferred Equity” shall mean preferred equity that (i) has a “hard coupon”, minimum return or the equivalent, such as a preferred return or similar required payments that must be paid on dates certain, (ii) a “hard maturity” such as mandatory redemption date or similar required date of repayment or redemption, (iii) provides for a change in control, required redemption, increase in preferred return, right to change control or management, buy-sell mechanism or similar remedies in the event of a failure to repay or redeem on date certain or satisfy preferred return or similar payment thresholds, (iv) is secured by a pledge of ownership interests, or (v) is treated as debt under GAAP. “Debt Service” shall mean, with respect to any particular period of time, interest payments due under this Agreement, the Note and any Components (without duplication). “Debt Service Coverage Ratio” shall mean a ratio for the period in question in which (a) the numerator is the Net Operating Income and (b) the denominator of which is the aggregate amount of Debt Service for the Note or Components which would be payable pursuant to this Agreement during the twelve (12) month period following the date of calculation calculated using (i) the outstanding balance of the Loan as of the applicable date of determination and (ii) an Interest Rate calculated based on the sum of the Spread and the applicable Extension Strike Price.

10 “Debt Yield” shall mean, for any date of determination, the percentage obtained by dividing: (a) the Net Operating Income for the immediately preceding twelve (12) full calendar month period as of the date of determination as set forth in the statements required hereunder; by (b) the sum of the outstanding principal balance of the Loan on the date of determination. For reference purposes, the Debt Yield shall be calculated in accordance with Schedule IV. “Debt Yield Cure” shall mean (a) no Event of Default shall be continuing and (b) the achievement of a Debt Yield equal to or exceeding the Required Debt Yield for the two (2) consecutive calendar quarters immediately preceding the Calculation Date based upon the trailing twelve (12) month period immediately preceding such Calculation Date (which Required Debt Yield may be achieved, at Borrower’s sole discretion, by (i) making voluntary prepayments in accordance with the terms of this Agreement, or (ii) posting a cash reserve to a separate reserve account to be held by Lender as collateral for the Loan or a Letter of Credit with Lender in accordance with the terms of this Agreement, in each case, in amounts necessary to, if applied to reduce the outstanding principal balance of the Loan, achieve a Debt Yield equal to or exceeding the Required Debt Yield); provided that in the event the Required Debt Yield is achieved by such a prepayment or posting of a cash reserve or a Letter of Credit, the Debt Yield Trigger Period shall terminate upon such prepayment or posting of a cash reserve or a Letter of Credit without any obligation to wait two (2) consecutive calendar quarters. So long as no Event of Default is then continuing, upon the achievement of a Debt Yield equal to or exceeding the Required Debt Yield for two (2) consecutive calendar quarters (without accounting for any such cash collateral or Letter of Credit in the calculation of the Debt Yield), any Letter of Credit or remaining amounts of cash collateral deposited with Lender pursuant hereto for the purpose of achieving the Required Debt Yield and effectuating a Debt Yield Cure shall be promptly returned to Borrower. “Debt Yield Trigger Event” shall mean the occurrence of a Debt Yield of less than the Required Debt Yield as determined by Lender on any Calculation Date for the two (2) consecutive calendar quarters immediately preceding the Calculation Date, based upon the trailing twelve (12) month period immediately preceding such Calculation Date. “Debt Yield Trigger Period” shall mean the period commencing on the occurrence of a Debt Yield Trigger Event and continuing until the occurrence of a Debt Yield Cure. “Deemed Approval Requirements” shall mean, with respect to a request by Borrower or Operating Lessee for Lender’s approval or consent, that: (i) if the first correspondence from Borrower or Operating Lessee to Lender requesting such approval or consent contains a bold-faced, conspicuous legend at the top of the first page thereof stating “FIRST NOTICE: THIS IS A REQUEST FOR CONSENT UNDER THE 2026 MARCO ISLAND RESORT LOAN. FAILURE TO RESPOND TO THIS REQUEST WITHIN 10 BUSINESS DAYS MAY RESULT IN THE REQUEST BEING DEEMED GRANTED,” and is accompanied by such information and documents as is reasonably required for

11 Lender to adequately evaluate such request and as reasonably requested by Lender in writing prior to the expiration of such ten (10) Business Day period, and (ii) if Lender fails to grant or withhold its approval to such request within such ten (10) Business Day period, a second notice requesting approval is delivered to Lender from Borrower or Operating Lessee containing a bold-faced, conspicuous legend at the top of the first page thereof stating that “SECOND AND FINAL NOTICE: THIS IS A REQUEST FOR CONSENT UNDER THE 2026 MARCO ISLAND RESORT LOAN. FAILURE TO RESPOND TO THIS REQUEST IN WRITING WITHIN 5 BUSINESS DAYS WILL RESULT IN YOUR APPROVAL BEING DEEMED GRANTED,” and is accompanied by such information and documents as is reasonably required for Lender to adequately evaluate such request and as reasonably requested by Lender in writing prior to the expiration of such five (5) Business Day period, and if Lender fails to grant or withhold its approval to such request (or denies such request without stating the grounds for such denial in reasonable detail) prior to the expiration of such five (5) Business Day period. “Default” shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would be an Event of Default. “Default Rate” shall mean, with respect to any Note or Component, a rate per annum equal to the lesser of (a) the Maximum Legal Rate or (b) three percent (3%) above the Interest Rate otherwise applicable to each such Note or Component. “Defaulting Lender” shall mean any Lender that is a defaulting lender under any Lender Document(s). “Disclosure Document” shall mean a prospectus, prospectus supplement (including any amendment or supplement to either thereof), private placement memorandum, or similar offering memorandum, offering circular, structural and collateral term sheet, in each case in preliminary or final form and including all exhibits and annexes thereto, used in connection with a Securitization. “Disqualified Person” shall mean any Person (i) that is a Crowd Funded Person, a DST or that is Controlled by a Crowd Funded Person or a DST, or in which a Crowd Funded Person or a DST owns any direct or indirect ownership interest, or (ii) that owns (or, in connection with a proposed assumption of the Loan or a proposed Transfer, proposes to own) any direct or indirect interest in Borrower, Operating Lessee, any prospective Replacement Guarantor, or any prospective transferee or the Property through a tenancy-in-common or other similar form of ownership. “DST” means a trust formed under Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code §§ 3801 et seq., or any successor statute thereto, in each case, as amended from time to time, or any similar statutory trust formed under the law of any other state. “EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution

12 Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent. “EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway. “EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution. “Eligibility Requirements” shall mean, with respect to any Person, that such Person together with its Affiliates (which, for the avoidance of doubt, includes the parent bank of any U.S. based branch of a foreign bank) (i) is regularly engaged in the business of making, originating or owning commercial mortgage or mezzanine real estate loans or interests in such commercial mortgage and/or mezzanine real estate loans and holds at least $200,000,000 of commercial real estate loans, (ii) has not been and is not a Sanctioned Person and has never been convicted of, or pled guilty or no contest to, any unlawful activity, including money laundering, terrorism or terrorism activities, (iii) has not been a debtor in any bankruptcy proceedings, voluntary or involuntary (to the extent same has not been discharged), made an assignment for the benefit of creditors or taken advantage of any insolvency act, or any act for the benefit of debtors or the subject of any material governmental or regulatory investigation which resulted in a final, non- appealable conviction for criminal activity involving moral turpitude or a civil proceeding in which such Person has been found liable in a final non-appealable judgment for attempting to hinder, delay or defraud creditors, each within seven (7) years prior to the date of determination and (iv) if such Person is not a bank or an insurance company, has no material then outstanding and unpaid judgments against such Person. “Eligible Account” shall mean a separate and identifiable account from all other funds held by the holding institution that is either (a) an account or accounts maintained with a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution or (b) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution or trust company, is subject to regulations substantially similar to 12 C.F.R. § 9.10(b), having in either case a combined capital and surplus of at least $50,000,000.00, and subject to supervision or examination by federal and state authority, as applicable, and which complies with the definition of Eligible Institution. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument. “Eligible Assignee” shall mean (A) during the continuance of an Event of Default, any Person and (B) so long as no Event of Default has occurred and is continuing, any Person (other than a natural person) that is any of the following, provided that any such Person shall at the time it acquires its interest in the Loan satisfy the Eligibility Requirements: (a) a commercial bank, insurance company, REIT, sovereign wealth fund, mutual fund, annuity fund or similar structure arranged by an insurance company, business development company, trust company, pension fund or pension advisory firm, or other financial institution, in each case, organized under the laws of

13 the United States, or any state thereof, which regularly invests in or makes commercial real estate loans; (b) a commercial bank organized under the laws of any country that is a member of the Organization for Economic and Development (“OECD”) or a potential subdivision of any such country which regularly invests in or makes commercial real estate loans (provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of OECD); (c) a Person that is engaged in the business of commercial real estate banking; (d) a fund (other than a mutual fund), family office or an investment company, money management firm or “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, or an institutional “accredited investor” within the meaning of Regulation D under the Securities Act of 1933 which regularly invests in or makes commercial real estate loans or whose investment guidelines expressly permit doing the same; (e) [intentionally omitted]; or (f) a single purpose entity in which 50% or more of the investors therein meet the criteria set forth in (a) through (d) above. Notwithstanding the foregoing, following the occurrence of a Securitization of the Loan (or any portion thereof), in no event shall any restriction set forth herein prevent Lender from selling or distributing certificates (or similar interests) in connection with such Securitization. “Eligible Institution” shall mean a depository institution or trust company insured by the Federal Deposit Insurance Corporation, the short-term unsecured debt obligations, deposits or commercial paper of which are rated at least “A 2” by S&P, “P 1” by Moody’s and “F1” by Fitch in the case of accounts in which funds are held for thirty (30) days or less (or, in the case of Letters of Credit and accounts in which funds are held for more than thirty (30) days, the long-term unsecured debt obligations or deposits of which are rated at least “BBB” by S&P, “A2” by Moody’s and “BBB+” by Fitch). “Environmental Indemnity” shall mean that certain Environmental Indemnity Agreement, dated as of the date hereof, executed by Borrower, Operating Lessee and Guarantor in connection with the Loan for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time. “Environmental Law” shall mean any present and future federal, state, provincial and local laws, statutes, ordinances, rules, regulations and the like, as well as common law, relating to protection of human health or the environment, relating to Hazardous Substances, relating to liability for or costs of other actual or threatened danger to human health (relating to Hazardous Substances) or the environment. The term “Environmental Law” includes, but is not limited to, the following statutes, as amended, any successor thereto, and any regulations promulgated pursuant thereto, and any federal, state or local statutes, ordinances, rules, regulations and the like addressing similar issues: the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Hazardous Substances Transportation Act; the Resource Conservation and Recovery Act (including but not limited to Subtitle I relating to underground storage tanks); the Solid Waste Disposal Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; and the River and Harbors Appropriation Act. The term “Environmental Law” also includes, but is not limited to, any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law, that (a)

14 condition transfer of property upon a negative declaration or other approval of a Governmental Authority of the environmental condition of the Property; (b) require notification or disclosure of Releases of Hazardous Substances or other environmental condition of the Property to any Governmental Authority or other Person, whether or not in connection with transfer of title to or interest in property; (c) impose conditions or requirements in connection with environmental permits or other environmental authorization for lawful activity; (d) relate to nuisance, trespass or other causes of action related to the Property relating to environmental conditions or the use of Hazardous Substances; (e) relate to wrongful death or, personal injury resulting from environmental conditions or exposure to Hazardous Substances or (f) property or other damage in connection with any environmental condition or use of Hazardous Substances at the Property. “Environmental Report” shall mean that certain Phase I environmental report delivered to Lender by Borrower and Operating Lessee in connection with the origination of the Loan. “Equipment” shall mean, with respect to the Property, any equipment now owned or hereafter acquired by Borrower or Operating Lessee, which is used at or in connection with the Improvements or the Property or is located thereon or therein, including (without limitation) all machinery, equipment, furnishings, and electronic data-processing and other office equipment now owned or hereafter acquired by Borrower or Operating Lessee and any and all additions, substitutions and replacements of any of the foregoing, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto. “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended. “ERISA Affiliate” shall mean any Person that for purposes of Title IV of ERISA is a member of the Borrower’s, Operating Lessee’s or Guarantor’s controlled group or under common control with the Borrower, Operating Lessee or Guarantor within the meaning of Section 414 of the Code. “EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time. “Event of Default” shall have the meaning set forth in Section 8.1(a) hereof. “Excess Cash Flow” shall mean all remaining amounts on deposit in the Cash Management Account (other than any required minimum balance) after the payment or disbursement of all escrows, reserves, approved Operating Expenses, Debt Service, management fees and other amounts permitted to be paid in accordance with the Loan Documents. “Excess Cash Flow Reserve Account” shall have the meaning set forth in Section 7.6.1 hereof. “Excess Cash Flow Reserve Fund” shall have the meaning set forth in Section 7.6.1 hereof. “Excess Net Proceeds” shall have the meaning set forth in Section 6.4(b)(vii) hereof.

15 “Exchange Act” shall have the meaning set forth in Section 9.1.1(h) hereof. “Exchange Act Filing” shall mean a filing pursuant to the Exchange Act in connection with or relating to a Securitization. “Excluded Entity” shall mean (i) intentionally omitted, (ii) any Public Vehicle, (iii) intentionally omitted, (iv) any Qualified Institutional Buyer holding a non-controlling interest in Borrower or Operating Lessee pursuant to Section 5.2.10(d)(iv) and (v) any direct or indirect legal or beneficial owner of a Public Vehicle or such Qualified Institutional Buyer, including, without limitation, any, direct or indirect, shareholder, partner, member and/or non-member manager of the foregoing, provided, that, notwithstanding the foregoing, any transfer of any interest that results in a change in control of Borrower or Operating Lessee or a transfer of twenty percent (20%) or more (10% if such transferee is foreign to the United States) of the indirect equity interests in Borrower or Operating Lessee shall require delivery of Satisfactory Search Results. “Excluded Taxes” shall mean any of the following Section 2.8 Taxes imposed on or with respect to a Lender or Cash Management Bank: (a) Section 2.8 Taxes imposed on (or measured by) net income (however denominated), franchise Section 2.8 Taxes, and branch profits Section 2.8 Taxes, in each case, (i) imposed as a result of such Lender or Cash Management Bank being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Section 2.8 Tax (or any political subdivision thereof), or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Section 2.8 Taxes resulting from any law in effect on the date such Lender acquires an interest in a Loan or commitment pursuant to this Agreement or designates a new lending office, except to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from Borrower with respect to such Section 2.8 Taxes pursuant to Section 2.8, (c) any Section 2.8 Taxes attributable to such Lender’s failure to comply with Section 2.8(e), and (d) any Section 2.8 Taxes imposed under FATCA. “Exculpated Parties” shall have the meaning set forth in Section 9.3(a) hereof. “Extended Maturity Date” shall have the meaning set forth in Section 2.9 hereof. “Extension Option” shall have the meaning set forth in Section 2.9 hereof. “Extension Term” shall have the meaning set forth in Section 2.9 hereof. “Fairmont Manager” shall mean any subsidiary of Fairmont Hotels and Resorts (or any of its successors in interest, assigns, and/or changed entity name or designation resulting from any merger or acquisition), provided that the Property shall be flagged under a luxury hotel brand owned by, or licensed to, such Fairmont Manager. “FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantially comparable and not materially more onerous to comply with), any current or future regulations issued thereunder or official interpretations thereof and any intergovernmental agreements entered into pursuant to Section 1471(b)(1) of the Code and any intergovernmental agreements entered into by the United

16 States in connection with the implementation of the foregoing, and any fiscal or regulatory legislation, rules, guidance notes or practices adopted to effect any such intergovernmental agreement. “Federal Reserve Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America. “FF&E” shall mean, with respect to the Property, collectively, furnishings, Fixtures and Equipment located in the guest rooms, hallways, lobbies, restaurants, lounges, meeting and banquet rooms, parking facilities, public areas or otherwise in any portion of the Property, including (without limitation) all beds, chairs, bookcases, tables, carpeting, drapes, couches, luggage carts, luggage racks, bars, bar fixtures, radios, television sets, intercom and paging equipment, electric and electronic equipment, heating, lighting and plumbing fixtures, fire prevention and extinguishing apparatus, cooling and air-conditioning systems, elevators, escalators, stoves, ranges, refrigerators, laundry machines, tools, machinery, boilers, incinerators, switchboards, conduits, compressors, vacuum cleaning systems, floor cleaning, waxing and polishing equipment, cabinets, lockers, shelving, dishwashers, garbage disposals, washer and dryers and all other customary hotel and casino resort equipment and other tangible property owned by Borrower, or in which Borrower or has or shall have an interest, now or hereafter located at the Property and useable in connection with the present or future operation and occupancy of the Property; provided, however, that FF&E shall not include (a) fixed asset supplies, including, but not limited to, linen, china, glassware, tableware, uniforms, other hotel inventory and similar items, whether used in connection with public space or guest rooms, or (b) items owned by tenants, guests or by third party operators. “FF&E DACA” shall mean that certain Deposit Account Control Agreement dated as of the date hereof by and among Borrower, Operating Lessee, Lender, Capital One, National Association, and Marriott Manager with respect to the Repairs and Equipment Escrow, as the same may be hereafter amended, modified, or supplemented from time to time. “Fiscal Year” shall mean each twelve (12) month period commencing on January 1 and ending on December 31 during each year of the term of the Loan. “Fitch” shall mean Fitch, Inc. “Fixtures” shall mean, with respect to the Property, all Equipment now owned, or the ownership of which is hereafter acquired, by Borrower or Operating Lessee which is so related to the Land and the Improvements forming part of the Property that it is deemed fixtures or real property under applicable Legal Requirements, including, without limitation, all building or construction materials intended for construction, reconstruction, alteration, decoration or repair of or installation on the Property, construction equipment, appliances, machinery, plant equipment, fittings, apparatuses, fixtures and other items now or hereafter attached to, installed in or used in connection with (temporarily or permanently) any of the Improvements or the Land, including, but not limited to, engines, devices for the operation of pumps, pipes, plumbing, call and sprinkler systems, fire extinguishing apparatuses and equipment, heating, ventilating, incinerating, electrical, air conditioning and air cooling equipment and systems, gas and electric machinery, appurtenances and equipment, pollution control equipment, security systems, disposals,

17 dishwashers, refrigerators and ranges, recreational equipment and facilities of all kinds, and water, electrical, storm and sanitary sewer facilities, utility lines and equipment (whether owned individually or jointly with others, and, if owned jointly, to the extent of Borrower’s or Operating Lessee ‘s interest therein) and all other utilities whether or not situated in easements, all water tanks, water supply, water power sites, fuel stations, fuel tanks, fuel supply, and all other structures, together with all accessions, appurtenances, additions, replacements, betterments and substitutions or any of the foregoing and the proceeds thereof. “Flood Insurance Acts” shall have the meaning set forth in Section 6.1(a)(i) hereof. “Foreclosure” shall mean, in connection with the exercise of Lender’s remedies under the Loan Documents, the consummation of any remedial or enforcement action by the Lender of the collateral for the Loan, including, without limitation, any foreclosure or deed-in-lieu of foreclosure and the exercise of any rights of Lender under the Mortgage, including, without limitation, any right to vote any pledged securities or any right to replace officers and directors of any Person (collectively, a “Foreclosure”). “Foreign Lender” shall mean a Lender that is not a U.S. Person. “Four Seasons Manager” shall mean any subsidiary of Four Seasons Hotels Limited (or any of its successors in interest, assigns, and/or changed entity name or designation resulting from any merger or acquisition), provided that the Property shall be flagged under a luxury hotel brand owned by, or licensed to, such Four Seasons Manager. “Franchise Agreement” shall mean any franchise agreement that may be entered into in accordance with the terms and conditions of this Agreement (and which initial entrance by Borrower and Operating Lessee into the same shall satisfy the requirement of a Replacement Franchise Agreement) between Borrower, Operating Lessee and Franchisor, as the same may be amended or modified from time to time in accordance with the terms and provisions of this Agreement, or, if the context requires, the Replacement Franchise Agreement executed in accordance with the terms and provisions of this Agreement. “Franchisor” shall mean a Qualified Franchisor under a Franchise Agreement entered into in accordance with the terms and conditions of this Agreement. “Full Replacement Cost” shall have the meaning set forth in Section 6.1(a)(i) hereof. “GAAP” shall mean generally accepted accounting principles in the United States of America as of the date of the applicable financial report. “Golf Borrower” shall mean, collectively, Golf Borrower (Rookery) and Golf Borrower (Hammock Bay). “Golf Club” shall mean, the private members of the golf and social club commonly known as The Club at Marco which includes certain rights and privileges of the members to utilize facilities of the Rookery Golf Course, the Hammock Bay Golf Club, and the JW Marriott Marco Island Beach Resort, Golf Club and Spa which is owned and administered by the Members Club at Marco.

18 “Golf Club Membership” shall mean membership in the Golf Club, which membership is governed pursuant to applicable membership documents that may include but are not limited to (a) a club membership plan, (b) club rules and/or (c) one or more schedules of dues, fees and charges. “Golf Club Membership DACA” shall mean that certain Blocked Account Control Agreement Shifting Control dated as of the date hereof by and among Operating Lessee, WF, and JPMorgan Chase Bank, N.A., as deposit bank, as the same may be hereafter amended, modified, or supplemented from time to time. “Golf Course Property” shall mean, individually or collectively, as the context may require, the Rookery Golf Course and the Hammock Bay Golf Course. “Golf Member Loans” shall have the meaning set forth in the definition of “Special Purpose Entity”. “Governmental Authority” shall mean any court, board, agency, commission, office or other authority of any nature whatsoever for any governmental unit (foreign, federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence having jurisdiction over the Property or Borrower. “Grantor Trust” shall mean a grantor trust as defined in Subpart E, Part I of Subchapter J of the Code. “Gross Income from Operations” shall mean all income and proceeds (whether in cash or on credit, and computed on an accrual basis), received by Borrower, Operating Lessee or Manager on behalf of Borrower for the use, occupancy or enjoyment of the Property, or any part thereof, or received by Borrower, Operating Lessee or Manager on behalf of Borrower for the sale of any goods, services or other items sold on or provided from the Property in the ordinary course of the Property operation, including without limitation: (a) all income and proceeds received from rental of rooms, Leases and commercial space, meeting, conference and/or banquet space within the Property including parking revenue; (b) all income and proceeds received from food and beverage operations and from catering services conducted from the Property even though rendered outside of the Property; (c) all income and proceeds from business interruption, rental interruption and use and occupancy insurance with respect to the operation of the Property (after deducting therefrom all necessary costs and expenses incurred in the adjustment or collection thereof) applicable to the period in question; (d) all Awards for temporary use (after deducting therefrom all costs incurred in the adjustment or collection thereof and in Restoration of the Property); (e) all income and proceeds from judgments, settlements and other resolutions of disputes with respect to matters which would be includable in this definition of “Gross Income from Operations” if received in the ordinary course of the operation of the Property (after deducting therefrom all necessary costs and expenses incurred in the adjustment or collection thereof); (f) interest on credit accounts, rent concessions or credits, and other required pass throughs and interest on Reserve Funds; (g) all other income from operation of the Property (including laundry and vending income); and (h) all income from the operation of any golf course, spa, fitness, center or conference center at the Property (including any Membership Income), but excluding: (1) gross receipts received by lessees, licensees or concessionaires of the Property; (2) consideration received at the

19 Property for hotel accommodations, goods and services to be provided at other hotels, although arranged by, for or on behalf of Borrower, Operating Lessee or Manager; (3) income and proceeds from the sale or other disposition of goods, capital assets and other items not in the ordinary course of the operation of the Property; (4) Hotel Taxes; (5) Awards (except to the extent provided in clause (d) above); (6) refunds of amounts not included in Operating Expenses at any time and uncollectible accounts; (7) gratuities collected by the Property employees; (8) the proceeds of any permitted financing; (9) other income or proceeds resulting other than from the use or occupancy of the Property, or any part thereof, or other than from the sale of goods, services or other items sold on or provided from the Property in the ordinary course of business; (10) any credits or refunds made to customers, guests or patrons in the form of allowances or adjustments to previously recorded revenues; (11) payments made to Borrower pursuant to the Interest Rate Cap Agreement; and (12) without duplication of the items referenced in (1)-(11) above, Custodial Funds. “Guarantor” shall mean Sculptor Diversified Real Estate Income Trust, Inc., a Maryland corporation, together with its successors and permitted assigns, and any Replacement Guarantor pursuant to the terms hereof and the Guaranty. “Guarantor Bankruptcy Event” shall mean if Guarantor or any guarantor or indemnitor under any guaranty or indemnity issued in connection with the Loan shall make an assignment for the benefit of creditors or if a receiver, liquidator or trustee shall be appointed for Guarantor or any guarantor or indemnitor under any guarantee or indemnity issued in connection with the Loan or if Guarantor or such other guarantor or indemnitor shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Guarantor or such other guarantor or indemnitor, or if any proceeding for the dissolution or liquidation of Guarantor or such other guarantor or indemnitor shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Guarantor or such other guarantor or indemnitor, upon the same not being discharged, stayed or dismissed within ninety (90) days. “Guarantor Financial Covenants” shall mean those covenants set forth in Section 5.2 of the Guaranty. “Guaranty” shall mean that certain Guaranty Agreement, dated as of the date hereof, executed and delivered by Guarantor in connection with the Loan to and for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time. “Hammock Bay Golf Course” shall mean the Hammock Bay Golf Course & Clubhouse owned by Golf Borrower located in Collier County, Florida as more fully described in the Mortgage. “Hazardous Substances” shall mean (i) any and all substances (whether solid, liquid or gas) defined, listed, or otherwise classified as “pollutants”, “hazardous wastes”, “hazardous substances”, “hazardous materials”, “extremely hazardous wastes”, or words of similar meaning or regulatory effect under any applicable present or future Environmental Laws or that may

20 reasonably be expected to have a negative impact on human health or the environment, including, but not limited to, (i) petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, lead, radon, radioactive materials, flammables and explosives, but excluding substances of kinds and in amounts ordinarily and customarily used or stored in similar properties for the purposes of cleaning or other maintenance or operations and otherwise in compliance with all Environmental Laws and (ii) mold, mycotoxins, microbial matter, and airborne pathogens (naturally occurring or otherwise). “Hilton Manager” shall mean any subsidiary of Hilton Worldwide Holdings Inc. (or any of its successors in interest, assigns, and/or changed entity name or designation resulting from any merger or acquisition), provided that the Property shall be flagged under a luxury hotel brand owned by, or licensed to, such Hilton Manager. “Hotel Taxes” shall mean all sales and occupancy taxes collected by Borrower or Operating Lessee that are required to be paid to a state or local taxing authority or similar taxing authority (including, without limitation, sales taxes, use taxes, occupancy taxes, business license taxes and special assessments by any municipality or government). “Hyatt Manager” shall mean any subsidiary of Hyatt Corporation (or any of its successors in interest, assigns, and/or changed entity name or designation resulting from any merger or acquisition), provided that the Property shall be flagged under a luxury hotel brand owned by, or licensed to, such Hyatt Manager. “Improvements” shall have the meaning set forth in the granting clause of the Mortgage. “Indebtedness” of a Person, at a particular date, shall mean the sum (without duplication) at such date of (a) all indebtedness or liability of such Person (including, without limitation, amounts for borrowed money and indebtedness in the form of mezzanine debt or preferred equity); (b) obligations evidenced by bonds, debentures, notes, or other similar instruments; (c) obligations for the deferred purchase price of property or services (including trade obligations); (d) obligations under letters of credit; (e) obligations under acceptance facilities; (f) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds, to invest in any Person or entity, or otherwise to assure a creditor against loss; (g) any property-assessed clean energy loans or similar indebtedness, including, without limitation, if such loans or indebtedness are made or otherwise provided by any Governmental Authority and/or secured or repaid (directly or indirectly) by any taxes or similar assessments and (h) obligations secured by any Liens, whether or not the obligations have been assumed (other than the Permitted Encumbrances). Indebtedness shall not include any liability Borrower or Operating Lessee may have with respect to prospective refunds of initiation fees to members which purchased refundable Golf Club Memberships or waitlist deposits with respect to such Golf Club Memberships (“Refund Liabilities”). “Indemnified Liabilities” shall have the meaning set forth in Section 10.14(b) hereof. “Indemnified Person” shall mean Lender, any Affiliate of Lender and its designee, (whether or not it is the Lender) that has filed any registration statement relating to the Securitization or has acted as the sponsor or depositor in connection with the Securitization, any

21 Affiliate of Lender that acts as an underwriter, placement agent or initial purchaser of Securities issued in the Securitization, any other co-underwriters, co-placement agents or co-initial purchasers of Securities issued in the Securitization, and each of their respective officers, directors, partners, employees, representatives, agents and Affiliates and each Person or entity who Controls any such Person within the meaning of Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Security Exchange Act of 1934, as amended, any Person who is or will have been involved in the origination of the Loan on behalf of Lender, any Person who is or will have been involved in the servicing of the Loan on behalf of Lender secured hereby, any Person in whose name the encumbrance created by the Mortgage is or will have been recorded, any Person who may hold or acquire or will have held a full or partial interest in the Loan secured hereby (including, but not limited to, investors or prospective investors in the Securities, as well as custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the Loan secured hereby for the benefit of third parties) as well as the respective directors, officers, shareholders, partners, employees, agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including, but not limited to, any other Person who holds or acquires or will have held a participation or other full or partial interest in the Loan, whether during the term of the Loan or as a part of or following a foreclosure of the Loan and including, but not limited to any successors by merger, consolidation or acquisition of all or a substantial portion of Lender’s assets and business). “Indemnified Taxes” shall mean (a) Section 2.8 Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of Borrower under any Loan Document and (b) to the extent not otherwise described in clause (a) above, Other Taxes. “Indemnifying Person” shall mean Borrower. “Independent Director” or “Independent Manager” shall mean an individual who has prior experience as an independent director, independent manager or independent member with at least three (3) years of employment experience and who is provided by CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Company, Stewart Management Company, Lord Securities Corporation or, if none of those companies is then providing professional Independent Directors, another nationally recognized company reasonably approved by Lender, in each case that is not an Affiliate of Borrower or Operating Lessee and that provides professional Independent Directors and other corporate services in the ordinary course of its business, and which individual is duly appointed as an Independent Director or Independent Manager and is not, and has never been, and will not while serving as Independent Director or Independent Manager be, any of the following: (a) a member, partner, equityholder, manager, director, officer or employee of Borrower, Operating Lessee or any of their respective equityholders or Affiliates (other than serving as an Independent Director and/or Independent Manager of Borrower or an Affiliate of Borrower or Operating Lessee that does not own a direct or indirect ownership interest in Borrower or Operating Lessee and that is required by a creditor to be a special purpose entity, provided that such Independent Director or Independent Manager is employed by a company that routinely provides professional independent directors or independent managers in the ordinary course of its business);

22 (b) a creditor, supplier or service provider (including provider of professional services) to Borrower, Operating Lessee or any of their respective equityholders or Affiliates (other than as an employee or representative of a nationally recognized company that provides professional independent directors or independent managers and other corporate services to Borrower, Operating Lessee or any of their respective Affiliates in the ordinary course of its business); (c) a family member of any such member, partner, equityholder, manager, director, officer, employee, creditor, supplier or service provider; or (d) a Person that controls (whether directly, indirectly or otherwise) any of (a), (b) or (c) above. A natural person who otherwise satisfies the foregoing definition and satisfies subparagraph (a) by reason of being the independent director or independent manager of a “special purpose entity” affiliated with Borrower or Operating Lessee that does not own a direct or indirect ownership interest in Borrower or Operating Lessee shall be qualified to serve as an Independent Director or Independent Manager of the Borrower or Operating Lessee, provided that the fees that such individual earns from serving as an independent director or independent manager of Affiliates of Borrower or Operating Lessee in any given year constitute in the aggregate less than five percent (5%) of such individual’s annual income for that year. For purposes of this paragraph, a “special purpose entity” is an entity, whose organizational documents contain restrictions on its activities and impose requirements intended to preserve such entity’s separateness that are substantially similar to those contained in the definition of Special Purpose Entity of this Agreement. Notwithstanding the foregoing, each Golf Borrower and Operating Lessee shall be permitted to have the same two or more individuals acting as Independent Directors or Independent Managers. “Initial Maturity Date” shall mean the Payment Date occurring in May 2028. “Insolvency Opinion” shall mean that certain non-consolidation opinion letter dated the date hereof delivered by Neuberger, Quinn, Gielen, Rubin & Gibber, P.A. in connection with the Loan. “Insurance Premiums” shall have the meaning set forth in Section 6.1(b) hereof. “Insurance Proceeds” shall have the meaning set forth in Section 6.4(b) hereof. “Intercontinental Manager” shall mean any subsidiary of Intercontinental Hotels Group (or any of its successors in interest, assigns, and/or changed entity name or designation resulting from any merger or acquisition), provided that the Property shall be flagged under a luxury hotel brand owned by, or licensed to, such Intercontinental Manager. “Interest Determination Date” shall mean, for each Interest Period, the day that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period; provided, that Lender shall have the right to reset the Interest Rate two (2) days prior to the closing of the Securitization of the Loan. “Interest Period” shall mean, with respect to any Note or Component, (a) the period commencing on (and including) the Closing Date and ending on (and including) May 14, 2026,

23 and (b) thereafter, the period commencing on (and including) the fifteenth (15th) day of each calendar month and ending on (and including) the fourteenth (14th) day of the following calendar month; provided, that, in connection with a Securitization, Lender shall have the right to change the Interest Period. Each Interest Period set forth in clause (b) above shall be a full month and shall not be shortened by reason of any payment of the Loan prior to the expiration of such Interest Period. “Interest Rate” shall mean the rate at which the outstanding principal amount of the Loan or each Component bears interest from time to time in accordance with Section 2.2.3 hereof. “Interest Rate Cap Agreement” shall mean, collectively, one or more interest rate protection agreements (together with the confirmation and schedules relating thereto), between an Acceptable Counterparty and Borrower obtained by Borrower as and when required pursuant to Section 2.2.7 and Section 2.9 hereof. After delivery of a Replacement Interest Rate Cap Agreement or Substitute Interest Rate Cap Agreement to Lender, the term “Interest Rate Cap Agreement” shall be deemed to mean such Replacement Interest Rate Cap Agreement or Substitute Interest Rate Cap Agreement, as applicable, and such Replacement Interest Rate Cap Agreement or Substitute Interest Rate Cap Agreement, as applicable, shall be subject to all requirements applicable to the Interest Rate Cap Agreement. “Interest Shortfall” shall mean, with respect to any repayment or prepayment of the Loan (including a repayment on the Maturity Date) made on a date that is after the Payment Date and prior to, but not including, the Interest Determination Date, after a Securitization, the interest that would have accrued on the Loan (absent such repayment or prepayment) from and including the date on which such repayment or prepayment occurs through and including the last day of the Interest Period relating to the Payment Date following the date of such prepayment. For the avoidance of doubt, and notwithstanding anything to the contrary contained in this Agreement, in the event a portion (but not all) of the Loan is subject to a Securitization, interest shall only be payable through and including the last day of the Interest Period relating to the Payment Date following the date of such prepayment with respect to the tranche or component that has been subject to a Securitization. “JPM” shall have the meaning set forth in the introductory paragraph hereto. “KBRA” shall mean Kroll Bond Rating Agency, Inc. “Lanai Renovation Reserve Account” shall have the meaning set forth in Section 7.5.1 hereof. “Lanai Renovation Reserve Funds” shall have the meaning set forth in Section 7.5.1 hereof. “Lanai Renovation Work” shall mean the repairs at the Property, as more particularly set forth on Schedule II hereto. “Land” shall have the meaning ascribed to such term in the Mortgage.

24 “Lease” shall mean any lease, sublease or subsublease, letting, license, concession or other agreement (whether written or oral and whether now or hereafter in effect) pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of any space in the Property by or on behalf of Borrower or Operating Lessee (other than ordinary course (i) short-term occupancy rights of hotel guests which are not the subject of a written agreement, (ii) occupancy agreements for groups of hotel guests for transitory periods of time and (iii) agreements for catering, business and similar special events or functions at the Property), (iv) any concession agreement between Borrower, Operating Lessee and Manager or their Affiliates with respect to the sale of liquor and (v) space license agreements for telecommunications equipment and antennas, and every modification, amendment or other agreement relating to such lease, sublease, subsublease, or other agreement entered into in connection with such lease, sublease, subsublease, or other agreement and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto; in each case, excluding any Permitted Equipment and Vehicle Leases. Notwithstanding the foregoing, the Operating Lease shall not constitute a “Lease” under this Agreement. “Legal Requirements” shall mean all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting Borrower, Operating Lessee or the Property or any part thereof, or the construction, use, alteration or operation thereof, or any part thereof, whether now or hereafter enacted and in force, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower or Operating Lessee, at any time in force affecting Borrower, Operating Lessee, the Property or any part thereof, including, without limitation, any which may (a) require repairs, modifications or alterations in or to the Property or any part thereof, or (b) in any way limit the use and enjoyment thereof. “Lender” shall have the meaning set forth in the introductory paragraph hereto, together with their respective successors, assigns and/or alternative branches. “Lender Documents” shall mean any agreement among Lender and/or any participant or any fractional owner of a beneficial interest in the Loan relating to the administration of the Loan or the Loan Documents, including without limitation any intercreditor agreements, co-lender agreements and participation agreements. “Letter of Credit” shall mean an irrevocable, unconditional, transferable, clean sight draft letter of credit in favor of Lender and entitling Lender to draw thereon based solely on a statement executed by an officer of Lender stating that it has the right to draw thereon under this Agreement, and issued by a domestic Approved Bank or the U.S. agency or branch of a foreign Approved Bank, and upon which letter of credit Lender shall have the right to draw in full: (a) if Lender has not received at least thirty (30) days prior to the date on which the then outstanding letter of credit is scheduled to expire, a notice from the issuing financial institution that it has renewed the applicable letter of credit; (b) thirty (30) days prior to the date of termination following receipt of notice from the issuing financial institution that the applicable letter of credit will be terminated; and (c) thirty (30) days after Lender has given notice to Borrower that the financial institution issuing the applicable letter of credit ceases to be an Approved Bank.

25 “Liabilities” shall have the meaning set forth in Section 9.2(b) hereof. “Licenses” shall have the meaning set forth in Section 4.1.22 hereof. “Lien” shall mean any mortgage, deed of trust, deed to secure debt, indemnity deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance or charge, on or affecting Borrower, Operating Lessee, the Property, any portion thereof or any interest therein, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the creation or issuance of any Debt-Like Preferred Equity, the filing of any financing statement, and mechanic’s, materialmen’s and other similar liens and encumbrances. “Loan” shall mean the loan made by Lender to Borrower in accordance with this Agreement. “Loan Documents” shall mean, collectively, this Agreement, the Note, the Mortgage, the Environmental Indemnity, the Manager SNDA, the Guaranty, the Lockbox Agreement, the Cash Management Agreement, the Interest Rate Cap Agreement, the Assignment of Interest Rate Cap Agreement, the FF&E DACA, the Golf Club Membership DACA, the Contribution Agreement and all other documents executed and/or delivered in connection with the Loan. “Loan-to-Value Ratio” shall mean, as of the date of its calculation, the ratio (expressed as a percentage) of (a) the outstanding principal amount of the Loan as of the date of such calculation to (b) the fair market value of the Property (for purposes of the REMIC provisions, counting only real property and excluding any personal property or going concern value), as determined, in Lender’s reasonable discretion, by any commercially reasonable method permitted to a REMIC Trust. “Lockbox Account” shall have the meaning set forth in Section 2.7.1 hereof. “Lockbox Agreement” shall mean that certain Deposit Account Control Agreement, dated as of the date hereof, among Operating Lessee, Lender and Lockbox Bank, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, relating to funds deposited in the Lockbox Account. “Lockbox Bank” shall mean Wells Fargo Bank, National Association or the clearing bank which establishes, maintains and holds the Lockbox Account, which, in each case, shall be an Eligible Institution. “Majority Equity Transfer” shall have the meaning set forth in Section 5.2.10(e) hereof. “Management Agreement” shall mean (a) that certain Third Amended and Restated Resort Management Agreement between Operating Lessee and Marriott Manager dated as of the date hereof, as the same may be hereafter amended, supplemented, restated or otherwise modified from time to time, or (b) if the context requires, a Replacement Management Agreement that has been entered into in accordance with the terms of this Agreement.

26 “Management Fees” shall mean, collectively, an amount equal to the monthly property management fees payable to the Manager with respect to the Property pursuant to the terms of the Management Agreement for management services, incentive management fees and any other fees described in the Management Agreement allocated to the Property. “Management/Franchise Casualty Event” shall mean (i) a default by Borrower or Operating Lessee under the Brand Management Agreement or Franchise Agreement arising out of Lender’s failure to make Net Proceeds available to Borrower (or Operating Lessee, as applicable) to restore the Property as required under the Brand Management Agreement or Franchise Agreement and (ii) any cancellation or termination of the Brand Management Agreement or Franchise Agreement by the Brand Manager or Qualified Franchisor, respectively, thereunder, as a result of a default by Borrower or Operating Lessee pursuant to clause (i) of this definition. “Management/Franchisor Default Election Notice” shall have the meaning set forth in Section 8.1(a)(xvii) hereof. “Manager” shall mean Marriott Manager, or, if the context requires, a Qualified Manager who is managing the Property in accordance with the terms and provisions of this Agreement pursuant to a Replacement Management Agreement. “Manager Account” shall mean any operating account maintained by Marriott Manager for the Property pursuant to Section 8.02 of the Management Agreement (which shall not include, for the avoidance of doubt, the Repairs and Equipment Escrow). “Manager SNDA” shall mean that certain Subordination, Non-Disturbance and Attornment Agreement, dated as of the Closing Date, by Borrower, Operating Lessee, Lender and Manager, as the same may be amended or modified from time to time in accordance with the terms and provisions of this Agreement. “Marriott Hotel” shall have the meaning ascribed to such term in the definition of “Property”. “Marriott Manager” shall mean Marriott Hotel Services, LLC, a Delaware limited liability company (or any of its successors in interest, assigns, and/or changed entity name or designation resulting from any merger or acquisition), provided that the Property shall be flagged under a luxury hotel brand owned by, or licensed to, such Marriott Manager. “Material Action” shall mean, with respect to any Person, to file any insolvency or reorganization case or proceeding, to institute proceedings to have such Person be adjudicated bankrupt or insolvent, to institute proceedings under any applicable insolvency law, to seek any relief under any law relating to relief from debts or the protection of debtors, to consent to the filing or institution of bankruptcy or insolvency proceedings against such Person, to file a petition seeking, or consent to, reorganization or relief with respect to such Person under any applicable federal or state law relating to bankruptcy or insolvency, to seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian, or any similar official of or for such Person or a substantial part of its property, to make any assignment for the benefit of creditors of such Person, to admit in writing the such Person’s inability to pay its debts generally as they become due, or to take action in furtherance of any of the foregoing.

27 “Material Lease” shall mean any Lease (other than any concession or license agreement between Borrower and/or Operating Lessee and Manager or its Affiliates with respect to the sale of liquor, provided, such agreement is on commercially reasonable, third party, arms’ length terms) which either individually or when taken together with other Leases with the same Tenant or an affiliate of such Tenant covers more than 10,000 rentable square feet. Notwithstanding the foregoing, to the extent a Brand Manager is permitted pursuant to a Brand Management Agreement to enter into a Lease without the consent of the Borrower or Operating Lessee, such Lease shall not be considered a Material Lease hereunder. “Maturity Date” shall mean the Initial Maturity Date, or, following an exercise by Borrower of one (1) or more of the Extension Options described in Section 2.9 hereof, the applicable Extended Maturity Date, or such other date on which the outstanding principal balance of the Loan becomes due and payable as therein or herein provided, whether at such stated maturity date, by declaration of acceleration, or otherwise. “Maximum Legal Rate” shall mean the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or the other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan. “Membership Income” shall mean any membership dues or fees, initiation fees, membership transfer fees, membership charges, golf-related guest fees, late payment fees, service charges and any other charges, revenues, fees or any other payments or income received in connection with the operation or use of any club at the Property, including without limitation, any country club, yacht club, the Golf Course Property and any other facility at the Property offering golf, tennis, beach, cabana, swimming, fitness, dining or other social facilities in a membership arrangement. Without limiting the foregoing, the gross fees generated upon the sale of any membership shall be included in the calculation of “Gross Income from Operations” and direct selling expenses incurred in connection with generating such sales shall be included in the calculation of “Operating Expenses”. “Mezzanine Borrower” shall mean one or more special purpose vehicles that serve as borrowers under the Mezzanine Loan, if any, and own the limited liability company interests of PropCo Borrower and Operating Lessee. “Mezzanine Loan Default” shall mean, if applicable, an “Event of Default” under the Mezzanine Loan Documents. “Mezzanine Loan Documents” shall mean the mezzanine loan documents evidencing a Mezzanine Loan, if any, as the same may be amended, restated, replaced, supplemented or modified, from time to time. “Minimum Ownership and Control Requirement” shall mean that either (a) (i) a Sponsor Control Party Controls Borrower and Operating Lessee and (ii) one or more Sponsor Fund(s) that is, or is an Affiliate of, the Person satisfying clause (a)(i) immediately preceding owns the Minimum Ownership Interest or (b) from and after Permitted Assumption, (i) a Qualified

28 Equityholder Controls Borrower and Operating Lessee and (ii) one or more Qualified Equityholder(s) that is, or that is an Affiliate of, the Person satisfying clause (b)(i) immediately preceding owns the Minimum Ownership Interest. “Minimum Ownership Interest” shall mean, with respect to any entity, the ownership, directly or indirectly, of at least 20% of the equity interests in, and the right to at least 20% of the distributions from, such entity. “Monthly Debt Service Payment Amount” shall mean, on each Payment Date, the amount of interest which accrues on the Loan or each Component for the related Interest Period. “Moody’s” shall mean Moody’s Investors Service, Inc. “Morningstar DBRS” shall mean DBRS, Inc. “Mortgage” shall mean that certain first priority Amended and Restated Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated the date hereof, executed and delivered by Borrower and Operating Lessee to Lender, as security for the Loan and encumbering the Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time. “Mortgage Mandatory Prepayment Amount” shall have the meaning set forth in Section 2.4.2 hereof. “Multi-Asset Person” shall mean a Person in respect of which (i) the value of its direct or indirect interests in the Property, at the time of the making of the pledge in question, is less than twenty percent (20%) of the value of all assets owned by such Person and (ii) the income derived by such Person from the Property is less than twenty percent (20%) of the aggregate gross income of such Person, in each case, at the time of the making of the pledge in question. “Net Operating Income” shall mean, as of any date of determination, Gross Income from Operations during the trailing 12-month period minus Operating Expenses (provided, that Operating Expenses shall be deemed not to include (i) leasing commissions or (ii) non-recurring items for purposes of calculating “Net Operating Income”) during such period, as calculated by Borrower and approved by Lender in its reasonable discretion. “Net Proceeds” shall have the meaning set forth in Section 6.4(b) hereof. “Net Proceeds Deficiency” shall have the meaning set forth in Section 6.4(b)(vi) hereof. “Net Worth” shall mean an entity’s equity as its total assets (including Qualified Capital Commitments but excluding any interest in the Property or in any other asset that is part of the collateral for the Loan) minus its total liabilities (excluding any liabilities under the Loan Documents), in each case in accordance with GAAP. “Non-Conforming Policy” shall have the meaning set forth in Section 6.1(i) hereof.

29 “Note” shall mean, individually or collectively, as the context may require, Note A-1 and Note A-2. “Note A-1” shall mean that certain Replacement Promissory Note A-1 of even date herewith in the original principal amount of FIVE HUNDRED AND FIFTY-TWO MILLION AND 00/100 DOLLARS ($552,000,000.00), made by Borrower in favor of WF, as such note may be replaced by multiple Notes in accordance with Sections 9.1.2 and as otherwise assigned (in whole or in part), amended, restated, replaced, split, supplemented or otherwise modified from time to time. “Note A-2” shall mean that certain Replacement Promissory Note A-2 of even date herewith in the original principal amount of ONE HUNDRED AND THIRTY-EIGHT MILLION AND 00/100 DOLLARS ($138,000,000.00), made by Borrower in favor of JPM, as such note may be replaced by multiple Notes in accordance with Sections 9.1.2 and as otherwise assigned (in whole or in part), amended, restated, replaced, split, supplemented or otherwise modified from time to time. “OFAC” shall mean the U.S. Department of the Treasury’s Office of Foreign Assets Control. “Officer’s Certificate” shall mean a certificate delivered to Lender by Borrower and Operating Lessee which is signed by an authorized officer of Borrower or Operating Lessee or the general partner, managing member, non-member manager or sole member of Borrower or Operating Lessee, as applicable. “Operating Expenses” shall mean, without duplication, the sum of all ordinary costs and expenses of operating, maintaining, directing, managing and supervising the Property (excluding, (i) depreciation and amortization, (ii) any Debt Service in connection with the Loan, (iii) any Capital Expenditures in connection with the Property, (iv) any deposits made to the Reserve Funds, and (v) the costs of any other things done or provided at Manager’s sole expense pursuant to the Management Agreement), incurred by Borrower, Operating Lessee or Manager pursuant to the Management Agreement, or as otherwise specifically provided therein, which are properly attributable to the period under consideration under Borrower’s system of accounting, including without limitation: (a) the cost of all food and beverages sold or consumed and of all necessary chinaware, glassware, linens, flatware, uniforms, utensils and other items of a similar nature, including such items bearing the name or identifying characteristics of the hotels as Borrower, Operating Lessee and/or Manager shall reasonably consider appropriate (“Operating Equipment”) and paper supplies, cleaning materials and similar consumable items (“Operating Supplies”) placed in use (other than reserve stocks thereof in storerooms). Operating Equipment and Operating Supplies shall be considered to have been placed in use when they are transferred from the storerooms of the Property to the appropriate operating departments; (b) salaries and wages of personnel of the Property, including costs of payroll taxes and employee benefits (which benefits may include, without limitation, a pension plan, medical insurance, life insurance, travel accident insurance and an executive bonus program), and all other expenses not otherwise specifically referred to in this definition which are referred to as “Administrative and General Expenses” in the Uniform System of Accounts, (c) the cost of all other goods and services obtained by Borrower, Operating Lessee or Manager in connection with its operation of the Property

30 including, without limitation, heat and utilities, office supplies and all services performed by third parties, including leasing expenses in connection with telephone and data processing equipment, and all existing and any future installations necessary for the operation of the Improvements for hotel purposes (including, without limitation, heating, lighting, sanitary equipment, air conditioning, laundry, refrigerating, built in kitchen equipment, telephone equipment, communications systems, computer equipment and elevators), Operating Equipment and existing and any future furniture, furnishings, wall coverings, fixtures and hotel equipment necessary for the operation of the building for hotel purposes which shall include all equipment required for the operation of kitchens, bars, laundries, (if any) and dry cleaning facilities (if any), office equipment, cleaning and engineering equipment and vehicles; (d) the cost of repairs to and maintenance of the Property (other than of a capital nature); (e) insurance premiums for general liability insurance, workers’ compensation insurance or insurance required by similar employee benefits acts and such business interruption or other insurance as may be provided for protection against claims, liabilities and losses arising from the operation of the Property (as distinguished from any property damage insurance on the Property building or its contents) and losses incurred on any self-insured risks of the foregoing types, provided that Borrower has specifically approved in advance such self- insurance or insurance is unavailable to cover such risks (premiums on policies for more than one year will be pro-rated over the period of insurance and premiums under blanket policies will be allocated among properties covered); (f) all Taxes and Other Charges (other than federal, state or local income taxes and franchise taxes or the equivalent) payable by or assessed against Borrower, Operating Lessee or Manager with respect to the operation of the Property; (g) legal fees and fees of any firm of independent certified public accounts designated from time to time by Borrower (the “Independent CPA”) for services directly related to the operation of the Property, reasonably acceptable to Lender; (h) the costs and expenses of technical consultants and specialized operational experts for specialized services in connection with work on operational, legal, functional, decorating, design or construction problems and activities, including the reasonable fees of Guarantor or any subsidiary of Guarantor in connection therewith, provided that such employment of Guarantor or any such subsidiary of Guarantor is reasonably approved in advance by Lender; provided, further, however, that if such costs and expenses have not been included in an approved budget, then if such costs exceed $5,000 in any one instance the same shall be subject to the reasonable approval by Lender; (i) all expenses for advertising for the Property and all expenses of sales promotion, marketing and public relations activities; (j) all out-of-pocket expenses and disbursements determined by the Independent CPA to have been reasonably, properly and specifically incurred by Borrower, Operating Lessee Manager, Guarantor or any of their Affiliates pursuant to, in the course of and directly related to, the management and operation of the Property under the Management Agreement (without limiting the generality of the foregoing, such charges may include all reasonable travel, telephone, telegram, radiogram, cablegram, air express and other incidental expenses, but shall exclude costs relating to the offices maintained by Borrower, Operating Lessee Manager, Guarantor or any of their Affiliates other than the offices maintained at the Property for the management of the Property and excluding transportation costs of Borrower, Operating Lessee, Guarantor, Franchisor or Manager or any of their Affiliates related to meetings between Borrower, Operating Lessee, Guarantor, Manager, Franchisor and any of their Affiliates with respect to administration of the Management Agreement or of the Property involving travel away from such party’s principal executive offices); (k) the cost of any reservations system, any accounting services or other group benefits, programs or services from time to time made available to properties in the Borrower’s system, including, without

31 limitation, any provided by any Manager or Franchisor; (l) the cost associated with any retail Leases; (m) any management fees, basic and incentive fees or other fees and reimbursables paid or payable to Manager or its Affiliate under the Management Agreement; (n) association dues and assessments; (o) costs incurred in connection with the sale and marketing of club memberships; (p) all costs and expenses of owning, maintaining, conducting and supervising the operation of the Property to the extent such costs and expenses are not included above; (q) any franchise fees or other fees and reimbursables paid or payable to Franchisor under the Franchise Agreement; and (r) FF&E expenditures in an amount equal to the greater of (i) the amount required to be reserved for FF&E expenditures under the Management Agreement or Franchise Agreement and (ii) four percent (4.0%) of Gross Income from Operations. “Operating Lease” shall mean, that certain Operating Lease, dated of even date herewith, by and between Borrower, collectively, as landlord, and Operating Lessee, as tenant, as the same may be amended, supplemented, replaced or otherwise modified from time to time in accordance with the provisions hereof. “Operating Lessee” shall have the meaning set forth in the introductory paragraph hereof. “Operating Rent” shall mean all rent and other amounts due to Borrower, as landlord, under the Operating Lease. “Organizational Documents” shall mean, as to any Person, the certificate of incorporation and by-laws with respect to a corporation; the certificate of formation and operating agreement with respect to a limited liability company; the certificate of limited partnership and partnership agreement with respect to a limited partnership, or any other organizational or governing documents of such Person. “Other Charges” shall mean all maintenance charges, impositions other than Taxes, and any other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Property, now or hereafter levied or assessed or imposed against the Property or any part thereof. “Other Connection Taxes” shall mean, with respect to any Lender thereof, Section 2.8 Taxes imposed as a result of a present or former connection between such Lender or Cash Management Bank and the jurisdiction imposing such Section 2.8 Tax (other than connections arising from such Lender or Cash Management Bank having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document). “Other Obligations” shall have the meaning as set forth in the Mortgage. “Other Taxes” shall mean any present or future stamp, court, documentary, intangible, recording, filing or similar Section 2.8 Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, or from the registration, receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except (i) any such Section 2.8 Taxes that are Other Connection Taxes imposed with respect to an

32 assignment and (ii) any “prohibited transaction” excise tax arising from any Lender’s use of “plan assets” of any “benefit plan investor” within the meaning of the Plan Asset Regulations. “Otherwise Rated Insurer” shall have the meaning set forth in Section 6.1(h) hereof. “PACE Debt” shall mean any amounts owed in respect of energy retrofit lending programs, commonly known as “PACE Loans”. For avoidance of doubt, PACE Debt is not Permitted Debt and Liens securing PACE Debt are not Permitted Encumbrances. “Participant Register” shall have the meaning set forth in Section 9.6(a) hereof. “Patriot Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT ACT) of 2001, as the same was restored and amended by the Uniting and Strengthening America by Fulfilling Rights and Ensuring Effective Discipline Over Monitoring Act (USA FREEDOM Act) of 2015 and as the same may be further amended, extended, replaced or otherwise modified from time to time, and any corresponding provisions of future laws. “Patriot Act Offense” shall have the meaning set forth in Section 5.1.25 hereof. “Payment Date” shall mean, with respect to any Note and any Component, the ninth (9th) day of each calendar month during the term of the Loan, or if such date is not a Business Day, the immediately preceding Business Day and the first Payment Date for purposes of this Agreement shall be June 9, 2026. “Permitted Assumption” shall have the meaning given thereto in Section 5.2.10(e). “Permitted Cellular Lease Landlord Transfers” shall mean the sale and assignment of the Borrower’s interest in rooftop leases (for operation of cellular towers) to a bona fide third party on arms’ length terms and conditions (and the related grant of a commercially reasonable easement to the transferee for such transferee’s access to the Property to administer the landlord obligations under any such rooftop lease, provided that, after giving effect to each individual or series of such transfers, the following conditions are satisfied: (a) the Debt Yield after giving effect to such transfer is not less than the Closing Date Debt Yield, (b) after giving to such transfer the Net Operating Income does not decrease by more than one-half of one percent (0.50%) from the Net Operating Income prior to such transfer, (c) the transfer does not materially interfere with the operation of the Property and any access granted thereunder does not breach the terms of any Lease at the Property or the rights of guests and invitees of the Property, (d) such transfer is permitted by the terms of the Management Agreement or has been approved by the Manager, (e) Borrower reimburses any reasonable out-of-pocket costs incurred by Lender in reviewing such transfer, provided, that, no fee may be charged by Lender or servicer in connection with such review, and (f) Borrower delivers an Officer’s Certificate to Lender certifying that the transfer is a “Permitted Cellular Lease Landlord Transfer” pursuant to this definition. “Permitted Debt” shall mean, (a) trade and operational indebtedness by Borrower or Operating Lessee incurred in the ordinary course of business with trade creditors, provided such indebtedness is (1) unsecured, (2) not evidenced by a note, (3) on commercially reasonable terms and conditions, (4) payable in the ordinary course of Borrower’s or Operating Lessee’s business,

33 and (5) due not more than ninety (90) days past the date invoiced and paid on or prior to such date, in each case, subject to Borrower’s right to contest the same in accordance with this Agreement, (excluding all amounts that a Brand Manager has the right to pay, contest or utilize in accordance with a Brand Management Agreement), (b) Permitted Equipment and Vehicle Leases; provided however, the aggregate amount of the indebtedness described in (a) and (b) shall not exceed at any time five percent (5%) of the outstanding principal amount of the Debt, (c) Insurance Premiums not yet delinquent, (d) capital expenditures, obligations to tenants and customers, Property expenses and other obligations, in each case, incurred in accordance with the terms and conditions of this Agreement, (e) obligations under Leases existing as of the date hereof or which are otherwise entered into in accordance with this Agreement, (f) Taxes, utility charges and/or other property charges not yet delinquent or being contested in good faith in accordance with the terms and conditions hereof, provided, such charges and payments do not subject the Property to a “PACE” loan or otherwise result in an unpermitted monetary lien against the Property, (g) customary contractual indemnity obligations incurred by Borrower or Operating Lessee in the ordinary course of business of Borrower and Operating Lessee in the operation of the Property, (h) Borrower’s or Operating Lessee’s obligations and liabilities to a Brand Manager pursuant to the Brand Management Agreement, and (i) any other liability or obligation that a Brand Manager is permitted to incur pursuant to the terms of a Brand Management Agreement. “Permitted Encumbrances” shall mean, with respect to the Property, collectively, (a) the Liens and security interests created by the Loan Documents, (b) all Liens, encumbrances and other matters disclosed in the Title Insurance Policy relating to the Property or any part thereof (including liens disclosed in the title commitments for which Lender has either received affirmative coverage or for which the title insurance company has received adequate protections to remove such items as exceptions on the Title Insurance Policy and such items were so removed), (c) Liens, if any, for Section 2.8 Taxes, Taxes and Other Charges imposed by any Governmental Authority not yet delinquent or which are contested in good faith by appropriate proceedings and for which Borrower has set aside adequate reserves on its books and which are not listed as exceptions on the Title Insurance Policy, (d) such other title and survey exceptions as Lender has approved or may approve in writing in Lender’s sole discretion, (e) all easements, rights-of-way, restrictions and other similar non-monetary encumbrances recorded against and affecting the Property and that do not materially and adversely affect (i) the ability of Borrower to pay any of its obligations to any Person as and when due, (ii) the marketability of title to the Property, (iii) the fair market value of the Property, or (iv) the use or operation of the Property, (f) rights of Tenants as Tenants only, (g) mechanics’, materialmen’s or similar Liens, in each case only if such liens are discharged or bonded over within sixty (60) days of their filing and do not materially and adversely affect the value or use of the Property or Borrower’s ability to repay the Loan, (h) Liens relating to Permitted Equipment and Vehicle Leases and customary purchase money security interests of sellers of goods that satisfy the conditions set forth in the definition of “Permitted Debt”, and (i) the Operating Lease. “Permitted Equipment and Vehicle Leases” shall mean equipment or personal property financing or vehicle financing that is (a) entered into on arms-length terms and conditions in the ordinary course of Borrower’s or Operating Lessee’s business, (b) relate to Personal Property or vehicles which will be (i) used in connection with the operation and maintenance of the Property in the ordinary course of Borrower’s or Operating Lessee’s business and (ii) readily replaceable

34 without material interference or interruption to the operation of the Property and (c) which is secured only by the financed equipment or Personal Property or vehicle. “Permitted Equipment Transfer” shall mean the Transfer of FF&E and/or Personal Property that is either being replaced or that is no longer necessary in connection with the operation of the Property, provided (x) no Event of Default is continuing and (y) such Transfer will not materially and adversely affect the value, use or operation of the Property. “Permitted Investments” shall mean any one or more of the following obligations or securities acquired at a purchase price of not greater than par, including those issued by Servicer, or any trustee under any Securitization or any of their respective Affiliates, payable on demand or having a maturity date not later than the Business Day immediately prior to the first Payment Date following the date of acquiring such investment and meeting one of the appropriate standards set forth below: (a) the following obligations of, or the following obligations directly and unconditionally guaranteed as to principal and interest by, the U.S. government or any agency or instrumentality thereof, when such obligations are backed by the full faith and credit of the United States of America and have maturities not in excess of one year: (i) U.S. Treasury obligations (all direct or fully guaranteed obligations); (ii) U.S. Department of Housing and Urban Development public housing agency bonds (previously referred to as local authority bonds); (iii) Federal Housing Administration debentures; (iv) Government National Mortgage Association (GNMA) guaranteed mortgage-bank securities or participation certificates; (v) RefCorp debt obligations; and (vi) SBA-guaranteed participation certificates and guaranteed pool certificates; (b) federal funds, unsecured certificates of deposit, time deposits, banker’s acceptances, and repurchase agreements having maturities of not more than 90 days of any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia, the short-term debt obligations of which are rated (a) “A-1+” (or the equivalent) by S&P and, if it has a term in excess of three months, the long-term debt obligations of which are rated “AAA” (or the equivalent) by S&P, and that (1) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator) and (2) has Tier 1 capital (as defined in such regulations) of not less than $1,000,000,000, (b) in one of the following Moody’s rating categories: (1) for maturities less than one month, a long-term rating of “A2” or a short-term rating of “P-1”, (2) for maturities between one and three months, a long-term rating of “A1” and a short-term rating of “P-1”, (3) for maturities between three months to six months, a long-term rating of “Aa3” and a short-term rating of “P-1” and (4) for maturities over six months, a long-term rating of “Aaa” and a short-term rating of “P-1”, or such other ratings as

35 confirmed in a Rating Agency Confirmation and (c) in one of the following Fitch rating categories: (1) for maturities less than three months, a long term rating of “A” and a short term rating of “F- 1” and (2) for maturities greater than three months, a long-term rating of “AA-” and a short term rating of “F-1+”; (c) deposits that are fully insured by the Federal Deposit Insurance Corp. (“FDIC”); (d) commercial paper rated (a) “A–1+” (or the equivalent) by S&P and having a maturity of not more than 90 days, (b) in one of the following Moody’s rating categories: (i) for maturities less than one month, a long-term rating of “A2” or a short-term rating of “P-1”, (ii) for maturities between one and three months, a long-term rating of “A1” and a short-term rating of “P-1”, (iii) for maturities between three months to six months, a long-term rating of “Aa3” and a short-term rating of “P-1” and (iv) for maturities over six months, a long-term rating of “Aaa” and a short-term rating of “P-1” and (c) in one of the following Fitch rating categories: (1) for maturities less than three months, a long term rating of “A” and a short term rating of “F-1” and (2) for maturities greater than three months, a long-term rating of “AA-” and a short term rating of “F-1+”; and (e) such other investments as to which each Approved Rating Agency shall have delivered a Rating Agency Confirmation. Notwithstanding the foregoing, “Permitted Investments” (i) shall exclude any security with the S&P’s “r” symbol (or any other Approved Rating Agency’s corresponding symbol) attached to the rating (indicating high volatility or dramatic fluctuations in their expected returns because of market risk), as well as any mortgage-backed securities and any security of the type commonly known as “strips”; (ii) shall be limited to those instruments that have a predetermined fixed dollar of principal due at maturity that cannot vary or change; (iii) shall only include instruments that qualify as “cash flow investments” (within the meaning of Section 860G(a)(6) of the Code); and (iv) shall exclude any investment where the right to receive principal and interest derived from the underlying investment provides a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment. Interest may either be fixed or variable, and any variable interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index. No investment shall be made which requires a payment above par for an obligation if the obligation may be prepaid at the option of the issuer thereof prior to its maturity. All investments shall mature or be redeemable upon the option of the holder thereof on or prior to the earlier of (x) three months from the date of their purchase and (y) the Business Day preceding the day before the date such amounts are required to be applied hereunder. “Permitted Pledge” shall mean any pledge of direct or indirect interests in a Multi-Asset Person. “Permitted Transfer” shall mean any of the following: (a) any transfer (other than any creation or issuance of Debt-Like Preferred Equity in any direct or indirect owner of Borrower or Operating Lessee that is not an Excluded Entity (or a direct or indirect owner of an Excluded Entity)), directly as a result of the death of a natural person, of stock, membership interests, partnership interests or other ownership interests previously held by the decedent in question to the Person or Persons lawfully entitled thereto, (b) any transfer (other than any creation or issuance

36 of Debt-Like Preferred Equity in any direct or indirect owner of Borrower or Operating Lessee that is not an Excluded Entity (or a direct or indirect owner of an Excluded Entity)), directly as a result of the legal incapacity of a natural person, of stock, membership interests, partnership interests or other ownership interests previously held by such natural person to the Person or Persons lawfully entitled thereto, (c) any Transfer permitted without the consent of Lender pursuant to the provisions of Section 5.2.10(d) hereof, (d) any Lease of space in any of the Improvements to Tenants in accordance with the provisions of Section 5.1.20, (e) Permitted Encumbrances, (f) Permitted Equipment Transfers, (g) the release of the Property or portion thereof in connection with a release in accordance with Section 2.6 or Section 6.4 hereof, (h) any Sale or Pledge of an Excluded Entity, (i) any Permitted Cellular Lease Landlord Transfers, and (j) any Transfer of any interest in an Affiliated Manager, if such Transfer does not otherwise result in a Transfer of an interest in Borrower or Operating Lessee that is not permitted hereunder. “Person” shall mean any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing. “Personal Property” shall have the meaning set forth in the granting clause of the Mortgage. “PIP Work” shall have the meaning specified in Section 5.1.33 hereof. “Plan” shall have the meaning set forth in Section 4.1.9 hereof. “Plan Asset Regulation” shall mean 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA, as amended. “Policies” shall have the meaning specified in Section 6.1(b) hereof. “Policy” shall have the meaning specified in Section 6.1(b) hereof. “Pre-Approved Alterations” shall have the meaning set forth in Section 5.1.21 hereof. “Prepayment Notice” shall have the meaning set forth in Section 2.4.1(a) hereof. “Prime Rate” shall mean the “prime rate” published in the “Money Rates” section of The Wall Street Journal. If The Wall Street Journal ceases to publish the “prime rate,” then Lender shall select an equivalent publication that publishes such “prime rate,” and if such “prime rate” is no longer generally published or is limited, regulated or administered by a governmental or quasigovernmental body, then Lender shall reasonably select a comparable interest rate index. Notwithstanding the foregoing, in no event shall the Prime Rate be deemed to be less than the Benchmark Floor. “Prime Rate Spread” shall mean, in connection with any conversion of the Loan in accordance with the terms of this Agreement to a Prime Rate Loan, with respect to each Component, the sum of (a) the Spread for such Component, plus (b) the Prime Rate Spread Adjustment; provided that the Prime Rate Spread shall not be less than a spread resulting in the

37 Interest Rate immediately after giving effect to the conversion to a Prime Rate Loan being at least equal to the Interest Rate immediately prior to conversion to a Prime Rate Loan, and in no event will the Prime Rate Spread be less than zero. “Prime Rate Loan” shall mean the Loan at such time as interest thereon accrues at a rate of interest based upon the Prime Rate. “Prime Rate Spread Adjustment” shall mean, in connection with any conversion of the Loan in accordance with the terms of this Agreement to a Prime Rate Loan, a spread adjustment, expressed as the number of basis points and determined at the time of such conversion (which may be positive, negative or zero) equal to (1) the daily average of the then current Benchmark (with a floor of zero percent) over the one hundred eighty (180) day period (or such shorter period to the extent such historical rates are not available, and excluding days within such one hundred eighty (180) day or shorter period that are not Business Days) ending two (2) Business Days prior to the date of conversion, and excluding from such average, if such period of averaging exceeds thirty (30) days, the five (5) highest days and the five (5) lowest days of such one hundred eighty (180) day period, minus (2) the daily average of the Prime Rate (with a floor of zero percent) over the one hundred eighty (180) day period (excluding days within such one hundred eighty (180) day period that are not Business Days) ending two (2) Business Days prior to the date of conversion (excluding from such average the five (5) highest days and the five (5) lowest days of such one hundred eighty (180) day period). “Priority Payment Cessation Event” shall mean (a) the acceleration of the Loan during the continuance of an Event of Default, (b) the initiation of (x) judicial or non-judicial foreclosure proceedings, (y) proceedings for appointment of a receiver or (z) similar remedies permitted by this Agreement or the other Loan Documents relating to all or a material portion of the Property, and/or (c) the imposition of a stay, an injunction or a similar judicially imposed device that has the effect of preventing Lender from exercising its remedies under this Agreement or the other Loan Documents. “Priority Waterfall Payments” shall mean the payments described in Sections 3.4(a) and (b) of the Cash Management Agreement, with respect to Taxes, Other Charges, Insurance Premiums, Hotel Taxes and Custodial Funds; provided, that such amounts have not previously been paid or reserved for by the Brand Manager for the Property in accordance with the Brand Management Agreement. “Prohibited Person” shall mean any Person: (i) that is a Proscribed Person; (ii) that is a Sanctioned Person; (iii) who commits, threatens, conspires to commit or supports “terrorism” as defined in Executive Order 13224; (iv) that is in breach of any applicable Sanctions or with whom dealings are restricted or prohibited under any applicable Sanctions;

38 (v) with whom another Person is prohibited from dealing or otherwise engaging in any transaction by any applicable Anti-Money Laundering Laws; (vi) that has been indicted for, convicted of, or pled guilty or no contest to, a Patriot Act Offense; (vii) that (x) is owned ten percent (10%) or more by or (y) Controlled by, or acting for on behalf of, any Person or Persons that is described in any of the foregoing clauses (i) through (vi) above (but excluding, as to clause (vii)(x) above, any Person that does not otherwise own a ten percent (10%) or greater direct or indirect interest in Borrower, Operating Lessee or Guarantor); (viii) who is an Affiliate of any Person that is described in any of clauses (i) through (vii) above; provided, that for purposes of this clause (viii) an Affiliate shall also include any Person that owns ten percent (10%) or more of the interests in a Person described in any of clauses (i) through (vii) above (but excluding, for purposes of this proviso, any Person that does not otherwise own a ten percent (10%) or greater direct or indirect interest in Borrower, Operating Lessee or Guarantor); or (ix) is a Disqualified Person. “Project Improvement Plan” shall mean, collectively, any “property improvement plan” or similar plan for alterations, repairs and maintenance of the Property with which Borrower is required to comply under the Management Agreement. “Property” shall mean the parcels of real property, the Improvements thereon and all personal property owned by the applicable Borrower and encumbered by the Mortgage, together with all rights pertaining to such property and Improvements, as more particularly described in the granting clauses of the Mortgage and referred to therein as the “Property”. For the avoidance of doubt, “Property” shall mean (and be deemed to mean and refer to) each and any of the Golf Course Property and the JW Marriott Marco Island Beach Resort (the “Marriott Hotel”). “Property Documents” shall mean those certain documents set forth on Schedule XII hereto, as the same may be amended or modified from time to time in accordance with the terms and provisions of this Agreement. “Proscribed Person” shall have the meaning set forth in Section 5.1.25 hereof. “Provided Information” shall mean any and all financial and other information provided to Lender at any time prepared by, or on behalf of, Borrower, Operating Lessee any Affiliated Manager, Guarantor, and/or Manager. “Public Sale” shall mean (a) the Sale or Pledge in one or a series of transactions of all or any portion of the direct or indirect legal or beneficial interests in Borrower or Operating Lessee to a Public Vehicle or (b) an event through which any direct or indirect owner of a legal or beneficial interest in Borrower becomes, or is merged with or into, a Public Vehicle.

39 “Public Vehicle” shall mean a Person whose securities are listed and traded on the New York Stock Exchange, AMEX, NASDAQ, the Frankfurt Stock Exchange, the London Stock Exchange, Euronext or the Luxembourg Stock Exchange, or a majority-owned subsidiary of any such Person or any majority owned operating partnership through which such Person conducts all or substantially all of its business. “Qualified Capital Commitments” shall mean, with respect to a Person, the uncalled cash amount of capital commitments that are required to be contributed to such Person from a direct investor, subscriber, limited partner or interest holder of or in such Person (other than by Persons that (i) are the subject of a bankruptcy proceeding as of the applicable date of determination or (ii) have previously defaulted with respect to such capital commitment, which default has not been cured taking into account all applicable notice and cure periods) so long as the same are required to be contributed to such Person upon notice without condition, less the outstanding balance of any revolving credit facility or lines of credit secured by such capital commitments. “Qualified Equityholder” shall mean (i) any entity approved by Lender with respect to which the Rating Agency Confirmation is satisfied, or (ii) a bank, saving and loan association, investment bank, insurance company, trust company, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan, real estate company, investment fund or an institution substantially similar to any of the foregoing, provided in each case under this clause (ii) that such entity has total assets (in name or under management) in excess of $400,000,000, and (except with respect to a pension advisory firm or similar fiduciary) capital/statutory surplus or shareholder’s equity in excess of $200,000,000 (in each case, exclusive of the Property). “Qualified Franchisor” shall mean either (a) any hotel franchisor that is in the family of luxury hotel brands of any of the entities listed on Schedule XI hereto, or (b) a reputable and experienced franchisor (which may be an Affiliate of Borrower) possessing experience in flagging hotel properties similar in size, scope, use and value as the Properties that is reasonably acceptable to Lender, provided, that (i) with respect to subclause (b) above, following a Securitization, Borrower shall have obtained a Rating Agency Confirmation with respect to the licensing of the Properties by such Person, (ii) in the case of subclauses (a) or (b) above, if such Person is an Affiliate of Borrower, if required by Lender, Borrower shall have obtained an Additional Insolvency Opinion and (iii) in all cases is not subject to a Bankruptcy Action at the time of execution of the franchise agreement. “Qualified Fund Manager” shall mean, with respect to any Person, that such Person meets all of the following conditions: (i) holds at least One Billion Dollars ($1,000,000,000.00) of assets under management of institutional real estate assets; (ii) is registered with the Securities and Exchange Commission as a “management investment company” under the Investment Company Act of 1940, as amended; (iii) is not subject to any regulatory investigations (excluding any inquiries in the ordinary course of business which do not relate to any investigation into any violation of applicable law), actions or proceedings against such person for violations or alleged violations of applicable law; and (iv) has at least ten (10) years’ experience in the acquisition and management of institutional assets (such as the Property) and management of institutional accounts and investors; provided, however, that such Person shall not constitute a “Qualified Fund Manager” if such Person (A) is subject to any proceeding or action commenced against such

40 Person under any then-existing law of any jurisdiction relating to the bankruptcy, insolvency, reorganization or relief of debtors or (B) fails to satisfy any of the following: (I) OFAC checks; (II) Lender’s regulatory requirements or “know your customer” rules, including, without limitation, those related to The USA Patriot Act of 2001 (Public Law 107-56, as amended, modified, supplemented, replaced or reenacted in whole or in part from time to time) or any federal regulations issued with respect thereto in any respects; and/or (III) any anti-money laundering rules or regulations. “Qualified Institutional Buyer” shall mean (a) a pension fund, pension plan, pension trust or pension account, (b) a pension fund advisor is acting on behalf of one or more pension funds, (c) any bank, savings and loan association, investment bank, insurance company, trust company, commercial credit corporation, pension plan, pension fund, pension trust, pension account, pension advisory firm, real estate investment trust, commingled pension trust fund, private equity fund, mutual fund, sovereign wealth fund, government entity or plan, real estate company, investment fund or institutional entity substantially similar to any of the foregoing which is regularly engaged in the business of making or owning loans secured by, owning and/or operating properties similar to the Property, (d) any Trinity Fund, (e) any Sculptor Fund, (f) any Person approved by Lender and, after a Securitization, for which Lender has received Rating Agency Confirmation, or (g) any subsidiary of the foregoing that is directly or indirectly more than fifty percent (50%) owned and Controlled (which Control may be subject to the rights of other Persons to approve certain major decisions of Borrower and Operating Lessee (which may include, by way of example, but not limitation thereof, any decisions to sell the Property or to refinance the Loan)) by, or under common Control with, an entity (or entities) satisfying any of clauses (a) through (f) above, which, with respect to each of clauses (a) through (g) above, is experienced in owning and operating properties (either directly or through a third party manager) similar to the Property. “Qualified Insurer” shall have the meaning set forth in Section 6.1(h) hereof. “Qualified Manager” shall mean (A) either (a) Manager; (b) any of the entities set forth on Schedule V hereto, (c) any management company Controlled by or under common Control with any management company set forth on Schedule V hereto or (d) a reputable and experienced management organization (which may be an Affiliate of Borrower) possessing experience in managing properties similar in size, scope, use and value as the Property that is reasonably acceptable to Lender, provided, that: (i) in the case of subclause (d) above, if required by Lender following a Securitization, Borrower shall have obtained a Rating Agency Confirmation from the Approved Rating Agencies with respect to such Manager and its management of the Property; (ii) in the case of subclauses (a), (b), (c) and (d) above, if such Person is an Affiliate of Borrower, if required by Lender, Borrower shall have obtained an Additional Insolvency Opinion and (B) in all cases, is not subject to a Bankruptcy Action at the time of execution of the management agreement. “Radius” shall have the meaning set forth in Section 6.1(c) hereof. “Ratable Share” shall mean, as to any Lender, the ratio, expressed as a percentage of (a) the sum of the unpaid principal amount of the Loan owing to such Lender as of such date to (b) the sum of the aggregate unpaid principal amount of the Loan as of such date. “Rate Conversion” shall have the meaning set forth in Section 2.2.7(g) hereof.

41 “Rating Agencies” shall mean each of S&P, Moody’s, Fitch, KBRA and Morningstar DBRS or any other nationally recognized statistical rating agency, which has assigned a rating to the Securities. “Rating Agency Confirmation” shall mean, collectively, in connection with or following a Securitization, a written affirmation from each of the Approved Rating Agencies that the credit rating of the Securities given by such Approved Rating Agency of such Securities immediately prior to the occurrence of the event with respect to which such Rating Agency Confirmation is sought will not be qualified, downgraded or withdrawn as a result of the occurrence of such event, which affirmation may be granted or withheld in such Approved Rating Agency’s sole and absolute discretion. In the event that, at any given time, any Approved Rating Agency elects not to consider whether to grant or withhold such an affirmation, then the term Rating Agency Confirmation by such Approved Rating Agency shall be deemed instead to require the written reasonable approval of Lender. “Register” shall have the meaning set forth in Section 9.6 hereof. “Related Parties” shall have the meaning set forth in the definition of Special Purpose Entity. “Related Party” shall have the meaning set forth in the definition of Special Purpose Entity. “Release” shall mean any release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Substances. “Release Price” shall mean, with respect to the Parking Parcel, $21,780,000.00. “Relevant Governmental Body” shall mean the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto. “Remediation” and “Remediate” shall mean any response, remedial, removal, or corrective action; any activity to clean up, detoxify, decontaminate, contain or otherwise remediate any Hazardous Substance to the extent required by any Environmental Laws; any actions to prevent, cure or mitigate any Release of any Hazardous Substance to the extent required by any Environmental Laws; any action to comply with any Environmental Laws or with any permits issued pursuant thereto; any inspection, investigation, study, monitoring, assessment, audit, sampling and testing, laboratory or other analysis, or evaluation relating to any Hazardous Substances or to any environmental condition. “REMIC Trust” shall mean a “real estate mortgage investment conduit” within the meaning of Section 860D of the Code that holds the Note or a portion thereof. “Rents” shall mean all rents, rent equivalents, moneys payable as damages or in lieu of rent or rent equivalents, royalties (including, without limitation, all oil and gas or other mineral royalties and bonuses), income, receivables, receipts, revenues, deposits (including, without

42 limitation, security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, all other amounts payable as rent under any Lease or other agreement relating to the Property and other consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrower, Operating Lessee or any of its agents or employees from any and all sources arising from or attributable to the Property, and proceeds, if any, from business interruption or other loss of income insurance, including, without limitation, all hotel receipts, revenues and credit card receipts collected from guest rooms, restaurants, bars, meeting rooms, banquet rooms and recreational facilities, all receivables, customer obligations, installment payment obligations and other obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of property or rendering of services by Borrower or Operating Lessee or any operator or manager of the hotel or the commercial space located in the Improvements or acquired from others (including, without limitation, from the rental of any office space, retail space, guest rooms or other space, halls, stores, and offices, and deposits securing reservations of such space), license, lease, sublease and concession fees and rentals, health club membership fees, golf club membership fees, food and beverage wholesale and retail sales, service charges, vending machine sales and proceeds, if any, from business interruption or other loss of income insurance, and all amounts received by Borrower, Operating Lessee, Manager (on behalf of Borrower) or any Affiliate of Borrower, Operating Lessee or Manager (on behalf of Borrower or an Affiliate of Borrower) from the improvements thereon. “Repairs and Equipment Escrow” shall mean the escrow account required to be maintained by Operating Lessee pursuant to Section 7.02 of the Management Agreement. “Replacement Franchise Agreement” shall mean, collectively, (a) either (i) a franchise, trademark and license agreement with a Qualified Franchisor substantially in the same form and substance as the Franchise Agreement being replaced, or (ii) a franchise, trademark and license agreement with a Qualified Franchisor, which franchise, trademark and license agreement (including any Project Improvement Plan in connection therewith) is on an arms’-length basis and on commercially reasonable and then market (or better) terms with economic terms and franchise fees comparable to existing local market rates or (iii) a franchise, trademark and license agreement with a Qualified Franchisor, which franchise, trademark and license agreement (including any Project Improvement Plan in connection therewith) is reasonably acceptable to Lender in form and substance, provided with respect to this subclause (iii), following a Securitization, Lender, at its option, may require that Borrower shall have obtained a Rating Agency Confirmation from the Approved Rating Agencies with respect to such franchise, trademark and license agreement (including any Project Improvement Plan in connection therewith), and (b) a replacement comfort letter or new comfort letter substantially in the form of the comfort letter most recently delivered to Lender (or such other form and substance reasonably acceptable to Lender), executed and delivered to Lender by Borrower, Operating Lessee and such Qualified Franchisor at Borrower’s expense; and provided, further, that, in each instance all costs and expenses to complete any Project Improvement Plan associated with, or in connection with, such Replacement Franchise Agreement as determined by Lender (including its third party consultants) at Borrower’s cost and expense shall have been deposited in the Replacement Reserve Account net of any funds that as of the date of such Replacement Franchise Agreement are in the Replacement Reserve Account. “Replacement Guarantor” shall mean a Person, in each case as confirmed by Lender:

43 (a) with Net Worth equal to or in excess of $100,000,000.00 (exclusive of its interests in and liabilities relating to the Property) at the time of such replacement, which minimum net worth shall be an ongoing covenant; (b) that is not the subject of a Bankruptcy Action or of a material governmental or regulatory investigation which resulted in a final, nonappealable conviction for criminal activity involving moral turpitude, or a civil proceeding in which such Person has been found liable in a final nonappealable judgment to have attempted to hinder, delay or defraud their creditors in each case in the past seven (7) years; and (c) for which Lender has received Satisfactory Search Results. “Replacement Interest Rate Cap Agreement” shall mean, collectively, one or more interest rate protection agreements, reasonably acceptable to Lender, from an Acceptable Counterparty with terms substantially similar to the Interest Rate Cap Agreement except that the same shall be effective as of the date required in Section 2.2.7(c); provided that to the extent any such interest rate protection agreements do not meet the foregoing requirements, a “Replacement Interest Rate Cap Agreement” shall be such interest rate protection agreements approved in writing by the Approved Rating Agencies with respect thereto. “Replacement Management Agreement” shall mean, collectively, (a) either (i) a management agreement with a Qualified Manager that is a Brand Manager substantially in the same form and substance as the Management Agreement in effect as of the Closing Date, or (ii) a management agreement with a Qualified Manager that is not a Brand Manager, which management agreement shall be reasonably acceptable to Lender in form and substance, provided, with respect to this subclause (ii), following a Securitization, Lender, at its option, may require that Borrower shall have obtained a Rating Agency Confirmation from the Approved Rating Agencies with respect to such management agreement and (b) (I) if such Qualified Manager is a Brand Manager, a subordination, non-disturbance and attornment agreement substantially in the form of the Manager SNDA (or of such other form and substance reasonably acceptable to Lender) and (II) if such Qualified Manager is not a Brand Manager, an assignment of management agreement and subordination of management fees in form and substance reasonably acceptable to Lender, executed and delivered to Lender by Borrower, Operating Lessee and such Qualified Manager at Borrower’s expense, provided, that in the event such Qualified Manager is an Affiliated Manager (other than a Brand Manager or any other manager that is affiliated with a nationally recognized brand), any replacement assignment of management agreement shall include a subordination of management fees in form and substance reasonably acceptable to Lender. “Replacement Note” shall have the meaning set forth in Section 2.1.5 hereof. “Replacement Reserve Account” shall have the meaning set forth in Section 7.3.1 hereof. “Replacement Reserve Fund” shall have the meaning set forth in Section 7.3.1 hereof. “Replacement Reserve Monthly Deposit” shall mean, with respect to the Property, an amount equal to the greater of (a) the deposit for Replacements, if any, required to be deposited with Brand Manager pursuant to the Brand Management Agreement or any Franchisor pursuant to the Franchise Agreement (without duplication) and (b) four percent (4.0%) of Gross Income from

44 Operations for the calendar month that is two (2) calendar months prior to the calendar month in which the applicable deposit to the Replacement Reserve Fund is to be made. “Replacements” shall mean FF&E and replacements and repairs required to be made to the Property and Improvements, including any PIP Work. “Required Debt Yield” shall mean a Debt Yield equal to or exceeding eight percent (8.0%). “Requisite Lenders” shall mean, as of any date, Lenders who hold in the aggregate at least 66 2/3% of the Loan (as determined by outstanding principal balance) as of such date, provided that at all times when two or more Lenders are party to this Agreement, the term “Requisite Lenders” shall in no event mean fewer than two Lenders; provided no Affiliate of Borrower and no Defaulting Lender shall be deemed to be a Lender for purposes of this definition. “Reserve Accounts” shall mean, collectively, the Tax and Insurance Reserve Account, the Replacement Reserve Account, the Lanai Renovation Reserve Account, the Excess Cash Flow Reserve Account and any other escrow account established pursuant to the Loan Documents. “Reserve Funds” shall mean, collectively, the Tax and Insurance Escrow Fund, the Replacement Reserve Fund, the Lanai Renovation Reserve Fund, the Excess Cash Flow Reserve Fund and any other escrow fund established by the Loan Documents. “Resolution Authority” shall mean an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority. “Restoration” shall mean the repair and restoration of the Property after a Casualty or Condemnation as nearly as possible to the condition the Property was in immediately prior to such Casualty or Condemnation, with such alterations as may be reasonably approved by Lender. “Restricted Party” shall mean collectively, (a) Borrower, (b) Operating Lessee and (c) any shareholder, partner, member, non-member manager, any direct or indirect legal or beneficial owner of, Borrower or Operating Lessee or any non-member manager excluding any shareholders or owners of stock or equity interest that are publicly traded on any nationally or internationally recognized stock exchange that are not Affiliates of Borrower or Operating Lessee; provided that an Excluded Entity shall not be a Restricted Party. “S&P” shall mean S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC. “Sale or Pledge” shall mean a voluntary or involuntary sale, conveyance, assignment, transfer, encumbrance, pledge, grant of option or other transfer or disposal of a legal or beneficial interest, whether direct or indirect. “Sanctioned Jurisdiction” shall mean a country or territory which is the subject or target of comprehensive U.S. sanctions (as of the date of this Agreement, Cuba, Iran, North Korea, Syria and the Crimea, Donetsk People’s Republic, and Luhansk People’s Republic regions of Ukraine).

45 “Sanctioned Person” shall mean a Person (a) identified on the United States’ Specially Designated Nationals and Blocked Persons List, the United States’ Denied Persons List, Entity List or Debarred Parties List, the United Nations Security Council Sanctions List, the European Union’s List of Persons, Groups and Entities Subject to Financial Sanctions, the United Kingdom’s Consolidated List of Financial Sanctions Targets, or any other similar list maintained by any Sanctions Authority; (b) located, organized or resident in a Sanctioned Jurisdiction; or (c) owned, 50% or more, individually or in the aggregate by, controlled by, or acting on behalf of a Person described in clause (a) or (b) above. “Sanctions” shall mean economic or financial sanctions, trade embargoes, or other restrictive economic or financial measures enacted, imposed, administered or enforced from time to time pursuant to statute, executive order, or regulation by any Sanctions Authority. “Sanctions Authority” shall mean (1) the U.S. Government, including OFAC, the U.S. Department of State, and the U.S. Department of Commerce; (2) the United Nations Security Council; (3) the European Union or any of its member states; (4) the United Kingdom; (5) the Swiss Government; (6) the Canadian Government; or (7) any agency or department or other Governmental Authority of or within any of the countries, organizations or other Persons identified in the foregoing clauses (1)-(6), or Governmental Authorities of any other country in which Borrower, Operating Lessee or Guarantor operates. “Satisfactory Search Results” shall mean, with respect to any Person, (A) satisfactory completion by Lender of its anti-financial crime and “know your customer” procedures (internal or otherwise), including receipt of credit history, litigation, judgment, and other related searches, each of which are satisfactory to Lender in all respects and (B) confirmation satisfactory to Lender that such Person does not violate any Anti-Money Laundering Laws, and is not a Prohibited Person. “Sculptor Control Party” shall mean (a) Sculptor Capital LP, a Delaware limited partnership, (b) a Qualified Fund Manager that succeeds to the management of all or substantially all of the assets managed directly or indirectly or owned directly or indirectly by Sculptor Capital LP, a Delaware limited partnership, or (c) any Person that is Controlled by any of the Persons identified in clauses (a) or (b) of this definition. “Sculptor Fund” shall mean (a) Sculptor Diversified Real Estate Income Trust, Inc., a Maryland corporation, (b) Sculptor Real Estate MI Fund, LP, a Delaware limited partnership, or (c) an investment fund, separate account or other similar form of real estate investment vehicle (or a wholly-owned subsidiary of any of the foregoing), in each case which is controlled, managed or advised directly or indirectly by a Sculptor Control Party. “Section 2.8 Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority (including, for the avoidance of doubt, Taxes), including any interest, additions to tax or penalties applicable thereto. “Securities” shall have the meaning set forth in Section 9.1.1 hereof. “Securities Act” shall have the meaning set forth in Section 9.1.1(h) hereof.

46 “Securitization” shall have the meaning set forth in Section 9.1.1 hereof. “Securitization Vehicle” shall mean each REMIC or Grantor Trust into which all or a portion of the Loan has been transferred. “Servicer” shall have the meaning set forth in Section 9.5 hereof. “Servicing Agreement” shall have the meaning set forth in Section 9.5 hereof. “Severed Loan Documents” shall have the meaning set forth in Section 8.2(c) hereof. “Special Purpose Entity” shall mean a limited partnership or limited liability company that complies with the following requirements from and after the date hereof unless it has received prior written consent to do otherwise from Lender or a permitted administrative agent thereof, or, while the Loan is subject to a Securitization, a Rating Agency Confirmation from each of the Approved Rating Agencies, and an Additional Insolvency Opinion, in each case: (i) is and shall be organized solely for the purpose of (A) in the case of Borrower, acquiring, owning, developing, improving, holding, selling, leasing, transferring, exchanging, assigning, disposing of, operating, managing, financing or otherwise dealing with the Property, entering into and performing its obligations under the Loan Documents, refinancing the Property in connection with a permitted repayment of the Loan, and engaging in any lawful act or activity and exercising any powers permitted to limited liability companies or limited partnership organized under the laws of the State of Delaware that are related or incidental to and necessary, convenient or advisable to accomplish the foregoing; and (B) in the case of Operating Lessee, operating, leasing, managing and maintaining the Marriott Hotel and performing its obligations under the Operating Lease, owning its membership interest in and acting as the member of each Golf Borrower, entering, entering into and performing its obligations under the Loan Documents, and engaging in any lawful act or activity and exercising any powers permitted to limited liability companies or limited partnership organized under the laws of the State of Delaware that are related or incidental to and necessary, convenient or advisable to accomplish the foregoing; (ii) does not engage in any business unrelated to the activities set forth in clause (i) of this definition; (iii) does not own any real property other than the Property; (iv) does not have any assets other than the Property (and, with respect to Operating Lessee, its ownership interest in each of the Golf Borrowers) and personal property necessary or incidental to its ownership and operation of the Property (and, with respect to Operating Lessee, its ownership of the Golf Borrowers); (v) does not engage in, seek, consent to or permit (A) to the fullest extent permitted by law, any dissolution, division, winding up, liquidation, consolidation

47 or merger or (B) any sale or other transfer of all or substantially all of its assets or any sale of assets outside the ordinary course of its business, except as permitted by the Loan Documents; (vi) does not cause, consent to or permit any amendment of its limited partnership agreement, articles of incorporation, articles of organization, certificate of formation, operating agreement or other formation document or organizational document (as applicable) with respect to the matters set forth in this definition without the prior written consent of Lender; (vii) if such entity is a limited partnership (1) is and shall be a Delaware limited partnership, (2) has and shall have at least one general partner and has and shall have, as its only general partners, Special Purpose Entities each of which (A) is a single-member Delaware limited liability company, (B) has two (2) Independent Directors or Independent Managers, and (C) holds a direct interest as general partner in the limited partnership of not less than 0.1%; (viii) intentionally omitted; (ix) if such entity is a limited liability company (other than a limited liability company meeting all of the requirements applicable to a Delaware single-member limited liability company set forth in this definition of “Special Purpose Entity”), has and shall have at least one (1) member that is a Special Purpose Entity, that is a single-member Delaware limited liability company, that has at least two (2) Independent Directors and that directly owns at least one-half-of-one percent (0.5%) of the equity of the limited liability company; (x) if such entity is a Delaware single-member limited liability company, (A) has and shall have at least two (2) Independent Directors or Independent Managers serving as managers of such company, (C) shall not take any Material Action, unless each of the Independent Directors or Independent Managers then serving as managers of the company shall have consented in writing to such action, and (D) has and shall have two (2) natural persons or one entity that is not a member of the company, that has signed its limited liability company agreement and that, under the terms of such limited liability company agreement becomes a member of the company immediately prior to the withdrawal or dissolution of the last remaining member of the company; (xi) shall not (and, if such entity is (a) a limited liability company, has and shall have a limited liability agreement or an operating agreement, as applicable, or (b) a limited partnership, has a limited partnership agreement that, in each case, provide that such entity shall not) (1) dissolve, divide, merge, liquidate, consolidate; (2) sell all or substantially all of its assets other than as permitted under the Loan Documents; (3) amend its organizational documents with respect to the matters set forth in this definition without the consent of Lender and, while the Loan is subject to a Securitization, a Rating Agency Confirmation from each of the Approved

48 Rating Agencies; or (4) without the affirmative vote of each of its Independent Directors or Independent Managers, take any Material Action; (xii) (a) is and shall at all times remain solvent, (b) except as contemplated by the Loan Documents with respect to each other Special Purpose Entity, shall pay its debts and liabilities (including a fairly allocated portion of any personnel and overhead expenses that it shares with any Affiliate) from its assets as the same shall become due, and (c) shall maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations, in each case, to the extent there exists sufficient cash flow from the operations of the Property to do so; provided, that the foregoing shall not require any member or partner of a Special Purpose Entity to make any additional capital contributions to a Special Purpose Entity; (xiii) does not fail to correct any known misunderstanding regarding the separate identity of such entity; (xiv) intentionally omitted; (xv) maintains its bank accounts, books of account, books and records separate from those of any other Person and, to the extent that it is required to file income tax returns under applicable law, files its own income tax returns, except to the extent that it is required by law to file consolidated tax returns; (xvi) does not commingle its funds or assets with those of any other Person (other than as contemplated by the Loan Documents) with respect to any other Borrower under the Loan) and shall not participate in any cash management system with any other Person except pursuant to the Cash Management Agreement; (xvii) other than pursuant to Permitted Equipment and Vehicle Leases executed by Manager in its capacity as agent of Borrower or Operating Lessee, holds its assets in its own name; (xviii) conducts its business in its name or in a name franchised or licensed to it by Manager or an entity other than an Affiliate of itself or of Borrower or Operating Lessee, except for business conducted on behalf of itself by another Person under a business management services agreement that is on commercially- reasonable terms, so long as the manager, or equivalent thereof, under such business management services agreement holds itself out as an agent of such Special Purpose Entity; (xix) (A) maintains its financial statements, accounting records and other entity documents separate from those of any other Person; (B) shows, in its financial statements, its assets and liabilities separate and apart from those of any other Person; and (C) does not permit its assets to be listed as assets on the financial statement of any of its Affiliates except as required by GAAP or the Uniform System of Accounts; provided, however, that (i) any such consolidated financial statement contains a note indicating that, except as contemplated by the Loan

49 Documents with respect to any other Special Purpose Entity, the Special Purpose Entity’s separate assets and credit are not available to pay the debts of such Affiliate(s) or any other Person and that the Special Purpose Entity’s liabilities do not constitute obligations of such Affiliate(s), and (ii) such assets shall also be listed in such Special Purpose Entity’s balance sheet; (xx) pays its own liabilities and expenses, including the salaries of its own employees, out of its own funds and assets, except as contemplated by the Loan Documents with respect to any other Special Purpose Entity, and maintains a sufficient number of employees, if any, in light of its contemplated business operations, in each case, to the extent there exists sufficient cash flow from the operations of the Property to do so; provided, that the foregoing shall not require any member or partner of a Special Purpose Entity to make any additional capital contributions to a Special Purpose Entity; (xxi) observes all partnership or limited liability company formalities, as applicable that are necessary to maintain its separate existence; (xxii) reserved; (xxiii) following the Closing Date, shall not incur Indebtedness other than (i) the Loan, (ii) Permitted Debt, (iii) reserved and (iv) such other liabilities that such Special Purpose Entity is expressly permitted to incur pursuant to this Agreement or as otherwise imposed by law; provided, however, that this covenant shall not require any partner or member of any Special Purpose Entity to make any capital contribution to such entity; (xxiv) except as contemplated by the Loan Documents with respect to each other Borrower, does not assume or guarantee or become obligated for the debts of any other Person, does not hold out its credit as being available to satisfy the obligations of any other Person and does not pledge its assets to secure the obligations of any other Person; (xxv) does not acquire obligations or securities of its partners, members or other owners or Affiliates, other than Operating Lessee’s membership interest in each Golf Borrower; (xxvi) allocates fairly and reasonably any overhead expenses that are shared with any of its Affiliates, constituents, or owners, or any guarantors of any of their respective obligations, or any Affiliate of any of the foregoing (individual, a “Related Party”, and collectively, the “Related Parties”), including, but not limited to, expenses of shared office space and for services performed by any employee of an Affiliate; (xxvii) to the extent reasonably necessary for the operation of its business, maintains and uses separate stationery, invoices and checks bearing its own name and not bearing the name of any other entity unless such entity is clearly designated as being the Special Purpose Entity’s agent;

50 (xxviii) intentionally omitted; (xxix) holds itself out and identifies itself as a separate and distinct entity under its own name or in a name franchised or licensed to it by Manager or an entity other than an Affiliate of such Special Purpose Entity and not as a division or part of any other Person; (xxx) maintains its assets in such a manner that it shall not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person; (xxxi) does not make loans to any Person other than, in the case of Operating Lessee, loans to Persons to pay for Golf Club Memberships in accordance with the Golf Club Membership documents (the “Golf Member Loans”), a schedule of which existing Golf Member Loans as of the date hereof is set forth on Schedule XXI attached hereto; and does not hold evidence of indebtedness issued by any other Person (other than cash and investment-grade securities issued by an entity that is not an Affiliate of or subject to common ownership with such entity); (xxxii) does not identify its partners or members, or any Affiliate of any of them, as a division or department or part of it and does not identify itself as a division or department of any other Person; (xxxiii) other than capital contributions and distributions permitted under the terms of its organizational documents and properly reflected on its books and records, does not enter into or be a party to any transaction with any of its partners, members or Affiliates except in the ordinary course of its business and on terms which are commercially reasonable terms comparable to those of an arm’s-length transaction with an unrelated third party; (xxxiv) does not have any obligation to, and does not, indemnify its partners, officers, directors or members, as the case may be, in each case, unless such an obligation or indemnification is fully subordinated to the Debt and shall not constitute a claim against it in the event that its cash flow is insufficient to pay all its obligations to creditors; (xxxv) intentionally omitted; (xxxvi) does not have any of its obligations guaranteed by any Affiliate except as provided by the Loan Documents with respect to (A) in the case of Borrower, each other Borrower, the Guaranty and any Alterations Guaranty and (B) the Environmental Indemnity; (xxxvii) does not form, acquire or hold any subsidiary, except, in the case of Operating Lessee, Operating Lessee’s ownership of each Golf Borrower;

51 (xxxviii) complies with all of the terms and provisions contained in its organizational documents; (xxxix) to the fullest extent permitted by law, conducts its business so that each of the assumptions made about it and each of the facts stated about it in the Insolvency Opinion, or if applicable, any Additional Insolvency Opinion, are true; (xl) does not permit any Affiliate or constituent party independent access to its bank accounts, except as contemplated by the Loan Documents with respect to Manager (as agent of such Special Purpose Entity); and (xli) is and shall continue to be duly formed, validly existing, and in good standing in the state of its organization or formation, in the jurisdiction where the Property is located and in any other jurisdictions where it may choose to do business. “Sponsor Control Party” shall mean, individually or collectively, as the context may require, Sculptor Control Party or Trinity Control Party. “Sponsor Fund” shall mean any Trinity Fund or any Sculptor Fund, as the context may require. “Spread” shall mean, with respect to (i) Component A, 1.51018%, (ii) Component B, 1.71018%, (iii) Component C, 1.96018%, (iv) Component D, 2.46018%, (v) Component E, 3.51018%, and (vi) Component HRR, 5.51018%. “Spread Maintenance End Date” shall mean the Payment Date occurring in May 2027. “Spread Maintenance Payment” with respect to any repayment of the outstanding principal amount of the Loan or Component on or prior to the Spread Maintenance End Date, an amount equal to the product of the following: (A) the amount of such prepayment (or the amount of principal so accelerated), multiplied by (B) the Spread(s) corresponding to the applicable Component(s), multiplied by (C) a fraction (expressed as a percentage) having a numerator equal to the number of days remaining from (but excluding) the last day of the Interest Period during which such prepayment is made, through (and including) the last day of the Interest Period during which the Spread Maintenance End Date occurs (or if the prepayment occurs on a date that is not a Payment Date, the next succeeding Payment Date through which interest has been paid by Borrower) and a denominator equal to three hundred and sixty (360). “State” shall mean, the State or Commonwealth in which the Property or any part thereof is located. “Strike Price” shall mean (a) for the period from the Closing Date through and including the Initial Maturity Date, a rate as of the Closing Date equal to 7.25% and (b) as of the commencement date for any Extension Term, a rate equal to the greater of (i) 5.00% and (ii) the rate that when added to the Spread, yields a per annum interest rate that would result in the Debt Service Coverage Ratio being no less than 1.10:1.00 (calculated assuming that, for all times, the applicable Benchmark is equal to the new Strike Price (rather than the then current Strike Price)

52 for purposes of determining the Debt Service (the “Extension Strike Price”)); provided; however, that in no event will the Extension Strike Price be a rate in excess of 7.25%. “Substitute Environmental Indemnity” shall have the meaning set forth in Section 5.2.10(g) hereof. “Substitute Guaranty” shall have the meaning set forth in Section 5.2.10(g) hereof. “Substitute Interest Rate Cap Agreement” shall have the meaning set forth in Section 2.2.7(h) hereof. “Survey” shall mean a survey of the Property prepared by a surveyor licensed in the State and satisfactory to Lender and the company or companies issuing the Title Insurance Policy, and containing a certification of such surveyor satisfactory to Lender. “Tax and Insurance Escrow Fund” shall have the meaning set forth in Section 7.2 hereof. “Tax and Insurance Reserve Account” shall have the meaning set forth in Section 7.2 hereof. “Taxes” shall mean all real estate and personal property taxes, assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against the Property or part thereof. “Tenant” shall mean any Person with a possessory right to all or any part of the Property pursuant to a Lease. “Term SOFR” shall mean, for each Interest Period, the forward-looking term rate for a one-month period that is based on the secured overnight financing rate of the Federal Reserve Bank of New York (or its successor), as published by the Term SOFR Administrator on the Term SOFR Administrator’s Website on the applicable Interest Determination Date; provided, that if, as of 5:00 p.m. (New York City time) on any Interest Determination Date, such rate has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to Term SOFR has not occurred, then Term SOFR will be determined as of the first preceding U.S. Government Securities Business Day for which such rate was published by the Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than three U.S. Government Securities Business Days prior to such Interest Determination Date, and if such Term SOFR for a one-month period was last published by the Term SOFR Administrator more than three U.S. Government Securities Business Days prior to such Interest Determination Date then a Benchmark Interim Unavailability Period with respect to Term SOFR will be deemed to have occurred for purposes of the determination of Term SOFR on such Interest Determination Date. Notwithstanding the foregoing, in no event will Term SOFR be deemed to be less than the Benchmark Floor. “Term SOFR Administrator” shall mean CME Group Benchmark Administration Limited (CBA) (or a successor administrator of Term SOFR as determined by Lender in its reasonable discretion).

53 “Term SOFR Administrator’s Website” shall mean the website of the Term SOFR Administrator, currently at https://www.cmegroup.com/market-data/cme-group-benchmark administration/term-sofr.html, or any successor source for Term SOFR identified as such by the Term SOFR Administrator from time to time. “Terrorism Insurance” shall have the meaning set forth in Section 6.1(a)(xi) hereof. “Title Insurance Policy” shall mean the ALTA mortgagee title insurance policy in the form reasonably acceptable to Lender and issued with respect to the Property and insuring the lien of the Mortgage. “Transfer” shall have the meaning set forth in Section 5.2.10(b) hereof. “Transferee Borrower” shall have the meaning set forth in Section 5.2.10(e) hereof. “Trinity Control Party” shall mean (a) Trinity Fund Advisors LLC, a Delaware limited liability company, (b) a Qualified Fund Manager that succeeds to the management of all or substantially all of the assets managed directly or indirectly or owned directly or indirectly by Trinity Fund Advisors LLC, a Delaware limited liability company, or (c) any Person that is Controlled by any of the Persons identified in clauses (a) or (b) of this definition. “Trinity Fund” shall mean (a) Trinity GP Fund II L.P., a Delaware limited partnership, or (b) an investment fund, separate account or other similar form of real estate investment vehicle (or a wholly-owned subsidiary of any of the foregoing), in each case which is controlled, managed or advised directly or indirectly by a Trinity Control Party. “TRIPRA” shall have the meaning set forth in Section 6.1(a)(xi) hereof. “UCC” or “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in the State in which the Property is located. “UK Financial Institution” shall mean any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms. “UK Resolution Authority” shall mean the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution. “Unadjusted Benchmark Replacement” has the meaning set forth in the definition of “Benchmark Replacement”. “Unanimous Decisions” shall have the meaning set forth in Section 10.32.3. “Uniform System of Accounts” shall mean the Eleventh Revised Edition, of the Uniform System of Accounts for Hotels as adopted by the American Hotel and Motel Association.

54 “U.S. Government Securities Business Day” shall mean any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities. “U.S. Obligations” shall mean non-redeemable securities evidencing an obligation to timely pay principal and/or interest in a full and timely manner that are (a) direct obligations of the United States of America for the payment of which its full faith and credit is pledged, or (b) to the extent acceptable to the Approved Rating Agencies, other “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended. “U.S. Person” shall mean any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code. “U.S. Tax Compliance Certificate” shall have the meaning set forth in Section 2.8(e). “WF” shall have the meaning set forth in the introductory paragraph hereto. “Write Down and Conversion Powers” shall mean, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers. Section 1.2 Principles of Construction. All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. All uses of the word “including” shall mean “including, without limitation” unless the context shall indicate otherwise. Unless otherwise specified, the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined. ARTICLE II - GENERAL TERMS Section 2.1 Loan Commitment; Disbursement to Borrower. 2.1.1 Agreement to Lend and Borrow. Subject to and upon the terms and conditions set forth herein, Lender hereby agrees to make and Borrower hereby agrees to accept the Loan on the Closing Date.

55 2.1.2 Single Disbursement to Borrower. Borrower shall receive only one (1) borrowing hereunder in respect of the Loan and any amount borrowed and repaid hereunder in respect of the Loan may not be reborrowed. Borrower and Lender acknowledge and agree that the Loan has been fully funded as of the Closing Date. 2.1.3 The Note, Mortgage and Loan Documents. The Loan shall be evidenced by the Note and secured by the Mortgage and the other Loan Documents. 2.1.4 Use of Proceeds. Borrower shall use the proceeds of the Loan to (a) acquire the Property and refinance the existing debt which encumbers the Property, (b) make or cause Operating Lessee to make deposits into the Reserve Funds on the Closing Date in the amounts provided herein, and (c) pay or cause Operating Lessee to pay costs and expenses incurred in connection with the closing of the Loan, as approved by Lender. 2.1.5 Components of the Note. For the purpose of computing interest payable from time to time on the principal amount of the Loan and certain other computations set forth herein, the principal balance of the Loan shall be divided into Component A, Component B, Component C, Component D, Component E and Component HRR. The initial principal amount of the Components shall be as follows: COMPONENT INITIAL PRINCIPAL AMOUNT A $331,400,000.00 B C $98,400,000.00 $76,700,000.00 D E $79,400,000.00 $69,600,000.00 HRR $34,500,000.00 Section 2.2 Interest Rate. 2.2.1 Interest Rate. Subject to the provisions of this Section 2.2, interest on each Component shall accrue from (and include) the Closing Date through the end of the last Interest Period at a rate per annum equal to the sum of the Benchmark for the applicable Interest Period plus the Spread. Notwithstanding the foregoing, if the Loan is funded into escrow prior to the Closing Date then interest shall accrue on the outstanding principal balance of the Loan from and including the day of such deposit into escrow. Borrower shall pay to Lender on each Payment Date the interest accrued (or to be accrued) on the outstanding principal balance of the Loan for the related Interest Period. 2.2.2 Interest Calculation. Interest on each Component shall be calculated by multiplying (a) the actual number of days elapsed in the relevant Interest Period by (b) a daily rate based on the Interest Rate applicable to such Component and a three hundred sixty (360) day year

56 by (c) the outstanding principal balance of the Loan. The Interest Period for calculating interest due on each Payment Date shall be the Interest Period in which such Payment Date occurs. 2.2.3 Determination of Interest Rate. (a) Subject to the terms and conditions of this Section 2.2.3, the Loan shall bear interest during each Interest Period at a rate per annum equal to the sum of the Benchmark for such Interest Period plus the Spread. The interest rate applicable to an Interest Period shall be determined by Lender as set forth herein; provided, however, that the Interest Rate commencing on the Closing Date through and including May 14, 2026, shall be 5.7491114500%. (b) Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Interest Determination Date for any Interest Period, the Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder and under any Loan Document in respect of such determination and all determinations on all subsequent dates, without any amendment to, or further action or consent of any other party to, this Agreement. Lender will promptly notify Borrower (which notice may be by e-mail) of (i) the Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, and/or (iv) any Benchmark Interim Unavailability Period. Except as expressly provided in this Agreement, any determination, decision or election that may be made by Lender pursuant to this Section, including any determination with respect to a rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent demonstrable error and may be made in its reasonable good faith discretion and without consent from Borrower. (c) In connection with the implementation of a Benchmark Replacement, Lender will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of Borrower. (d) During any Benchmark Interim Unavailability Period, the component of the interest rate based on the then-current Benchmark shall be replaced by the Prime Rate and the Spread during such Benchmark Interim Unavailability Period shall be equal to the Prime Rate Spread. (e) In the event that any change in any requirement of law or in the interpretation or application thereof, or compliance by Lender with any request or directive (whether or not having the force of law) hereafter issued from any central bank or other Governmental Authority: (i) shall hereafter impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of Lender which is not otherwise included in the determination of the Benchmark hereunder;

57 (ii) shall hereafter have the effect of reducing the rate of return on Lender’s capital as a consequence of its obligations hereunder to a level below that which Lender could have achieved under the Loan Documents but for such adoption, change or compliance (taking into consideration Lender’s policies with respect to capital adequacy) by any amount deemed by Lender to be material; (iii) shall hereafter subject any Lender to any Section 2.8 Taxes (other than (A) Indemnified Taxes, (B) Section 2.8 Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or (iv) shall hereafter impose on Lender any other condition (other than Section 2.8 Taxes); and the result of any of the foregoing is to increase the cost to Lender of making, renewing or maintaining loans or extensions of credit or to reduce any amount receivable hereunder, then, in any such case, Borrower shall promptly pay Lender, upon demand, any additional amounts necessary to compensate Lender for such additional cost or reduced amount receivable which Lender deems to be material as determined by Lender in its reasonable discretion. If Lender becomes entitled to claim any additional amounts pursuant to this Section 2.2.3(e), Lender shall provide Borrower with not less than thirty (30) days written notice specifying in reasonable detail the event by reason of which it has become so entitled and the additional amount required to fully compensate Lender for such additional cost or reduced amount. A certificate as to any additional costs or amounts payable pursuant to the foregoing sentence submitted by Lender to Borrower shall be conclusive in the absence of manifest error. Subject to Section 2.2.3(f) hereof, this provision shall survive payment of the Note and the satisfaction of all other obligations of Borrower under this Agreement and the Loan Documents. (f) Lender shall not be entitled to claim compensation pursuant to this Section 2.2.3 for any increased cost or reduction in amounts received or receivable hereunder, or any reduced rate of return, which was incurred or which accrued prior to the earlier of (i) ninety (90) days before the date Lender notified Borrower of the change in law or other circumstance on which such claim for compensation is based and delivered to Borrower a written statement setting forth in reasonable detail the basis for the calculation of the additional amounts owed to Lender under this Section 2.2.3, which statement shall be conclusive and binding on all parties absent manifest error and (ii) any earlier date provided Lender notified Borrower of such change in law or circumstance and delivered the written statement referenced in clause (i) within ninety (90) days after Lender received written notice of such change in law or circumstance. (g) Borrower agrees to indemnify Lender and to hold Lender harmless from any loss or expense which Lender sustains or incurs as a consequence of (i) any default by Borrower in payment of the principal of or interest on the Loan, including, without limitation, any such loss or expense arising from interest or fees payable by Lender to third-party lenders of funds obtained by it in order to maintain a Loan based on the applicable Benchmark hereunder, (ii) any prepayment (whether voluntary or mandatory) of the Loan on a day that (A) is not a Payment Date or (B) is a Payment Date if Borrower did not give the prior written notice of such prepayment required

58 pursuant to the terms of this Agreement, including, without limitation, such loss or expense arising from interest or fees payable by Lender to third-party lenders of funds obtained by it in order to maintain the Loan based on the applicable Benchmark hereunder and (iii) the conversion pursuant to the terms hereof of the interest rate of the Loan to an interest rate based on another applicable Benchmark on a date other than the Payment Date, including, without limitation, such loss or expenses arising from interest or fees payable by Lender to third-party lenders of funds obtained by it in order to maintain the Loan hereunder (the amounts referred to in clauses (i), (ii) and (iii) are herein referred to collectively as the “Breakage Costs”), subject to Sections 2.4.1 and 2.4.2; provided, however, Borrower shall not indemnify Lender from any loss or expense arising from Lender’s willful misconduct or gross negligence. This provision shall survive payment of the Note in full and the satisfaction of all other obligations of Borrower under this Agreement and the other Loan Documents. 2.2.4 Additional Costs. Lender will use reasonable efforts (consistent with legal and regulatory restrictions) to maintain the availability of the Loan based on the applicable Benchmark and to avoid or reduce any increased or additional costs payable by Borrower under Section 2.2.3, including, if requested by Borrower, a transfer or assignment of the Loan to a branch, office or Affiliate of Lender in another jurisdiction, or a redesignation of its lending office with respect to the Loan, in order to maintain the availability of the Loan based on the applicable Benchmark or to avoid or reduce such increased or additional costs, provided that the transfer or assignment or redesignation (a) would not result in any additional costs, expenses or risk to Lender that are not reimbursed by Borrower and (b) would not be disadvantageous in any other respect to Lender (including the effect on any Securitization) as determined by Lender in its reasonable discretion. 2.2.5 Default Rate. In the event that, and for so long as, any Event of Default shall have occurred and be continuing, the outstanding principal balance of the Loan and, to the extent permitted by law, all accrued and unpaid interest in respect of the Loan and any other amounts due pursuant to the Loan Documents, shall accrue interest at the Default Rate, calculated from the date such payment was due without regard to any grace or cure periods contained herein. 2.2.6 Usury Savings. This Agreement, the Note and the other Loan Documents are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance of the Loan at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If, by the terms of this Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

59 2.2.7 Interest Rate Cap Agreement. (a) Prior to or contemporaneously with the Closing Date, Borrower shall enter into an Interest Rate Cap Agreement with a Term SOFR strike price no greater than the Strike Price. The Interest Rate Cap Agreement (i) shall at all times be in a form and substance reasonably acceptable to Lender with respect to such matters not otherwise set forth in this Agreement, (ii) shall at all times be with an Acceptable Counterparty, (iii) shall direct such Acceptable Counterparty to deposit directly into the Lockbox Account, or during the continuance of an Event of Default, as directed by Lender, any amounts due Borrower under such Interest Rate Cap Agreement so long as any portion of the Debt exists, provided that the Debt shall be deemed to exist if the Property is transferred by judicial or non-judicial foreclosure or deed-in- lieu thereof, (iv) shall be for a term through the end of the then-applicable Maturity Date of the Loan (or to the extent a Securitization has occurred, through the end of the Interest Period associated with the then-applicable Maturity Date of the Loan), and (v) shall at all times have a notional amount equal to or greater than the then- outstanding principal balance of the Loan and shall at all times provide for a strike price no greater than the applicable Strike Price. Borrower shall collaterally assign to Lender, pursuant to the Collateral Assignment of Interest Rate Cap Agreement (the “Assignment of Interest Rate Cap Agreement”), all of its right, title and interest to receive any and all payments under the Interest Rate Cap Agreement, and shall deliver to Lender an executed counterpart of such Assignment of Interest Rate Cap Agreement (which shall, by its terms, authorize the assignment to Lender and require that payments be deposited directly into the Lockbox Account or during the continuance of an Event of Default, as directed by Lender) and shall notify the Acceptable Counterparty of such assignment. (b) Borrower shall comply with all of its obligations under the terms and provisions of the Interest Rate Cap Agreement. All amounts paid by the Acceptable Counterparty under the Interest Rate Cap Agreement to Borrower or Lender shall be directly deposited immediately into the Lockbox Account or, during the continuance of an Event of Default, into such account as specified by Lender. Borrower shall take all actions reasonably requested by Lender to enforce Lender’s rights under the Interest Rate Cap Agreement in the event of a default by the Acceptable Counterparty and shall not waive, amend or otherwise modify any of its rights thereunder without Lender’s prior consent. (c) In the event of any downgrade, withdrawal or qualification of the rating of the Acceptable Counterparty by any Approved Rating Agency (such that such counterparty shall no longer be an Acceptable Counterparty), Borrower shall replace the Interest Rate Cap Agreement with a Replacement Interest Rate Cap Agreement not later than the period of time provided for in such Interest Rate Cap Agreement following such downgrade, withdrawal or qualification (not to exceed ten (10) Business Days), provided, Borrower shall not be required to replace the Interest Rate Cap Agreement with a Replacement Interest Rate Cap Agreement so long as within ten (10) Business Days of such downgrade, withdrawal or qualification, the Acceptable Counterparty under the Interest Rate Cap Agreement provides a guaranty (or replacement guaranty) of its obligations from a guarantor that is an Acceptable Counterparty pursuant to such terms as are reasonably acceptable to Lender and acceptable to the Rating Agencies. (d) In the event that Borrower fails to purchase and deliver to Lender the Interest Rate Cap Agreement or fails to maintain the Interest Rate Cap Agreement in accordance with the terms and provisions of this Agreement, Lender may purchase the Interest Rate Cap Agreement and the cost incurred by Lender in purchasing such Interest Rate Cap Agreement shall be paid by Borrower

60 to Lender with interest thereon at the Default Rate from the date such cost was incurred by Lender until such cost is reimbursed by Borrower to Lender. (e) In connection with the Interest Rate Cap Agreement, Borrower shall obtain and deliver to Lender within fifteen (15) Business Days following (x) the date upon which an Interest Rate Cap Agreement is required pursuant to Section 2.2.7(a) or (y) the first day of any applicable Extension Term, as applicable, (a) a resolution/consent, as applicable, of the Acceptable Counterparty authorizing the delivery of the Interest Rate Cap Agreement acceptable to Lender, and (b) an opinion from counsel (which counsel may be in-house counsel for the Acceptable Counterparty) for the Acceptable Counterparty (upon which Lender and its successors and assigns may rely) which shall provide, in relevant part, that: (i) the Acceptable Counterparty is duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation or formation and has the organizational power and authority to execute and deliver, and to perform its obligations under, the Interest Rate Cap Agreement; (ii) the execution and delivery of the Interest Rate Cap Agreement by the Acceptable Counterparty, and any other agreement which the Acceptable Counterparty has executed and delivered pursuant thereto, and the performance of its obligations thereunder have been and remain duly authorized by all necessary action and do not contravene any provision of its certificate of incorporation or by- laws (or equivalent organizational documents) or any law, regulation or contractual restriction binding on or affecting it or its property; (iii) all consents, authorizations and approvals required for the execution and delivery by the Acceptable Counterparty of the Interest Rate Cap Agreement, and any other agreement which the Acceptable Counterparty has executed and delivered pursuant thereto, and the performance of its obligations thereunder have been obtained and remain in full force and effect, all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with any Governmental Authority or regulatory body is required for such execution, delivery or performance; and (iv) the Interest Rate Cap Agreement, and any other agreement which the Acceptable Counterparty has executed and delivered pursuant thereto, has been duly executed and delivered by the Acceptable Counterparty and constitutes the legal, valid and binding obligation of the Acceptable Counterparty, enforceable against the Acceptable Counterparty in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law). (f) At such time as the Loan is repaid in full, all of Lender’s right, title and interest in and to the Interest Rate Cap Agreement shall terminate and Lender shall execute and deliver, at Borrower’s sole cost and expense such documents as may be required to evidence Lender’s release of the Interest Rate Cap Agreement and to notify the Acceptable Counterparty of such release.

61 (g) Notwithstanding anything to the contrary contained in this Section 2.2.7 or elsewhere in this Agreement, promptly following the occurrence of a Benchmark Replacement Date (each, a “Rate Conversion”), then: (i) within thirty (30) days after such Rate Conversion, Borrower shall either (A) enter into, make all payments under, and satisfy all conditions precedent to the effectiveness of, a Substitute Interest Rate Cap Agreement (and in connection therewith, but not prior to Borrower taking all the actions described in this clause (i), Borrower shall have the right to terminate any then-existing Interest Rate Cap Agreement) or (B) cause the then-existing Interest Rate Cap Agreement to be modified such that such then-existing Interest Rate Cap Agreement satisfies the requirements of a Substitute Interest Rate Cap Agreement as set forth below in the definition thereof (a “Converted Interest Rate Cap Agreement”); and (ii) following any Rate Conversion, in lieu of satisfying the condition described in Section 2.9(c) with respect to any outstanding Extension Term, Borrower shall instead enter into, make all payments under, and satisfy all conditions precedent to the effectiveness of a Substitute Interest Rate Cap Agreement on or prior to the first day of such Extension Term. (h) As used herein, “Substitute Interest Rate Cap Agreement” shall mean an interest rate cap agreement between an Acceptable Counterparty and Borrower, obtained by Borrower and collaterally assigned to Lender pursuant to this Agreement and shall contain each of the following: (i) a term expiring no earlier than the then-applicable Maturity Date or, to the extent a Securitization has occurred, through the end of the Interest Period associated with the then applicable Maturity Date; (ii) the notional amount of the Substitute Interest Rate Cap Agreement shall be equal to or greater than the then outstanding principal balance of the Loan; (iii) it provides that the only obligation of Borrower thereunder is the making of a single payment to the Acceptable Counterparty thereunder upon the execution and delivery thereof; (iv) it provides to Lender and Borrower (as determined by Lender in its sole but good faith discretion), for the term of the Substitute Interest Rate Cap Agreement, a hedge against rising interest rates that is no less beneficial to Borrower and Lender than (A) in the case of clause (g)(i) above, that which was provided by the Interest Rate Cap Agreement being replaced by the Substitute Interest Rate Cap Agreement and (B) in the case of clause (g)(ii) above, that which was intended to be provided by the Interest Rate Cap Agreement that, but for the operation of this Section 2.2.7(h), would have been required to have been delivered by Borrower pursuant to Section 2.9(c) below as a condition to the requested Extension Term; and

62 (v) without limiting any of the provisions of the preceding clauses (i) through (iv) above, it satisfies all of the requirements set forth in clauses (i) through (iii) of Section 2.2.7(a) hereof. From and after the date of any Rate Conversion, all references to “Interest Rate Cap Agreement” and “Replacement Interest Rate Cap Agreement” herein (other than in the definition of “Interest Rate Cap Agreement”, the definition of “Replacement Interest Rate Cap Agreement” and as referenced in the first sentence of Section 2.2.7(a) hereof) shall be deemed to refer or relate, as applicable, to a Substitute Interest Rate Cap Agreement or a Converted Interest Rate Cap Agreement, as the case may be. Section 2.3 Loan Payment. 2.3.1 Monthly Debt Service Payments. Borrower shall pay to Lender (a) on the Closing Date, an amount equal to interest only on the outstanding principal balance of the Loan from (and including) the Closing Date up to and including May 14, 2026, which interest shall be calculated in accordance with the provisions of Section 2.2 hereof and (b) on each Payment Date commencing on the Payment Date occurring in June 2026 and on each Payment Date thereafter up to and including the Maturity Date, Borrower shall make a payment to Lender equal to the Monthly Debt Service Payment Amount. Payments pursuant to this Section 2.3.1 shall first be applied to interest due for the related Interest Period in which the Payment Date occurs and then to any other amounts due and unpaid pursuant to this Agreement and the other Loan Documents. Notwithstanding the foregoing, if the Loan is funded into escrow prior to the Closing Date then interest shall accrue on the outstanding principal balance of the Loan from and including the day of such deposit into escrow. 2.3.2 Payments Generally. The first Interest Period hereunder shall commence on and include the Closing Date and shall end on and include May 14, 2026 (subject to the last sentence of Section 2.3.1). Thereafter during the term of the Loan, each Interest Period shall commence on the fifteenth (15th) day of the calendar month immediately preceding the calendar month in which the related Payment Date occurs and shall end on and include the fourteenth (14th) day of the calendar month in which the related Payment Date occurs. For purposes of making payments hereunder, but not for purposes of calculating Interest Periods, if the day on which such payment is due is not a Business Day, then amounts due on such date shall be due on the immediately preceding Business Day. With respect to payments of principal of the Loan due on the Maturity Date, interest shall be payable at the Interest Rate or the Default Rate, as the case may be, through and including the last day of the related Interest Period. All amounts due under this Agreement and the other Loan Documents shall be payable without setoff, counterclaim, defense or any other deduction whatsoever unless required by applicable law. 2.3.3 Payment on Maturity Date. Borrower shall pay to Lender on the Maturity Date the outstanding principal balance of the Loan, all accrued and unpaid interest and all other amounts due hereunder and under the Note, the Mortgage and the other Loan Documents. 2.3.4 Late Payment Charge. If any principal, interest or any other sums due under the Loan Documents are not paid by Borrower on or prior to the date on which it is due (other than the principal amount due on the Maturity Date or any accelerated principal amount in

63 the event of the acceleration of the Loan), Borrower shall pay to Lender upon demand an amount equal to the lesser of: (i) four percent (4%) of such unpaid sum; and (ii) the Maximum Legal Rate, in each case, in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Any such amount shall be secured by the Mortgage and the other Loan Documents to the extent permitted by applicable law. 2.3.5 Method and Place of Payment. Except as otherwise specifically provided herein, all payments and prepayments under this Agreement and the Note shall be made to Lender not later than (a) 11:00 a.m., New York City time, for all payments other than the payment due on the Maturity Date and (b) 2:00 p.m., New York City time, for the payment due on the Maturity Date, on the date when due and shall be made in lawful money of the United States of America in immediately available funds at Lender’s office or as otherwise directed by Lender, and any funds received by Lender after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding Business Day. Section 2.4 Prepayments. 2.4.1 Voluntary Prepayments. Borrower may prepay the Loan in whole or in part (including one or more prepayments in an amount sufficient to effectuate a Debt Yield Cure) on any Business Day, provided that (a) Borrower gives Lender not less than thirty (30) days’ prior written notice of the amount of the Loan that Borrower intends to prepay and the intended date of prepayment which notice shall be revocable or subject to modification (including extension of the intended prepayment date) by Borrower at any time (the “Prepayment Notice”); (b) if any prepayment is made during the period commencing on the first calendar day immediately following a Payment Date to, but not including, the Interest Determination Date in such calendar month, Borrower shall pay to Lender the Interest Shortfall amount, if any, estimated by Lender to be due in connection with such prepayment, provided, that once the Interest Rate for the next occurring Interest Period can be determined, Lender shall calculate the actual amount of interest required to be paid by Borrower for such prepayment and (x) if the Interest Shortfall paid to Lender is in excess of the amount required to be paid pursuant to this Section 2.4.1, Lender shall promptly return to Borrower such excess amount and (y) if the Interest Shortfall is less than the amount required to be paid pursuant to this Section 2.4.1, Borrower shall pay to Lender within three (3) Business Days of notice from Lender, the amount of such deficiency and (c) Borrower pays Lender, in addition to the outstanding principal amount of the Loan to be prepaid, (i) all interest that would have accrued on the amount of the Loan to be paid through and including (x) with respect to any portion of the Loan that is not subject to a Securitization, the date on which such prepayment is made or (y) with respect to any portion of the Loan that is subject to a Securitization, the last day of the Interest Period related to the Payment Date next occurring following the date of such prepayment or, if such prepayment occurs on a Payment Date, interest which would have accrued on the prepayment amount through and including the last day of the Interest Period related to such Payment Date (the “Additional Interest”); (ii) all other sums then due and payable under this Agreement, the Note, and the other Loan Documents, including, but not limited to the actual Breakage Costs (if any and provided that if such prepayment includes the payment of Additional Interest, no Breakage Costs shall be payable to Lender) and all of Lender’s reasonable, actual out- of-pocket costs and expenses (including reasonable attorney’s fees and disbursements) incurred by Lender in connection with such prepayment of the Loan and any actual out-of-pocket costs and

64 expenses incurred in connection with a rescinded or extended Prepayment Notice; and (iii) if such prepayment is made on or prior to the Spread Maintenance End Date, the Spread Maintenance Payment. 2.4.2 Mandatory Prepayments. On the next occurring Payment Date following the date on which Lender actually receives any Net Proceeds, if Lender is not obligated to make such Net Proceeds available to Borrower for the Restoration of the Property or otherwise remit such Net Proceeds to Borrower pursuant to Section 6.4 hereof, Borrower hereby authorizes Lender to apply such Net Proceeds as follows, (a) first, to the actual reasonable costs of Lender incurred in connection with such prepayment to the extent such amounts are not paid to Lender in accordance with Article VI hereof excluding any Breakage Costs, (b) then, to any interest and other amounts due and payable under the Loan (other than principal) and (c) then to the outstanding principal balance of the Loan (collectively, the “Mortgage Mandatory Prepayment Amount”). Except during the continuance of an Event of Default, any Net Proceeds to be applied pursuant to this Section 2.4.2 in excess of the Mortgage Mandatory Prepayment Amount shall be disbursed to Borrower. After the occurrence of and during the continuance of an Event of Default, Lender may apply such Net Proceeds to the Debt (until paid in full) in any order or priority in its sole discretion. Other than during the continuance of an Event of Default, no Spread Maintenance Payment (to the extent that such prepayment occurs on or prior to the Spread Maintenance End Date) or other premium, penalty or charge shall be due in connection with any prepayment made pursuant to this Section 2.4.2. 2.4.3 Prepayments After Default. If, during the continuance of an Event of Default, payment of all or any part of the Debt is tendered by Borrower or otherwise recovered by Lender (including, without limitation, through application of any Reserve Funds), such tender or recovery shall be (a) made on the next occurring Payment Date together with the Monthly Debt Service Payment Amount and (b) deemed a voluntary prepayment by Borrower in violation of the prohibition against prepayment set forth in Section 2.4.1 hereof, and shall in all instances include (i) an amount equal to the Spread Maintenance Payment on the portion of such prepayment if such tender or recovery occurs on or prior to the Spread Maintenance End Date and (ii) all interest which would have accrued on the amount of the Loan to be paid through the end of the related Interest Period. 2.4.4 Application of Interest and Prepayments to Components. Provided no Event of Default has occurred and is continuing, (a) payments of interest shall be applied by Lender as follows: (i) first, to the payment of interest then due and payable under Component A; (ii) second, to the payment of interest then due and payable under Component B, (iii) third, to the payment of interest then due and payable under Component C, (iv) fourth, to the payment of interest then due and payable under Component D, (v) fifth, to the payment of interest then due and payable under Component E and (vi) sixth, to the payment of interest then due and payable under Component HRR and (b) any voluntary or mandatory prepayment of the principal of the Loan including, without limitation, pursuant to Sections 2.4.1, 2.4.2, 2.4.3, 2.6 and 6.4 shall be applied by Lender as follows: (i) first, to the reduction of the outstanding principal balance of Component A until reduced to zero; (ii) second, to the reduction of the outstanding principal balance of Component B until reduced to zero, (iii) third, to the reduction of the outstanding principal balance of Component C until reduced to zero, (iv) fourth, to the reduction of the outstanding principal balance of Component D until reduced to zero, (v) fifth, to the reduction of

65 the outstanding principal balance of Component E until reduced to zero, and (vi) sixth, to the reduction of the outstanding principal balance of Component HRR until reduced to zero. Notwithstanding anything herein to the contrary, during the continuance of any Event of Default, any payment of principal from whatever source may be applied by Lender among the Notes or Components in Lender’s sole discretion. Section 2.5 Intentionally Omitted. Section 2.6 Release of Property. Except as set forth in Section 2.4.2 or this Section 2.6, no repayment, prepayment of all or any portion of the Loan shall cause, give rise to a right to require, or otherwise result in, the release of the Lien of the Mortgage. For the avoidance of doubt, any prepayment of the Loan in connection with a Condemnation or Casualty shall be governed by and made in accordance with Section 2.4.2, Section 6.3 and Section 6.4 hereof. 2.6.1 Release of Property Upon Payment in Full. (a) If Borrower has the right to and has elected to prepay the entire Loan and the requirements of Section 2.4 (as applicable) and this Section 2.6 have been satisfied or the Loan is repaid in full on the Maturity Date, all of the Property shall be released from the Lien of the Mortgage, except those obligations expressly stated to survive repayment of the Loan. In lieu of a release of the Lien of any Mortgage, at Borrower’s option, it may obtain an assignment thereto to one or more designees in accordance with Section 2.6.1(c) hereof. (b) In connection with the release of the Mortgage, Borrower shall submit to Lender, not less than five (5) Business Days prior to the date on which the prepayment will be made, a release (or assignment) of Lien (and related Loan Documents) for the Property for execution by Lender. Such release (or assignment) shall be in a form appropriate in the jurisdiction in which the Property is located and that would be satisfactory to a prudent lender acting reasonably. Borrower shall pay all reasonable third-party costs and expenses incurred by Lender in connection with such release and the then current reasonable and customary fee being assessed by Servicer to effect such release. (c) Upon the request of Borrower in connection with the payment in full of the Debt in accordance with the terms and provisions of the Loan Documents, Lender agrees to cooperate, at Borrower’s sole cost and expense (including Lender’s reasonable third party attorneys’ fees and disbursements), to provide an assignment of the Mortgage and the Note without representation, recourse, covenant or warranty of any nature, express or implied, in lieu of the release (except for customary representations and warranties, including, without limitation, that, the Lender is the sole holder of such Mortgage and/or Note, such Mortgage and/or Note is not presently assigned, pledged or otherwise encumbered, and such Lender has the full power and authority to execute and deliver such assignment and/or allonge). 2.6.2 Release of Parking Parcel. Lender agrees to release from the Lien of the Mortgage and the other Loan Documents Borrower’s fee simple interest in that certain parking parcel more particularly described in Schedule XX hereof (the “Parking Parcel”), upon satisfaction of the following conditions by Borrower (such transaction, the “Parking Parcel Release”):

66 (a) Not less than ten (10) Business Days prior to the date of the release, Borrower delivers a revocable notice to Lender (the “Release Notice”) setting forth the date of the proposed release, the name of the proposed transferee (provided that if such Release Notice is revoked by Borrower, Borrower shall pay all of Lender’s actual, reasonable out-of-pocket costs and expenses incurred in connection with such revocation within ten (10) Business Days of Lender’s demand therefor); (b) No Event of Default shall be continuing on the date that the Parking Parcel is released from the Lien of the Mortgage thereon other than as expressly permitted pursuant to Section 2.6.4 below; (c) Borrower pays to Lender at the closing of the Parking Parcel Release an amount no less than the Release Price for the Parking Parcel and such prepayment shall be deemed a voluntary prepayment for all purposes hereunder and the requirements of Section 2.4.1 hereof shall be satisfied, including, without limitation, the payment of the applicable Spread Maintenance Payment, if any; (d) Borrower delivers to Lender (i) evidence reasonably acceptable to Lender that (A) the Property upon the release of the Parking Parcel shall continue to have sufficient parking to comply with the Management Agreement, and the other Permitted Encumbrances, (B) either (I) the Parking Parcel (together with any appurtenant easements or other rights with respect to adjacent property) is not necessary for the Property to comply with any zoning, building, land use or parking or other similar Legal Requirements with respect to the Property, to the extent that the Parking Parcel would be necessary for any such purpose, or (II) Borrower has entered into an agreement pursuant to clause (D) below to provide additional parking on other parcels of land as needed to comply with such Legal Requirements, (C) an easement agreement, parking agreement or similar agreement, in form and substance reasonably acceptable to Lender, has been or will be executed and recorded that would allow the Borrower to continue to use the Parking Parcel to the extent necessary to comply with any zoning, building, land use or parking or other similar Legal Requirements with respect to the Property or (D) Borrower may enter into any parking agreement or easement agreement to provide parking on other parcels of land if additional parking is needed for zoning or the use of the Property without Lender’s consent, so long as such agreement is on arms’ length terms and contains commercially reasonable parking rates and such agreement is not reasonably likely to cause a material adverse effect on the condition (financial or otherwise) or business of Borrower or the condition or ownership of the Property, (ii) a subordination agreement in form and substance reasonably acceptable to Lender with respect to any easement agreement, parking agreement or similar agreement required under the above clause (i)(C); and (iii) an Officer’s Certificate of Borrower stating that after giving effect to such transfer, the balance of the Property (together with any appurtenant easements or other rights with respect to adjacent property), excluding the Parking Parcel, conforms to and is in compliance in all material respects with applicable Legal Requirements and constitutes or will constitute a separate tax parcel; (e) If reasonably requested by Lender, Borrower shall deliver to Lender an endorsement or comfort letter (to the extent available and customarily required in the state where the Property is located) with regards to the Title Insurance Policy insuring the Mortgage, which (i) insures no change in the priority of the Mortgage on the balance of the Property (exclusive of the Parking Parcel) and (ii) if applicable, insure the rights and benefits under any new or amended

67 easement agreement or such other agreement required pursuant to Section 2.6.2(d)(i)(C) above that has been executed and recorded, if any; (f) The Debt Yield immediately after giving effect to the Parking Parcel Release is no less than the greater of (i) the Closing Date Debt Yield and (ii) the Debt Yield immediately prior to the Parking Parcel Release, the “Release Debt Yield”); provided, however, (x) the foregoing Debt Yield calculation shall take into consideration (1) any allocation of (i) revenue that was previously included in the calculation of Net Operating Income that will no longer be generated by Borrower or Operating Lessee after giving effect to the Parking Parcel Release and (ii) costs or expenses (including Operating Expenses) that will no longer be the responsibility of Borrower or Operating Lessee and (2) the repayment of the Loan by the Release Price as provided in clause (c) above and (y) Borrower shall be permitted to (A) partially prepay the Loan in accordance with Section 2.4.1 in an amount necessary to satisfy the Release Debt Yield (such amount, the “Release Debt Yield Cure Amount”) (other than the requirement to provide thirty (30) days’ notice to Lender) or (B) provide cash collateral or a Letter of Credit, in an amount equal to the Release Debt Yield Cure Amount. So long as no Event of Default is then continuing, upon the achievement of a Debt Yield equal to or exceeding the Release Debt Yield for two (2) consecutive calendar quarters (without accounting for any such cash collateral or Letter of Credit in the calculation of the Debt Yield), any Letter of Credit or remaining amounts of cash collateral deposited with Lender pursuant hereto for the purpose of achieving the Release Debt Yield and effectuating a Parking Parcel Release shall be promptly returned to Borrower; (g) Borrower shall deliver to Lender an Officer’s Certificate stating that Borrower and/or Operating Lessee has complied with any requirements applicable to the release in the Management Agreement, easement agreements, or any other Permitted Encumbrance and that the release does not violate any of the provisions of such documents and that any such release of the Parking Parcel shall not result in any right in favor of a third party of offset, abatement or reduction of rent payable to Borrower and/or Operating Lessee or any right in favor of a third party of termination, cancellation or surrender under the Leases, Management Agreement, easement agreements or other material agreement by which Borrower or the Property is bound or encumbered and which would have, in each case, a material adverse effect on the condition (financial or otherwise) or business of Borrower or Operating Lessee or the condition or ownership of the Property; (h) Borrower shall deliver to Lender any other information and documents of a ministerial or administrative nature which would be required by a prudent lender acting reasonably relating to the release of the Parking Parcel that Lender has requested within five (5) Business Days of the Release Notice; (i) Borrower shall reimburse Lender and Servicer, if any, for any reasonable actual third party costs and expenses arising from such release (including reasonable and actual out-of- pocket attorneys’ fees and expenses) and Borrower shall have paid, in connection with such release, all recording charges, filing fees, similar taxes or other actual out-of-pocket expenses payable in connection therewith; (j) Borrower shall simultaneously with the release of the Parking Parcel transfer title to the Parking Parcel to a Person(s) other than Borrower or Operating Lessee; provided, however,

68 that, to the extent such transferee is an Affiliate of Borrower or Guarantor, upon Lender request, Borrower shall have obtained and provided to Lender an Additional Insolvency Opinion acceptable to Lender in its reasonable discretion and acceptable to the Approved Rating Agencies; (k) Borrower shall deliver to Lender, for execution, at least five (5) Business Days prior to the date of release, a release of Lien for the Parking Parcel, which release shall be in form appropriate in the jurisdiction in which the Property is located and is in form and substance reasonably satisfactory to Lender; and (l) Notwithstanding anything to the contrary contained herein or in any other Loan Document, if the Loan is included in a REMIC Trust and the Loan-to-Value Ratio (as determined by Lender in its reasonable good faith discretion using any commercially reasonable method permitted to a REMIC Trust) exceeds or would exceed 125% immediately after the release of the Parking Parcel, no release will be permitted unless the principal balance of the Loan is prepaid by an amount not less than the least of one (1) of the following amounts: (A) the net proceeds of an arm’s length sale of the Parking Parcel to a Person that is not an Affiliate of Borrower, (B) the fair market value of the Parking Parcel at the time of the release, or (C) an amount such that the Loan- to-Value Ratio (as so determined by Lender) after the release of the Parking Parcel is not greater than the Loan-to-Value Ratio of the Property immediately prior to such release, unless Lender receives an opinion of counsel that the Securitization will not fail to maintain its status as a REMIC Trust as a result of the release of the Parking Parcel. Any such prepayment shall be deemed a voluntary prepayment and shall be subject to Section 2.4.1 hereof (other than the requirements to prepay the Debt in full and provide thirty (30) days’ notice to Lender). 2.6.3 Intentionally Omitted. 2.6.4 Default Releases. Notwithstanding anything to the contrary contained herein, Borrower shall have the right to cause the release of the Parking Parcel in order to cure an Event of Default (a “Release Default”) related to the Parking Parcel, provided that: (i) either (x) prior to releasing the Parking Parcel, Borrower demonstrates to Lender that, to the extent such Release Default is curable, it has used commercially reasonable efforts to pursue a cure of such Release Default (which efforts shall not require any capital contributions to be made to Borrower), or (y) such Release Default related to an environmental condition at the Parking Parcel; and (ii) such Release Default was not caused by (or at the direction of) Borrower or an Affiliate thereof in bad faith to circumvent the requirements of this Section 2.6 (a “Default Release”). In connection with any Default Release, Borrower shall be required to satisfy the conditions set forth in this Section 2.6.2, except that (I) Borrower shall not be required to satisfy the condition set forth in Section 2.6.2(b) to the extent any such Release Default relates to the portion of the Property that is the subject of the Default Release and (II) Borrower shall not be required to satisfy the condition set forth in Section 2.6.2(f), and provided, further, that with respect to any transfer of the Parking Parcel related to such Default Release to an Affiliate of Borrower, Borrower provides an Additional Insolvency Opinion addressing such transfer to an Affiliate. Any prepayment of the Loan in connection with a Default Release shall be deemed a voluntary prepayment, and shall be subject to satisfaction of the conditions set forth in Section 2.4.1(a) (other than the requirement to provide ten (10) days’ prior written notice; provided, that no Spread Maintenance Payment or other premium, penalty or charge shall be due in connection with any prepayment made in connection with a Default Release).

69 Section 2.7 Lockbox Account/Cash Management. 2.7.1 Lockbox Account. (a) During the term of the Loan, Borrower shall (or shall cause Operating Lessee to) establish and maintain an account (the “Lockbox Account”) with Lockbox Bank in trust for the benefit of Lender, which Lockbox Account shall be under the sole dominion and control of Lender. The Lockbox Account shall be entitled “MIH OPCO LLC, as Operating Lessee, and Wells Fargo Bank, National Association and JPMorgan Chase Bank, National Association, collectively, as Lender, pursuant to Loan Agreement dated as of May 1, 2026 – Lockbox Account”. So long as the Property is subject to a Brand Management Agreement with a Brand Manager, Borrower and Operating Lessee shall cause the Brand Manager pursuant to the Brand Management Agreement or Manager SNDA to, and Brand Manager shall, deliver directly to the Lockbox Account all income and proceeds to which Operating Lessee is entitled pursuant to the Brand Management Agreement within one (1) Business Day after the Operating Lessee is entitled to distributions thereto from Brand Manager pursuant to the Brand Management Agreement. If the Property is not subject to a Management Agreement with a Brand Manager, Borrower and/or Operating Lessee, as applicable, shall cause the Manager pursuant to the Management Agreement to, and Manager shall, deliver all Rent and other income and proceeds directly to the Lockbox Account within two (2) Business Days following receipt thereof. In the event that any such amounts or any Rents in respect of the Property are paid directly to Borrower or Operating Lessee, Borrower and/or Operating Lessee, as applicable, shall deposit such amounts or such Rents into the Lockbox Account within two (2) Business Days following Borrower’s and/or Operating Lessee’s receipt thereof, except for such other Rents that are required to be deposited into the Manager’s Account pursuant to the Brand Management Agreement. Borrower and Operating Lessee shall promptly direct any Person delivering any such amounts or such other Rents directly to Borrower or Operating Lessee, to deliver such amounts or such other Rents directly to the Lockbox Account or if the Property is being managed by a Brand Manager pursuant to a Brand Management Agreement, to the Manager’s Account, as applicable. For the avoidance of doubt, capital contributions of the indirect owners of Borrower or Operating Lessee shall not constitute Rents. Operating Lessee hereby grants to Lender a first-priority security interest in the Lockbox Account and all deposits at any time contained therein and the proceeds thereof and will take all actions necessary to maintain in favor of Lender a perfected first priority security interest in the Lockbox Account, including, without limitation, filing UCC-1 Financing Statements and continuations thereof. Such financing statements may describe as the collateral covered thereby “all assets of the debtor, whether now owned or hereafter acquired” or words to that effect. Lender and Servicer shall have the sole right to direct withdrawals from the Lockbox Account in accordance with and subject to the Lockbox Agreement and all costs and expenses for establishing and maintaining the Lockbox Account shall be paid by Borrower or Operating Lessee. All monies now or hereafter deposited into the Lockbox Account shall be deemed additional security for the Debt. The Lockbox Agreement and Lockbox Account shall remain in effect until the Loan has been repaid in full. (b) Borrower has obtained (or has caused Operating Lessee to have obtained) from Lockbox Bank, its agreement to transfer to the Cash Management Account (other than a reasonable peg balance and the reasonable fees of the Lockbox Bank as more particularly described in the Lockbox Agreement), during a Cash Trap Period upon notice from Lender to Lockbox Bank of such Cash Trap Period (the “Cash Trap Sweep Instructions”), all amounts on deposit in the Lockbox Account on each Business Day. In the event of a Cash Trap Event Cure, Lender shall,

70 within three (3) Business Days of Borrower’s or Operating Lessee’s written request, provide notice of such Cash Trap Event Cure to the Cash Management Bank under the Cash Management Agreement that a Cash Trap Period is no longer in effect and that all amounts on deposit in the Cash Management Account shall be transferred by the Cash Management Bank to an account designated by Borrower or Operating Lessee (provided no other Cash Trap Period is then continuing). Prior to the occurrence of the first Cash Trap Event, all amounts on deposit in the Lockbox Account shall be transferred by Lockbox Bank to an account designated by Borrower (or Operating Lessee) on each Business Day. From and after the occurrence of the first Cash Trap Event, during the Cash Trap Period, all amounts on deposit in the Lockbox Account shall be transferred by Lockbox Bank on each Business Day to the Cash Management Agreement and disbursed in accordance with this Agreement and the Cash Management Agreement. (c) Subject to Priority Waterfall Payments made pursuant to Section 2.7.2(e) hereof, upon the occurrence and during the continuance of an Event of Default, Lender may, in addition to any and all other rights and remedies available to Lender, apply any sums then present in the Lockbox Account to the payment of the Debt in any order in its sole discretion, subject to the terms of Section 7.7 of this Agreement. (d) The Lockbox Account shall be an Eligible Account and shall not be commingled with other monies held by Borrower, Operating Lessee, Manager or Lockbox Bank. (e) Each of Borrower and Operating Lessee shall not further pledge, assign or grant any security interest in the Lockbox Account or the monies deposited therein or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto. (f) Borrower and Operating Lessee shall indemnify Lender and hold Lender harmless from and against any and all actions, suits, claims, demands, liabilities, losses, damages, obligations and actual and out-of-pocket costs and expenses (including litigation costs and reasonable attorneys’ fees and expenses) arising from or in any way connected with the Lockbox Account and/or the Lockbox Agreement (unless arising from the gross negligence or willful misconduct of Lender or from and after a Foreclosure) or the performance of the obligations for which the Lockbox Account was established. (g) Operating Lessee hereby grants to Lender a first priority security interest in all of its right, title and interest in the deposit account described in the FF&E DACA. Each of Borrower and Operating Lessee shall use commercially reasonable efforts to cause the Manager to maintain such account in an Eligible Account during the term of the Loan. (h) Borrower and Operating Lessee shall use commercially reasonable efforts to cause the Manager to maintain each Manager Account in an Eligible Account during the term of the Loan. (i) Each of Borrower and Operating Lessee shall not (and shall not permit Manager to) terminate, amend or modify any of the FF&E DACA without the prior written consent of Lender and Borrower shall, or shall cause Operating Lessee to, deposit funds (and cause the withdrawal/disbursement of such funds) in the Repairs and Equipment Escrow pursuant to the

71 Brand Management Agreement and the related FF&E DACA. Lender, Operating Lessee and Borrower agree that, provided: (i) Marriott Manager (or a Brand Manager pursuant to a Replacement Management Agreement) is managing the Property in accordance with the Brand Management Agreement; and (ii) the Brand Management Agreement has not been terminated in accordance with the terms thereof (x) Lender shall not issue an access termination notice or other notice terminating Marriott Manager’s (or such other Brand Manager’s) access to the funds on deposit in the Repairs and Equipment Escrow, (y) the funds held in the Repairs and Equipment Escrow shall only be used for the purposes set forth in the Brand Management Agreement, and (z) in no event shall funds on deposit in the Repairs and Equipment Escrow be applied as payment on the Loan, whether following an Event of Default or otherwise, provided that, the foregoing shall in no way affect Lender’s rights pursuant to the Manager SNDA and shall not otherwise restrict the application (i) by Lender, of funds appropriately received by Lender under the Manager SNDA or (ii) by Borrower or Operating Lessee, of funds received by Borrower or Operating Lessee under the Brand Management Agreement to the payment of the Loan. 2.7.2 Cash Management Account. (a) Upon the occurrence and during the continuance of a Cash Trap Period, Borrower shall establish and maintain a segregated Eligible Account (the “Cash Management Account”) to be held by Cash Management Bank in trust and for the benefit of Lender, which Cash Management Account shall be under the sole dominion and control of Lender. The Cash Management Account shall be entitled as set forth in the Cash Management Agreement. Borrower hereby grants to Lender a first priority security interest in the Cash Management Account and all deposits at any time contained therein and the proceeds thereof and will take all actions necessary to maintain in favor of Lender a perfected first priority security interest in the Cash Management Account, including, without limitation, filing UCC-1 Financing Statements and continuations thereof. Borrower will not in any way alter or modify the Cash Management Account and will notify Lender of the account number thereof. Lender and Servicer shall have the sole right to make withdrawals from the Cash Management Account and all costs and expenses for establishing and maintaining the Cash Management Account shall be paid by Borrower. Within three (3) Business Days of the opening of the Cash Management Account, Borrower shall cause to be delivered to Lender a legal opinion in form and substance reasonably acceptable to Lender with respect to the creation and perfection of a security interest in favor of Lender in the accounts in which a security interest is granted under the Cash Management Agreement. (b) The insufficiency of funds on deposit in the Cash Management Account shall not relieve Borrower from the obligation to make any payments, as and when due pursuant to this Agreement and the other Loan Documents, and such obligations shall be separate and independent, and not conditioned on any event or circumstance whatsoever. (c) Subject to Section 2.7.2(e) hereof, all funds on deposit in the Cash Management Account following the occurrence and during the continuance of an Event of Default may be applied by Lender pursuant to the terms of any Loan Document in such order and priority as Lender shall determine, subject to the terms of Section 7.7 of this Agreement. (d) Borrower hereby agrees that Lender may modify the Cash Management Agreement for the purpose of establishing additional sub-accounts in connection with any payments otherwise

72 required under this Agreement and the other Loan Documents and Lender shall provide prior written notice thereof to Borrower no less than five (5) Business Days prior to such modification. (e) Notwithstanding anything contained herein or in the other Loan Documents to the contrary, Lender agrees that, notwithstanding the existence of an Event of Default, prior to a Priority Payment Cessation Event, Lender shall apply amounts on deposit in the Cash Management Account to payment of the Priority Waterfall Payments. Any amounts remaining in the Cash Management Account after payment of the Priority Waterfall Payments shall be deposited in the Excess Cash Flow Reserve Account and applied in accordance with Section 7.6 hereof. 2.7.3 Order of Priority of Funds in the Cash Management Account. During the continuance of a Cash Trap Period and provided no Event of Default has occurred and is continuing (subject to the exception for Priority Waterfall Payments as set forth in Section 2.7.2(e)), all funds on deposit in the Cash Management Account shall be applied to the following accounts on each Business Day in the following order of priority (to the extent of available funds): (a) First, to the Tax and Insurance Reserve Account, funds sufficient to pay the next monthly deposit to the Tax and Insurance Reserve Account if such a deposit is then required pursuant to the terms and provisions of Section 7.2; (b) Second, to the Hotel Taxes and Custodial Funds Account (as defined in the Cash Management Agreement), funds sufficient to pay any Hotel Taxes and Custodial Funds then due and payable that will not be paid by Manager from the Manager Account; (c) Third, to the Debt Service Account (as defined in the Cash Management Agreement), funds sufficient to pay the next Monthly Debt Service Payment Amount; (d) Fourth, to the Debt Service Account, funds sufficient to pay any interest due and payable at the Default Rate (less amounts already paid thereof pursuant to clause (c) above), late payment charges and any other amounts then due under the Loan Documents with respect to the Debt (other than the payment of any outstanding principal balance of the Loan on the Maturity Date, whether such Maturity Date is the scheduled Maturity Date or an earlier date due to an acceleration of the Loan), if any; (e) Fifth, to the account for funds sufficient to pay the fees and expenses of Cash Management Bank under the Cash Management Agreement then due and payable; (f) Sixth, to the Operating Expense Account (as defined in the Cash Management Agreement), payments for Operating Expenses (including without limitation, any management fees, basic and incentive fees or other fees and reimbursables payable to Manager under the Management Agreement) for the applicable period in accordance with the Annual Budget or Approved Annual Budget that will not be paid by Manager from the Manager Account; (g) Seventh, to the Replacement Reserve Account, funds sufficient to pay the next Replacement Reserve Monthly Deposit pursuant to Section 7.3, if required pursuant to the terms of Section 7.3.1; and

73 (h) Eighth, during a Cash Trap Period only, to the Excess Cash Flow Reserve Account, all amounts remaining in the Cash Management Account after deposits for items (a) through (g) above. 2.7.4 Payments Received Under the Cash Management Agreement. Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, and provided no Event of Default has occurred and is continuing, Borrower’s obligations with respect to the payment of the Monthly Debt Service Payment Amount and amounts required to be deposited into the Reserve Funds, if any, shall be deemed satisfied to the extent sufficient amounts are deposited in the Cash Management Account to satisfy such obligations pursuant to this Agreement and the Cash Management Agreement on the dates each such payment is required, regardless of whether any of such amounts are so applied by Lender. Section 2.8 Withholding Taxes. (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower under any Loan Document shall be made without deduction or withholding for any Section 2.8 Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of the Borrower or other applicable withholding agent) requires the deduction or withholding of any Section 2.8 Tax from any such payment by the Borrower, then the Borrower or other applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Section 2.8 Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the Lender receives an amount equal to the sum it would have received had no such deduction or withholding been made. For the purposes of this Section 2.8, the term “applicable law” shall include FATCA. (b) Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law any Other Taxes. (c) Indemnification by the Borrower. The Borrower shall indemnify each Lender, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.8) payable or paid by such Lender or required to be withheld or deducted from a payment to such Lender and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender shall be conclusive absent manifest error. (d) Evidence of Payments. As soon as practicable after any payment of Section 2.8 Taxes by the Borrower to a Governmental Authority pursuant to this Section 2.8, the Borrower shall deliver to the applicable Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to such Lender. (e) Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Section 2.8 Tax with respect to payments made under any Loan Document shall

74 deliver to the Borrower or other applicable withholding agent, at the time or times reasonably requested by the Borrower or other applicable withholding agent, such properly completed and executed documentation reasonably requested by the Borrower or other applicable withholding agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or other applicable withholding agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or other applicable withholding agent as will enable the Borrower or other applicable withholding agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.8(e)(ii)(A), 2.8(e)(ii)(B) and 2.8(e)(ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. (i) Without limiting the generality of the foregoing, (A) any Lender that is a U.S. Person shall deliver to the Borrower on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax; (B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower), whichever of the following is applicable: (1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or W8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Section 2.8 Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Section 2.8 Tax pursuant to the “business profits” or “other income” article of such tax treaty; (2) executed originals of IRS Form W-8ECI; (3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form attached hereto as

75 Schedule VIII-A to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or W8BEN-E; or (4) to the extent a Foreign Lender is a partnership or is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W8BEN-E, a U.S. Tax Compliance Certificate substantially in the form attached hereto as Schedule VIII-B or Schedule VIII-C, as applicable, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form attached hereto as Schedule VIII-D on behalf of each such direct and indirect partner; (C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Section 2.8 Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower to determine the withholding or deduction required to be made; and (D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Section 2.8 Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower at the time or times prescribed by law and at such time or times reasonably requested by the Borrower such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower as may be necessary for the Borrower to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

76 Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower in writing of its legal inability to do so. (f) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Section 2.8 Taxes as to which it has been indemnified pursuant to this Section 2.8 (including by the payment of additional amounts pursuant to this Section 2.8), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Section 2.8 Taxes giving rise to such refund), net of all out-of-pocket expenses (including Section 2.8 Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (f) the payment of which would place the indemnified party in a less favorable net after-tax position than the indemnified party would have been in if the Section 2.8 Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Section 2.8 Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its tax returns (or any other information relating to its Section 2.8 Taxes that it deems confidential) to the indemnifying party or any other Person. (g) Survival. Each party’s obligations under this Section 2.8 shall survive any assignment of rights by, or the replacement of, a Lender and the repayment, satisfaction or discharge of all obligations under any Loan Document. Notwithstanding the foregoing or anything to the contrary set forth in this Section 2.8, Borrower shall not be obligated to pay pursuant to this Section 2.8, and Lender shall not be entitled to claim compensation pursuant to this Section 2.8 for any amounts which were incurred or which accrued more than ninety (90) days before the date Lender notified Borrower of the circumstance on which such claim of compensation is based and delivered to Borrower a written statement setting forth in reasonable detail the basis for calculating the amounts payable by Borrower under this Section 2.8. (h) Lender hereby agrees that, upon the occurrence of any circumstances entitling Lender to additional amounts pursuant to this Section 2.8, Lender shall use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different applicable lending office for the receipt of payments with respect to, or the funding or booking of, its Loan hereunder, if, in the reasonable judgment of such Lender, such designation (i) would eliminate or reduce such additional amounts payable pursuant to Section 2.8 in the future, and (ii) would not subject such Lender to any material unreimbursed cost or expense and would not otherwise be materially disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with such designation. Section 2.9 Extension of the Maturity Date. Borrower shall have the option to extend the Initial Maturity Date of the Loan for three (3) successive terms (each such option, an

77 “Extension Option” and each such successive term, an “Extension Term”) of one (1) year each (the Maturity Date following the exercise of each such option is hereinafter the “Extended Maturity Date”) upon satisfaction of the following terms and conditions: (a) no Event of Default shall have occurred and be continuing at the commencement of the applicable Extension Term; (b) Borrower shall provide Lender with written revocable notice of its election to extend the Maturity Date as aforesaid not later than thirty (30) days and not earlier than one hundred twenty (120) days prior to the date the Loan is then scheduled to mature (provided that if Borrower shall subsequently revoke such notice, Borrower shall be responsible for Lender’s reasonable, out-of-pocket costs and expenses incurred in connection with same); and (c) If the Interest Rate Cap Agreement is scheduled to mature prior to the applicable Extended Maturity Date, Borrower shall (i) obtain and deliver to Lender on the first day of each Extension Option, one or more Interest Rate Cap Agreements in form substantially identical to the Interest Rate Cap Agreements delivered to Lender in connection with the closing of the Loan or in a form otherwise reasonably acceptable to Lender from an Acceptable Counterparty in a notional amount equal to the then outstanding principal balance of the Loan, which Interest Rate Cap Agreement shall have a Benchmark strike price that is not greater than the Strike Price and be effective commencing on the first date of such Extension Option and shall be for a term through the end of the then-applicable Maturity Date of the Loan (or to the extent a Securitization has occurred, through the end of the Interest Period associated with the then-applicable Maturity Date of the Loan) after giving effect to the option then being exercised, and (ii) deliver an assignment of interest rate cap agreement with respect to any Replacement Interest Rate Cap Agreement in form and substance substantially similar to the Assignment of Interest Rate Cap Agreement delivered on the Closing Date, together with a legal opinion of counsel to the counterparty as reasonably required by Lender. Borrower shall comply with the other obligations set forth in Section 2.2.7 hereof regarding such replacement Interest Rate Cap Agreement. Section 2.10 Letter of Credit. 2.10.1.1. The following provisions shall apply to all instances set forth in the Loan Documents related to the delivery of a Letter of Credit to Lender as additional collateral for the Loan: (a) Borrower shall give Lender no less than ten (10) days’ revocable notice of Borrower’s election to deliver a Letter of Credit and Borrower shall pay to Lender all of Lender’s reasonable out-of-pocket costs and expenses in connection therewith, if any. Borrower shall not be entitled to draw from any such Letter of Credit. (b) Each Letter of Credit delivered under this Agreement shall be additional security for the payment of the Debt. Upon the occurrence and during the continuance of an Event of Default, Lender shall have the right, at its option, to draw on any Letter of Credit and to apply all or any part thereof to the payment of the items for which such Letter of Credit was established or to apply each such Letter of Credit to payment of the Debt in such order, proportion or priority as Lender may determine.

78 (c) In addition to any other right Lender may have to draw upon a Letter of Credit pursuant to the terms and conditions of this Agreement, Lender shall have the additional rights to draw in full any Letter of Credit: (i) with respect to any evergreen Letter of Credit, if Lender has received a notice from the issuing bank that the Letter of Credit will not be renewed and a substitute Letter of Credit is not provided at least twenty (20) days prior to the date on which the outstanding Letter of Credit is scheduled to expire; (ii) with respect to any Letter of Credit with a stated expiration date, if a substitute Letter of Credit is not provided at least twenty (20) days prior to the date on which the outstanding Letter of Credit is scheduled to expire; (iii) upon receipt of notice from the issuing bank that the Letter of Credit will be terminated (except if the termination of such Letter of Credit is permitted pursuant to the terms and conditions of this Agreement or a substitute Letter of Credit is provided); or (iv) if Lender has received notice that the bank issuing the Letter of Credit shall cease to be an Eligible Institution; provided, however, that in the event Lender receives any notice referred to in subclause (iv) hereof and Lender, in its reasonable discretion, determines that the security intended to be provided to Lender by the related Letter of Credit is not thereby materially jeopardized, Borrower shall have ten (10) Business Days following receipt of notice from Lender in which to deliver to Lender a replacement Letter of Credit issued by an Eligible Institution; provided, further, that in the event Lender draws on any Letter of Credit upon the happening of an event specified in subclause (i), (ii), (iii) or (iv) above (but specifically excluding any draw related to the occurrence of an Event of Default), Lender shall return to Borrower the funds so drawn in the event Borrower provides Lender with a replacement Letter of Credit issued by an Eligible Institution within thirty (30) days following such draw. In the event that Lender draws upon a Letter of Credit in accordance with the definition of “Letter of Credit” or pursuant to this Section 2.10(c), Lender shall hold the cash received as additional collateral for the Loan (to be promptly returned to Borrower in the event that a substitute Letter of Credit is provided). Notwithstanding anything to the contrary contained in the above, Lender is not obligated to draw any Letter of Credit upon the happening of an event specified in subclause (i), (ii), (iii) or (iv) above and shall not be liable for any losses sustained by Borrower due to the insolvency of the bank issuing the Letter of Credit if Lender has not drawn the Letter of Credit. (d) In the event that Borrower elects to deliver a Letter of Credit pursuant to this Section 2.10 for which an Affiliate of Borrower provides collateral or an Alterations Guaranty is delivered pursuant to Section 5.1.21, and if such Letter of Credit or Alterations Guaranty, together with all outstanding Letters of Credit and Alterations Guarantees, is in an aggregate amount equal to or greater than ten percent (10%) of the face amount of the Loan, then Borrower shall deliver an Additional Insolvency Opinion reasonably acceptable to Lender which takes into account such Letters of Credit or Alterations Guaranty. Section 2.11 Mezzanine Loan. Notwithstanding anything to the contrary set forth in this Agreement or the other Loan Documents, Borrower shall have a one-time right without the consent of, but with thirty (30) Business Days’ prior written notice to, Lender, to cause Mezzanine Borrower to incur indebtedness in the form of a singular mezzanine loan after the earlier of (i) one hundred twenty (120) days from the Closing Date and (ii) the Securitization of the whole Loan (other than any vertical risk retention) (the “Mezzanine Loan”), subject to the satisfaction of all of the following conditions precedent: (a) no Event of Default shall then be continuing;

79 (b) the principal amount of the Mezzanine Loan (including any undisbursed funds) shall in no event exceed the amount which, after giving effect thereto, shall yield (x) an Aggregate LTV Ratio not greater than 72.6% and (y) a Debt Yield not less than Closing Date Debt Yield; (c) the collateral for the Mezzanine Loan shall include only pledges of the direct or indirect equity interests in PropCo Borrower and Operating Lessee (which shall not include the Cash Management Account and shall not include any portion of the Property); (d) the lender of the Mezzanine Loan shall be a Person who satisfies the Eligibility Requirements or such other Person approved by Lender (such approval not to be unreasonably withheld, conditioned or delayed); (e) the lender of the Mezzanine Loan shall enter into an intercreditor agreement reasonably acceptable to such lender and Lender; (f) Lender shall have received copies of such Mezzanine Loan Documents, together with such other certificates and legal opinions (including but not limited to an Additional Insolvency Opinion) as Lender shall reasonably request; (g) all organizational documents of Borrower and Operating Lessee and all Loan Documents shall be revised and/or amended to the reasonable satisfaction of Lender to reflect such changes as are necessary for the Mezzanine Loan, including, without limitation, that a Mezzanine Loan Default shall be a Cash Trap Event hereunder and all organizational documents of Mezzanine Borrower shall be subject to the reasonable approval of Lender; (h) if the Mezzanine Loan bears a floating rate of interest, the Mezzanine Borrower shall acquire and maintain an interest rate cap agreement from an institutional lender in a notional amount that is not less than the outstanding principal balance of the Mezzanine Loan, the strike price of which shall be used hereunder for purposes of calculating the Debt Service Coverage Ratio; (i) Borrower shall pay all of Lender’s reasonable out-of-pocket costs and expenses in connection with such Mezzanine Loan; and (j) the Mezzanine Loan shall be co-terminus with the Loan. . ARTICLE III – CONDITIONS PRECEDENT Section 3.1 Conditions Precedent to Closing. The obligation of Lender to make the Loan hereunder is subject to the fulfillment by Borrower or waiver by Lender of all of the conditions precedent to closing set forth in the application or term sheet for the Loan delivered by Borrower to Lender and the commitment or commitment rider, if any, to the application or term sheet for the Loan issued by Lender.

80 ARTICLE IV – REPRESENTATIONS AND WARRANTIES Section 4.1 Borrower Representations. Each of Borrower and Operating Lessee represents and warrants as of the Closing Date that: 4.1.1 Organization. Each of Borrower and Operating Lessee has been duly organized and is validly existing and in good standing with requisite power and authority to own the Property and to transact the businesses in which it is now engaged. Each of Borrower and Operating Lessee is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its businesses and operations. Each of Borrower and Operating Lessee possesses all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own the Property (or, in the case of Operating Lessee, it’s leasehold interest in the Property) and to transact the businesses in which it is now engaged, except to the extent the failure to possess such rights, licenses and permits would not reasonably be expected to materially and adversely affect Borrower, Operating Lessee or the Property. The ownership interests in Borrower and Operating Lessee are as set forth on the organizational chart attached hereto as Schedule III. 4.1.2 Proceedings. Each of Borrower and Operating Lessee has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents. This Agreement and such other Loan Documents have been duly executed and delivered by or on behalf of Borrower and Operating Lessee, as applicable, and constitute legal, valid and binding obligations of Borrower and Operating Lessee, enforceable against Borrower and Operating Lessee in accordance with their respective terms, subject only to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law). 4.1.3 No Conflicts. The execution, delivery and performance of this Agreement and the other Loan Documents by Borrower and Operating Lessee will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance (other than pursuant to the Loan Documents) upon any of the property or assets of Borrower or Operating Lessee pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, partnership agreement or other agreement or instrument to which Borrower or Operating Lessee is a party or by which any of Borrower’s or Operating Lessee’s property or assets are subject (unless consents from all applicable parties thereto have been obtained), nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any Governmental Authority having jurisdiction over Borrower, Operating Lessee or any of Borrower’s or Operating Lessee’s properties or assets, and any consent, approval, authorization, order, registration or qualification of or with any court or any such Governmental Authority required for the execution, delivery and performance by Borrower and Operating Lessee of this Agreement or any other Loan Documents has been obtained and is in full force and effect. 4.1.4 Litigation. Except as set forth on Schedule XIV attached hereto, there are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending or threatened against or affecting Borrower, Operating Lessee or, to

81 Borrower’s knowledge, the Property, which actions, suits or proceedings, if determined against Borrower, Operating Lessee or the Property, would reasonably be expected to have a material adverse effect on the condition (financial or otherwise) or business of Borrower, Operating Lessee or the condition or ownership of the Property. 4.1.5 Agreements. Neither Borrower nor Operating Lessee is a party to any agreement or instrument or subject to any restriction which would reasonably be expected to materially and adversely affect Borrower, Operating Lessee or the Property, or Borrower’s or Operating Lessee’s business, properties or assets, operations or condition, financial or otherwise. Neither Borrower nor Operating Lessee is in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which Borrower, Operating Lessee or the Property is bound, except to the extent such default would not reasonably be expected to materially and adversely affect Borrower, Operating Lessee or the Property. Neither Borrower nor Operating Lessee has any material financial obligation under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Borrower or Operating Lessee is a party or by which Borrower, Operating Lessee or the Property is otherwise bound, other than (a) obligations incurred in the ordinary course of the operation of the Property, including obligations permitted pursuant to clause (xxiii) of the definition of “Special Purpose Entity” set forth in Section 1.1 hereof and (b) obligations under the Loan Documents. 4.1.6 Title. Borrower has good, marketable and insurable fee simple title to the real property comprising part of the Property and good title to the balance of the Property, free and clear of all Liens whatsoever except the Permitted Encumbrances, such other Liens as are permitted pursuant to the Loan Documents and the Liens created by the Loan Documents. Operating Lessee has good, marketable and insurable leasehold title to the leasehold estate created by the Operating Lease and good title to the balance of the Property owned by Operating Lessee, free and clear of all Liens whatsoever except the Permitted Encumbrances, such other Liens as are permitted pursuant to the Loan Documents and the Liens created by the Loan Documents The Permitted Encumbrances in the aggregate do not materially and adversely affect the value, operation or use of the Property (as currently used) or Borrower’s ability to repay the Loan. The Mortgage, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create (a) a valid, perfected first priority lien on Borrower’s and Operating Lessee’s respective interests in the Property, subject only to Permitted Encumbrances and the Liens created by the Loan Documents and (b) perfected security interests in and to, and perfected collateral assignments of, all personalty (including the Leases) to the extent a security interest may be perfected therein by the recording of the Mortgage or the filing of a financing statement under the Uniform Commercial Code, all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances, such other Liens as are permitted pursuant to the Loan Documents and the Liens created by the Loan Documents. Except as set forth in Schedule XV or in the Title Insurance Policy, to Borrower’s or Operating Lessee’s knowledge, there are no claims for payment for work, labor or materials affecting the Property which are a Lien prior to, or of equal priority with, the Liens created by the Loan Documents, and as to which Lender has not otherwise received affirmative insurance in the Title Insurance Policy (in form and substance satisfactory to Lender in all respects).

82 4.1.7 Solvency. Each of Borrower and Operating Lessee has (a) not entered into this transaction or executed the Note, this Agreement or any other Loan Documents with the actual intent to hinder, delay or defraud any creditor and (b) received reasonably equivalent value in exchange for its obligations under such Loan Documents. After giving effect to the Loan, the fair saleable value of Borrower’s and Operating Lessee’s assets exceeds and will, immediately following the making of the Loan, exceed Borrower’s and Operating Lessee’s total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities. The fair saleable value of Borrower’s and Operating Lessee’s assets is and will, immediately following the making of the Loan, be greater than Borrower’s and Operating Lessee’s probable liabilities, including the maximum amount of its contingent liabilities on its debts as such debts become absolute and matured. Borrower’s and Operating Lessee’s assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Each of Borrower and Operating Lessee does not intend to, and does not believe that it will, incur debt and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debt and liabilities as they mature (taking into account the timing and amounts of cash to be received by Borrower or Operating Lessee, as applicable, and the amounts to be payable on or in respect of obligations of Borrower or Operating Lessee, as applicable). No petition in bankruptcy has been filed against Borrower or any constituent Person in the last seven (7) years, and none of Borrower, Operating Lessee nor any of their respective constituent Persons in the last seven (7) years has ever made an assignment for the benefit of creditors or taken advantage of any insolvency act for the benefit of debtors. None of Borrower, Operating Lessee or any of their constituent Persons are contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of Borrower’s or Operating Lessee’s assets or property, and neither Borrower nor Operating Lessee has any knowledge of any Person contemplating the filing of any such petition against it or such constituent Persons. 4.1.8 Full and Accurate Disclosure. No statement of fact made by Borrower or Operating Lessee in this Agreement or in any of the other Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no material fact presently known to Borrower or Operating Lessee which has not been disclosed to Lender which adversely affects, nor as far as Borrower or Operating Lessee can reasonably foresee, would reasonably be expected to materially and adversely affect, the Property or the business, operations or condition (financial or otherwise) of Borrower or Operating Lessee. 4.1.9 No Plan Assets. As of the date of this Agreement (i) neither Borrower, Operating Lessee nor Guarantor is an “employee benefit plan,” as defined in Section 3(3) of ERISA which is subject to Title IV of ERISA (a “Plan”), (ii) none of the assets of Borrower, Operating Lessee or Guarantor constitutes “plan assets” of one or more such plans within the meaning of the Plan Asset Regulations, (iii) Each of Borrower and Operating Lessee is not a “governmental plan” within the meaning of Section 3(32) of ERISA, and (iv) transactions by or with Borrower, Operating Lessee or Guarantor hereunder are not subject to state statutes applicable to Borrower or Guarantor with respect to government plans which hold an equity investment in Borrower, Operating Lessee or Guarantor and which regulate fiduciary obligations with respect to such governmental plans which are substantially similar to the prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the Code currently in effect, which prohibit the

83 transactions contemplated by this Agreement. Except as would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise) or business of Borrower, Operating Lessee or Lender or the Loan, as of the date hereof, neither Borrower, Operating Lessee nor any ERISA Affiliate, maintains, sponsors or contributes to a Plan. 4.1.10 Compliance. Except as set forth in the zoning reports for the Property delivered to Lender on or before the Closing Date, Borrower, Operating Lessee and the Property and the use thereof comply in all material respects with all applicable Legal Requirements, including, without limitation, building and zoning ordinances and codes, except to the extent such failure to comply would not reasonably be expected to have a material adverse effect on the Property. Each of Borrower and Operating Lessee is not in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority. There has not been committed by Borrower, Operating Lessee or to the best of Borrower’s and Operating Lessee’s knowledge any other Person in occupancy of or involved with the operation or use of the Property any act or omission affording the federal government or any other Governmental Authority the right of forfeiture as against the Property or any part thereof or any monies paid in performance of Borrower’s or Operating Lessee’s obligations under any of the Loan Documents. 4.1.11 Financial Information. All financial data, including, without limitation, the statements of cash flow and income and operating expense, that have been delivered to Lender in connection with the Loan (a) are true, complete and correct in all material respects (or to the extent that any such financial data was incorrect in any material respect when delivered, the same have been corrected by such financial data subsequently delivered to Lender prior to the Closing Date in writing and containing an express reference to any and all such concerns), (b) accurately represent the financial condition of Borrower, Operating Lessee and the Property, as applicable, as of the date of such reports, and (c) to the extent prepared or audited by an independent certified public accounting firm, have been prepared in accordance with GAAP throughout the periods covered, except as disclosed therein. The foregoing representation shall not apply to any such financial data that constitutes projections, provided, that each of Borrower and Operating Lessee represents and warrants that such projections were made in good faith and that it has no reason to believe that such projections were materially inaccurate. Except for Permitted Encumbrances, Each of Borrower and Operating Lessee has no contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower or Operating Lessee and are reasonably likely to have a material adverse effect on the Property or the current operation thereof as a hotel, except as referred to or reflected in said financial statements. Since the date of such financial statements, there has been no materially adverse change in the financial condition, operations or business of Borrower or Operating Lessee from that set forth in said financial statements. 4.1.12 Condemnation. To the best of Borrower’s and Operating Lessee’s knowledge, no Condemnation or other proceeding has been commenced or is threatened or contemplated with respect to all or any portion of the Property or for the relocation of roadways providing access to the Property, other than to the extent the same would not reasonably be expected to have a material adverse effect on the Property. 4.1.13 Federal Reserve Regulations. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of

84 Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of this Agreement or the other Loan Documents. 4.1.14 Utilities and Public Access. Except as set forth in the Title Insurance Policy, Survey or except to the extent there is no material adverse effect on the Property, (i) the Property has rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service the Property for its intended uses, (ii) all public utilities necessary or convenient to the full use and enjoyment of the Property are located either in the public right-of-way abutting the Property (which are connected so as to serve the Property without passing over other property) or in recorded easements serving the Property and such easements are set forth in and insured by the Title Insurance Policy and (iii) all roads necessary for the use of the Property for its current purposes have been completed and dedicated to public use and accepted by all Governmental Authorities. 4.1.15 Not a Foreign Person. Each of Borrower and Operating Lessee (or if such entity is a disregarded entity for U.S. federal income tax purposes, such entity’s beneficial owner) is not a “foreign person” within the meaning of §1445(f)(3) of the Code. 4.1.16 Separate Lots. Except as set forth in the Title Insurance Policy, the Property is comprised of one (1) or more parcels which constitute a separate tax lot or lots and does not constitute a portion of any other tax lot not a part of the Property. 4.1.17 Assessments. Except as set forth in the Title Insurance Policy, to Borrower’s and Operating Lessee’s knowledge, there are no pending or proposed special or other assessments for public improvements or otherwise affecting the Property, nor are there any contemplated improvements to the Property that may result in such special or other assessments. 4.1.18 Enforceability. The Loan Documents are enforceable by Lender (or any subsequent holder thereof) in accordance with their respective terms, subject to principles of equity and bankruptcy, insolvency and other laws generally applicable to creditors’ rights and the enforcement of debtors’ obligations. The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by Borrower, Operating Lessee or Guarantor, including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable (subject to principles of equity and bankruptcy, insolvency and other laws generally affecting creditors’ rights and the enforcement of debtors’ obligations), and none of Borrower, Operating Lessee or Guarantor has asserted any right of rescission, set-off, counterclaim or defense with respect thereto. 4.1.19 No Prior Assignment. There are no prior assignments of the Leases or any portion of the Rents due and payable or to become due and payable which are presently outstanding. 4.1.20 Insurance. Borrower has obtained and has delivered to Lender a certificate of insurance for all Policies (or certified copies of any Policy, to the extent Lender shall have requested the same) reflecting the insurance coverages, amounts and other requirements set forth

85 in this Agreement. No claims have been made or are currently pending, outstanding or otherwise remain unsatisfied under any such Policy that would reasonably be expected to have a materially adverse effect with respect to the Property, Borrower’s or Operating Lessee’s ability to perform its obligations under the Loan Documents and/or Lender’s security interest in the Property, and neither Borrower, Operating Lessee, nor, to Borrower’s and Operating Lessee’s knowledge, any other Person, has done, by act or omission, anything which would impair the coverage of any such Policy. 4.1.21 Use of Property. The Property is used exclusively for resort and luxury hotel purposes, a golf course and other appurtenant and related uses. 4.1.22 Certificate of Occupancy; Licenses. Except as set forth on Schedule XVI or disclosed in the zoning report, all certifications, permits, licenses and approvals, including without limitation, certificates of completion and occupancy permits and any applicable liquor license, required for the legal use, occupancy and operation of the Property as a hotel (collectively, the “Licenses”) have been obtained and are in full force and effect, except for where the failure to obtain such licenses or for such licenses to not be in full force and effect does not have a material adverse effect on Borrower, Operating Lessee or the Property. Borrower shall (or shall cause Operating Lessee, Manager or an Affiliate of Manager to) keep and maintain all Licenses necessary for the operation of the Property as a hotel to the extent the failure to have such licenses would reasonably be expected to result in a material adverse effect with respect to the Property. The use being made of the Property is in conformity in all material respects with the certificate of occupancy, if any, issued for the Property. 4.1.23 Flood Zone. Except as set forth in the Survey or the flood determination obtained by Lender, none of the Improvements on the Property are located in an area as identified by the Federal Emergency Management Agency as an area having special flood hazards, and, if so located, the flood insurance required pursuant to Section 6.1(a)(i) is in full force and effect with respect to the Property. 4.1.24 Physical Condition. Except if the same do not, in the aggregate have a material adverse effect on the Property, and except as disclosed in the property condition reports delivered to Lender in connection with the making of the Loan, to Borrower’s and Operating Lessee’s knowledge, (i) the Property, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects; and (ii) there exists no structural or other material defects or damages in the Property, whether latent or otherwise, and neither Borrower nor Operating Lessee has received notice from any insurance company or bonding company of any defects or inadequacies in the Property, or any part thereof, which have not been remedied prior to the Closing Date and would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond. 4.1.25 Boundaries. Except as set forth in the Survey, all of the improvements which were included in determining the appraised value of the Property lie wholly within the

86 boundaries and building restriction lines of the Property, and, except as disclosed in the Survey, no improvements on adjoining properties encroach upon the Property, and no easements or other encumbrances upon the Property encroach upon any of the Improvements, so as to materially adversely affect the value or marketability of the Property except those which are insured against by the Title Insurance Policy. 4.1.26 Leases. To Borrower’s and Operating Lessee’s knowledge, the Property is not subject to any Material Leases other than the Material Leases described in the rent roll attached hereto as Schedule I and made a part hereof, which rent roll, to Borrower’s and Operating Lessee’s knowledge, is true, complete and accurate in all material respects as of the Closing Date. Borrower is the owner and lessor of landlord’s interest in the Operating Lease. Operating Lessee is the owner and lessor of landlord’s interest in the Leases. To Borrower’s and Operating Lessee’s knowledge, (i) with the exception of hotel guests and patrons and certain telecommunication and antenna licenses, no Person has any possessory interest in the Property or right to occupy the same except under and pursuant to the provisions of the Leases, (ii) the current Material Leases are in full force and effect and neither Borrower nor Operating Lessee has received or delivered written notice that either party is in default under a Material Lease except for (A) defaults which have been cured and (B) defaults that do not, in the aggregate have a materially adverse effect. No Rent has been paid more than one (1) month in advance of its due date (except with respect to provision of rooms and banquet and meeting space and services in the ordinary course of business). To Borrower’s and Operating Lessee’s knowledge, no Tenant under a Material Lease has assigned its Lease or sublet all or any portion of the premises demised thereby, no such Tenant holds its leased premises under assignment or sublease, nor does anyone except such Tenant and its employees occupy such leased premises. No Tenant under any Lease has a right or option pursuant to such Lease or otherwise to purchase all or any part of the leased premises or the building of which the leased premises are a part and no tenant under any Lease has any right or option for additional space in the Improvements. 4.1.27 Survey. To Borrower’s and Operating Lessee’s knowledge, the Survey for the Property delivered to Lender in connection with this Agreement does not fail to reflect any material matter affecting the Property or the title thereto, except to the extent the same would not be reasonably be expected to have a material adverse effect on Borrower, Operating Lessee or the Property. 4.1.28 Inventory. Borrower is the owner of or leases (or Operating Lessee or Manager as agent for Borrower or Operating Lessee, as the case may be, in accordance with the Management Agreement leases) all of the Equipment, Fixtures and Personal Property (as such terms are defined in the Mortgage) located on or at the Property. All of the Equipment, Fixtures and Personal Property are sufficient to operate the Property in the manner required hereunder and in the manner in which it is currently operated. 4.1.29 Filing and Recording Taxes. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including, without limitation, the Mortgage, have been paid (or sufficient funds have been escrowed with the title company for such payment), and, under current Legal Requirements, the Mortgage is enforceable

87 in accordance with its term by Lender (or any subsequent holder thereof), subject to principles of equity and bankruptcy, insolvency and other laws generally applicable to creditors’ rights and the enforcement of debtors’ obligations. 4.1.30 Special Purpose Entity/Separateness. (a) Each of Borrower and Operating Lessee is a Special Purpose Entity. (b) The representations and warranties set forth in Section 4.1.30 shall survive for so long as any amount remains payable to Lender under this Agreement or any other Loan Document. (c) Any and all of the stated facts and assumptions made in any Insolvency Opinion, including, but not limited to, any exhibits attached thereto, will have been true and correct in all respects, and Borrower and Operating Lessee will have complied with all of the stated facts and assumptions made with respect to it in any Insolvency Opinion, in each case as of the date of such Insolvency Opinion. To Borrower’s and Operating Lessee’s knowledge, each entity other than Borrower and Operating Lessee with respect to which an assumption is made or a fact stated in any Insolvency Opinion will have complied with all of the assumptions made and facts stated with respect to it in any such Insolvency Opinion, in each case as of the date of such Insolvency Opinion. (d) Each of Borrower and Operating Lessee hereby represents that any amendment or restatement of any organizational document of Borrower and Operating Lessee has been accomplished in accordance with, and was permitted by, the relevant provisions of such document prior to its amendment or restatement from time to time. (e) Without limiting the foregoing in this Section 4.1.30, and except as set forth on Schedule XVII, each of Borrower and Operating Lessee represents that (i) subject to its right to contest taxes in good faith by appropriate proceedings, it is not involved in any dispute with any taxing authority which is reasonably likely to have a material adverse effect on any Property or Borrower or Operating Lessee, and (ii) it is not now and has never been, party to any lawsuit, arbitration, summons or legal proceeding that resulted in a judgment against it that has not been paid in full which is reasonably likely to have a material adverse effect on the Property. (f) Each of Borrower and Operating Lessee represents that any assignment of limited liability company interests in the Borrower and Operating Lessee, and the admission of the assignee as a member of the Borrower or Operating Lessee, as applicable, was accomplished in accordance with, and permitted by, the limited liability company agreement of the Borrower or Operating Lessee, as applicable, in effect from time to time. (g) Each of Borrower and Operating Lessee has at all times had at least one member. (h) [Intentionally omitted]. (i) The Organizational Documents for each Borrower and Operating Lessee that is a Delaware limited liability company shall provide that, except for duties to Borrower or Operating Lessee as set forth in the applicable Organizational Documents (including duties to Borrower’s or Operating Lessee’s member and Borrower’s or Operating Lessee’s creditors, as applicable, solely to the extent of their respective economic interests in Borrower or Operating Lessee, but excluding (i) all other interests of the member, (ii) the interests of other Affiliates of Borrower or Operating

88 Lessee, and (iii) the interests of any group of Affiliates of which Borrower or Operating Lessee is a part), the Independent Directors shall not have any fiduciary duties to the member, any officer or any other Person bound by Borrower’s or Operating Lessee‘s Organizational Documents; provided, however, the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing. The Organizational Documents for each Borrower and Operating Lessee that is a Delaware limited liability company shall provide that, to the fullest extent permitted by law, including Section 18-1101(e) of the Delaware Limited Liability Company Act, an Independent Director shall not be liable to such entity, the member or any other Person bound by such entity’s Organizational Documents for breach of contract or breach of duties (including fiduciary duties), unless the Independent Director acted in bad faith or engaged in willful misconduct. The Organizational Documents for each Borrower and Operating Lessee that is a Delaware limited liability company shall provide that all right, power and authority of the Independent Director shall be limited to the extent necessary to exercise those rights and perform those duties specifically set forth in such Borrower’s or Operating Lessee’s Organizational Documents. The Organizational Documents for each Borrower and Operating Lessee that is a Delaware limited liability company shall provide that, notwithstanding any other provision of such Borrower’s or Operating Lessee’s Organizational Documents to the contrary, the Independent Director, in its capacity as an Independent Director, may only act, vote or otherwise participate in those matters referred to in Section 9(j)(iii) of such Borrower’s or Operating Lessee’s Organizational Documents or as otherwise specifically required by such Organizational Documents, and the Independent Director’s act, vote or other participation shall not be required for the validity of any action taken by the board of directors, the non-managing member, the managing member or the sole member (as applicable) of such Borrower or Operating Lessee, as applicable, other than any action taken pursuant to the provisions of Section 9(j)(iii). (j) Each of Borrower and Operating Lessee represents that it has no judgments or Liens of any nature against it except for Section 2.8 Tax liens not yet due and the Permitted Encumbrances. (k) Each of Borrower and Operating Lessee represents that it has provided Lender with complete financial statements that reflect a fair and accurate view of the Borrower’s financial condition. (l) Each of Borrower and Operating Lessee represents that it has no material contingent or actual obligations not related to the Property. (m) Each of Borrower and Operating Lessee shall at all times remain a Delaware single member limited liability company. 4.1.31 Management Agreement. (a) The Management Agreement is in full force and effect and, to Borrower’s knowledge, there is no material default thereunder by any party thereto and no event has occurred that, with the passage of time and/or the giving of notice would constitute a material default thereunder. The Management Agreement was entered into on commercially reasonable terms. The

89 aggregate amount of key money outstanding under the Management Agreement is $0.00. Manager (i) is not currently providing any credit enhancement to or for the benefit of Borrower with respect to the Property, (ii) does not have any equity interest in Borrower, and (iii) is not providing any loan or other funding to the Borrower with respect to the Property. (b) As of the Closing Date, the balance of the Repairs and Equipment Escrow is $32,481,503.00. 4.1.32 Illegal Activity. No portion of the Property has been or will be purchased by Borrower with proceeds of any illegal activity and to the best of Borrower’s and Operating Lessee’s knowledge, there are no illegal commercial activities or commercial activities relating to controlled substances at the Property (including, without limitation, any growing, distributing and/or dispensing of marijuana for commercial purposes, medical or otherwise, in each case, solely to the extent that the foregoing is a violation of a Legal Requirement of any applicable Governmental Authority). 4.1.33 No Change in Facts or Circumstances; Disclosure. To Borrower’s and Operating Lessee’s knowledge, all information submitted by and on behalf of Borrower and Operating Lessee to Lender and in all financial statements, rent rolls (including the rent roll attached hereto as Schedule I), reports, certificates and other documents submitted in connection with the Loan or in satisfaction of the terms thereof and all statements of fact made by Borrower or Operating Lessee in this Agreement or in any other Loan Document, are true, complete and correct in all material respects (or to the extent any such data was incorrect in any material respect when delivered, the same has been corrected by information subsequently delivered to Lender on or prior to the date hereof). The foregoing representation shall not apply to any such financial information that constitutes projections, provided that each of Borrower and Operating Lessee represents and warrants that it has no reason to believe that such projections were materially inaccurate. There has been no material adverse change in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading in any material respect or that otherwise materially and adversely affects or might materially and adversely affect the use, operation or value of the Property or the business operations or the financial condition of Borrower or Operating Lessee (except to the extent further disclosed to Lender). Each of Borrower and Operating Lessee has disclosed to Lender all material facts known to Borrower and Operating Lessee and has not failed to disclose any material fact known to Borrower or Operating Lessee that could cause any Provided Information or representation or warranty made herein to be materially misleading. 4.1.34 Investment Company Act. Each of Borrower and Operating Lessee is not (a) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of either a “holding company” or a “subsidiary company” within the meaning of the Public Utility Holding Company Act of 2005, as amended; or (b) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money. Neither Borrower, Operating Lessee nor any Guarantor is an “investment company” for purposes of the Investment Company Act of 1940, as amended (the “1940 Act”). In making such determination, which may only be relied upon as of the date hereof, neither Borrower, Operating Lessee nor Guarantor has relied upon Section 3(c)(1) or 3(c)(7) of the 1940 Act.

90 4.1.35 Sanctioned Person. As of the date hereof and at all times throughout the term of the Loan, including after giving effect to any Transfers permitted pursuant to the Loan Documents, (a) none of the funds or other assets of Borrower, Operating Lessee and Guarantor constitute property of, or are beneficially owned, directly or indirectly, by any Sanctioned Person; (b) no Sanctioned Person has any interest of any nature whatsoever in Borrower, Operating Lessee or Guarantor, as applicable, with the result that the investment in Borrower Operating Lessee or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law; and (c) none of the funds of Borrower, Operating Lessee or Guarantor, as applicable, have been derived from any unlawful activity with the result that the investment in Borrower, Operating Lessee or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law. 4.1.36 Principal Place of Business; State of Organization. Borrower’s and Operating Lessee’s principal place of business as of the date hereof is the address set forth in the introductory paragraph of this Agreement. Propco Borrower is organized under the laws of the State of Delaware and its organizational identification number is 10515123. Golf Borrower (Rookery) is organized under the laws of the State of Delaware and its organizational identification number is 10515126. Golf Borrower (Hammock Bay) is organized under the laws of the State of Delaware and its organizational identification number is 10515114. Operating Lessee is organized under the laws of the State of Delaware and its organizational identification number is 10515121. 4.1.37 Intentionally Omitted. 4.1.38 Cash Management Account. (a) The Cash Management Agreement, the Lockbox Agreement, the FF&E DACA and this Agreement create a valid and continuing security interest (as defined in the Uniform Commercial Code of the State of New York) in the Lockbox Account, Repairs and Equipment Escrow and the Cash Management Account (to the extent the Cash Management Account is open as of the date hereof) in favor of Lender, which security interest is prior to all other Liens, other than Permitted Encumbrances, and is enforceable as such against creditors of and purchasers from Borrower and Operating Lessee. Other than in connection with the Loan Documents and except for Permitted Encumbrances, neither Borrower nor Operating Lessee has sold, pledged, transferred or otherwise conveyed the Lockbox Account, the Repairs and Equipment Escrow or the Cash Management Account, except as shall have been released or terminated. (b) Each of the Lockbox Account, Repairs and Equipment Escrow and Cash Management Account constitutes a “deposit account” and/or “securities account” within the meaning of the Uniform Commercial Code of the State of New York. (c) Pursuant and subject to the terms hereof, the Lockbox Agreement and the other applicable Loan Documents, Lockbox Bank and Cash Management Bank have agreed to comply with all instructions originated by Lender, without further consent by Borrower or Operating Lessee, directing disposition of the Lockbox Account and Cash Management Account and all sums at any time held, deposited or invested therein, together with any interest or other earnings thereon, and all proceeds thereof (including proceeds of sales and other dispositions), whether accounts, general intangibles, chattel paper, deposit accounts, instruments, documents or securities.

91 (d) The Lockbox Account, Repairs and Equipment Escrow and Cash Management Account are not in the name of any Person other than Borrower or Operating Lessee (as applicable), as pledgor, or Lender, as pledgee. Other than as set forth in the Lockbox Agreement, neither Borrower nor Operating Lessee has consented to the Lockbox Bank and Cash Management Bank complying with instructions with respect to the Lockbox Account and Cash Management Account from any Person other than Lender. So long as no Cash Trap Period is continuing, the Lockbox Bank shall be directed to remit amounts on deposit in the Lockbox Account on each Business Day to an account designated by Borrower or Operating Lessee, as applicable. During the continuance of a Cash Trap Period, Lender shall designate the Cash Management Account as the account to which amounts on deposit in the Lockbox Account shall be transferred by Lockbox Bank. (e) Pursuant and subject to the terms hereof, the FF&E DACA and the other applicable Loan Documents, Lockbox Bank, Brand Manager and Cash Management Bank have agreed to comply with all instructions originated by Lender, without further consent by Borrower, Operating Lessee or Brand Manager following an event of default (beyond applicable notice and cure periods) under the Brand Management Agreement, directing disposition of the Repairs and Equipment Escrow and all sums at any time held, deposited or invested therein, together with any interest or other earnings thereon, and all proceeds thereof (including proceeds of sales and other dispositions), whether accounts, general intangibles, chattel paper, deposit accounts, instruments, documents or securities. (f) Each of Borrower and Operating Lessee hereby grants to Lender a first priority security interest in all of its right, title and interest in the Repairs and Equipment Escrow maintained by Manager. Borrower or Operating Lessee, as applicable, shall use commercially reasonable efforts to cause the Manager to maintain the Repairs and Equipment Escrow in an Eligible Account during the term of the Loan. 4.1.39 Anti-Corruption. Each of Borrower and Operating Lessee represents and warrants that, in connection with this Agreement, Borrower, Operating Lessee, Guarantor and each Person that has an economic interest in Borrower or Operating Lessee, in each case has complied with and will continue to comply with all applicable anti-bribery and corruption laws and regulations of the United States, including the U.S. Foreign Corrupt Practices Act of 1977, as amended (“Anti-Corruption Laws”). Borrower and Operating Lessee (through their respective Affiliates) shall, at all times throughout the term of the Loan, maintain and enforce appropriate policies, procedures and controls reasonably designed to ensure compliance with the Anti- Corruption Laws. 4.1.40 Intentionally Omitted. 4.1.41 Intentionally Omitted. 4.1.42 Property Documents. To Borrower’s and Operating Lessee’s knowledge, each Property Document is in full force and effect. Except as set forth in the Property Document estoppels delivered to Lender on or prior to the Closing Date, (i) neither Borrower, Operating Lessee nor, to Borrower’s and Operating Lessee’s knowledge, any other party to any Property Document, is in default under any of the material provisions thereof (except for violations or

92 defaults that have been cured or that have not resulted, or would not reasonably be expected to result, individually or in the aggregate, in a material adverse effect) and (ii) neither Borrower nor Master Lessee has delivered a written notice to any party under any Property Document that it is in default thereunder (other than notices relating to defaults that have been cured by such party) and no such party to any Property Document is in monetary or, to Borrower’s and Operating Lessor’s knowledge, material non-monetary default under such Property Document (except for defaults that do not have, or would not reasonably be expected to result in, individually or in the aggregate, a material adverse effect on the Property). 4.1.43 Taxes. Each of Borrower and Operating Lessee is treated as a disregarded entity for U.S. federal income tax purposes. Each of Borrower and Operating Lessee has timely filed or caused to be filed all federal income and other material tax returns and reports required to have been filed by it (including, without limitation, any such material tax returns and reports required to have been filed by it in connection with Section 2.8 Taxes) and has paid or caused to be paid all federal income and other material Section 2.8 Taxes and related liabilities required to have been paid by it, except Section 2.8 Taxes that are not yet delinquent or that are being contested in good faith by appropriate proceedings and for which Borrower or Operating Lessee, as applicable, has set aside on its books adequate reserves in accordance with GAAP. There are no Liens for Section 2.8 Taxes on or with respect to any of Borrower’s or Operating Lessee’s income or assets, other than Liens for Section 2.8 Taxes not yet delinquent or which are contested in good faith by appropriate proceedings and for which Borrower or Operating Lessee, as applicable, has set aside on its books adequate reserves in accordance with GAAP. 4.1.44 Labor. To Borrower’s and Operating Lessee’s knowledge, no work stoppage, labor strike, slowdown or lockout is pending or threatened by employees and other laborers at the Property. Except as described on Schedule XIII hereto, neither Borrower, Operating Lessee nor, to Borrower’s and Operating Lessee’s knowledge without inquiry, Manager (i) is involved in or, to the best of Borrower’s and Operating Lessee’s knowledge, threatened with any material labor dispute, material grievance or litigation relating to labor matters involving any employees and other laborers at the Property, including, without limitation, violation of any federal, state or local labor, safety or employment laws (domestic or foreign) and/or charges of unfair labor practices or discrimination complaints, (ii) to the best of Borrower’s and Operating Lessee’s knowledge, has engaged with respect to the Property, in any unfair labor practices within the meaning of the National Labor Relations Act or the Railway Labor Act, or (iii) is a party to, or bound by, any existing collective bargaining agreement or union contract with respect to employees and other laborers at the Property. 4.1.45 Project Improvement Plans. As of the Closing Date, there are no Project Improvement Plans applicable to the Property other than as set forth in the Management Agreement or Annual Budget provided to Lender prior to the Closing Date. 4.1.46 Franchise Agreement. None of Borrower, Operating Lessee or the Property are subject to any Franchise Agreement. 4.1.47 Golf Club Membership / Refund Liabilities. Refund Liabilities (other than waitlist deposits with respect to such Golf Club Memberships) are not due and payable to any individual member subject to the terms of the Golf Club Membership until such time that a like-

93 kind membership has been purchased by a new member to the Golf Club, subject to limited exceptions for death of a member or other extenuating circumstances in the discretion of a prudent owner of the Property, and such Refund Liabilities (other than waitlist deposits with respect to such Golf Club Memberships) are paid and satisfied by Manager on behalf of Operating Lessee out of initiation fees paid to Manager on behalf of Operating Lessee by such new member or amounts in the Manager Account. 4.1.48 Operating Lease. Borrower is the owner and lessor of landlord’s interest in the Operating Lease. The Operating Lease is in full force and effect and there are no material defaults thereunder by either party and there are no conditions that, with the passage of time or the giving of notice, or both, would reasonably be expected to constitute defaults thereunder. No Operating Rent has been paid more than one (1) month in advance of its due date. All security deposits (if any) under the Operating Lease are held by Borrower in accordance with applicable Legal Requirements. All improvement work (if any) to be performed by Borrower under the Operating Lease has been performed as required, and if required to be completed under the Operating Lease as of the date hereof, has been completed and has been accepted by Operating Lessee, and any payments, free rent, partial rent, rebate of rent or other payments, credits, allowances or abatements required to be given by Borrower to Operating Lessee has already been received by Operating Lessee. There has been no prior sale, transfer or assignment, hypothecation or pledge of the Operating Lease or of the Operating Rents received thereunder. Except pursuant to the Loan Documents, Operating Lessee has not assigned the Operating Lease or sublet all or any portion of the premises demised thereby other than pursuant to a Lease. Operating Lessee has no right or option pursuant to the Operating Lease or otherwise to purchase all or any part of the Marriott Hotel. Section 4.2 Survival of Representations. Each of Borrower and Operating Lessee agrees that all of the representations and warranties of Borrower and Operating Lessee set forth in Section 4.1 hereof and elsewhere in this Agreement and in the other Loan Documents shall survive for so long as any amount remains owing to Lender under this Agreement or any of the other Loan Documents by Borrower or Operating Lessee. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents by Borrower and Operating Lessee shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf. ARTICLE V – BORROWER COVENANTS Section 5.1 Affirmative Covenants. From the date hereof and until payment and performance in full of all obligations of Borrower and Operating Lessee under the Loan Documents or the earlier release or assignment of the Lien of the Mortgage encumbering the Property (and all related obligations) in accordance with the terms of this Agreement and the other Loan Documents, Borrower hereby covenants and agrees with Lender to comply with the following covenants, and in connection therewith: 5.1.1 Existence; Compliance with Legal Requirements. Borrower and Operating Lessee shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits and franchises and comply in all material respects with all Legal Requirements applicable to it and the Property, including, without

94 limitation, building and zoning codes, certificates of occupancy and the procurement of all necessary and required hospitality, liquor, gaming or innkeeper’s licenses. There shall never be committed by Borrower or Operating Lessee, and Borrower and Operating Lessee shall never permit any other Person in occupancy of or involved with the operation or use of the Property to commit any act or omission affording the federal government or any state or local government the right of forfeiture against the Property or any part thereof or any monies paid in performance of Borrower’s or Operating Lessee’s obligations under any of the Loan Documents. Each of Borrower and Operating Lessee hereby covenants and agrees not to commit, permit or suffer to exist any act or omission affording such right of forfeiture. Each of Borrower and Operating Lessee shall at all times maintain, preserve and protect all franchises and trade names and preserve all the remainder of its property used or useful in the conduct of its business and shall keep the Property in good working order and repair, and from time to time make, or cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements thereto, all as more fully provided in the Loan Documents. Each of Borrower and Operating Lessee shall keep the Property insured at all times by financially sound and reputable insurers, to such extent and against such risks, and maintain liability and such other insurance, as is more fully provided in this Agreement. After prior written notice to Lender, Borrower or Operating Lessee, at its own expense, may contest by appropriate legal proceeding promptly initiated and conducted in good faith and with due diligence, the validity of any Legal Requirement, the applicability of any Legal Requirement to Borrower, Operating Lessee or the Property or any alleged violation of any Legal Requirement, provided that (i) no Event of Default has occurred and remains uncured; (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any instrument to which Borrower or Operating Lessee is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances; (iii) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost; (iv) Borrower or Operating Lessee shall promptly upon final determination thereof comply with any such Legal Requirement determined to be valid or applicable or cure any violation of any Legal Requirement; (v) such proceeding shall suspend the enforcement of the contested Legal Requirement against Borrower, Operating Lessee or the Property; and (vi) in the event the amount reasonably determined to be necessary to cause compliance with such Legal Requirements exceeds $1,000,000, Borrower or Operating Lessee shall furnish such security as may be required in the proceeding, or as may be reasonably requested by Lender (unless, so long as the Property is subject to a Brand Management Agreement, Borrower or Operating Lessee shall have provided Lender with evidence reasonably acceptable to Lender that Brand Manager has reserved sufficient amounts therefor and shall be required to apply such amounts to cause such compliance in accordance with the Brand Management Agreement), to insure compliance with such Legal Requirement, together with all interest and penalties payable in connection therewith. Lender may apply any such security, as necessary to cause compliance with such Legal Requirement at any time when, in the reasonable judgment of Lender, the validity, applicability or violation of such Legal Requirement is finally established or the Property (or any part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost. Each of Borrower and Operating Lessee shall not knowingly permit any Person to use the Property for any illegal commercial activities or commercial activities relating to controlled substances at the Property (including, without limitation, any growing, distributing and/or dispensing of marijuana for commercial purposes, medical or otherwise, in each case, solely to the

95 extent that the foregoing is a violation of a Legal Requirement of any applicable Governmental Authority) (a “Controlled Substances Use”). 5.1.2 Taxes and Other Charges. Except as otherwise provided in this Section 5.1.2, Borrower shall pay or cause to be paid all Taxes and Other Charges now or hereafter levied or assessed or imposed against the Property or any part thereof prior to delinquency; provided, however, Borrower’s obligation to directly pay Taxes and Other Charges shall be suspended for so long as Borrower complies with the terms and provisions of Section 7.2 hereof. Except as otherwise provided in this Section 5.1.2, Borrower shall, not later than five (5) Business Days after receipt of a written request from Lender, deliver to Lender receipts for payment or other evidence satisfactory to Lender that the Taxes and Other Charges have been so paid or are not then delinquent no later than ten (10) days prior to the date on which the Taxes and/or Other Charges would otherwise be delinquent if not paid (provided, however, Borrower shall not be required to furnish such receipts for payment of Taxes and Other Charges during any period that such Taxes and Other Charges have been paid by Lender pursuant to Section 7.2 hereof or by Manager pursuant to the Management Agreement). Except as otherwise provided in the following sentence, neither Borrower nor Operating Lessee shall suffer, and shall promptly cause to be paid and discharged any Lien (other than Permitted Encumbrances) or charge whatsoever, which may be or become a Lien or charge against the Property, and shall promptly pay for all utility services provided to the Property. Borrower or Operating Lessee, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Taxes or Other Charges, provided that (i) no Default or Event of Default has occurred and remains uncured; (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower or Operating Lessee is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances; (iii) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost; (iv) Borrower or Operating Lessee shall promptly upon final determination thereof pay the amount of any such Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith; (v) such proceeding shall suspend the collection of such contested Taxes or Other Charges from the Property; (vi) in the event the amount of such Taxes or Other Charges shall reasonably be expected to exceed $1,000,000.00 (after taking into account any amounts held by Lender in the Tax and Insurance Reserve Account and any amounts reserved by Brand Manager for such Taxes or Other Charges (with reasonable evidence thereof provided to Lender), in each such case, which are required to be applied by Lender or Brand Manager, as applicable, for payment of such Taxes or Other Charges), Borrower or Operating Lessee shall furnish such security as may be required in the proceeding, or as may be reasonably requested by Lender, to insure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon (unless, so long as the Property is subject to a Brand Management Agreement, Borrower or Operating Lessee shall have provided Lender with evidence reasonably acceptable to Lender that Brand Manager has reserved sufficient amounts therefor and shall be required to apply such amounts to cause such compliance in accordance with the Brand Management Agreement). Lender may pay over any such cash deposit or part thereof held by Lender to the claimant entitled thereto at any time when, in the reasonable judgment of Lender, the entitlement of such claimant is established or the Property (or part thereof or interest therein) shall be in imminent danger of being sold, forfeited, terminated, cancelled or lost or there shall be any danger of the Lien of the Mortgage being primed by any

96 related Lien and (vii) Borrower or Operating Lessee shall deliver written notice of such contest to Lender. 5.1.3 Litigation. Each of Borrower and Operating Lessee shall give prompt written notice to Lender of any litigation or governmental proceedings pending or threatened in writing against Borrower or Operating Lessee which might materially adversely affect Borrower’s or Operating Lessee’s condition (financial or otherwise) or business or the Property. 5.1.4 Access to Property. Subject to the rights of Tenants, guests, patrons and, so long as the Property is subject to a Brand Management Agreement, the rights of Brand Manager under the Brand Management Agreement, Borrower and Operating Lessee shall permit agents, representatives and employees of Lender to inspect the Property or any part thereof at reasonable hours upon reasonable advance notice. 5.1.5 Notice of Default. Borrower and Operating Lessee shall promptly advise Lender of any material adverse change in Borrower’s, Operating Lessee’s or Guarantor’s condition, financial or otherwise, or of the occurrence of any Event of Default of which Borrower or Operating Lessee has knowledge. 5.1.6 Cooperate in Legal Proceedings. Each of Borrower and Operating Lessee shall cooperate fully with Lender with respect to any proceedings before any court, board or other Governmental Authority which may in any way materially and adversely affect the rights of Lender hereunder or any rights obtained by Lender under any of the other Loan Documents and, in connection therewith, permit Lender, at its election, to participate in any such proceedings. 5.1.7 Perform Loan Documents. Each of Borrower and Operating Lessee shall in a timely manner observe, perform and satisfy all the terms, provisions, covenants and conditions of, and shall pay when due all costs, fees and expenses to the extent required under the Loan Documents executed and delivered by, or applicable to, Borrower or Operating Lessee. Each of Borrower and Operating Lessee shall not enter into or otherwise suffer or permit any amendment, waiver, supplement, termination or other modification of any Loan Document executed and delivered by, or applicable to, Borrower or Operating Lessee without the prior written consent of Lender. 5.1.8 Award and Insurance Benefits. Each of Borrower and Operating Lessee shall cooperate with Lender in obtaining for Lender in accordance with the relevant provisions of this Agreement the benefits of any Awards or Insurance Proceeds lawfully or equitably payable in connection with the Property, and Lender shall be reimbursed for any reasonable, actual, out-of- pocket expenses incurred in connection therewith (including reasonable attorneys’ fees and disbursements, and the payment by Borrower of the expense of an appraisal on behalf of Lender in case of Casualty or Condemnation affecting the Property or any part thereof) out of such Award or Insurance Proceeds. 5.1.9 Further Assurances. Each of Borrower and Operating Lessee shall, at its sole cost and expense: (a) without limiting any other obligation of Borrower or Operating Lessee hereunder, upon the written request of Lender, furnish to Lender all certificates, appraisals, title and other

97 insurance reports and agreements in Borrower’s or Operating Lessee’s possession, and each and every other document, certificate, agreement and instrument required to be furnished by Borrower or Operating Lessee pursuant to the terms of the Loan Documents or which are reasonably requested by Lender in connection therewith provided, that, so long as no Event of Default has occurred and is continuing, the foregoing shall not require Borrower or Operating Lessee to obtain updated appraisals after the Closing Date, unless specifically required by the terms of this Agreement; (b) execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts reasonably necessary, to evidence, preserve and/or protect the collateral at any time securing or intended to secure the obligations of Borrower and Operating Lessee under the Loan Documents, as Lender may reasonably require, including without limitation, execution and delivery of all writings necessary to transfer any hospitality, liquor and other licenses required for the continued operation of the Property held by Borrower, Operating Lessee or entities Controlled by Borrower or Operating Lessee, or that Borrower, Operating Lessee or entities Controlled by Borrower or Operating Lessee have a contractual right to direct a transfer with respect thereto, into the name of Lender or its designee after the occurrence and during the continuance of an Event of Default to the extent such transfer is permitted by applicable law or, to the extent such transfer is not permitted by applicable law, reasonably cooperate with Lender in obtaining new hospitality, liquor or other licenses required for the continued operation of the Property and terminating existing licenses, in each case solely at the direction of Lender; and (c) do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents, as Lender shall reasonably require from time to time including, without limitation, the execution and delivery of all such writings necessary to transfer any liquor licenses held by Borrower, Operating Lessee or entities Controlled by Borrower or Operating Lessee, or that Borrower, Operating Lessee or entities Controlled by Borrower or Operating Lessee have a contractual or other legal right to direct a transfer with respect thereto, with respect to the Property into the name of Lender or its designee after the occurrence and during the continuance of an Event of Default to the extent such transfer is permitted by applicable law or, to the extent such transfer is not permitted by applicable law, reasonably cooperate with Lender in obtaining new hospitality, liquor or other licenses required for the continued operation of the Property and terminating existing licenses, in each case solely at the direction of Lender. 5.1.10 Principal Place of Business, State of Organization. Each of Borrower and Operating Lessee shall not cause or permit any change to be made in its name, identity (including its trade name or names), place of organization or formation (as set forth in Section 4.1.36 hereof) or, except as permitted pursuant to Section 5.2 hereof, Borrower’s or Operating Lessee’s corporate or partnership or other structure unless Borrower and Operating Lessee shall have first notified Lender in writing of such change at least thirty (30) days prior to the effective date of such change, and shall have first taken all action required by Lender for the purpose of perfecting or protecting the lien and security interests of Lender pursuant to this Agreement, and the other Loan Documents and, in the case of a change in Borrower’s or Operating Lessee’s structure, except as permitted pursuant to Section 5.2 hereof, without first obtaining the prior written consent of Lender (which consent Lender may be conditioned, following a Securitization,

98 on receipt of Rating Agency Confirmation at its discretion). Without limiting the foregoing, each of Borrower and Operating Lessee shall at all times be a Special Purpose Entity organized in the State of Delaware. Upon Lender’s request, each of Borrower and Operating Lessee shall, at its sole cost and expense, execute and deliver additional financing statements, security agreements and other instruments which may be necessary to effectively evidence or perfect Lender’s security interest in the Property as a result of such change of principal place of business or place of organization. Each of Borrower’s and Operating Lessee’s principal place of business and chief executive office, and the place where Borrower keeps its books and records, including recorded data of any kind or nature, regardless of the medium or recording, including software, writings, plans, specifications and schematics, has been for the preceding four months (or, if less, the entire period of the existence of Borrower and Operating Lessee, as applicable) and will continue to be the address of Borrower and Operating Lessee set forth at the introductory paragraph of this Agreement (unless Borrower or Operating Lessee notifies Lender in writing at least thirty (30) days prior to the date of such change). Each of Borrower and Operating Lessee shall promptly notify Lender of any change in its organizational identification number. Upon receipt of a written request from Lender, each of Borrower and Operating Lessee shall execute a certificate in form satisfactory to Lender listing the trade names under which Borrower or Operating Lessee, as applicable, intends to operate the Property, representing and warranting that Borrower or Operating Lessee, as applicable, conduct business under no other trade name with respect to the Property. 5.1.11 Financial Reporting. (a) Each of Borrower and Operating Lessee will keep and maintain or will cause to be kept and maintained on a Fiscal Year basis, in accordance with the Uniform System of Accounts and reconciled in accordance with GAAP (or such other accounting basis acceptable to Lender), proper and accurate books, records and accounts reflecting all of the financial affairs of Borrower and Operating Lessee and all items of income and expense in connection with the operation of the Property. Lender shall have the right from time to time at all times during normal business hours upon reasonable notice (and, in any event, not more than two (2) times in any calendar year unless an Event of Default is continuing, in which case no such restriction shall apply) to examine such books, records and accounts at the office of Borrower, Operating Lessee or any other Person maintaining such books, records and accounts and to make such copies or extracts thereof as Lender shall desire. After the occurrence and during the continuance of an Event of Default, Borrower shall pay any reasonable and actual costs and expenses incurred by Lender to examine Borrower’s or Operating Lessee’s accounting records with respect to the Property, as Lender shall reasonably determine to be necessary or appropriate in the protection of Lender’s interest. (b) Borrower will furnish to Lender annually, within one hundred twenty (120) days following the end of each Fiscal Year of Borrower commencing with the 2026 Fiscal Year, a complete copy of Borrower’s and Operating Lessee’s (or any 100% direct or indirect owner of Borrower or Operating Lessee that owns no assets other than such ownership interest in Borrower or Operating Lessee) annual financial statements audited by a “Big Four” accounting firm or other independent certified public accountant acceptable to Lender in accordance with the Uniform System of Accounts and reconciled in accordance with GAAP (or such other accounting basis acceptable to Lender). Such statements shall set forth the financial condition and the results of operations for the Borrower, Operating Lessee and the Property for such Fiscal Year, and shall include, but not be limited to, amounts representing annual net cash flow, Net Operating Income,

99 Gross Income from Operations and Operating Expenses (not including any contributions to the Replacement Reserve Fund). Such annual audited financial statements shall also include supplemental audited statements of profit and loss and balance sheets for the Property, Operating Lessee and Borrower. Borrower’s and Operating Lessee’s annual financial statements shall be accompanied by (i) a comparison of the budgeted income and expenses and the actual income and expenses for the prior Fiscal Year, (ii) an Officer’s Certificate stating that each such annual financial statement presents fairly the financial condition and the results of operations of Borrower, Operating Lessee and the Property being reported upon as of such date and has been prepared in accordance with the Uniform System of Accounts and reconciled in accordance with GAAP (or such other accounting basis acceptable to Lender), (iii) an unqualified opinion of a “Big Four” accounting firm or other independent certified public accountant reasonably acceptable to Lender, and (iv) occupancy statistics including revenue per available room and average daily rates for the Property. Together with Borrower’s and Operating Lessee’s annual financial statements, Borrower and Operating Lessee shall furnish to Lender an Officer’s Certificate certifying as of the date thereof whether there exists an event or circumstance which constitutes a Default or Event of Default under the Loan Documents executed and delivered by, or applicable to, Borrower or Operating Lessee, and if such Default or Event of Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same. (c) Borrower will furnish, or cause to be furnished, to Lender (i) prior to a Securitization and during the continuance of a Cash Trap Period, on or before thirty-five (35) days after the end of each calendar month and (ii) on or before the later of (y) sixty (60) days after the end of each calendar quarter and (z) ten (10) days after delivery by Manager to Borrower or Operating Lessee, the following items, accompanied by an Officer’s Certificate stating that such items are true, correct, accurate, and complete and fairly present the financial condition and results of the operations of Borrower, Operating Lessee and the Property (subject to normal year-end adjustments) as of the relevant date as applicable: (i) a rent roll and (ii) monthly, quarterly and year-to-date operating statements (but excluding any periods prior to the Closing Date) prepared for each calendar month and/or quarter, as applicable, noting EBITDA, Gross Income from Operations, and Operating Expenses (not including any contributions to the Replacement Reserve Fund), and other information necessary and sufficient to fairly represent the financial position and results of operation of the Property during such calendar month or quarter, as applicable, and containing a comparison of budgeted income and expenses and the actual income and expenses, all in form satisfactory to Lender. In addition, such certificate shall also be accompanied by an Officer’s Certificate stating that the representations and warranties of Borrower and Operating Lessee, set forth in subsection (xxiii) of the definition of “Special Purpose Entity” are true and correct as of the date of such certificate. Borrower also will furnish, or cause to be furnished, to Lender (I) prior to a Securitization and during the continuance of a Cash Trap Period, on or before thirty-five (35) days after the end of each calendar month and (II) on or before the later of (y) sixty (60) days after the end of each calendar quarter and (z) ten (10) days after delivery by Manager to Borrower or Operating Lessee, the most current Smith Travel Research Reports then available to Borrower reflecting market penetration and relevant hotel properties competing with the Property. (d) Intentionally Omitted. (e) Lender hereby acknowledges receipt of the Annual Budget for the remainder of the Fiscal Year-ending on December 31, 2026. Commencing as to the Annual Budget for the 2027

100 Fiscal Year, Borrower shall submit to Lender an Annual Budget not later than the later of (I) February 1st of the Fiscal Year for which such Annual Budget is prepared and (II) ten (10) days after finalization thereof pursuant to the Brand Management Agreement (which, subject to the immediately succeeding sentence hereto, shall be for informational purposes only in the case of both the foregoing clauses (I) and (II)). If a Cash Trap Period is continuing the Annual Budget currently in place shall be deemed approved; provided, that the next Annual Budget shall be subject to Lender’s reasonable written approval so long as (x) with respect to the Brand Management Agreement where Brand Manager prepares such Annual Budget, Borrower or Operating Lessee has an approval right over such Annual Budget and (y) a Cash Trap Period is still in effect at such time, which approval shall not be unreasonably withheld, conditioned or delayed (each such Annual Budget, an “Approved Annual Budget”); provided, however, (i) Lender shall not withhold its consent with respect to expenditures necessary to comply with life safety or health matters and (ii) provided the Property is subject to a Brand Management Agreement, (x) Lender shall not withhold its consent to any item contained in the Annual Budget for which Borrower or Operating Lessee shall not have the right to consent or approve pursuant to the Brand Management Agreement and (y) Lender shall respond to any request for consent subject to the standards for consent set forth in the Brand Management Agreement, provided that any such request for consent or approval shall either be (A) simultaneously sent to Lender by the Brand Manager or (B) sent to Lender by Borrower or Operating Lessee within two (2) Business Days of Borrower’s or Operating Lessee’s receipt of such request from the Brand Manager. So long as no Cash Trap Period exists or is continuing, any Annual Budget, and any amendments or modifications thereto shall be deemed an Approved Annual Budget and Lender shall have no approval right with respect thereto. In the event that Borrower is required to submit an Annual Budget for approval pursuant to this Section 5.1.11(e) and provided no Event of Default has occurred and is continuing, Lender’s approval of such Annual Budget shall be deemed granted if the Deemed Approval Requirements have been satisfied with respect thereto. In the event that Lender timely disapproves a proposed Annual Budget in accordance with the foregoing, Borrower shall promptly revise such Annual Budget and resubmit the same to Lender (and each such resubmittal shall be subject to the provisions of this Section 5.1.11(e) as if the applicable proposed Annual Budget were being submitted to Lender for its initial review of the same) and provided no Event of Default has occurred and is continuing, Lender’s approval of such resubmitted Annual Budget shall be deemed granted if the Deemed Approval Requirements have been satisfied with respect thereto. Borrower shall promptly revise each proposed Annual Budget and resubmit the same to Lender in accordance with the foregoing until Lender approves the proposed Annual Budget or such approval is deemed. Until such time that Lender approves a proposed Annual Budget or such approval is deemed, the most recently Approved Annual Budget shall apply; provided that, each line item of such Approved Annual Budget shall be increased by the amount of the increase, if any, in the Consumer Price Index for the immediately preceding calendar year (other than the line items in respect of Taxes, Insurance Premiums, union wages, utilities expenses, Other Charges and variable operating expenses that are directly caused by increased revenues at the Property, which line items shall be adjusted to reflect actual increases in such expenses). (f) During the continuance of a Cash Trap Period, neither Borrower not Operating Lessee shall approve (to the extent Borrower or Operating Lessee is permitted to approve or reject such operating budget pursuant to the terms of the Management Agreement) any operating budget pursuant to the Management Agreement without the prior written consent of Lender (such consent not to be unreasonably withheld, conditioned or delayed). Lender shall cooperate with Borrower

101 and Operating Lessee to follow the procedures for budget approval set forth in the Management Agreement to the extent Borrower notifies Lender thereof. (g) Borrower shall cause Guarantor or any Replacement Guarantor, as applicable (or an Affiliate of Guarantor or Replacement Guarantor) to furnish to Lender annually, within one hundred twenty (120) days following the end of each Fiscal Year of Guarantor or such Replacement Guarantor, as applicable, a certification of Net Worth in the form attached hereto as Schedule VI or otherwise in form and substance reasonably acceptable to Lender. (h) Borrower shall cause Guarantor or any Replacement Guarantor, as applicable (or an Affiliate of Guarantor or Replacement Guarantor) to furnish to Lender annually, within one hundred twenty (120) days following the end of each Fiscal Year of Guarantor or such Replacement Guarantor, as applicable, financial statements audited by an independent certified public accountant, which shall include an annual balance sheet and profit and loss statement of Guarantor or such Replacement Guarantor, as applicable, in the form reasonably required by Lender. (i) Any reports, statements or other information required to be delivered under this Agreement may be delivered via email, with report files in electronic form of Microsoft Word, Microsoft Excel or .pdf format, (i) in paper form, (ii) on a diskette, and (iii) if requested by Lender and within the capabilities of Borrower’s and Operating Lessee’s data systems without change or modification thereto, in electronic form and prepared using Microsoft Word for Windows files (which files may be prepared using a spreadsheet program and saved as word processing files). each of Borrower and Operating Lessee agrees that Lender may disclose information regarding the Property, Operating Lessee and Borrower that is provided to Lender pursuant to this Section 5.1.11 in connection with the Securitization to such parties requesting such information in connection with such Securitization. (j) Intentionally omitted. (k) Each of Borrower and Operating Lessee shall deliver to Lender such other financial or property information or reports that Lender may reasonably request from time to time. 5.1.12 Business and Operations. Each of Borrower and Operating Lessee shall continue to engage in the businesses presently conducted by it as and to the extent the same are necessary for the ownership, maintenance, management, leasing and operation of the Property. Borrower shall qualify to do business and will remain in good standing under the laws of the jurisdiction of its formation as and to the extent the same are required for the ownership, maintenance, management and operation of the Property. Each of Borrower and Operating Lessee shall at all times during the term of the Loan, continue to own or lease (or Manager as agent for Borrower or Operating Lessee in accordance with the Management Agreement shall lease) all Equipment, Fixtures and Personal Property which are necessary to operate the Property in the manner required hereunder and in the manner in which it is currently operated. 5.1.13 Title to the Property. Each of Borrower and Operating Lessee shall warrant and defend (a) its respective title to the Property and every part thereof, subject only to Liens permitted hereunder (including Permitted Encumbrances) and (b) the validity and priority

102 of the Lien of the Mortgage on the Property, subject only to Liens permitted hereunder (including Permitted Encumbrances), in each case against the claims of all Persons whomsoever. Borrower shall reimburse Lender for any losses, costs, damages or expenses (including reasonable attorneys’ fees and court costs) incurred by Lender if an interest in the Property, other than as permitted hereunder, is claimed by another Person. 5.1.14 Costs of Enforcement. In the event (a) that the Mortgage encumbering the Property is foreclosed in whole or in part or that the Mortgage is put into the hands of an attorney for collection, suit, action or foreclosure, (b) of the foreclosure of any mortgage encumbering the Property prior to or subsequent to the Mortgage in which proceeding Lender is made a party, or (c) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of Borrower, Operating Lessee or any of their respective constituent Persons or an assignment by Borrower, Operating Lessee or any of their respective constituent Persons for the benefit of its creditors, Borrower, its successors or assigns, shall be chargeable with and agrees to pay all out-of-pocket costs of collection and defense, including reasonable third-party attorneys’ fees and expenses, incurred by Lender, Operating Lessee or Borrower in connection therewith, but excluding regular servicing fees, and in connection with any appellate proceeding or post-judgment action involved therein, together with all required service or use taxes. 5.1.15 Estoppel Statement. (a) After written request by Lender, Borrower shall within ten (10) Business Days furnish Lender with a statement, duly acknowledged and certified, setting forth (i) the original principal amount of the Note, (ii) the unpaid principal amount of the Note, (iii) the Interest Rate of the Note, (iv) the date installments of interest and/or principal were last paid, (v) any offsets or defenses to the payment of the Debt, if any, claimed by Borrower, and (vi) that the Note, this Agreement, the Mortgage and the other Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification; provided, however, that so long as no Event of Default has occurred and is continuing, Borrower shall not be required to provide such statement more than one (1) time in any calendar year. (b) After written request by Lender, each of Borrower shall use commercially reasonable efforts to deliver to Lender, tenant estoppel certificates from each commercial Tenant party to a Material Lease at the Property in form and substance reasonably satisfactory to Lender; provided, however, that so long as no Event of Default has occurred and is continuing, Borrower shall not be required to seek such statement more than one (1) time in any calendar year and provided, further, use commercially reasonable efforts to provide that any such estoppel shall be addressed to Lender. (c) After written request by Lender, Borrower shall use commercially reasonable efforts to deliver to Lender, estoppel certificates from each party to any Property Document in form and substance reasonably satisfactory to Lender; provided, however, that so long as no Event of Default has occurred and is continuing, Borrower shall not be required to seek such statement more than one (1) time in any calendar year and provided, further, use commercially reasonable efforts to provide that any such estoppel shall be addressed to Lender. 5.1.16 Loan Proceeds. Borrower shall use the proceeds of the Loan received by it on the Closing Date only for the purposes set forth in Section 2.1.4 hereof.

103 5.1.17 Confirmation of Representations. Each of Borrower and Operating Lessee shall deliver, in connection with any Securitization, (a) one (1) or more Officer’s Certificates certifying as to the accuracy of all representations in all material respects made by Borrower and Operating Lessee in the Loan Documents as of the date of the closing of such Securitization (except to the extent that any such representation is expressly made as of a specific date other than the Closing Date in which case such representation is accurate and complete in all material respects as of such specific date) or, if any such representations require qualification on such date, setting forth such qualifications in reasonable detail, and (b) certificates of the relevant Governmental Authorities in all relevant jurisdictions indicating the good standing and qualification of Borrower, Operating Lessee and Guarantor as of the date that is within thirty (30) days of the Securitization. 5.1.18 Golf Club Agreement. Operating Lessee shall, or shall cause Manager to, timely pay Refund Liabilities (other than waitlist deposits with respect to such Golf Club Memberships) as they become due and payable solely from the receipt of new initiation fees paid by new members in the Golf Club under the Golf Club Membership documents or from funds in the Manager Account. Operating Lessee shall not amend any of the terms of the Golf Club Membership documents solely as such terms relate to the repurchase of existing memberships, the financing of initiation fees, or the refunding of initiation fees paid by existing members, without the prior consent of Lender, unless such amendments are (x) ministerial, clarifying, or immaterial in nature or (y) otherwise do not increase the financial obligations or liabilities of Borrower or Operating Lessee in any material respect. 5.1.19 No Joint Assessment. Each of Borrower and Operating Lessee shall not suffer, permit or initiate the joint assessment of the Property (a) with any other real property constituting a tax lot separate from the Property, and (b) which constitutes real property with any portion of the Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to such real property portion of the Property. 5.1.20 Leasing Matters. Any Material Leases with respect to the Property written after the date hereof shall be subject to the prior written approval of Lender, which approval shall not be unreasonably withheld, conditioned or delayed. Upon written request of Lender, Borrower shall furnish Lender with executed copies of all Leases; provided, that so long as no Event of Default has occurred and is continuing, Borrower shall not be required to deliver copies of all Leases more frequently than two (2) times per calendar year. All renewals of Leases (other than with respect to renewal or extension rights set forth in the Leases in effect as of the Closing Date) and all proposed Leases shall provide for rental rates comparable to existing local market rates in all material respects. All proposed Leases shall be on commercially reasonable terms and shall not contain any terms which would materially adversely affect Lender’s rights under the Loan Documents. In no event shall either Borrower nor Operating Lessee enter into any Lease that authorizes or permits a Controlled Substances Use. All Leases executed after the date hereof shall provide that they are subordinate to the Mortgage and that the lessee agrees to attorn to Lender or any purchaser at a sale by foreclosure or power of sale. Each of Borrower and Operating Lessee, as applicable, (i) shall observe and perform the obligations imposed upon the lessor under the Leases in a commercially reasonable manner; (ii) shall enforce and may amend or terminate the terms, covenants and conditions contained in the Leases upon the part of the lessee thereunder to

104 be observed or performed in a commercially reasonable manner and in a manner not to impair the value of the Property involved except that no termination by Borrower or Operating Lessee or acceptance of surrender by a Tenant of any Material Leases (regardless of when any such Material Lease was entered into) shall be permitted unless (A) by reason of a tenant default and then only in a commercially reasonable manner to preserve and protect the Property or (B) the exercise by a Tenant of any termination right expressly provided in any existing Material Lease or any Material Lease hereafter entered into in compliance with the conditions set forth in this Section 5.1.20; (iii) shall not collect any of the rents more than one (1) month in advance (other than security deposits, payments of first month’s rent upon signing of the Lease and rent for providing rooms, banquet and meeting space and services in the ordinary course of business); (iv) shall not execute any other assignment of lessor’s interest in the Leases or the Rents (except as contemplated by the Loan Documents); (v) shall not alter, modify or change the terms of the Leases (other than Material Leases) in a manner inconsistent with the provisions of the Loan Documents; (vi) shall not alter, modify or change the terms of any Material Lease (regardless of when any such Material Lease was entered into) without the prior written consent of Lender, which approval shall not be unreasonably withheld, conditioned or delayed, which consent shall be subject to the deemed approval provisions set forth in this Section; and (vii) shall execute and deliver at the request of Lender all such further assurances, confirmations and assignments in connection with the Leases as Lender shall from time to time reasonably require. Notwithstanding anything to the contrary contained herein, Borrower nor Operating Lessee shall enter into a Lease of all or substantially all of the Property without Lender’s prior written consent. Notwithstanding the foregoing provisions of this Section 5.1.20, (i) neither Borrower nor Operating Lessee shall be required to obtain the consent of Lender to any Leases that are entered into by Brand Manager which do not require or permit the consent of Borrower or Operating Lessee, as applicable, in accordance with the Brand Management Agreement. To the extent the Brand Management Agreement for the Property permits Borrower or Operating Lessee, as applicable, to consent or approve a Lease and Lender’s consent is required hereunder, Lender shall respond to any request for consent subject to the standards for consent set forth in the Brand Management Agreement, provided that any request for consent or approval and the related documents shall either be sent (A) by the Brand Manager simultaneously to Lender or (B) by Borrower or Operating Lessee within two (2) Business Days following Borrower’s or Operating Lessee’s receipt of such request for consent or approval from the Brand Manager. At any time that Lender’s approval is required under this Section 5.1.20, provided no Event of Default is continuing, Lender’s approval shall be deemed granted if the Deemed Approval Requirements have been satisfied with respect thereof. 5.1.21 Alterations. Borrower shall obtain Lender’s prior written consent to any alterations to any Improvements, which consent shall not be unreasonably withheld or delayed except with respect to alterations that would be reasonably likely to have a material adverse effect on Borrower’s or Operating Lessee’s financial condition, the value of the Property or the Property’s Net Operating Income. Notwithstanding the foregoing, Lender’s consent shall not be required in connection with any alterations (a) that constitute Lanai Renovation Work, (b) (i) that will not have a material adverse effect on Borrower’s or Operating Lessee’s financial condition or the value of the Property upon completion of such alterations, and (ii) that are subject to contracts, the aggregate remaining cost to complete of which is no more than an amount equal to ten percent (10.0%) of the outstanding principal balance of the Loan (the “Alterations Threshold”), (c) that are specifically provided for in the Approved Annual Budget, provided Lender has actually approved such Approved Annual Budget and shall be funded from the Reserve Funds in

105 accordance with this Agreement or from amounts disbursed to Borrower in accordance with the Loan Documents, (d) that are related to a tenant improvement the cost of which is to be paid by the tenant, pursuant to a Lease entered into in accordance with the terms of this Agreement, (e) that are performed in connection with the Restoration of the Property after the occurrence of a Casualty or Condemnation in accordance with the terms and provisions of this Agreement, (f) that are related to any Property Improvement Plan required by a Brand Manager in accordance with the Management Agreement, (g) that are made by a Brand Manager in accordance with the Management Agreement and which do not require or permit the consent of the Borrower or Operating Lessee, as applicable, under the Management Agreement, (h) that constitute decorative work performed in the ordinary course of business, (i) that are for life/safety purposes or required by applicable law, (j) that relate to any installation or any other addition of one or more antennae, solar panels or solar facilities at the Property, (k) updates to and replacements of soft and select case goods in hotel guestrooms, the fitness center and other related activities or (l) as preapproved and set forth on Schedule XIX (the alterations set forth on Schedule XIX, collectively, the “Pre- Approved Alterations”, and the alterations set forth in the foregoing clauses (a) through (l), the “Approved Alterations”). With respect to any alteration requested to be made by the Brand Manager that is not a Pre-Approved Alteration, Lender shall respond to such request for consent subject to the standards for consent set forth in the Brand Management Agreement, provided that such request shall either be sent (A) by the Brand Manager simultaneously to Lender or (B) by Borrower within two (2) Business Days following Borrower’s or Operating Lessee’s receipt of such request for consent or approval from the Brand Manager and such request delivered by Borrower shall include the applicable deadline for providing a response. If the total unpaid amounts due and payable with respect to alterations to the Improvements at the Property (other than (I) such amounts to be paid or reimbursed by Tenants under the Leases, (II) costs incurred in connection with the Restoration of the Property, (III) such amounts for which sufficient reserves are on deposit in the Replacement Reserve Fund (or the Repairs and Equipment Escrow specifically permitted to be used and designated for such replacements by Manager) or (IV) the Pre-Approved Alterations) shall at any time exceed the Alterations Threshold (the “Alterations Deposit Threshold”), Borrower shall promptly deliver to Lender as security for the payment of such amounts and as additional security for Borrower’s obligations under the Loan Documents any of the following with respect to such alterations exceeding the Alterations Deposit Threshold (the “Alterations Deposit”): (A) cash; (B) U.S. Obligations, (C) other securities having a rating reasonably acceptable to Lender and, after a Securitization, that, at Lender’s option, the applicable Approved Rating Agencies have provided a Rating Agency Confirmation with respect to such securities, (D) a Letter of Credit or (E) subject to Section 2.10(d), a completion guaranty from Guarantor or another form of reasonable assurance acceptable to Lender in its reasonable discretion (an “Alterations Guaranty”). Such Alterations Deposit shall (i) be in an amount equal to the excess of the total unpaid amounts with respect to alterations to the Improvements on the Property (other than such amounts to be paid or reimbursed by Tenants under the Leases) over the Alterations Deposit Threshold and (ii) be disbursed from time to time by Lender to Borrower for completion of the alterations at the Property upon the satisfaction of the following conditions: (i) Borrower shall submit a request for payment to Lender at least five (5) Business Days prior to the date on which Borrower requests that such payment be made, which request for payment shall specify the alterations for which payment is requested, (ii) on the date such request is received by Lender and on the date such payment is to be made, no Event of Default shall be continuing, and (iii) such request shall be accompanied by an Officer’s Certificate (x) stating that the applicable

106 portion of the alterations to be funded by the requested disbursement have been completed in good and workmanlike manner and in accordance with all applicable Legal Requirements, such Officer’s Certificate to be accompanied by copies of paid invoices or copies of invoices to be paid, as applicable, in each case, with respect to any invoices in excess of $25,000 and any licenses, permits or other approvals by any Governmental Authority required in connection with the applicable portion of the alterations, (y) identifying each contractor that supplied materials or labor in connection with the applicable portion of the alterations to be funded by the requested disbursement and (z) stating that each such contractor has been paid or will have been paid in full upon such disbursement. Each Alterations Deposit shall be held by Lender in an interest-bearing account and, until disbursed in accordance with the provisions of this Section 5.1.21, shall constitute additional security for the Debt and other obligations under the Loan Documents. Upon the completion of the alterations in respect of which any Alteration Deposit is being held, Lender shall promptly return to Borrower any remaining portion of the Alterations Deposit upon the request of Borrower, provided that (i) on the date such request is received by Lender and on the date such disbursement is to be made, no Event of Default shall be continuing and (ii) such request shall be accompanied by an Officer’s Certificate stating that the alterations have been fully completed in good and workmanlike manner and in accordance with all applicable Legal Requirements, such Officer’s Certificate to be accompanied by copies of paid invoices or copies of invoices to be paid, as applicable, in each case, with respect to any invoices in excess of $25,000 and any licenses, permits or other approvals by any Governmental Authority required in connection with alterations (to the extent not received by Lender in connection with prior disbursement requests) and stating that each contractor providing services in connection with the alterations has been paid in full or will have been paid in full upon such disbursement. At any time that Lender’s approval is required under this Section 5.1.21, provided no Event of Default is continuing, Lender’s approval shall be deemed granted if the Deemed Approval Requirements have been satisfied with respect thereto. Notwithstanding anything to the contrary contained in this Section 5.1.21, no Lender consent or Alterations Deposit shall be required in connection with any alterations to the extent there are amounts on deposit in the Repairs and Equipment Escrow that have been irrevocably (until completion of the applicable alteration) designated by Borrower and Operating Lessee for such alterations with the consent of Manager and Manager has agreed to disburse such funds for such alterations and, for the avoidance of doubt, such alterations shall not count towards the Alterations Threshold set forth in this Section 5.1.21 or the Alterations Deposit Threshold. 5.1.22 Operation of Property. (a) Borrower shall, and Operating Lessee shall cause Manager to, cause the Property to be operated, in all material respects, in accordance with the Management Agreement (or Replacement Management Agreement) as applicable and in accordance with all applicable Legal Requirements. In the event that the Management Agreement expires or is terminated (without limiting any obligation of Borrower to obtain Lender’s consent to any termination or modification of the Management Agreement in accordance with the terms and provisions of this Agreement), Borrower or Operating Lessee, as applicable, shall promptly enter into a Replacement Management Agreement with Manager or another Qualified Manager, as applicable, provided, that, if Borrower or Operating Lessee, as applicable, elects to enter into a Replacement Management Agreement with a Qualified Manager that is not a Brand Manager, then Borrower or Operating Lessee, as applicable, shall enter into a Franchise Agreement with a Qualified Franchisor in accordance with Section 5.1.22(c), provided, that if the Brand Management Agreement or Franchise Agreement is terminated as a result of a

107 Management/Franchise Casualty Event, Borrower or Operating Lessee, as applicable, shall have one hundred twenty (120) days to enter, or cause Operating Lessee to enter, into a Replacement Management Agreement or Franchise Agreement with a Qualified Franchisor in accordance with this Agreement. Except as otherwise permitted in Section 5.2.1, in the event that the Franchise Agreement expires or is terminated (without limiting any obligation of Borrower to obtain Lender’s consent to any termination or modification of the Franchise Agreement in accordance with the terms and provisions of this Agreement), Borrower or Operating Lessee, as applicable, shall promptly enter into a Replacement Franchise Agreement with Franchisor or another Qualified Franchisor, as applicable. (b) Borrower or Operating Lessee, as applicable, shall: (i) promptly perform and/or observe, in all material respects, all of the covenants and agreements required to be performed and observed by it under the Management Agreement and the Franchise Agreement, as applicable, and do all things necessary to preserve and to keep unimpaired its material rights thereunder; (ii) promptly after they become aware, notify Lender of any material default under the Management Agreement and the Franchise Agreement, as applicable; (iii) promptly deliver to Lender a copy of each financial statement, business plan, capital expenditures plan and written notice received by it under the Management Agreement; and (iv) enforce the performance and observance in all material respects of all of the covenants and agreements required to be performed and/or observed by Manager under the Management Agreement, in a commercially reasonable manner. (c) Any Replacement Management Agreement that is not with a Brand Manager shall (i) be with a Qualified Manager and shall either (A) include franchise and intellectual property rights substantially similar to those set forth in the Management Agreement in effect as of the Closing Date or (B) if a Franchise Agreement shall not be in place for the Property, Borrower or Operating Lessee, as applicable, shall enter into a franchise agreement reasonably acceptable to Lender on third-party market rate terms with a Qualified Franchisor. Each of Borrower and Operating Lessee shall not permit Manager to rebrand the Property to a lower category based on the annual chain scale published by Smith Travel Reports without the consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed. At no time shall the Property be operated as an unbranded hotel for more than thirty (30) days. (d) The Property shall be flagged or brand managed, as applicable, under one or more luxury hotel flags or brands, as applicable, at all times, provided that if the Brand Management Agreement or a Franchise Agreement is terminated as a result of a Management/Franchise Casualty Event, the Property may be unbranded or unflagged, as applicable, for a period of no more than one hundred twenty (120) days commencing on the date of such termination. (e) Borrower shall prosecute the construction and completion of the Lanai Renovation Work by December 31, 2027 (subject to any extensions granted by Manager with respect thereto) with diligence and continuity, in a good and workmanlike manner, and in accordance with this Agreement, in each case, substantially in accordance with the Lanai Renovation Budget and in substantial compliance with all material restrictions, covenants and easements affecting the Property, all applicable Legal Requirements, the Management Agreement and the terms and conditions of the Loan Documents, and free and clear of all liens, encumbrances and security

108 instruments (other than the Permitted Encumbrances and all other liens, encumbrances and security instruments expressly permitted hereunder). 5.1.23 Sanctioned Person. Each of Borrower and Operating Lessee has performed and shall perform reasonable due diligence to ensure that at all times throughout the term of the Loan, including after giving effect to any Transfers permitted pursuant to the Loan Documents, (a) none of the funds or other assets of Borrower, Operating Lessee and Guarantor constitute property of, or are beneficially owned, directly or indirectly, by any Sanctioned Person; (b) no Sanctioned Person has any interest of any nature whatsoever in Borrower, Operating Lessee or Guarantor, as applicable, with the result that the investment in Borrower or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law; and (c) none of the funds of Borrower, Operating Lessee or Guarantor, as applicable, have been derived from, or are the proceeds of, any unlawful activity, including money laundering, terrorism or terrorism activities, with the result that the investment in Borrower, Operating Lessee or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law, or may cause the Property to be subject to forfeiture or seizure. 5.1.24 Property Documents. Each of Borrower and Operating Lessee agrees that without the prior written consent of Lender, it shall not vote to amend, modify, or supplement any Property Document if such amendment, modification or supplement is reasonably expected to have material adverse effect on the Borrower, Operating Lessee or the Property. Without limiting the generality of the foregoing, neither Borrower nor Operating Lessee shall, without the prior written consent of Lender, take (and hereby assigns to Lender any right it may have to take) any action to terminate, surrender, or accept any termination or surrender of, any Property Document. Each of Borrower and Operating Lessee shall pay all charges and other sums to be paid by it pursuant to the terms of any Property Document as the same shall become due and payable and prior to the expiration of any applicable grace period therein provided, provided that the failure to comply with the foregoing shall not constitute an Event of Default unless such failure is reasonably likely to have a material adverse effect on the Borrower, Operating Lessee or the Property. Each of Borrower and Operating Lessee shall comply, in all material respects, with all of the terms, covenants and conditions on Borrower’s or Operating Lessee’s part to be complied with pursuant to terms of any Property Document, provided that the failure to comply with the foregoing shall not constitute an Event of Default unless such failure is reasonably likely to have a material adverse effect on the Borrower, Operating Lessee or the Property. Each of Borrower and Operating Lessee shall take all actions as may be necessary from time to time to preserve and maintain the Property Documents in accordance with applicable laws, rules and regulations. Each of Borrower and Operating Lessee shall enforce, in a commercially reasonable manner, the obligations to be performed by the other parties to the Property Documents. Borrower shall promptly furnish to Lender any notice of default or other communication delivered to Borrower or Operating Lessee in connection with any Property Document by any party to any such Property Document or any third party other than routine correspondence and invoices. Other than an assignment to Lender or encumbrance by the Loan, Each of Borrower and Operating Lessee shall not assign or encumber its rights under any Property Document. Without the prior written consent of the Lender (which consent may not be unreasonably withheld, delayed or conditioned), neither Borrower nor Operating Lessee shall vote to approve any of the following matters in connection with the Property Documents: (i) any contract for a term in excess of one (1) year, except for prepaid casualty and liability insurance contracts or policies for not more than three (3) years which

109 provide for and permit short rate cancellation; (ii) the borrowing of funds in excess of $100,000 or borrowing of funds secured by a pledge, assignment or encumbrance to a third-party; (iii) except as expressly permitted pursuant to the applicable Property Document, the sale, transfer, encumbrance, leasing, conveyance or disposition of any real property (or interest therein, including any easements), owned (or held) in common by the parties to the applicable Property Document; and (iv) the payment of elected directors or officers of the applicable Property Document governing association; provided, however, that nothing shall preclude the reimbursement of such individuals for any reasonable expenses actually incurred and paid in the conduct of business affairs on behalf of the applicable Property Document association. 5.1.25 Patriot Act Compliance. (a) Each of Borrower and Operating Lessee will comply with the Anti-Money Laundering Laws having jurisdiction over Borrower, Operating Lessee and/or the Property. Lender shall have the right to audit Borrower’s and Operating Lessee’s compliance with the Patriot Act and all applicable requirements of Governmental Authorities having jurisdiction over Borrower, Operating Lessee and/or the Property, including those relating to money laundering and terrorism, if Lender has a good faith reason to request the same. (b) Neither Borrower, Operating Lessee, nor any owner of a direct or indirect interest in Borrower or Operating Lessee (i) is or will be a Sanctioned Person, (ii) is a Person that has been previously or will be indicted for or convicted of any felony involving a crime or crimes of moral turpitude or for any Patriot Act Offense (provided, that the representations, warranties and covenants with respect to crimes of moral turpitude set forth in clause (ii) above shall not apply to any direct or indirect limited partner in an Excluded Entity who is not an officer, director or principal of such Excluded Entity), or (iii) is a Person that is currently or will be under investigation by any Governmental Authority for any Patriot Act Offense or other alleged criminal activity (any person described in the foregoing clauses (i)-(iv), a “Proscribed Person”). For purposes hereof, the term “Patriot Act Offense” means any violation of the criminal laws of the United States of America or of any of the several states, or that would be a criminal violation if committed within the jurisdiction of the United States of America or any of the several states, including but not limited to those relating to terrorism or money laundering, including any offense under any Anti- Money Laundering Laws, or conspiracy to commit, or aiding and abetting another to commit, such an offense. (c) At all times throughout the term of the Loan, including after giving effect to any Transfers permitted pursuant to the Loan Documents, (i) none of the funds or other assets of Borrower, Operating Lessee or Guarantor shall constitute property of, or shall be beneficially owned, directly or indirectly, by any Sanctioned Person, with the result that the investment in Borrower, Operating Lessee or Guarantor, as applicable (whether directly or indirectly), would be prohibited by law, or the Loan made by Lender would be in violation of law, (ii) no Sanctioned Person shall have any interest of any nature whatsoever in Borrower, Operating Lessee or Guarantor, as applicable, with the result that the investment in Borrower, Operating Lessee or Guarantor, as applicable (whether directly or indirectly), would be prohibited by law or the Loan would be in violation of law, and (iii) none of the funds of Borrower, Operating Lessee or Guarantor, as applicable, shall be derived from any unlawful activity with the result that the

110 investment in Borrower, Operating Lessee or Guarantor, as applicable (whether directly or indirectly), would be prohibited by law or the Loan would be in violation of law. 5.1.26 Intentionally Omitted. 5.1.27 Intentionally Omitted. 5.1.28 Special Purpose Entity Covenants. (a) Each of Borrower and Operating Lessee shall not engage in any business other than as set forth in subsection (i) of the definition of “Special Purpose Entity”. (b) Each of Borrower and Operating Lessee shall not have any Indebtedness other than (i) in the case of Borrower, the Loan, (ii) Permitted Debt, (iii) reserved and (iv) such other liabilities that are expressly permitted pursuant to the terms of the Loan Documents; provided, however, that this covenant shall not require any partner or member of Borrower or other Person to make additional capital contributions or loans to it. Without limiting the foregoing, Borrower shall not incur any PACE Debt without the prior written consent of Lender in its sole discretion. (c) Each of Borrower and Operating Lessee shall not assume or guarantee or become obligated for the debts of any other Person, shall not hold out its credit as being available to satisfy the obligations of any other Person and shall not pledge its assets for the benefit of any other Person, in each case except as expressly permitted pursuant to the Loan Documents. (d) Until the Debt has been paid in full, each of Borrower and Operating Lessee shall remain a Special Purpose Entity. (e) Each of Borrower and Operating Lessee will comply with all of the stated facts and assumptions made with respect to it in any Insolvency Opinion or any Additional Insolvency Opinion. Each Affiliate of Borrower and Operating Lessee with respect to which an assumption is made or a fact stated in any Insolvency Opinion will comply with all of the assumptions made and facts stated with respect to it in any such Insolvency Opinion. Each of Borrower and Operating Lessee covenants that in connection with any Additional Insolvency Opinion delivered in connection with this Agreement it shall provide an updated certification regarding compliance with the facts and assumptions made therein. (f) Borrower shall provide Lender with five (5) Business Days’ written notice prior to the removal of an Independent Director of Borrower or Operating Lessee, and no Independent Director shall be removed other than for Cause. 5.1.29 Intentionally Omitted. 5.1.30 Taxes. Each of Borrower and Operating Lessee will be treated as a disregarded entity for U.S. federal income tax purposes. Each of Borrower and Operating Lessee will timely file or cause to be filed all federal income and other material tax returns and reports required to be filed by it (including, without limitation, any such material tax returns and reports required to be filed by it in connection with Section 2.8 Taxes) and will pay or cause to be paid all federal income and other material Section 2.8 Taxes and related liabilities required to be paid by

111 it, except Section 2.8 Taxes that are not yet delinquent or that are being contested in good faith by appropriate proceedings and for which the Borrower or Operating Lessee, as applicable, sets aside on its books adequate reserves in accordance with GAAP. Each of Borrower and Operating Lessee will not permit any Liens for Section 2.8 Taxes to be imposed on or with respect to any of its income or assets, other than Liens for Section 2.8 Taxes not yet delinquent or which are contested in good faith by appropriate proceedings and for which Borrower or Operating Lessee, as applicable, sets aside on its books adequate reserves in accordance with GAAP. 5.1.31 Intentionally Omitted. 5.1.32 Intentionally Omitted. 5.1.33 Project Improvement Plans. Each of Borrower and Operating Lessee shall promptly perform all of the covenants and agreements required to be performed and observed by it under each Project Improvement Plan (“PIP Work”), if any. Each of Borrower and Operating Lessee shall complete all PIP Work in a good and workmanlike manner subject to and in compliance with the terms of each Project Improvement Plan and the terms of this Agreement, if any. 5.1.34 Intentionally Omitted. 5.1.35 Operating Lease. (a) Borrower shall (i) cause the Property to be operated by the Operating Lessee in accordance with the terms of the Operating Lease and cause Operating Lessee to cause Manager to operate the Property in accordance with the terms and provisions of the Management Agreement; (ii) promptly perform and/or observe all of the material covenants, agreements and obligations required to be performed and observed by Borrower under the Operating Lease, and do all things necessary to preserve and to keep unimpaired its rights thereunder; (iii) promptly notify Lender of any material default by the Operating Lessee under the Operating Lease; (iv) promptly enforce in a commercially reasonable manner the performance and observance of all of the covenants and agreements required to be performed and/or observed by the Operating Lessee under the Operating Lease; (v) if a Brand Management Agreement is not in full force and effect, cause Operating Lessee to deposit all Rents from the Property into the Lockbox Account; and (vi) cause Operating Lessee to conduct its business and operations in accordance with the terms of this Agreement as if it were a Borrower hereunder and not allow or permit Operating Lessee to take any of the actions that Borrower is prohibited from taking pursuant to the terms of this Agreement. (b) Neither Borrower nor Operating Lessee shall terminate, amend or modify the Operating Lease without the prior written consent of Lender; provided, that (i) Borrower and Operating Lessee shall be permitted at any time to increase or decrease (or add or remove) the base rent and percentage rent and additional rent payable under the Operating Lease, (ii) Borrower and Operating Lessee shall be permitted at any time to otherwise modify the base rent and, if applicable, percentage rent payable under the Operating Lease based a new or updated transfer pricing study conducted by an independent accountant, and (iii) Borrower and Operating Lessee shall be permitted at any time to modify any of the other terms and conditions of the Operating

112 Lease if Borrower or Operating Lessee determines, in good faith, that such modification is necessary or desirable to better assure the status of certain direct or indirect members of Borrower and Operating Lessee to qualify as a “real estate investment trust” for federal income tax purposes to the extent that the same do not have, and are not reasonably expected to have, a material adverse effect on the value, operation or use of the Property (as currently used), the security for the Loan or Borrower’s ability to repay the Loan, and provided further, that in no event shall the Operating Lease be modified to provide that Operating Rent is to be released or distributed in cash by Operating Lessee to Borrower during the continuance of a Cash Trap Period (the intent of the parties being that such Operating Rent payments shall accrue during the continuance of a Cash Trap Period). Section 5.2 Negative Covenants. From the Closing Date until payment and performance in full of the Debt and all Other Obligations of Borrower under the Loan Documents or the earlier release of the Lien of the Mortgage and other collateral in accordance with the terms of this Agreement and the other Loan Documents, Borrower hereby covenants and agrees with Lender that it will not do, or permit to be done, directly or indirectly, any of the following: 5.2.1 Operation of Property. (a) Each of Borrower and Operating Lessee shall not, without Lender’s prior written consent (which consent shall not be unreasonably withheld): (i) materially amend or modify or surrender, terminate or cancel the Management Agreement; provided, that with respect to a Replacement Management Agreement that is not on substantially the same terms as the management agreement being replaced or a replacement manager that is not a Qualified Manager, Lender may condition such consent upon receipt of a Rating Agency Confirmation; (ii) surrender, terminate or cancel the Franchise Agreement; (iii) intentionally omitted; (iv) reduce or consent to the reduction of the term of the Management Agreement or the Franchise Agreement except in connection with the execution of a Replacement Management Agreement or Replacement Franchise Agreement; (v) increase or consent to the increase of the amount of any charges or fees under the Management Agreement or the Franchise Agreement, except in connection with the execution of a Replacement Management Agreement or Replacement Franchise Agreement; (vi) intentionally omitted, or (vii) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under the Management Agreement or the Franchise Agreement in any material adverse respect. To the extent Borrower or Operating Lessee, as applicable, has a right to consent to the same under the applicable Management Agreement and has knowledge thereof, neither Borrower nor Operating Lessee, as applicable, shall, subject to the terms of the Management Agreement, permit any Manager to sub- contract any or all of its respective material management responsibilities under any Management Agreement to a third-party without the prior written consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed. Without limitation of the foregoing, Borrower and/or Operating Lessee shall be permitted to enter into non-material amendments to the Management Agreement without the prior written consent of Lender, so long as such amendments do not (x) materially increase the Borrower’s obligations or liabilities thereunder, (y) materially reduce any of the Borrower’s or Operating Lessee’s rights or remedies thereunder, or (z) otherwise have, or are reasonably expected to have, a material adverse effect. (b) Following the occurrence and during the continuance of an Event of Default, neither Borrower nor Operating Lessee shall exercise any rights, make any decisions, grant any approvals or otherwise take any action under the Management Agreement or Franchise Agreement,

113 as applicable, without the prior written consent of Lender, which consent may be granted, conditioned or withheld in Lender’s sole discretion. 5.2.2 Liens. (a) Each of Borrower and Operating Lessee shall not create, incur, assume or suffer to exist any Lien on any portion of the Property or permit any such action to be taken, except for (a) Permitted Encumbrances; (b) Liens created by or permitted pursuant to the Loan Documents; (c) Liens for Section 2.8 Taxes or Other Charges not yet due and payable; and (d) easements and other similar encumbrances entered into by Borrower or Operating Lessee in the ordinary course of business for use, maintenance, access, parking, water and sewer lines, telephones and telegraph lines, electric lines or other utilities or for other similar purposes, provided that no such easement or other similar encumbrance shall materially impair the utility and operation of the Property or materially and adversely affect the value of the Property or Borrower’s or Operating Lessee’s condition (financial or otherwise) or business. 5.2.3 Dissolution. Each of Borrower and Operating Lessee shall not (a) engage in any dissolution, liquidation or consolidation, division or merger with or into one or more other business entities, (b) engage in any business activity not related to the ownership, leasing, financing, management and operation of the Property, except as set forth in subsection (i) of the definition of “Special Purpose Entity”, (c) transfer, lease or sell, in one transaction or any combination of transactions, the assets or all or substantially all of the properties or assets of Borrower or Operating Lessee except to the extent permitted by the Loan Documents or (d) modify, amend, waive or terminate its Organizational Documents or its qualification and good standing in any jurisdiction, in each case, without obtaining the prior written consent of Lender or Lender’s designee. 5.2.4 Change In Business. Each of Borrower and Operating Lessee shall not enter into any line of business other than what is permitted under the definition of “Special Purpose Entity”, or make any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business. Nothing contained in this Section 5.2.4 is intended to expand the rights of Borrower or Operating Lessee contained in Section 5.2.10(d) hereof, and for the avoidance of doubt, the rights of Borrower and Operating Lessee to effectuate Transfers is governed solely by Section 5.2.10 hereof. 5.2.5 Debt Cancellation. Each of Borrower and Operating Lessee shall not cancel or otherwise forgive or release any claim or debt (other than (i) the forgiveness, in the ordinary course of Borrower’s and Operating Lessee’s business, of Rent obligations in arrears in connection with a settlement with a Tenant under a Lease, or, provided that in the case of a Material Lease, the amount of Rent so forgiven is less than the aggregate amount of two (2) months’ basic Rent under such Material Lease or (ii) negotiated settlements or write-offs of past-due guest obligations of non-Affiliates in the ordinary course of business) owed to Borrower or Operating Lessee by any Person, except for adequate consideration and in the ordinary course of Borrower’s or Operating Lessee’s business, as applicable. 5.2.6 Zoning. Each of Borrower and Operating Lessee shall not initiate or consent to any zoning reclassification of any portion of the Property or seek any variance under any existing zoning ordinance or use or permit the use of any portion of the Property in any manner

114 that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, without the prior written consent of Lender. 5.2.7 No Joint Assessment. Each of Borrower and Operating Lessee shall not suffer, permit or initiate the joint assessment of the Property (a) with any other real property constituting a tax lot separate from the Property, and (b) which constitutes real property with any portion of the Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to such real property portion of the Property. 5.2.8 Golf Member Loans. Borrower shall not make Golf Member Loans in an aggregate amount exceeding $3,000,000.00 outstanding at any time. 5.2.9 ERISA. (a) Assuming compliance by the Lender with paragraphs (c) and (d) of this Section 5.2.9, neither Borrower, Operating Lessee nor Guarantor shall engage in any transactions which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, this Agreement or the other Loan Documents) to be a non-exempt prohibited transaction under Section 406(a)(1)(B) or (D) of ERISA or Section 4975(c)(1)(B) or (D) of the Code. (b) Except as would not have a material adverse effect on the condition (financial or otherwise) or business of Borrower, Operating Lessee or Lender or the Loan, neither Borrower nor Operating Lessee shall maintain, sponsor, contribute to or permit any ERISA Affiliate of Borrower or Operating Lessee to maintain, sponsor or contribute to any Plan. Borrower covenants and agrees that it will notify Lender in the event that it is aware that it is in breach of any aspect of this covenant. (c) Lender represents and warrants, that throughout the term of the Loan, no portion of the assets used by any Lender in connection with the transactions contemplated under this Agreement and the other Loan Documents constitutes assets of a (i) “benefit plan investor” within the meaning of the Plan Asset Regulations unless the applicable Lender is relying on an available prohibited transaction exemption, all of the conditions of which are and continue to be satisfied or (ii) governmental plan (as defined in Section 3(32) of ERISA) which is subject to any provision which is substantially similar to the prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the Code (“Applicable Similar Law”), unless the acquisition and holding of the Loan or any interest therein will not give rise to a violation of any such Applicable Similar Law. (d) Lender covenants and agrees that it will notify the Borrower in the event that it is aware that Borrower or Operating Lessee is in breach of any aspect of their respective representation and covenant in this Section 5.2.9 or is aware that with the passing of time, giving of notice or expiry of any applicable grace period it will breach any aspect of such representation and covenant. 5.2.10 Transfers. (a) Each of Borrower and Operating Lessee acknowledges that Lender has examined and relied on the experience of Borrower, Operating Lessee and their respective stockholders, general partners, members, principals and (if Borrower is a trust) beneficial owners in owning and operating properties such as the Property in agreeing to make the

115 Loan, and will continue to rely on Borrower’s ownership of the Property as a means of maintaining the value of the Property as security for repayment of the Debt and the performance of the Other Obligations. Each of Borrower and Operating Lessee acknowledges that Lender has a valid interest in maintaining the value of the Property so as to ensure that, should Borrower default in the repayment of the Debt or the performance of the Other Obligations, Lender can recover the Debt by a sale of the Property. (b) Without the prior written consent of Lender, and except to the extent otherwise set forth in this Section 5.2.10, neither Borrower nor Operating Lessee shall, and shall not permit any Restricted Party to do, any of the following (collectively, a “Transfer”): (i) sell, convey, mortgage, grant, bargain, encumber, pledge, assign, grant options with respect to, or otherwise transfer or dispose of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) the Property or any part thereof or any legal or beneficial interest therein or (ii) permit a Sale or Pledge of an interest in any Restricted Party in violation of this Agreement or (iii) Borrower or Operating Lessee entering into, or the Property being subject to, any PACE Debt, in each case, other than (A) pursuant to Leases of space in the Improvements to Tenants in accordance with the provisions of Section 5.1.20, (B) Permitted Cellular Lease Landlord Transfers, and (C) Permitted Transfers. For the avoidance of doubt, notwithstanding anything to the contrary contained in this Agreement, no notice to, or consent of Lender shall be required in connection with any Sale or Pledge of direct or indirect interests in any Excluded Entity. (c) A Transfer shall include, but not be limited to, (i) an installment sales agreement wherein Borrower or Operating Lessee agrees to sell the Property or any part thereof for a price to be paid in installments; (ii) an agreement by Borrower or Operating Lessee leasing all or a substantial part of the Property for other than actual occupancy by a space Tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower’s or Operating Lessee’s right, title and interest in and to any Leases or any Rents; (iii) if a Restricted Party is a corporation, any merger, consolidation or Sale or Pledge of such corporation’s stock or the creation or issuance of new stock; (iv) if a Restricted Party is a limited or general partnership or joint venture, any merger or consolidation or the change, removal, resignation or addition of a general partner or the Sale or Pledge of the partnership interest of any general partner or any profits or proceeds relating to such partnership interest, or the Sale or Pledge of limited partnership interests or any profits or proceeds relating to such limited partnership interest or the creation or issuance of new limited partnership interests; (v) if a Restricted Party is a limited liability company, any merger or consolidation or the change, removal, resignation or addition of a managing member or non-member manager (or if no managing member, any member) or the Sale or Pledge of the membership interest of a managing member (or if no managing member, any member) or any profits or proceeds relating to such membership interest, or the Sale or Pledge of non-managing membership interests or the creation or issuance of new non-managing membership interests; (vi) if a Restricted Party is a trust or nominee trust, any merger, consolidation or the Sale or Pledge of the legal or beneficial interest in a Restricted Party or the creation or issuance of new legal or beneficial interests; or (vii) if a Restricted Party is a limited liability company, the division of any assets and liabilities of such entity amongst one or more new or existing entities.

116 (d) Notwithstanding the provisions of this Section 5.2.10, the following shall not be deemed to be a Transfer (other than any creation or issuance of Debt-Like Preferred Equity in any direct or indirect owner of Borrower or Operating Lessee that is not an Excluded Entity): (i) The Sale or Pledge of any direct or indirect interest in any Restricted Party to any parallel partnerships or other investment vehicles that are Affiliates of Guarantor, provided, that (i) Guarantor continues to own a direct or indirect interest in Borrower and Operating Lessee and (ii) clause (a) of the Minimum Ownership and Control Requirement continues to be satisfied; and provided further, that (A) if after giving effect to any such Sale or Pledge, more than forty-nine percent (49%) in the aggregate of the direct or indirect interests in any Restricted Party are owned by any Person and its Affiliates that owned less than forty-nine percent (49%) of the direct or indirect interest in such Restricted Party as of the Closing Date, Borrower shall deliver to Lender an Additional Insolvency Opinion; (B) each of Borrower and Operating Lessee shall not fail to be a Special Purpose Entity by reason of such Sale or Pledge, (C) no Transfer of any direct interest in Borrower or Operating Lessee shall be permitted, and (D) with respect to any transferee that, as a result of such transfer, will hold a twenty percent (20%) (10% if such transferee is foreign to the United States) or greater direct or indirect interest in, or control, Borrower or Operating Lessee (and such transferee owned less than twenty percent (20%) (10% if such transferee is foreign to the United States) of the direct or indirect interest in Borrower and Operating Lessee or did not control Borrower or Operating Lessee on the Closing Date), Lender shall receive Satisfactory Search Results. (ii) A Public Sale, provided, that (A) if after giving effect to any such Public Sale, more than forty-nine percent (49%) in the aggregate of the direct or indirect interests in any Restricted Party are owned by any Person and its Affiliates that owned less than forty-nine percent (49%) of the direct or indirect interest in such Restricted Party as of the Closing Date, Borrower shall deliver to Lender an Additional Insolvency Opinion; (B) each of Borrower and Operating Lessee shall not fail to be a Special Purpose Entity by reason of such Public Sale, (C) no Transfer of any direct interest in Borrower or Operating Lessee shall be permitted, (D) following a Securitization, Borrower shall have obtained a Rating Agency Confirmation with respect to such Public Sale, and (E) with respect to any transferee that, as a result of such transfer, will hold a twenty percent (20%) (10% if such transferee is foreign to the United States) or greater direct or indirect interest in, or control, Borrower or Operating Lessee (and such transferee owned less than twenty percent (20%) (10% if such transferee is foreign to the United States) of the direct or indirect interest in Borrower and Operating Lessee or did not control Borrower or Operating Lessee on the Closing Date), Lender shall receive Satisfactory Search Results. Upon completion of any such Public Sale subject to and in accordance with the provisions of this Section 5.2.10(d)(ii), Guarantor shall be released as a guarantor under the Guaranty for any acts occurring after such Public Sale (other than liabilities caused by Guarantor and/or its Affiliates); provided that, (x) the Borrower delivers a Substitute Guaranty and a Substitute Environmental Indemnity from a Replacement Guarantor that Controls Borrower

117 and Operating Lessee or is under common Control with Borrower and Operating Lessee and (y) the organizational documents of such Replacement Guarantor, resolutions authorizing such Replacement Guarantor to enter into either the assumption of the Guaranty and the Environmental Indemnity or the Substitute Guaranty and Substitute Environmental Indemnity referenced above and an enforceability and execution opinion covering the enforceability of such assumption of the Guaranty and the Environmental Indemnity or the Substitute Guaranty and the Substitute Environmental Indemnity against such Replacement Guarantor in the same form and substance as the enforceability opinion delivered to Lender on the Closing Date (or in such other form as reasonably approved by Lender). Following any Transfer in accordance with this Section 5.2.10(d)(ii), the Public Vehicle shall be deemed to be an Excluded Entity. For purposes of clarity, the provisions of Section 5.2.3 and this Section 5.2.10 shall not restrict the Public Vehicle (or any direct or indirect owner of the Public Vehicle, but excluding Borrower and Operating Lessee) from effectuating a restructuring and the Public Vehicle (or any direct or indirect owner of the Public Vehicle, but excluding Borrower and Operating Lessee) shall be permitted to effectuate a restructuring, including amending or modifying its organizational documents or commercial arrangements including any amendments or modifications reasonably determined by such Public Vehicle to be required to satisfy stock exchange, quotation system listing or trading requirements. For the avoidance of doubt, following a Securitization, a Rating Agency Confirmation shall not be required in connection with any Public Sale in accordance with this Section 5.2.10(d)(ii). (iii) The Sale or Pledge of any direct or indirect interest in any Restricted Party to any parallel partnerships or other investment vehicles that are Affiliates of Trinity Control Party, provided, that (i) intentionally omitted, and (ii) clause (a) of the Minimum Ownership and Control Requirement continues to be satisfied; and provided further, that (A) if after giving effect to any such Sale or Pledge, more than forty-nine percent (49%) in the aggregate of the direct or indirect interests in any Restricted Party are owned by any Person and its Affiliates that owned less than forty-nine percent (49%) of the direct or indirect interest in such Restricted Party as of the Closing Date, Borrower shall deliver to Lender an Additional Insolvency Opinion; (B) each of Borrower and Operating Lessee shall not fail to be a Special Purpose Entity by reason of such Sale or Pledge, (C) no Transfer of any direct interest in Borrower or Operating Lessee shall be permitted, and (D) with respect to any transferee that, as a result of such transfer, will hold a twenty percent (20%) (10% if such transferee is foreign to the United States) or greater direct or indirect interest in, or control, Borrower or Operating Lessee (and such transferee owned less than twenty percent (20%) (10% if such transferee is foreign to the United States) of the direct or indirect interest in Borrower and Operating Lessee or did not control Borrower or Operating Lessee on the Closing Date), Lender shall receive Satisfactory Search Results. (iv) The Sale or Pledge of up to eighty percent (80%) of the non- controlling ownership interests in the Borrower and Operating Lessee in the aggregate may be transferred, provided (A) Lender shall receive written notice of

118 any sale described in this Section 5.2.10(d)(iv) not less than thirty (30) days prior to such sale, provided, that, any failure to deliver such written notice shall not cause an Event of Default or trigger recourse under Section 9.3, (B) if after giving effect to any such transfer, more than forty-nine percent (49%) in the aggregate of the direct or indirect interests in any Restricted Party are owned by any Person and its Affiliates that owned less than forty-nine percent (49%) of the direct or indirect interest in such Restricted Party as of the Closing Date, Borrower shall deliver to Lender an Additional Insolvency Opinion; (C) each of Borrower and Operating Lessee shall not fail to be a Special Purpose Entity by reason of such Transfer, (D) no Transfer of any direct interest in Borrower or Operating Lessee shall be permitted, (E) no such transfer shall result in a failure to meet the Minimum Ownership and Control Requirement, and (F) with respect to any transferee that, as a result of such transfer, will hold a twenty percent (20%) (10% if such transferee is foreign to the United States) or greater direct or indirect interest in, or control, Borrower (and such transferee owned less than twenty percent (20%) (10% if such transferee is foreign to the United States) of the direct or indirect interest in Borrower and Operating Lessee or did not control Borrower or Operating Lessee on the Closing Date, Lender shall receive Satisfactory Search Results. (v) Any Permitted Pledge and the exercise of any remedies under a Permitted Pledge. (e) No Transfer of the Property and assumption of the Loan shall occur during the period that is sixty (60) days prior to and sixty (60) days after a Securitization. Otherwise, in addition to Borrower’s other rights expressly permitted under this Section 5.2.10, (i) a Transfer of the Property to a new borrower (the “Transferee Borrower”) or (ii) a Transfer of the direct or indirect interests in, and/or Control of, Borrower and/or Operating Lessee that is not otherwise permitted pursuant to Section 5.2.10(d) above (a “Majority Equity Transfer”), shall each be permitted without Lender’s consent (each, a “Permitted Assumption”), provided that Lender receives thirty (30) days prior written notice of such Permitted Assumption and no Event of Default has occurred and is continuing at the time such Permitted Assumption is consummated, and further provided that the following additional requirements are satisfied: (i) Borrower shall pay Lender an assumption fee equal to $250,000; (ii) Borrower shall pay any and all reasonable out-of-pocket costs incurred in connection with such Permitted Assumption (including, without limitation, Lender’s reasonable counsel fees and disbursements and all recording fees, title insurance premiums and mortgage and intangible taxes and the fees and expenses of the Approved Rating Agencies pursuant to clause (vi) below); (iii) (x) From and after such Permitted Assumption, the Minimum Ownership and Control Requirement is satisfied and (y) neither Transferee Borrower or the Qualified Equityholder that satisfies the Minimum Ownership and Control Requirement shall have been subject to a Bankruptcy Action or a material governmental or regulatory investigation which resolved in a final, non-appealable conviction for criminal activity involving moral turpitude or a civil proceeding in

119 which such Person has been found liable in a final non-appealable judgment to have attempted to hinder, delay or defraud creditors, in each case for the past seven (7) years; (iv) With respect to a Transfer of the Property, if applicable, a Transferee Borrower shall assume all of the obligations of Borrower under the Loan Documents in a manner reasonably satisfactory to Lender in all material respects, including, without limitation, by entering into an assumption agreement in form and substance satisfactory to Lender; (v) After giving effect to the Permitted Assumption, the representations and covenants set forth in Sections 4.1.30, 4.1.35, 5.1.23, 5.1.28 and 5.2.9 of this Agreement shall continue to be satisfied, and Transferee Borrower or Borrower, as applicable, shall deliver (x) all organizational documentation reasonably requested by Lender, which shall be reasonably satisfactory to Lender, (y) all certificates, agreements necessary to evidence the Permitted Assumption and (z) an Additional Insolvency Opinion and a due authority, execution and enforceability opinion reasonably acceptable to Lender; (vi) Borrower or Transferee Borrower, at its sole cost and expense, shall deliver to Lender an Additional Insolvency Opinion reflecting such Transfer reasonably satisfactory in form and substance to Lender; (vii) Intentionally omitted; (viii) a Replacement Guarantor acceptable to Lender shall deliver to Lender a Substitute Guaranty and Substitute Environmental Indemnity, pursuant to which, in each case, the Replacement Guarantor agrees to be liable under such guaranty of recourse obligations and such environmental indemnity from and after the date of such Permitted Assumption (whereupon the previous guarantor shall be released from any further liability under the guaranty of recourse obligations and the environmental indemnity for acts that arise from and after the date of such Permitted Assumption and such Replacement Guarantor shall be the “Guarantor” for all purposes set forth in this Agreement); (ix) If the Permitted Assumption is accomplished by deed or conveyance of the Property rather than by assignment of all of Guarantor’s or a Restricted Party’s interests in Borrower, Borrower shall deliver, at its sole cost and expense, an endorsement to the Title Insurance Policy, as modified by the assumption agreement, as a valid first lien on the Property and naming the Transferee Borrower as owner of the Property, which endorsement shall insure that, as of the date of the recording of the assumption agreement, the Property shall not be subject to any additional exceptions or liens other than those contained in the Title Insurance Policy issued on the date hereof and the Permitted Encumbrances; (x) The Property shall be managed by Manager pursuant to the Management Agreement or by a Qualified Manager pursuant to a Replacement Management

120 Agreement and shall be licensed, flagged and branded by (x) a Qualified Franchisor pursuant to a Franchise Agreement or (y) a Brand Manager pursuant to a Brand Management Agreement; (xi) Lender shall receive Satisfactory Search Results, or, in the case of a Majority Equity Transfer, Borrower is not a Sanctioned Person. Lender agrees to use diligent and commercially reasonable efforts to complete such “know your customer” diligence in accordance with this clause (xi) within fifteen (15) Business Days after Lender receives the requested information from Borrower (or such Transferee Borrower) necessary to conduct such diligence with respect to any such proposed Transfer; and (xii) Following a Securitization, Borrower shall have delivered to Lender a Rating Agency Confirmation. Immediately upon consummation of a Permitted Assumption in accordance with this Section 5.2.10(e), the named Borrower (other than in the case of a Majority Equity Transfer) and Guarantor herein shall be released from all liability under this Agreement, the Note, the Mortgage and the other Loan Documents for acts or omissions occurring after such Transfer (other than liabilities caused by Guarantor and/or its Affiliates). The foregoing release shall be effective upon the date such Permitted Assumption with a Transferee Borrower is consummated, but Lender agrees to provide written evidence thereof reasonably requested by Borrower. In connection with the consummation of a Permitted Assumption in accordance with this Section 5.2.10(e), Lender shall act in good faith to agree to a modified defined term for “Excluded Entity”, as appropriate based on the Transferee Borrower’s organizational structure. (f) Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon Borrower’s Transfer without Lender’s consent, if such consent is required hereunder. This provision shall apply to every Transfer regardless of whether voluntary or not, or whether or not Lender has consented to any previous Transfer. (g) If at any time during the term of the Loan, there is any transfer permitted under this Agreement or otherwise consented to by Lender that results in Guarantor no longer owning a direct or indirect interest in the Property or Borrower, Borrower shall cause a Replacement Guarantor to execute and deliver to Lender (i) a replacement guaranty substantially in the form of the Guaranty or otherwise in form reasonably acceptable to Lender (a “Substitute Guaranty”) and (ii) a replacement environmental indemnity substantially in the form of the Environmental Indemnity or otherwise in form reasonably acceptable to Lender (a “Substitute Environmental Indemnity”), and upon the delivery of such Substitute Guaranty and Substitute Environmental Indemnity the Guarantor shall be automatically released from the Guaranty and the Environmental Indemnity, as applicable, with respect to actions first occurring or arising after the date of such transfer. In the event that Borrower replaces Guarantor with a Replacement Guarantor, Borrower shall deliver the guarantor financial statements of the Replacement Guarantor as required pursuant to Section 5.1.11 of this Agreement with respect to the Guarantor.

121 (h) In connection with the delivery of any Substitute Guaranty, Borrower shall cause the applicable Replacement Guarantor to deliver an Officer’s Certificate (i) certifying that it has a Net Worth equal to or in excess of $100,000,000 (exclusive of its interest in, and any liabilities relating to, the Property) and (ii) attaching such Replacement Guarantor’s unaudited or audited financial statements demonstrating such Net Worth to Lender’s reasonable satisfaction. ARTICLE VI – INSURANCE; CASUALTY; CONDEMNATION Section 6.1 Insurance. (a) Borrower shall obtain and maintain, or cause to be maintained, insurance for Borrower and the Property providing at least the following coverages: (i) comprehensive “all risk” or “special form” insurance including, but not limited to, loss caused by any type of windstorm/named storm or hail, fire, lightning, explosion, civil commotion and smoke, on the Improvements and the Personal Property, in each case (A) unless otherwise stated herein, in an amount equal to one hundred percent (100%) of the “Full Replacement Cost”, which for purposes of this Agreement shall mean actual replacement value exclusive of costs of excavations, foundations, underground utilities and footings; provided, however, that in the case of insurance for the peril of wind/named storm which may be sublimited under the terms of this Agreement, such sublimit is acceptable to Lender and the Rating Agencies, subject to the terms of Section 6.1(c) hereof as it relates to the requirement to furnish an appropriate PML report(s) and as applicable, regardless of whether the policy is a blanket or standalone insurance policy with a waiver of depreciation; (B) written on a no coinsurance form or containing an agreed amount endorsement with respect to the Improvements and Personal Property; (C) providing for no deductible in excess of $250,000 for all such insurance coverage except as otherwise provided herein and except for the perils of earthquake, flood and windstorm/named storm, which deductible shall not exceed five percent (5%) of the total insurable value of the Property per loss; (D) containing an “Ordinance or Law Coverage” or “Enforcement” endorsement if any of the Improvements or the use of the Property shall at any time constitute legal non-conforming structures or uses, including loss to the undamaged portion of the building, demolition costs and increased costs of construction in such amount as may be reasonably acceptable to Lender and Borrower; and (E) unless otherwise stated in this Section 7.1 (a)(i), containing commercially reasonable sublimits that consider what is customarily carried by owners of like properties in the same geography and acceptable to Lender. In addition, Borrower shall obtain: (x) if any portion of the Improvements or Personal Property is currently or at any time in the future identified by (A) the Federal Emergency Management Agency in the Federal Register as an area having special flood hazards and/or (B) the Secretary of Housing and Urban Development or any successor thereto as an area having special flood hazards pursuant to the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended, or any successor law (the “Flood Insurance Acts”) flood hazard insurance (1) in an amount equal to the lesser of the maximum limit of coverage available under the Flood Insurance Acts, full replacement cost of the value of the applicable Improvements and/or Personal Property, or the outstanding principal balance of the Loan, plus (2) such greater amounts or other related and/or excess coverage as Lender shall require in its sole discretion with deductibles no greater than the maximum limit of coverage available under the Flood Insurance Acts; and

122 (y) earthquake insurance in amounts and in form and substance satisfactory to Lender in the event the Property is located in an area with a high degree of seismic activity, zone 3 or 4, and (z) storm surge and sinkhole insurance with sublimits acceptable to Lender; provided that the insurance pursuant to clauses (x), (y) and (z) hereof shall be on terms consistent with the comprehensive all-risk insurance policy required under this subsection (i) it being understood that the insurance provided by the Flood Insurance Acts may have different terms and conditions than the all-risk insurance policy required under this subsection (i). The Full Replacement Cost shall be re-determined from time to time (but not more frequently than once in any twelve (12) calendar months) at the request of Lender by an appraiser or contractor designated and paid by Borrower and approved by Lender, or by an engineer or appraiser in the regular employ of the insurer. After the first appraisal, additional appraisals may be based on construction cost indices customarily employed in the trade. No omission on the part of Lender to request any such ascertainment shall relieve Borrower of any of its obligations under this Subsection. Notwithstanding anything to the contrary herein, Borrower may request that Lender reconsider the required limits of insurance for Named Windstorm coverage to reflect then-prevailing market conditions, including pricing, capacity, and availability. Upon receipt of such written request and confirmation that Lender has received a Rating Agency Confirmation, Borrower shall provide reasonable supporting information regarding current market conditions, and Lender shall in good faith review such information and consider reasonable adjustments to the required Named Windstorm limits. (ii) commercial general liability insurance including liquor liability, golf course (including golf carts) liability, assault and battery, sexual abuse and molestation (including human trafficking), garage keepers’ liability, insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about each Individual Property, such insurance (A) to be on the so-called “occurrence” form with a limit of not less than $2,000,000.00 in the aggregate and $1,000,000.00 per occurrence, with a deductible/self-insured retention not greater than $250,000; notwithstanding the foregoing, any liability policy that Borrower is relying on Marriott International Inc. to provide commercial general liability insurance for any Property shall be permitted to have a deductible/self-insured retention not greater than $500,000, (B) to continue at not less than the aforesaid limit until required to be changed by Lender in writing by reason of changed economic conditions making such protection inadequate and (C) to cover at least the following hazards: (1) premises and operations; (2) products and completed operations on an “if any” basis; (3) independent contractors; and (4) broad form contractual liability for insured contracts, including coverage in support of the indemnity obligation contained in Article IX to the extent the same is available; (iii) business income/loss of rents insurance (A) with loss payable to Lender; (B) covering all risks required to be covered by the insurance provided for in subsection (i), above, and subsections (iv), (vi) and (xi), below for a period commencing at the time of loss for such length of time as it takes to repair or replace with the exercise of due diligence and dispatch and continuing for the lesser of: (x) the time it takes to repair the physical loss to the Improvements and Personal Property; or (y) eighteen (18) months; (C) containing an extended period of indemnity endorsement which provides that after the physical loss to the Improvements and Personal Property has been repaired, the continued

123 loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of twelve (12) months from the date that the Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period; and (D) in an amount equal to one hundred percent (100%) of the projected gross income (less non- continuing expenses) from the Property for a period of eighteen (18) months. The amount of such business income/loss of rents insurance shall be determined prior to the date hereof and at least once each year thereafter based on Borrower’s reasonable estimate of the gross income (less non-continuing expenses) from the Property for the succeeding twelve (12) month period. Notwithstanding anything to the contrary contained herein or in any other Loan Documents, to the extent that insurance proceeds are payable to Lender pursuant to this Subsection (the “Rent Loss Proceeds”) and Borrower is entitled to disbursement of Net Proceeds for Restoration in accordance with the terms hereof, (1) a Trigger Period shall be deemed to exist and (2) such Rent Loss Proceeds shall be deposited by Lender in the Cash Management Account and disbursed as provided in Article 9 hereof; provided, however, that (I) nothing herein contained shall be deemed to relieve Borrower of its obligations to pay the obligations secured hereunder on the respective dates of payment provided for in the Note except to the extent such amounts are actually paid out of the Rent Loss Proceeds and (II) in the event the Rent Loss Proceeds are paid in a lump sum in advance and Borrower is entitled to disbursement of such Rent Loss Proceeds in accordance with the terms hereof, Lender or Servicer shall hold such Rent Loss Proceeds in a segregated interest-bearing Eligible Account (which shall deemed to be included within the definition of the “Accounts” hereunder) and Lender or Servicer shall estimate the number of months required for Borrower to restore the damage caused by the applicable Casualty, shall divide the applicable aggregate Rent Loss Proceeds by such number of months and shall disburse such monthly installment of Rent Loss Proceeds from such Eligible Account into the Cash Management Account each month during the performance of such Restoration; (iv) at all times during which structural construction, repairs or alterations are being made with respect to the Improvements, and only if the current property and liability coverage forms do not otherwise apply, (A) commercial general liability and umbrella/excess liability insurance covering claims related to the construction, repairs or alterations being made which are not covered by or under the terms or provisions of the commercial general liability insurance and umbrella/excess liability insurance policies required herein in this Section 6.1 and/or reasonable contractors or other third party insurance by companies completing said work; and (B) the insurance provided for in subsection 6.1(a)(i) and including terrorism written in a so-called builder’s risk completed value form in amounts acceptable to Lender (1) on a non-reporting basis, (2) against all risks insured against pursuant to subsections 6.1(a)(i), (iii), and (vi), (3) including permission to occupy the Property, and (4) with an agreed amount endorsement waiving co-insurance provisions. It is understood that any umbrella/excess liability insurance required herein may be written with lesser limits than those required in subsection (vii) below so long as said limits are commercially reasonable for the risk; (v) workers’ compensation, with respect to any employees of Borrower, subject to the statutory limits of the state in which the Property is located, and employer’s

124 liability insurance with a limit of at least $1,000,000.00 per accident and per disease per employee, and $1,000,000.00 for disease aggregate in respect of any work or operations on or about the Property, or in connection with the Property, its operation (if applicable); (vi) comprehensive boiler and machinery insurance, if applicable, in amounts as shall be reasonably required by Lender on terms consistent with the commercial property insurance policy required under subsection (i) above; (vii) umbrella liability and excess liability insurance in an amount not less than $100,000,000.00 per occurrence on terms consistent with the commercial general liability insurance policy required under subsection (ii) above and, if required, the automobile liability and employer’s liability insurance coverages required under subsections (viii) and (v); (viii) automobile liability coverage for all owned and non-owned vehicles, including rented and leased vehicles containing minimum limits per occurrence of One Million and No/100 Dollars ($1,000,000), if applicable; (ix) so-called “dramshop” insurance or other liability insurance required in connection with the sale of alcoholic beverages, if applicable; (x) insurance against employee dishonesty, with respect to any employees of Borrower, in an amount acceptable to Lender, if applicable; (xi) the insurance required under Section 6.1(a)(i) through (iv), (vi) and (vii) above shall cover or not exclude perils of terrorism and acts of terrorism and Borrower shall maintain insurance for loss resulting from perils and acts of terrorism on terms (including amounts) consistent with those required under Section 6.1(a)(i) through (iv), (vi) and (vii) above at all times during the term of the Loan. If “acts of terrorism” or other similar acts or events or “fire following” such acts or events are hereafter excluded from Borrower’s comprehensive “all risk” or “special form” insurance policy or policies required under Section 6.1(a)(i), (iii), (iv), and (vi), above, Borrower shall obtain an endorsement to such policy or policies, or a separate policy from an insurance provider which satisfies the requirements of Section 6.1(h), insuring against all such excluded acts or events and “fire following” such acts or events on terms consistent with Section 6.1(a)(i), (iii), (iv), and (vi) (“Terrorism Insurance”) in an amount not less than the sum of one hundred percent (100%) of the “Full Replacement Cost” and the business income/loss of rents insurance required in Section 6.1(a)(iii) above; provided that such endorsement or policy shall be in form and substance satisfactory to Lender. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2019 (“TRIPRA”) is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA), Lender shall accept terrorism insurance which covers against “covered acts” as defined by TRIPRA (or such other program) as full compliance with this Section 6.1(a)(xi) as it relates to the risks that are required to be covered hereunder but only in the event that TRIPRA (or such other program) continues to

125 cover both domestic and foreign acts of terrorism; provided further, the requirements of this Section 6.1(a)(xi) shall not apply to Section 6.1(a)(i)(x) and Section 6.1(a)(i)(y). Further, in the event TRIPRA is no longer in effect, Borrower shall be required to carry terrorism insurance throughout the term of the Loan as required herein this clause (xi), but in such event Borrower shall not be required to pay any Insurance Premiums solely with respect to such terrorism coverage in excess of the Terrorism Premium Cap (hereinafter defined) and, if the cost of such terrorism coverage exceeds the Terrorism Premium Cap, Borrower shall purchase the maximum amount of terrorism coverage available with funds equal to the Terrorism Premium Cap; provided that, if the Insurance Premiums payable with respect to such terrorism coverage exceeds the Terrorism Premium Cap, Lender may, at its option (1) purchase such stand-alone terrorism Policy, with Borrower paying such portion of the Insurance Premiums with respect thereto equal to the Terrorism Premium Cap and the Lender paying such portion of the Insurance Premiums in excess of the Terrorism Premium Cap or (2) modify the deductible amounts, policy limits and other required policy terms to reduce the Insurance Premiums payable with respect to such stand- alone terrorism Policy to the Terrorism Premium Cap. As used herein, (i) “Terrorism Premium Cap” means an amount equal to two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the Loan Documents (without giving effect to the cost of terrorism, named windstorm, and earthquake components of such property and business interruption/rental loss insurance) at the time that such terrorism coverage is excluded from the applicable Policy; (xii) upon sixty (60) days’ notice, such other reasonable insurance and in such reasonable amounts as Lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to the Property located in or around the region in which the Property is located. (b) All insurance provided for in clause 6.1(a) above shall be obtained under valid and enforceable policies (collectively, the “Policies” or, in the singular, the “Policy”) and, to the extent not specified above, shall be subject to the reasonable approval of Lender as to deductibles, insurance companies, amounts, loss payees and insureds. Prior to the expiration dates of the Policies theretofore furnished to Lender, certificates of insurance satisfactory to Lender evidencing the, shall be delivered by Borrower to Lender. Insurance binders or complete copies of the Policies shall be submitted to Lender upon request with any unrelated location information redacted if blanket policies are used. Additionally, Borrower shall pay all premiums under such policies as they become due and payable and provide Lender satisfactory evidence of the payment of the premiums (the “Insurance Premiums”). Within 15 days of the effective date of the Policies theretofore furnished to Lender pursuant to Subsection 6.1(a), Borrower shall deliver (1) certificates of insurance (Acord Form 28 and Acord Form 25, as applicable) and (2) carrier-issued binders evidencing the Policies that will be in full force and effect, and thereafter, complete copies of the Policies when issued. Upon renewal of the Policies, Borrower shall deliver marked “premium paid” or accompanied by evidence satisfactory to Lender of payment of the Insurance Premiums. Borrower shall promptly forward to Lender a copy of each written notice received by Borrower of any modification, reduction or cancellation of any of the Policies or of any of the coverages afforded under any of the Policies. Further as a condition of permitting the payment of the Insurance Premiums to be financed through a third-party premium financing company under a

126 premium finance agreement (“Premium Finance Agreement”) (A) Borrower shall submit to Lender evidence of payment of each and every installment due under the Premium Finance Agreement as each installment becomes due and payable; and (B) the premium financing company shall have agreed to provide Lender with notice in the event of cancellation of the Policies that are subject to the Premium Finance Agreement. (c) Any blanket insurance Policy shall be subject to reasonable Lender approval, not to be unreasonably withheld, and shall otherwise provide the same protection as would a separate Policy insuring only the Property in compliance with the provisions of this Section 6.1. Such Policies may be “blanket policies” covering multiple locations so long as the coverages for the Property provide the protections listed above and, provided further that, any material changes to such blanket policies shall be subject to Lender’s review and reasonable approval by Lender based on the PML report(s) for the applicable catastrophic perils (such PML report(s) to be approved by Lender and secured by the applicable Borrower utilizing a third-party firm qualified to perform such risk analysis using the most current RMS software, or its equivalent, at the expense of the Borrower) and such other information as reasonably requested by Lender, and where, for the purposes of this paragraph, material change shall mean any change or aggregation of the insured values covered under such blanket policies, including the reduction or erosion of flood, windstorm / named storm and earthquake limit(s) or the addition of locations that are subject to the perils of flood, windstorm / named storm and earthquake, or any other modification of the policy which would otherwise bring the policy out of compliance with this agreement. The applicable portfolio PML report(s) shall be furnished during the policy term when such material change(s) will impact the catastrophic exposure on the Policy, or at a minimum, on an annual basis if no material changes have occurred and shall be ran in the manner in which the program responds. Further, any changes to the limits under the policy as of Closing Date or an aggregation of the insured values covered under the blanket policy, including the reduction or erosion of flood or windstorm/named storm limits or the addition of locations that are subject to the perils of flood or windstorm/named storm, shall be subject to Lender approval and Rating Agency Confirmation (which shall be provided at the Rating Agency’s sole discretion). Further, to the extent that any blanket policy covers more than one location within a two-thousand-foot radius of the Property (the “Radius”), the limits of such blanket policy must be sufficient to maintain coverage as set forth in Section 6.1(a)(xi) for the Property and any and all other locations combined within the Radius that are covered by such blanket policy calculated on a total insured value basis. (d) All Policies of insurance provided for or contemplated by clause (a) shall name Borrower as a named insured and with respect to liability policies, except for the Policies referenced in clause (v) and (x) of Section 6.1(a), shall name Lender and its successors and/or assigns as the additional insured, as its interests may appear, and in the case of property policies as outlined in Section 6.1(a), such policies shall contain a standard non-contributing mortgagee clause in favor of Lender providing that the loss thereunder shall be payable to Lender. Notwithstanding the foregoing, in the event the liability policies are provided by a Qualified Manager, Borrower shall be named as an additional insured and such policies carried by the Qualified Manager will be deemed to satisfy the liability insurance obligations of this Agreement. All policies shall include a waiver of subrogation in favor of Lender when permitted by law.

127 (e) All Policies of insurance provided for in Section 6.1(a) shall: (i) with respect to all Policies (other than those Policies limited to liability protection), contain clauses or endorsements to the effect that, (1) no act or negligence of Borrower, or anyone acting for Borrower, or of any Tenant or other occupant, or failure to comply with the provisions of any Policy, which might otherwise result in a forfeiture of the insurance or any part thereof, or foreclosure or similar action, shall in any way affect the validity or enforceability of the insurance insofar as Lender is concerned and (2) the Policies shall not be cancelled without at least thirty (30) days’ written notice to Lender, except ten (10) days’ notice for non-payment of premium; (ii) the Policy shall not be canceled without at least thirty (30) days written notice to Lender, except ten (10) days’ notice for non-payment of premiums. If the policies will not, or cannot, provide this required notice, Borrower shall be obligated to provide such notice; (iii) the issuer(s) thereof shall give ten (10) days’ written notice to Lender if the issuers elect not to renew the Policy prior to its expiration (except for worker’s compensation required in Section 6.1(a)(v) where such notice can be provided when commercially possible). If the issuer of a Qualified Manager’s liability policies will not, or cannot, provide this required notice, Borrower shall be obligated to provide such notice upon Borrower becoming aware; and (iv) not contain any clauses that would make Lender liable for any Insurance Premiums thereon or subject to any assessments thereunder. (f) If at any time Lender is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Lender shall have the right, with notice to Borrower, to take such action as Lender deems necessary to protect its interest in the Property, including, without limitation, the obtaining of such insurance coverage as Lender in its discretion deems appropriate and all premiums or other expenses incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender upon written demand and until paid shall be secured by the Mortgage and shall bear interest at the Default Rate from the date that Borrower receives such written demand. (g) In the event of foreclosure of the Mortgage or other transfer of title to the Property in extinguishment in whole or in part of the Debt, all right, title and interest of Borrower in and to the Policies (other than any blank insurance Policy) then in force concerning the Property and all proceeds payable thereunder shall thereupon vest in the Lender or, to the extent permitted under the applicable Policy, the purchaser at such foreclosure or other transferee in the event of such other transfer of title. (h) The Policies shall be issued by financially sound and responsible insurance companies authorized to do business in the state in which the Property is located and: (1) having a financial strength rating of (x) “A-” or better by S&P, (y)“A2” or better by Moody’s, if Moody’s rates the Securities and rates the applicable insurance company, and (z) “A-” or better by Fitch, if Fitch rates the Securities and rates the applicable insurance company (provided, however for multi-

128 layered policies, (A) if four (4) or fewer insurance companies issue the Policies, then at least seventy-five percent (75%) of the insurance coverage represented by the Policies must be provided by insurance companies with a rating of “A-” or better by S&P and “A2” or better by Moody’s, if Moody’s rates the Securities and rates the applicable insurance company, and “A-” or better by Fitch, if Fitch rates the Securities and rates the applicable insurance company, with no remaining carrier below “BBB” by S&P and “Baa2” or better by Moody’s, if Moody’s rates the Securities and rates the applicable insurance company, and “BBB” or better by Fitch, if Fitch rates the Securities and rates the applicable insurance company, or (B) if five (5) or more insurance companies issue the Policies, then at least sixty percent (60%) of the insurance coverage represented by the Policies must be provided by insurance companies with a rating of “A-” or better by S&P and “A2” or better by Moody’s, if Moody’s rates the Securities and rates the applicable insurance company, and “A-” or better by Fitch, if Fitch rates the Securities and rates the applicable insurance company, with no remaining carrier below “BBB” by S&P and “Baa2” or better by Moody’s, if Moody’s rates the Securities and rates the applicable insurance company, and “BBB” or better by Fitch, if Fitch rates the Securities and rates the applicable insurance company), and (2) a rating of A-:VIII or better in the current Best’s Insurance Reports (each such insurer shall be referred to below as a “Qualified Insurer”). Further, Borrower shall be permitted to maintain a portion of the coverage required hereunder with insurance companies which do not meet the foregoing requirements (“Otherwise Rated Insurers”) in their current participation amounts and positions within the syndicate, provided that (1) Borrower shall replace the Otherwise Rated Insurers at renewal with insurance companies meeting the rating requirements set forth hereinabove and (2) if, prior to renewal, the current AM Best rating of any such Otherwise Rated Insurer is withdrawn or downgraded, Borrower shall replace any Otherwise Rated Insurer with an insurance company meeting the rating requirements set forth hereinabove. (i) As an alternative to the Policies required to be maintained pursuant to the preceding provisions of this Section 6.1, Borrower will not be in default under this Section 6.1 if Borrower maintains (or causes to be maintained) Policies which (i) have coverages, deductibles and/or other related provisions other than those specified above and/or (ii) are provided by insurance companies not meeting the credit ratings requirements set forth above (any such Policy, a “Non-Conforming Policy”); provided, that, prior to obtaining such Non-Conforming Policies (or permitting such Non-Conforming Policies to be obtained), Borrower shall have (1) prior to a Securitization, received Lender’s prior written consent thereto and (2) confirmed that Lender has received a Rating Agency Confirmation with respect to any such Non-Conforming Policy. Notwithstanding the foregoing, Lender hereby reserves the right to deny its consent to any Non- Conforming Policy regardless of whether or not Lender has consented to the same on any prior occasion. Section 6.2 Casualty. If the Property shall be damaged or destroyed, in whole or in part, by fire or other casualty (a “Casualty”), Borrower shall give prompt written notice of such damage to Lender and shall promptly commence and diligently prosecute the completion of the Restoration of the Property pursuant to this Section 6.4 hereof as nearly as possible to the condition the Property was in immediately prior to such Casualty, with such alterations as may be reasonably approved by Lender (if Lender’s approval of such alterations would have been required for such alterations under Section 5.1.21 prior to such Casualty) and otherwise in accordance with Section 6.4 hereof. Borrower shall pay all costs of such Restoration whether or not such costs are covered by insurance. Lender may, but shall not be obligated to make proof of loss if not made

129 promptly by Borrower. In addition, Lender may participate in any settlement discussions with any insurance companies with respect to any Casualty in which the Net Proceeds or the costs of completing the Restoration are equal to or greater than the Casualty/Condemnation Threshold Amount and Borrower shall deliver to Lender all instruments required by Lender to permit such participation. Section 6.3 Condemnation. (a) Borrower shall promptly upon Borrower’s knowledge thereof give Lender notice of the actual or threatened commencement of any proceeding for the Condemnation (other than an immaterial temporary taking) of the Property and shall deliver to Lender copies of any and all papers served in connection with such proceedings. Lender may participate in any such proceedings related to a Condemnation of a material portion of the Property, and Borrower shall from time to time deliver to Lender all instruments requested by it to permit such participation. Borrower shall, at its expense, diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Notwithstanding any taking by any public or quasi-public authority through Condemnation or otherwise (including, but not limited to, any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Agreement and the Debt shall not be reduced until any Award shall have been actually received and applied by Lender, after the deduction of expenses of collection, to the reduction or discharge of the Debt. Lender shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the Award interest at the rate or rates provided herein or in the Note. If any portion of the Property is taken by a condemning authority, (a) if Restoration of the Property would be deemed feasible by a prudent Lender acting reasonably based upon the nature of the Condemnation, Borrower shall promptly commence and diligently prosecute the Restoration of the Property pursuant to Section 6.4 hereof and otherwise comply with the provisions of Section 6.4 hereof; provided, that, Borrower shall not be obligated to pursue completion of the Restoration if Lender is obligated to disburse Net Proceeds pursuant to Section 6.4 hereof with respect thereto (and Borrower has satisfied all applicable conditions to such disbursement) and Lender fails to disburse such proceeds and (b) if Restoration of the Property is not considered feasible by a prudent Lender acting reasonably based upon the nature of the Condemnation, then Lender shall apply the Net Proceeds of such Condemnation to the principal of the Loan in accordance with Section 2.4.2 hereof. If the Property is sold, through foreclosure or otherwise through the exercise of other remedies available to Lender under the Loan Documents, prior to the receipt by Lender of the Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the Award, or a portion thereof sufficient to pay the Debt, which amount shall be applied toward payment of the Debt. (b) Notwithstanding anything to the contrary contained herein or in any other Loan Document, if the Loan or any portion thereof is included in a REMIC Trust and, immediately following a release of any portion of the Lien of the Mortgage in connection with a Condemnation of a Property (but taking into account any proposed Restoration on the remaining portion the Property) (based solely on real property and excluding any personal property or going concern value), the Loan-to-Value Ratio (as determined, in Lender’s reasonable discretion, by any commercially reasonable method permitted to a REMIC Trust) is greater than 125%, the principal balance of the Loan must prepaid down by an amount not less than the least of the following amounts: (i) the Condemnation Proceeds, (ii) the fair market value of the released property at the

130 time of the release, or (iii) an amount such that the Loan-to-Value Ratio (as determined in Lender’s reasonable discretion, by any commercially reasonable method permitted to a REMIC Trust) does not increase after the release, unless Lender receives an opinion of counsel that if such amount is not paid, the Securitization will not fail to maintain its status as a REMIC Trust as a result of the related release of such portion of the Lien of the Mortgage. Any such prepayment shall be deemed a voluntary prepayment and shall be subject to Section 2.4.1 hereof (other than the requirements to provide ten (10) days’ notice to Lender). Section 6.4 Restoration. The following provisions shall apply in connection with the Restoration of the Property: (a) If the Net Proceeds shall be less than the Casualty/Condemnation Threshold Amount and the estimated costs of completing the Restoration shall be less than the Casualty/Condemnation Threshold Amount, the Net Proceeds will be disbursed by Lender to Borrower upon receipt or shall be directed by Lender to be disbursed directly to Borrower, provided that Borrower certifies to Lender (A) that no Event of Default shall have occurred and be continuing at the time of the disbursement and (B) Borrower provides an Officer’s Certificate confirming Borrower will complete the Restoration in compliance with all of the conditions set forth in Section 6.4(b)(i) (C), (F), (G) and (H) hereof and agrees to expeditiously commence and to satisfactorily complete with due diligence the Restoration in accordance with the terms of this Agreement. Borrower shall thereafter commence and complete such Restoration with due diligence in accordance with the terms of this Agreement. (b) If the Net Proceeds are equal to or greater than the Casualty/Condemnation Threshold Amount or the costs of completing the Restoration is equal to or greater than the Casualty/Condemnation Threshold Amount Lender shall make the Net Proceeds available for the Restoration in accordance with the provisions of this Section 6.4. The term “Net Proceeds” for purposes of this Section 6.4 shall mean: (i) the net amount of all insurance proceeds received by Lender pursuant to Section 6.1(a)(i), (iii), (iv), (vi) and (xi) as a result of such damage or destruction, after deduction of Lender’s and Borrower’s reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same (“Insurance Proceeds”); provided, that such costs and expenses of Borrower shall only be reimbursed if Lender is reasonably certain that there will be sufficient Net Proceeds to complete the Restoration (it being understood that to the extent Net Proceeds exceed the Debt and such Net Proceeds are not being made available for Restoration, the foregoing proviso shall not apply), or (ii) the net amount of the Award, after deduction of Lender’s and Borrower’s reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same (“Condemnation Proceeds”), whichever the case may be. (i) The Net Proceeds shall be made available to Borrower for Restoration provided that each of the following conditions are met: (A) no Event of Default shall have occurred and be continuing; (B) (1) in the event the Net Proceeds are Insurance Proceeds, less than thirty percent (30%) of the total floor area of the Improvements on the Property has been damaged, destroyed or rendered unusable as a result of

131 such Casualty or (2) in the event the Net Proceeds are Condemnation Proceeds, less than twenty-two and one-half percent (22.5%) of the land constituting the Property is taken, and such land is located along the perimeter or periphery of the Property, and no portion of the Improvements is located on such land; (C) Borrower shall commence the Restoration as soon as reasonably practicable (but in no event later than one hundred twenty (120) days after such Casualty or Condemnation, whichever the case may be, occurs) and shall diligently pursue the same to satisfactory completion; provided, that for purposes of this clause the filing of an application for a building permit for the Restoration shall be deemed to be commencement of the Restoration provided Borrower promptly commences work thereafter and diligently proceeds to the completion of such Restoration; (D) Lender shall be reasonably satisfied that any operating deficits, including all scheduled payments of principal and interest under the Note, which will be incurred with respect to the Property as a result of the occurrence of any such Casualty or Condemnation, whichever the case may be, will be covered out of (1) the Net Proceeds, (2) the insurance coverage referred to in Section 6.1(a)(ii) hereof, if applicable, or (3) by other funds of Borrower; (E) Lender shall be reasonably satisfied, subject to a force majeure delay, that the Restoration will be completed on or before the earliest to occur of (1) one hundred twenty (120) days prior to the Maturity Date, (2) such time as may be required under all applicable Legal Requirements in order to repair and restore the Property to the condition it was in immediately prior to such Casualty or to as nearly as possible the condition it was in immediately prior to such Condemnation, as applicable, or (3) the expiration of the insurance coverage referred to in Section 6.1(a)(ii) hereof; (F) the Property and the use thereof after the Restoration will be in compliance in all material respects with and permitted under all applicable Legal Requirements (including as a legal non-conforming use); (G) the Restoration shall be done and completed by Borrower in an expeditious and diligent fashion and in compliance with all applicable Legal Requirements; (H) such Casualty or Condemnation, as applicable, does not result in the loss of access to the Property or the Improvements; (I) upon completion of the Restoration, the Debt Yield (as determined on an “as stabilized basis”) shall be not less than the lesser of (1) the Closing Date Debt Yield or (2) the Debt Yield immediately prior to such Casualty;

132 (J) Borrower shall deliver, or cause to be delivered, to Lender a signed detailed budget approved in writing by Borrower’s architect or engineer stating the entire cost of completing the Restoration, which budget shall be approved by Lender in the same manner as each Annual Budget is to be approved by Lender during the continuance of a Cash Trap Period; and (K) the Net Proceeds together with any cash or cash equivalent deposited by Borrower with Lender are sufficient in Lender’s reasonable discretion to cover the cost of the Restoration or a Letter of Credit reasonably satisfactory to Lender is delivered to Lender. (ii) The Net Proceeds shall be held by Lender in an interest-bearing Eligible Account and, until disbursed in accordance with the provisions of this Section 6.4(b), shall constitute additional security for the Debt and Other Obligations under the Loan Documents. The Net Proceeds shall be disbursed by Lender to, or as directed by, Borrower from time to time during the course of the Restoration, upon receipt of evidence reasonably satisfactory to Lender that (A) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with the Restoration have been paid for in full, and (B) there exist no notices of pendency, stop orders, mechanic’s or materialman’s liens or notices of intention to file same, or any other liens or encumbrances (excluding Permitted Encumbrances) of any nature whatsoever on the Property which have not either been fully bonded to the reasonable satisfaction of Lender and discharged of record or in the alternative fully insured to the reasonable satisfaction of Lender by the title company issuing the Title Insurance Policy. (iii) All plans and specifications required in connection with the Restoration shall be subject to prior review and reasonable acceptance in all respects by Lender and by an independent consulting engineer selected by Lender (the “Casualty Consultant”). Lender shall have the use of the plans and specifications and all permits, licenses and approvals required or obtained in connection with the Restoration. The identity of the contractors, subcontractors and materialmen engaged in the Restoration, as well as the contracts under which they have been engaged, shall be subject to prior review and reasonable approval by Lender and the Casualty Consultant. All actual, reasonable, out-of-pocket costs and expenses incurred by Lender in connection with making the Net Proceeds available for the Restoration including, without limitation, reasonable counsel fees and disbursements and the Casualty Consultant’s fees, shall be paid by Borrower. Lender shall grant or deny with a reasonable explanation any consent required hereunder within fourteen (14) days after the receipt of the applicable request and all documents in connection therewith. In the event that Lender fails to respond within said fourteen (14) day period, such failure shall be deemed to be the consent and approval of Lender if (A) Borrower has delivered to Lender the applicable documents, with the notation “IMMEDIATE RESPONSE REQUIRED, FAILURE TO RESPOND TO THIS APPROVAL REQUEST WITHIN FOURTEEN (14) DAYS FROM RECEIPT SHALL BE DEEMED TO BE

133 LENDER’S APPROVAL” prominently displayed in bold, all caps and fourteen (14) point or larger font in the transmittal letter requesting approval and (B) Lender does not approve or reject (with a reasonable explanation) the applicable request within fourteen (14) days from the date Lender receives such request as evidenced by a certified mail return receipt or confirmation by a reputable national overnight delivery service that the same has been delivered to Borrower. (iv) In no event shall Lender be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Casualty Consultant, minus the Casualty Retainage. The term “Casualty Retainage” shall mean an amount equal to ten percent (10%) of the costs actually incurred for work in place as part of the Restoration, as certified by the Casualty Consultant, until the Restoration has been completed. The Casualty Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this Section 6.4(b), be less than the amount actually held back by Borrower from contractors, subcontractors and materialmen engaged in the Restoration. The Casualty Retainage shall not be released until the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 6.4(b) and that all approvals necessary for the re-occupancy and use of the Property have been obtained from all appropriate governmental and quasi- governmental authorities, and Lender receives evidence satisfactory to Lender that the costs of the Restoration have been paid in full or will be paid in full out of the Casualty Retainage; provided, however, that Lender will release the portion of the Casualty Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which the Casualty Consultant certifies to Lender that the contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of the contractor’s, subcontractor’s or materialman’s contract, the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Lender or by the title company issuing the Title Insurance Policy, and Lender receives an endorsement to the Title Insurance Policy insuring the continued priority of the lien of the Mortgage and evidence of payment of any premium payable for such endorsement. If required by Lender, the release of any such portion of the Casualty Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman. (v) Lender shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month. (vi) If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the reasonable opinion of Lender in consultation with the Casualty Consultant, be sufficient to pay in full the balance of the costs which are estimated by the Casualty Consultant to be incurred in connection with the completion of the Restoration, Borrower shall either (A) deposit the deficiency (the “Net Proceeds

134 Deficiency”) with Lender or (B) deliver a Letter of Credit reasonably satisfactory to Lender in an amount equal to the Net Proceeds Deficiency before any further disbursement of the Net Proceeds shall be made. The Net Proceeds Deficiency deposited with Lender shall be held by Lender and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this Section 6.4(b) shall constitute additional security for the Debt and Other Obligations under the Loan Documents. (vii) The excess, if any, of the Net Proceeds (and the remaining balance, if any, of the Net Proceeds Deficiency deposited with Lender) after the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 6.4(b) (the “Excess Net Proceeds”), and the receipt by Lender of evidence satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full, shall be remitted by Lender to Borrower, provided no Event of Default shall have occurred and shall be continuing under the Note, this Agreement or any of the other Loan Documents. (c) Lender shall, with reasonable promptness following any Casualty or Condemnation, notify Borrower whether or not Net Proceeds are required to be made available to Borrower for a Restoration pursuant to this Section 6.4 (or, if the same are not required to be made available to Borrower for Restoration pursuant to this Section 6.4, whether Lender will nevertheless make the same available, which election Lender may make in its sole and absolute discretion). All Net Proceeds not required (i) to be made available for the Restoration in accordance with Section 6.4(a) or Section 6.4(b) or (ii) to be distributed in accordance with Section 6.4(b)(vii) hereof may be retained and applied by Lender toward the payment of the Debt in accordance with Section 2.4.2 hereof. (d) In the event of foreclosure of the Mortgage, or other transfer of title to the Property in extinguishment in whole or in part of the Debt all right, title and interest of Borrower in and to the Policies that are not blanket Policies then in force concerning the Property and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or Lender or other transferee in the event of such other transfer of title. (e) In addition to the foregoing, in connection with any partial Condemnation or any Casualty, if (i) any Net Proceeds shall be equal to or greater than sixty percent (60%) of the then outstanding principal balance of the Loan or (ii) provided no Event of Default shall be continuing, any Net Proceeds shall be equal to or greater than the Casualty/Condemnation Threshold Amount and after Borrower shall have used commercially reasonable efforts to satisfy each of the other conditions set forth in Section 6.4(b)(i) Borrower shall be unable to satisfy all such conditions and Lender does not disburse the Net Proceeds to Borrower for Restoration, then Borrower shall have the right, but not the obligation, regardless of the provisions of Section 2.4.1 hereof, to elect not to proceed with a Restoration and to prepay the Debt (a “Casualty/Condemnation Prepayment”) utilizing the Net Proceeds (together with other funds of the Borrower if such Net Proceeds are less than the then outstanding principal balance of the Loan) and obtain the release of the Property from the Lien of the Mortgage thereon and related Loan Documents, provided that (i) Borrower shall have satisfied the requirements of Section 2.6.1 hereof, (ii) Borrower shall consummate the

135 Casualty/Condemnation Prepayment on or before the second Payment Date occurring following date the Net Proceeds shall be available to Borrower for such Casualty/Condemnation Prepayment and (iii) Borrower shall pay to Lender, concurrently with making such Casualty/Condemnation Prepayment, any other amounts required pursuant to Section 2.4.2 hereof. For the avoidance of doubt, unless such payment is made during the continuance of an Event of Default, no Spread Maintenance Payment or other premium or penalty or charge shall be due with respect to a Casualty/Condemnation Prepayment. ARTICLE VII – RESERVE FUNDS Section 7.1 Intentionally Omitted. Section 7.2 Tax and Insurance Escrow Fund. (a) Subject to the last sentence of this Section 7.2(a), Borrower shall pay to Lender on each Payment Date during a Cash Trap Period, (i) one twelfth (1/12) of the Taxes and all other amounts due to any Governmental Authority that Lender reasonably estimates will be payable during the next ensuing twelve (12) months in order to accumulate with Lender sufficient funds to pay all such Taxes and all other amounts due to any Governmental Authority at least thirty (30) days prior to their respective due dates, and (ii) one twelfth (1/12) of the Insurance Premiums that Lender estimates will be payable for the renewal of the coverage afforded by the Policies upon the expiration thereof in order to accumulate with Lender sufficient funds to pay all such Insurance Premiums at least thirty (30) days prior to the expiration of the Policies (said amounts in (i) and (ii) above hereinafter called the “Tax and Insurance Escrow Fund”); provided, that, to the extent Taxes, amounts due to any Governmental Authority, and/or Insurance Premiums for the Property are reserved for in the Manager Account maintained by the Brand Manager pursuant to the Brand Management Agreement or are previously paid for by the Brand Manager pursuant to the Brand Management Agreement and Borrower or Operating Lessee delivers to Lender the invoices or other evidence of payment or that Brand Manager, as applicable, is holding such funds required under Section 5.1.2 and Section 6.1 hereof, the required deposit to the Tax and Insurance Escrow Fund will be reduced on a dollar-for-dollar basis by such amount. The account in which the Tax and Insurance Escrow Funds are held shall hereinafter be referred to as the “Tax and Insurance Reserve Account”. Lender will apply the Tax and Insurance Escrow Fund to payments of Taxes and Insurance Premiums required to be made by Borrower pursuant to Section 5.1.2 and Section 6.1 hereof and under the Mortgage. In making any payment relating to the Tax and Insurance Escrow Fund, Lender may do so according to any bill, statement or estimate procured from the appropriate public office (with respect to Taxes) or insurer or agent (with respect to Insurance Premiums), without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. Upon the written request of Lender, Borrower shall deliver to Lender receipts for payment or other evidence reasonably satisfactory to Lender that such Taxes have been paid. If the amount of the Tax and Insurance Escrow Fund shall exceed the amounts due for Taxes and Insurance Premiums pursuant to Section 5.1.2 hereof, Lender shall, in its sole discretion, return any excess to Borrower or credit such excess against future payments to be made to the Tax and Insurance Escrow Fund. Any amounts remaining in the Tax and Insurance Escrow Fund after the Debt has been paid in full shall be promptly returned to Borrower. If at any time during the Cash Trap Period Lender reasonably determines that the Tax and Insurance Escrow Fund (together with the amounts held in reserves

136 by Brand Manager for payment of Taxes and Insurance Premiums) is not or will not be sufficient to pay Taxes and Insurance Premiums by the dates set forth in (i) and (ii) above, Lender shall provide written notice to Borrower of such determination and Borrower shall, commencing with the first Payment Date following Borrower’s receipt of such written notice, increase its monthly payments to Lender by the amount that Lender estimates is sufficient to make up the deficiency at least thirty (30) days prior to the due date of the Taxes and Insurance Premiums and/or thirty (30) days prior to expiration of the Policies, as the case may be. (b) Notwithstanding anything herein to the contrary, provided that no Event of Default has occurred and is continuing, to the extent that any of the insurance required to be maintained by Borrower under this Agreement and/or any other Loan Document is effected under a blanket policy reasonably acceptable to Lender, Borrower shall not be required to make deposits pursuant to the foregoing with respect to Insurance Premiums. (c) Upon the occurrence of a Cash Trap Event Cure, and provided that a Cash Trap Period is not in effect, amounts in the Tax and Insurance Escrow Fund shall be paid to Borrower. Section 7.3 Replacements and Replacement Reserve. 7.3.1 Replacement Reserve Fund. Borrower shall (or shall cause Operating Lessee to) pay to Lender on each Payment Date an amount equal to the Replacement Reserve Monthly Deposit to fund the cost of Replacements and to complete certain Project Improvement Plans; provided, however, that Replacements shall not include expense items that otherwise would be expensed in the operating statements of the Property pursuant to the Uniform System of Accounts (unless such expense items are unanticipated repair and maintenance expenses in connection with Replacements not contemplated by the Annual Budget), and provided further, that for so long as Borrower or Operating Lessee maintains the Property in accordance with the Brand Management Agreement, the Replacement Reserve Monthly Deposit shall be reduced on a dollar- for-dollar basis by any amounts deposited into the Repairs and Equipment Escrow for Replacements for the applicable calendar month as set forth in the Annual Budget and required pursuant to the terms of the Brand Management Agreement if Borrower or Operating Lessee delivers evidence reasonably satisfactory to Lender that such deposit has been made. Upon entering into a Franchise Agreement, Borrower or Operating Lessee shall provide evidence reasonably satisfactory to Lender that Borrower or Operating Lessee has sufficient funds to pay for all PIP Work required by such Franchise Agreement; provided that if Borrower or Operating Lessee does not provide such evidence, Borrower shall deposit (or cause Operating Lessee to deposit) in the Replacement Reserve Account funds sufficient to complete any such PIP Work. Amounts so deposited shall hereinafter be referred to as the “Replacement Reserve Fund” and the account in which such amounts are held shall hereinafter be referred to as the “Replacement Reserve Account”. 7.3.2 Disbursements from Replacement Reserve Account. (a) Lender shall make disbursements from the Replacement Reserve Account to pay Borrower or Operating Lessee only for the costs of the Replacements, upon satisfaction of the requirements set forth in this Section 7.3.2. In addition, to the extent Borrower or Operating Lessee is required to and has deposited (or has caused Operating Lessee to have deposited) amounts in the Replacement Reserve Account for costs and expenses to complete any PIP Work, Lender shall make disbursements from

137 the Replacement Reserve Account to pay Borrower or Operating Lessee for the costs of such PIP Work, upon satisfaction of the requirements set forth in this Section 7.3.2. (b) Lender shall disburse to Borrower or Operating Lessee the Replacement Reserve Funds from the Replacement Reserve Account from time to time upon satisfaction by Borrower or Operating Lessee of each of the following conditions: (i) Borrower or Operating Lessee shall submit a written request for payment to Lender at least five (5) days prior to the date on which Borrower or Operating Lessee requests such payment be made and specifies the Replacements to be paid, (ii) on the date such payment is to be made, no Event of Default shall exist and remain uncured and (iii) Lender shall have received an Officer’s Certificate: (A) stating that, to Borrower’s knowledge, all Replacements to be funded by the requested disbursement have been performed in good and workmanlike manner and in accordance with all applicable federal, state and local laws, rules and regulations, in all material respects, (B) identifying each Person that supplied materials or labor in connection with such Replacements to be funded by the requested disbursement, (C) stating that each such Person has been paid or will be paid the amounts then due and payable to such Person in connection with the Replacements with the proceeds of such disbursement, and (D) stating that Borrower or Operating Lessee has obtained (or caused to be obtained) lien waivers from any contractors or subcontractors with respect to the applicable Replacements for which reimbursement is being sought. Lender shall not be required to make disbursements from the Replacement Reserve Account with respect to the Property unless such requested disbursement is in an amount greater than Ten Thousand and No/100 Dollars ($10,000.00) (or a lesser amount if the total amount in the Replacement Reserve Account is less than $10,000.00), in which case only one disbursement of the amount remaining in the account shall be made and such disbursement shall be made only upon satisfaction of each condition contained in this Section 7.3.2. In no event shall Lender be obligated to disburse funds to Borrower or Operating Lessee from the Replacement Reserve Account if an Event of Default exists. Notwithstanding the foregoing, provided no Event of Default exists, at any time the Property is subject to a Brand Management Agreement with a Brand Manager, Lender shall disburse to Borrower or Operating Lessee the Replacement Reserve Funds (or any portion thereof) only for Replacements within ten (10) Business Days following the delivery by Borrower or Operating Lessee to Lender of a disbursement request to Lender which includes (A) a certification from a Responsible Officer that the items to be funded by the requested disbursement are for Replacements for which Brand Manager is entitled to reimbursement pursuant to the terms of the Brand Management Agreement and that such reimbursement is being made in accordance with the terms of the Brand Management Agreement and (B) a copy of the related reimbursement request submitted by Brand Manager pursuant to the terms of the Brand Management Agreement, together with all invoices related to such Replacements. 7.3.3 Performance of Replacements. (a) Borrower or Operating Lessee shall make, or cause to be made, Replacements when required in order to keep the Property in good condition and repair and to keep the Property or any portion thereof from deteriorating consistent with the requirements of the Franchise Agreement or Management Agreement, as applicable. Borrower or Operating Lessee shall complete (or shall cause Manager to complete all Replacements to the extent required pursuant to and in accordance with the Management Agreement) all Replacements in a good and workmanlike manner as soon as practicable following the commencement of making each such Replacement.

138 (b) During a Cash Trap Period, Lender reserves the right, at its option, to approve all contracts or work orders for amounts in excess of Five Hundred Thousand and No/100 Dollars ($500,000.00) (such approval not to be unreasonably withheld, delayed or conditioned and if the Property is subject to a Brand Management Agreement, such approval shall be limited to the extent that Borrower or Operating Lessee shall have the right to approve such contracts in accordance with the Brand Management Agreement) with materialmen, mechanics, suppliers, subcontractors, contractors or other parties providing labor or materials in connection with the Replacements. Upon Lender’s request during a Cash Trap Event, Borrower and Operating Lessee, as applicable, shall assign any contract or subcontract to Lender (provided, that, such assignment shall be limited to the extent that Borrower or Operating Lessee, as applicable, shall be permitted to assign such contracts under the Management Agreement). (c) During the continuance of an Event of Default, in the event Lender determines in its reasonable discretion that any Replacement is not being performed in a workmanlike or timely manner or that any Replacement has not been completed in a workmanlike or timely manner, upon three (3) Business Days written notice to Borrower or Operating Lessee, Lender shall have the option to withhold disbursement for such unsatisfactory Replacement and to proceed under existing contracts or to contract with third parties to complete such Replacement and to apply the Replacement Reserve Funds toward the labor and materials necessary to complete such Replacement, without providing any prior notice to Borrower or Operating Lessee and to exercise any and all other remedies available to Lender upon an Event of Default hereunder, provided, that if the Property is subject to a Brand Management Agreement, Lender’s rights under this clause (c) shall be subject to the rights of the Brand Manager to the extent that the Brand Manager is permitted to perform such Replacements pursuant to and in accordance with the Brand Management Agreement. (d) During the continuance of an Event of Default, in order to facilitate Lender’s completion or making of such Replacements pursuant to Section 7.3.3(b) above, each of Borrower and Operating Lessee grants Lender the right to enter onto the Property and perform any and all work and labor necessary to complete or make such Replacements and/or employ watchmen to protect the Property from damage (subject to the rights of Tenants) (provided, that if the Property is subject to a Brand Management Agreement, Lender’s rights shall be subject to the rights of the Brand Manager to the extent that the Brand Manager shall perform such Replacements pursuant to and in accordance with the Brand Management Agreement and Borrower and Operating Lessee shall enforce all its rights under the Management Agreement to cause such Replacements to be completed in accordance with the terms thereunder). All sums so expended by Lender, to the extent not from the Replacement Reserve Fund, shall be deemed to have been advanced under the Loan to Borrower and secured by the Mortgage. For this purpose each of Borrower and Operating Lessee constitutes and appoints Lender its true and lawful attorney-in-fact with full power of substitution to complete or undertake such Replacements in the name of Borrower or Operating Lessee, as applicable. Such power of attorney shall be deemed to be a power coupled with an interest and cannot be revoked. Each of Borrower and Operating Lessee empowers said attorney-in-fact as follows: (i) to use any funds in the Replacement Reserve Account for the purpose of making or completing such Replacements; (ii) to make such additions, changes and corrections to such Replacements as shall be necessary to complete such Replacements; (iii) to employ such contractors, subcontractors, agents, architects and inspectors as shall be reasonably required for such purposes; (iv) to pay, settle or compromise all existing bills and claims which are or may

139 become Liens against the Property, or as may be necessary or desirable for the completion of such Replacements or for clearance of title; (v) to execute all applications and certificates in the name of Borrower or Operating Lessee, as applicable, which may be reasonably required by any of the contract documents; (vi) to prosecute and defend all actions or proceedings in connection with the Property or the rehabilitation and repair of the Property; and (vii) to do any and every reasonable act which Borrower or Operating Lessee might do in its own behalf to fulfill the terms of this Agreement. (e) Nothing in this Section 7.3.3 shall: (i) make Lender responsible for making or completing any Replacements; (ii) require Lender to expend funds in addition to the Replacement Reserve Fund to make or complete any Replacement; (iii) obligate Lender to proceed with any Replacements; or (iv) obligate Lender to demand from Borrower additional sums to make or complete any Replacement. (f) If reasonably determined to be necessary and upon reasonable prior notice, each of Borrower and Operating Lessee shall permit Lender and Lender’s agents and representatives (including, without limitation, Lender’s engineer, architect, or inspector) or third parties making Replacements pursuant to this Section 7.3.3 to enter onto the Property during normal business hours (subject to rights of Tenants under their Leases) to inspect the progress of any Replacements and all materials being used in connection therewith, to examine all plans and shop drawings relating to such Replacements which are or may be kept at the Property, and to complete any Replacements made pursuant to this Section 7.3.3 (provided, that if the Property is subject to a Brand Management Agreement, Lender’s rights shall be subject to the rights of the Brand Manager to the extent that Brand Manager shall perform such Replacements pursuant to and in accordance with the Brand Management Agreement and Borrower or Operating Lessee, as applicable, shall enforce all its rights under the Management Agreement to cause such Replacements to be completed in accordance with the terms thereunder). Each of Borrower and Operating Lessee shall cause all contractors and subcontractors to cooperate with Lender or Lender’s representatives or such other persons described above in connection with inspections described in this Section 7.3.3(f) or the completion of Replacements pursuant to this Section 7.3.3. Notwithstanding the foregoing, unless a Debt Yield Trigger Period or an Event of Default has occurred and is continuing, such inspections shall not take place more than once per year and the cost to Borrower in connection with each shall not exceed $5,000. (g) During a Cash Trap Period, in connection with any single Replacement in excess of Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000.00) or any monthly disbursement from the Replacement Reserve Account in excess of One Million and No/100 Dollars ($1,000,000), Lender may require an inspection of the Property at Borrower’s expense prior to making a monthly disbursement from the Replacement Reserve Account in order to verify completion of the Replacements for which reimbursement is sought (or portion thereof in the case of periodic payments). Lender may require that such inspection be conducted by an appropriate independent qualified professional selected by Lender and reasonably approved by Borrower and/or may require a copy of a certificate of completion by an independent qualified professional reasonably acceptable to Lender prior to the disbursement of any amounts from the Replacement Reserve Account. Borrower shall pay the actual out-of-pocket, reasonable expense of the inspection as required hereunder, whether such inspection is conducted by Lender or by an independent qualified professional.

140 (h) The Replacements and all materials, equipment, fixtures, or any other item comprising a part of any Replacement shall be constructed, installed or completed, as applicable, free and clear of all mechanic’s, materialmen’s or other liens (except for (i) those Liens existing on the date of this Agreement which have been approved in writing by Lender and (ii) Permitted Debt). (i) All Replacements shall comply in all material respects with all applicable Legal Requirements of all Governmental Authorities having jurisdiction over the Property and applicable insurance requirements including, without limitation, applicable building codes, special use permits, environmental regulations, and requirements of insurance underwriters. (j) In addition to any insurance required under the Loan Documents, Borrower shall provide or cause to be provided workmen’s compensation insurance, builder’s risk, and public liability insurance and other insurance to the extent required under applicable law in connection with a particular Replacement. All such policies shall be in form and amount reasonably satisfactory to Lender. All such policies which can be endorsed with standard mortgagee clauses making loss payable to Lender or its assigns shall be so endorsed. Certified copies of such policies shall be delivered to Lender upon Lender’s request. 7.3.4 Failure to Make Replacements. (a) It shall be an Event of Default under this Agreement if Borrower fails to comply with any provision of this Section 7.3 and such failure is not cured within thirty (30) days after Borrower’s receipt of written notice from Lender. Upon the occurrence and during the continuance of such an Event of Default, Lender may use the Replacement Reserve Fund (or any portion thereof) for any purpose, including but not limited to completion of the Replacements as provided in Section 7.3.3, or for any other repair or replacement to the Property or toward payment of the Debt in such order, proportion and priority as Lender may determine in its sole discretion. Lender’s right to withdraw and apply the Replacement Reserve Fund shall be in addition to all other rights and remedies provided to Lender under this Agreement and the other Loan Documents. (b) Nothing in this Agreement shall obligate Lender to apply all or any portion of the Replacement Reserve Fund on account of an Event of Default to payment of the Debt or in any specific order or priority. 7.3.5 Balance in the Replacement Reserve Account. The insufficiency of any balance in the Replacement Reserve Account shall not relieve Borrower from its obligation to fulfill all preservation and maintenance covenants in the Loan Documents or to complete the Replacements as required hereunder. Provided no Event of Default has occurred and is continuing, any amount remaining in the Replacement Reserve Account after the termination of any Debt Yield Trigger Period shall be deposited into the Cash Management Account and applied in accordance with the Cash Management Agreement. Any amount remaining in the Replacement Reserve Account after the Debt has been paid in full shall be returned to Borrower or Operating Lessee. Section 7.4 Repairs and Equipment Escrow. Operating Lessee currently maintains the Repairs and Equipment Escrow pursuant to the terms of the Management Agreement. So long as a Brand Manager continues to manage the Property pursuant to a Brand Management

141 Agreement, Operating Lessee shall have the right to use funds in the Repairs and Equipment Escrow in accordance with the terms of such Brand Management Agreement. Section 7.5 Lanai Renovation Reserve. 7.5.1 Lanai Renovation Reserve Fund. Borrower shall pay to Lender on the Closing Date an initial deposit in the amount of $12,418,497.00 for the Lanai Renovation Work. Amounts so deposited shall hereinafter be referred to as Borrower’s “Lanai Renovation Reserve Fund” and the account in which such amounts are held shall hereinafter be referred to as the “Lanai Renovation Reserve Account”. 7.5.2 Disbursements from Lanai Renovation Reserve Account. (a) Lender shall make disbursements from the Lanai Renovation Reserve Account to pay Borrower or Operating Lessee only for the costs of the Lanai Renovation Work, upon satisfaction of the requirements set forth in this Section 7.5.2. (b) Lender shall disburse to Borrower or Operating Lessee the Lanai Renovation Reserve Funds from the Lanai Renovation Reserve Account from time to time upon satisfaction by Borrower or Operating Lessee of each of the following conditions: (i) Borrower or Operating Lessee shall submit a written request for payment to Lender at least five (5) days prior to the date on which Borrower or Operating Lessee requests such payment be made and specifies the Lanai Renovation Work to be paid, (ii) on the date such payment is to be made, no Event of Default shall exist and remain uncured and (iii) Lender shall have received an Officer’s Certificate: (A) stating that, to Borrower’s knowledge, all Lanai Renovation Work to be funded by the requested disbursement have been performed in good and workmanlike manner and in accordance with all applicable federal, state and local laws, rules and regulations, in all material respects, (B) identifying each Person that supplied materials or labor in connection with such Lanai Renovation Work to be funded by the requested disbursement, (C) stating that each such Person has been paid or will be paid the amounts then due and payable to such Person in connection with the Lanai Renovation Work with the proceeds of such disbursement, and (D) stating that Borrower or Operating Lessee has obtained (or caused to be obtained) lien waivers from any contractors or subcontractors completing work for hard costs with a contract value equal to or in excess of $250,000 with respect to the applicable Lanai Renovation Work for which reimbursement is being sought. Lender shall not be required to make disbursements from the Lanai Renovation Reserve Account with respect to the Property unless such requested disbursement is in an amount greater than Ten Thousand and No/100 Dollars ($10,000.00) (or a lesser amount if the total amount in the Lanai Renovation Reserve Account is less than $10,000.00), in which case only one disbursement of the amount remaining in the account shall be made and such disbursement shall be made only upon satisfaction of each condition contained in this Section 7.5.2. In no event shall Lender be obligated to disburse funds to Borrower or Operating Lessee from the Lanai Renovation Reserve Account if an Event of Default exists. Any amount remaining in the Lanai Renovation Reserve Account after the completion of the Lanai Renovation Work as evidenced to the reasonable satisfaction of Lender shall be disbursed by Lender either (x) to the extent that the Property is subject to a Brand Management Agreement, into the Repairs and Equipment Escrow and (y) otherwise, into the Replacement Reserve Account.

142 Section 7.6 Excess Cash Flow Reserve. 7.6.1 Deposits to Excess Cash Flow Reserve Fund. During a Cash Trap Period, Borrower shall deposit with Lender all Excess Cash Flow in the Cash Management Account, which shall be held by Lender as additional security for the Loan in accordance with the Cash Management Agreement and amounts so held shall be hereinafter referred to as the “Excess Cash Flow Reserve Fund” and the account to which such amounts are held shall hereinafter be referred to as the “Excess Cash Flow Reserve Account.” 7.6.2 Release of Excess Cash Flow Reserve Funds. (a) During a Debt Yield Trigger Period, so long as no Event of Default has occurred and is continuing and no Bankruptcy Action of Borrower has occurred, upon written request of Borrower, Lender shall disburse within ten (10) Business Days of Borrower’s written request, Excess Cash Flow Reserve Funds to pay costs and expenses in connection with the ownership, management and/or operation of the Property to the extent such items were not otherwise paid for through the waterfall set forth in Section 3.4 of the Cash Management Agreement, including, without limitation, the following: (a) Taxes to the extent not already paid or reserved by the Manager, (b) Insurance Premiums to the extent not already paid or reserved by the Manager, (c) emergency repairs and/or life safety issues at the Property (which Lender will endeavor to disburse within one Business Day of request therefor by Borrower) to the extent not already paid or reserved by the Manager, (d) Hotel Taxes and Custodial Funds to the extent not already paid or reserved by the Manager, (e) payment of any Operating Expenses (including management fees and other fees, charges or costs, payable to Manager under the Management Agreement and franchise fees payable to any Qualified Franchisor under the Franchise Agreement) to the extent not already paid or reserved by the Manager, (f) Capital Expenditures (after application of amounts then on deposit in the Replacement Reserve Account) to the extent not already paid or reserved by the Manager, (g) costs incurred in connection with a Property Improvement Plan, (h) costs incurred in connection with the purchase of any FF&E to the extent not already paid or reserved by the Manager, (i) tax preparation, audit expenses and joint venture expenses, in each case to the extent not already paid or reserved by the Manager, up to an aggregate annual amount of $500,000, (j) principal prepayments of the Loan in the amount necessary to satisfy a Debt Yield Cure (which portion of such prepayment applicable to the Loan, shall be applied to any Components in accordance with Section 2.4.4 hereof), (k) asset management fees not to exceed $750,000 annually, provided that such fees are paid to Trinity Control Party or an Affiliate of Trinity Control Party, (l) intentionally omitted, (m) voluntary prepayments of the Loan in accordance herewith, and (n) any other amounts due and payable to Lender hereunder or under any of the other Loan Documents. (b) Any Excess Cash Flow Reserve Funds remaining on deposit in the Excess Cash Flow Reserve Account upon the occurrence of a Cash Trap Event Cure shall be paid to Borrower or to Operating Lessee at Borrower’s direction. Any Excess Cash Flow Reserve Funds remaining on deposit in the Excess Cash Flow Reserve Account after the Debt and all amounts due to Lender have been paid in full shall be paid to Borrower or to Operating Lessee at Borrower’s direction. Section 7.7 Reserve Funds, Generally. (a) Each of Borrower and Operating Lessee grants to Lender a first-priority perfected security interest in each of the Reserve Funds and any

143 and all monies now or hereafter deposited in each Reserve Fund as additional security for payment of the Debt. Until expended or applied in accordance herewith, the Reserve Funds shall constitute additional security for the Debt. (b) Subject to Priority Waterfall Payments made pursuant to Section 2.7.2(e), upon the occurrence and during the continuance of an Event of Default, Lender shall have the right, but not the obligation, in addition to any and all other rights and remedies available to Lender, to apply any sums then present in any or all of the Reserve Funds to the payment of the Debt or Obligations, in such order and in such manner as Lender shall elect in its sole and absolute discretion, including to make a prepayment of principal (together with the applicable Spread Maintenance Payment and/or Breakage Costs, if any, applicable thereto) or any other amounts due hereunder. (c) The Reserve Funds shall not constitute trust funds and may be commingled with other monies held by Lender. The Reserve Funds shall be held in an Eligible Account and shall be invested only in Permitted Investments in accordance with the terms and provisions of the Cash Management Agreement. All interest or other earnings on a Reserve Fund shall be added to and become a part of such Reserve Fund and shall be disbursed, or applied, as applicable, in the same manner as other monies deposited in such Reserve Fund. Borrower shall be responsible for payment of any federal, state or local income or other tax applicable to the interest earned on the Reserve Funds credited or paid to Borrower. (d) Each of Borrower and Operating Lessee shall not, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in any Reserve Fund or the monies deposited therein or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto. (e) Lender and Servicer shall not be liable for any loss sustained on the investment of any funds constituting the Reserve Funds, provided such Reserve Funds are held in an Eligible Account and invested only in Permitted Investments in accordance with the terms and provisions of the Cash Management Agreement. Borrower shall indemnify Lender and Servicer and hold Lender and Servicer harmless from and against any and all actions, suits, claims, demands, liabilities, losses, damages, obligations and reasonable, actual, out-of-pocket, costs and expenses (including litigation costs and reasonable attorney’s fees and expenses) arising from or in any way connected with the Reserve Funds or the performance of the obligations for which the Reserve Funds were established except to the extent any of the foregoing results from Cash Management Bank’s or Lender’s or Servicer’s gross negligence, willful misconduct or from and after any Foreclosure. Borrower shall assign to Lender all rights and claims Borrower may have against all persons or entities supplying labor, materials or other services which are to be paid from or secured by the Reserve Funds; provided, however, that Lender may not pursue any such right or claim unless an Event of Default has occurred and remains uncured. (f) Notwithstanding anything to the contrary contained herein, any amount remaining in the Reserve Funds after the Debt has been paid in full shall be returned to Borrower or Operating Lessee at Borrower’s direction.

144 ARTICLE VIII – DEFAULTS Section 8.1 Event of Default. (a) Each of the following events shall constitute an event of default hereunder (an “Event of Default”): (i) if (A) any Monthly Debt Service Payment Amount is not paid on or before the date it is due, (B) the Debt is not paid in full on the Maturity Date or (C) any other portion of the Debt (including any deposits to the Reserve Funds) not specified in the foregoing clause (A) or (B) is not paid on or prior to the date when same is due; provided, that with respect to clause (C) only, such failure is continuing for five (5) Business Days after Lender delivers written notice thereof to Borrower; (ii) if any of the real property Taxes or Other Charges are not paid prior to the date upon which such payment becomes delinquent, other than those Taxes or Other Charges being contested by Borrower in accordance with Section 5.1.2 hereof (provided, it shall not be an Event of Default if there are sufficient funds in the Tax and Insurance Escrow Fund to pay such Taxes prior to the date upon which such payment becomes delinquent and Lender is required to use such amounts for the payment of such Taxes hereunder and Servicer or Lender fails to make such payment in accordance with the Loan Documents); (iii) if the Policies are not kept in full force and effect, or if certified copies of the Policies are not delivered to Lender upon request when required pursuant to the applicable provisions of this Agreement; (iv) if Borrower or Operating Lessee consummates a Transfer or otherwise encumbers any portion of the Property without Lender’s prior written consent in violation of Section 5.2.10 hereof; (v) if any representation or warranty made by Borrower, Guarantor or Operating Lessee herein or in any other Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished to Lender by or on behalf of Borrower, Guarantor or Operating Lessee shall have been false or misleading in any material adverse respect as of the date the representation or warranty was made; provided, that if such untrue representation or warranty is susceptible of being cured, Borrower, Guarantor or Operating Lessee, as applicable, shall have the right to cure such representation or warranty within thirty (30) days of receipt of notice from Lender; (vi) if Borrower or Operating Lessee shall make an assignment for the benefit of creditors; (vii) if a receiver, liquidator or trustee shall be appointed for Borrower or Operating Lessee, or if Borrower or Operating Lessee shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Borrower or

145 Operating Lessee, or if any proceeding for the dissolution or liquidation of Borrower or Operating Lessee shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower or Operating Lessee upon the same not being discharged, stayed or dismissed within sixty (60) days; (viii) if Borrower or Operating Lessee attempts to assign its rights under this Agreement or any of the other Loan Documents or any interest herein or therein in contravention of the Loan Documents; (ix) if a Guarantor Bankruptcy Event occurs with respect to Guarantor, provided, however, it shall be at Lender’s option to determine whether any of the foregoing shall be an Event of Default and provided, further, it shall not be an Event of Default under this Section 8.1(a)(ix) if a Replacement Guarantor that is an Affiliate of Borrower shall have assumed all of the liabilities and obligations of Guarantor under the Loan Documents executed by Guarantor or executed a Substitute Guaranty and a Substitute Environmental Indemnity in accordance with the terms hereunder; (x) if Borrower or Operating Lessee breaches any covenant contained in Section 4.1.30 or Section 5.1.28 hereof, provided however, that any such breach shall not constitute an Event of Default (A) if such breach is inadvertent and non- recurring, (B) if such breach is curable, if Borrower or Operating Lessee, as applicable, shall promptly cure such breach within thirty (30) days after such breach occurs, and (C) upon the written request of Lender, if Borrower promptly delivers to Lender an Additional Insolvency Opinion or a modification of the Insolvency Opinion, as applicable, to the effect that such breach shall not in any way impair, negate or amend the opinions rendered in the Insolvency Opinion, which opinion or modification and the counsel delivering such opinion and modification shall be acceptable to Lender in its sole discretion; (xi) if the Operating Lease is amended, modified or terminated in violation of the terms of this Agreement; (xii) with respect to any term, covenant or provision set forth herein which specifically contains a notice requirement or grace period, if Borrower or Operating Lessee shall be in default under such term, covenant or condition after the giving of such notice or the expiration of such grace period; (xiii) if any of the assumptions related to Borrower or Operating Lessee contained in the Insolvency Opinion delivered to Lender in connection with the Loan, or in any Additional Insolvency Opinion delivered subsequent to the closing of the Loan, is or shall become untrue in any material respect, provided, however, that any such breach shall not constitute an Event of Default (A) (i) if such breach is inadvertent and non-recurring or (ii) if such breach is curable, if Borrower shall promptly cure such breach within thirty (30) days after such breach occurs, and (B) upon the written request of Lender, if Borrower promptly delivers to Lender an

146 Additional Insolvency Opinion or a modification of the Insolvency Opinion, as applicable, to the effect that such breach shall not in any way impair, negate or amend the opinions rendered in the Insolvency Opinion, which opinion or modification and the counsel delivering such opinion and modification shall be acceptable to Lender in its sole discretion; (xiv) if Borrower, Operating Lessee or any Person owning a direct or indirect ownership interest in Borrower or Operating Lessee shall be convicted of a Patriot Act Offense before a court of competent jurisdiction (other than with respect to any shareholders or owners of stock or equity interest that are publicly traded on the New York Stock Exchange, AMEX, NASDAQ, the Frankfurt Stock Exchange, the London Stock Exchange, Euronext or the Luxembourg Stock Exchange); provided, however, that with respect to any such breach with respect to a Person owning an indirect interest in Borrower or Operating Lessee that is susceptible of being cured, such breach shall not be deemed an Event of Default hereunder provided that (A) such breach is cured within thirty (30) days after Borrower or Operating Lessee, as applicable, becomes aware or receives notice of such breach and (B) such cure fully absolves Lender from any and all civil and criminal actions and liabilities by any Governmental Authority; (xv) intentionally omitted; (xvi) if Borrower shall fail to obtain and/or maintain the Interest Rate Cap Agreement, Substitute Interest Rate Cap Agreement or Replacement Interest Rate Cap Agreement, as applicable, as required pursuant to Section 2.2.7 hereof; (xvii) if, without Lender’s prior written consent, (a) the Management Agreement or Franchise Agreement is terminated or the term of the Management Agreement or Franchise Agreement expires (unless within five (5) Business Days of such termination or expiration either (A) Borrower or Operating Lessee and a new Qualified Manager that is Brand Manager enter into a Replacement Management Agreement in accordance with Section 5.1.22 or (B) Borrower or Operating Lessee and a new Qualified Manager that is not a Brand Manager enter into a Replacement Management Agreement in accordance with Section 5.1.22 and Borrower or Operating Lessee and a Qualified Franchisor enter into a Replacement Franchise Agreement in accordance with Section 5.1.22), (b) the Management Agreement or Franchise Agreement is materially amended in violation of Section 5.1.22 or (c) there is a material default by Borrower or Operating Lessee under the Management Agreement or Franchise Agreement (including a default under the Management Agreement or Franchise Agreement that results in a breach of Section 5.1.22 or 5.2.1 hereof) beyond any applicable notice or grace period that permits (x) the Manager thereunder to terminate or cancel the Management Agreement or (y) the Franchisor thereunder to terminate or cancel the Franchise Agreement and Lender delivers a written notice of Event of Default in connection therewith to Borrower (a “Management/Franchisor Default Election Notice”) (unless, within forty-five (45) days after receipt of such Management/Franchisor Default Election Notice, either (A) Borrower or Operating Lessee and a new Qualified Manager that

147 is Brand Manager enter into a Replacement Management Agreement in accordance with Section 5.1.22 or (B) Borrower or Operating Lessee and a new Qualified Manager that is not a Brand Manager enter into a Replacement Management Agreement in accordance with Section 5.1.22 and Borrower or Operating Lessee and a Qualified Franchisor enter into a Replacement Franchise Agreement in accordance with Section 5.1.22), provided, that if such termination of the Brand Management Agreement or Franchise Agreement is as a result of a Management/Franchise Casualty Event, Borrower or Operating Lessee shall have one hundred twenty (120) days to enter into a Replacement Management Agreement or Franchise Agreement with a Qualified Franchisor in accordance with this Agreement; (xviii) if Borrower or Operating Lessee shall continue to be in Default under any of the other terms, covenants or conditions of this Agreement not specified in subsections (i) to (xvii) above, for ten (10) days after notice to Borrower from Lender, in the case of any Default which can be cured by the payment of a sum of money, or for thirty (30) days after notice from Lender in the case of any other Default; provided, however, that if such non-monetary Default is susceptible of cure but cannot reasonably be cured within such thirty (30) day period and provided further that Borrower or Operating Lessee shall have commenced to cure such Default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for such time as is reasonably necessary for Borrower or Operating Lessee in the exercise of due diligence to cure such Default, such additional period not to exceed ninety (90) days; (xix) Guarantor breaches any of the Guarantor Financial Covenants and a Substitute Guaranty is not delivered in accordance with the terms of the Guaranty; or (xx) if there shall be default under any of the other Loan Documents beyond any applicable cure periods contained in such documents, whether as to Borrower, Operating Lessee or the Property, or if any other such event shall occur or condition shall exist, if the effect of such default, event or condition is to accelerate the maturity of any portion of the Debt or to permit Lender to accelerate the maturity of all or any portion of the Debt. (b) During the continuance of an Event of Default (other than an Event of Default described in clauses (vi), (vii) or (viii) above), in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, Lender may take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrower, Operating Lessee and the Property, including, without limitation, declaring the Debt to be immediately due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrower, Operating Lessee and any or all of the Property, including, without limitation, all rights or remedies available at law or in equity; and upon any Event of Default described in clauses (vi), (vii) or (viii) above, the Debt and Other Obligations of Borrower and Operating Lessee hereunder and under the other Loan

148 Documents shall immediately and automatically become due and payable, without notice or demand, and each of Borrower and Operating Lessee hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding. Section 8.2 Remedies. (a) During the continuance of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower and Operating Lessee under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Borrower or Operating Lessee, or at law or in equity may be exercised by Lender at any time and from time to time, to the extent permitted by applicable law, whether or not all or any of the Debt shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to all or any part of the Property. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singularly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents. Without limiting the generality of the foregoing, each of Borrower and Operating Lessee agrees that if an Event of Default is continuing (i) Lender is not subject to any “one action” or “election of remedies” law or rule, and (ii) all liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Property and the Mortgage has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Debt or the Debt has been paid in full, including without limitation, any liquidation fees, workout fees, special servicing fees and interest payable on advances made by the Servicer with respect to delinquent debt service payments or expenses of curing Borrower’s and Operating Lessee’s defaults under the Loan Documents or other similar fees payable to Servicer or any special servicer in connection therewith. (b) With respect to Borrower, Operating Lessee and the Property, nothing contained herein or in any other Loan Document shall be construed as requiring Lender to resort to the Property for the satisfaction of any of the Debt in any preference or priority, and Lender may seek satisfaction out of the Property, or any part thereof, in its absolute discretion in respect of the Debt. In addition, during the continuance of an Event of Default, Lender shall have the right from time to time to partially foreclose the Mortgage in any manner and for any amounts secured by the Mortgage then due and payable as determined by Lender in its sole discretion including, without limitation, the following circumstances: (i) in the event Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of interest, Lender may foreclose the Mortgage to recover such delinquent payments or (ii) in the event Lender elects to accelerate less than the entire outstanding principal balance of the Loan, Lender may foreclose the Mortgage to recover so much of the principal balance of the Loan as Lender may accelerate and such other sums secured by the Mortgage as Lender may elect. Notwithstanding one or more partial foreclosures, the Property shall remain subject to the Mortgage to secure payment of sums secured by the Mortgage and not previously recovered. (c) Upon the occurrence and during the continuance of an Event of Default, Lender shall have the right from time to time to sever the Note and the other Loan Documents into one or

149 more separate notes, mortgages and other security documents (the “Severed Loan Documents”) in such denominations as Lender shall determine in its sole discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder. Borrower and Operating Lessee shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender. Each of Borrower and Operating Lessee hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect the aforesaid severance, each of Borrower and Operating Lessee ratifying all that its said attorney shall do by virtue thereof; provided, however, Lender shall not make or execute any such documents under such power until three (3) days after notice has been given to Borrower by Lender of Lender’s intent to exercise its rights under such power. Borrower shall be obligated to pay any costs or expenses incurred in connection with the preparation, execution, recording or filing of the Severed Loan Documents and the Severed Loan Documents shall not contain any representations, warranties or covenants not contained in the Loan Documents and any such representations and warranties contained in the Severed Loan Documents will be given by Borrower and Operating Lessee only as of the Closing Date. (d) As used in this Section 8.2, a “foreclosure” shall include, without limitation, any sale by power of sale. Section 8.3 Remedies Cumulative; Waivers. The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower or Operating Lessee pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Lender’s rights, powers and remedies may be pursued singularly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender’s sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to Borrower or Operating Lessee shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or Operating Lessee or to impair any remedy, right or power consequent thereon. ARTICLE IX – SPECIAL PROVISIONS Section 9.1 Securitization. 9.1.1 Sale of Notes and Securitization. Each of Borrower and Operating Lessee acknowledges and agrees that Lender may (i) sell or otherwise transfer the Loan as a whole loan or sell or otherwise transfer or syndicate all or any portion of the Loan and the Loan Documents to an Eligible Assignee, (ii) sell or otherwise transfer the Loan as a whole loan or sell or otherwise transfer or syndicate all or any portion of the Loan and the Loan Documents to an Affiliate of a Lender (provided that such Affiliate is an Eligible Assignee, (iii) sell participation interests in the Loan or (iv) consummate one or more private or public securitizations of rated or unrated single- class or multi-class securities (the “Securities”) secured by or evidencing ownership interests in all or any portion of the Loan and the Loan Documents or a pool of assets that include the Loan

150 and the Loan Documents (the transactions referred to in clause (iv) shall hereinafter be referred to as a “Securitization”). For the avoidance of doubt, in no instance shall the restriction on the sale, assignment, syndication or participation of the Loan or any portion thereof to an Eligible Assignee (1) apply to any Securitization or to any Securities issued in connection therewith or (2) apply to any sale or transfer of the Loan following an assumption of the Loan pursuant to Section 5.2.10(e) hereof. Upon sale or transfer of any portion of the Loan, Borrower will promptly upon the written request of Lender provide to the assignor and the assignee replacement notes, and otherwise in the form of such Note, upon return of the Note then being replaced. At the request of Lender, and to the extent not already provided by Borrower under this Agreement, Borrower and Operating Lessee shall use reasonable efforts to provide information in the possession or control of Borrower, Operating Lessee or its Affiliates and not in the possession of Lender or which may be reasonably required by Lender in order to satisfy the market standards to which Lender customarily adheres or which may be reasonably required by prospective investors, financing sources and/or the Rating Agencies in connection with any such Securitization including, without limitation, to: (a) provide additional and/or updated Provided Information; (b) review and comment on the Disclosure Documents delivered to Borrower or Operating Lessee as described in Section 9.1.1(f), which Disclosure Documents shall be delivered for review and comment by Borrower or Operating Lessee not less than five (5) Business Days prior to the date upon which Borrower or Operating Lessee is otherwise required to confirm such Disclosure Documents; (c) deliver an updated Insolvency Opinion; (d) deliver an opinion of New York counsel with respect to due execution and enforceability of the Loan Documents governed by New York law substantially the same as that delivered as of the Closing Date, which opinion shall be addressed, for purposes of reliance thereon, to each Person acquiring any interest in the Loan in connection with any Securitization, which counsel opinion shall be reasonably satisfactory to Lender and the Approved Rating Agencies; (e) subject to Section 9.3 hereof, confirm that the representations and warranties as set forth in the Loan Documents are true, complete and correct in all material respects as of the closing date of the Securitization with respect to the Property, Borrower, Operating Lessee and the Loan Documents (except to the extent that any such representations and warranties are and can only be made as of a specific date and the facts and circumstances upon which such representation and warranty is based are specific solely to a certain date in which case confirmation as to truth, completeness and correctness shall be provided as of such specific date or to the extent such representations are no longer true and correct as a result of subsequent events in which case Borrower and Operating Lessee shall provide an updated representation or warranty); (f) if requested by Lender, review the sections of the Disclosure Document entitled “Summary of Offering Circular” and “Risk Factors” (solely to the extent the “Summary of Offering Circular” and “Risk Factors” relate to Borrower, Operating Lessee, Guarantor, Manager, the Management Agreement, any Property Document and the Property), “Description of the Mortgaged Property,” “Description of the Borrowers and Related Parties,” “Description of the

151 Property Manager and the Management Agreement”, “Description of the Mortgage Loan,” “Use of Proceeds,” “Annex E-1 – Representations and Warranties of the Borrowers and the Operating Lessee”, “Annex E-2 – Exceptions to Representations and Warranties of the Borrowers and the Operating Lessee” and “Annex H – Organizational Structure of the Borrowers” (or sections similarly titled or covering similar subject matters); (g) execute such amendments to the Loan Documents as may be reasonably necessary to reflect structural changes to the Loan that are requested in writing from Lender, from time to time, in connection with any Securitization; provided that any such amendments (i) shall not increase (x) any monetary obligation of Borrower, Operating Lessee or Guarantor, or (y) any other obligation or liability of Borrower or Operating Lessee under the Loan Documents in any material respect or (z) any other obligation or liability of Guarantor in any respect, (ii) shall not change the weighted average spread of the Loan in place immediately prior to such amendment, (iii) shall not affect the aggregate amortization of the Loan, (iv) shall not change the Interest Period, Maturity Date or Payment Date (except with respect to the Interest Period or Payment Date as provided in the definitions thereof), (v) shall not affect the time periods during which Borrower or Operating Lessee is permitted to perform any obligations under the Loan Documents, (vi) shall not decrease any of Borrower’s, Operating Lessee’s or Guarantor’s rights or remedies under the Loan Documents in any respect and (vii) any such amendments shall be in substantially the same form as this Agreement; provided, however, following such amendments, voluntary and involuntary prepayments of the Loan applied in accordance with Section 2.4.4 or the existence of an Event of Default may result in an increase to the weighted average Spread of the Components; and (h) if reasonably requested by Lender, each of Borrower and Operating Lessee shall provide Lender, within a reasonable period of time following Lender’s request, with any financial statements, or financial, statistical or operating information, as Lender shall reasonably determine to be required pursuant to Regulation AB under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any amendment, modification or replacement thereto or other legal requirements in connection with any Disclosure Documents or any filing pursuant to the Exchange Act in connection with the Securitization or as shall otherwise be reasonably requested by Lender. 9.1.2 Loan Components; Mezzanine Loans. (a) Borrower covenants and agrees that after the Closing Date, but prior to a Securitization, Lender shall have the right to establish different interest rates and to reallocate the principal balances of the Loan amongst any components of the Loan created pursuant to Section 9.1.2(c) below amongst each other; provided, that the weighted average spread of the Loan in effect immediately following any such reallocation or modification shall be equal to the weighted average spread of the Loan in effect immediately prior to such reallocation or modification, the outstanding principal amount of such participations, loans, components and/or notes shall equal the outstanding principal amount of the Loan immediately prior to the creation thereof; at all times the weighted average interest rate of all such loans, participations, components and/or notes shall equal the weighted average interest rate as of the Closing Date (it being agreed that the weighted average interest rate may subsequently change as a result of (I) after a securitization, any voluntary prepayment of the Loan, (II) the existence of an Event of Default, and (III) any prepayment required by Lender in connection with a casualty or condemnation or

152 any applications to principal after an Event of Default), the stated maturity of the note shall not be affected and the time periods during which Borrower or Operating Lessee is permitted to perform its obligations under the Loan Documents shall not be decreased, no such bifurcation or reallocation shall affect the aggregate amortization of the Loan (i.e., none) provided, that voluntary and involuntary prepayments of the Loan applied in accordance with Section 2.4.4 or the existence of an Event of Default may result in an increase to the weighted average Spread of the Components. (b) Intentionally Omitted. (c) Borrower covenants and agrees that prior to a Securitization of the Loan, upon Lender’s request Borrower shall deliver one or more new notes substantially in the form of the Note to replace the original note or modify the original note and other loan documents, as reasonably required, to reflect additional components of the Loan, or bifurcating the Loan into a senior/subordinate note structure, or allocate spread or principal among any new components or senior/subordinate notes in Lender’s sole discretion, provided, (A) such new or modified notes, in the aggregate, shall equal the outstanding principal amount of the Loan immediately prior to the creation thereof, (B) such new or modified notes shall at all times have the same weighted average spread of the original Note, (C) no amortization of principal of the Loan shall be required, and (D) any reallocation or creation of any additional components (I) shall not increase (x) any monetary obligation of Borrower, Operating Lessee or Guarantor, or (y) any other obligation or liability of Borrower or Operating Lessee under the Loan Documents in any material respect or (z) any other obligation or liability of Guarantor in any respect, (II) shall not change the dates of the Interest Period, the Maturity Date or the Payment Date (except as may be permitted pursuant to the definitions thereof), (III) shall not affect the time periods during which Borrower, Operating Lessee or Guarantor is permitted to perform any obligations under the Loan Documents and (IV) shall not decrease any of Borrower’s, Operating Lessee’s or Guarantor’s rights or remedies under the Loan Documents in any respect; provided, however, voluntary and involuntary prepayments of the Loan shall be applied in accordance with Section 2.4.4 hereof, in addition to the existence of an Event of Default, and may result in an increase to the weighted average Spread of the Components, with the result that the aggregate amount payable by Borrower may increase). (d) Each of Borrower and Operating Lessee shall execute and deliver such documents as shall reasonably be required by Lender in connection with this Section 9.1.2, the cost for which shall be subject to Section 9.1.3, all in form and substance reasonably satisfactory to Lender and the Approved Rating Agencies within ten (10) days following such request by Lender. It shall be an Event of Default under this Agreement, the Note, the Mortgage and the other Loan Documents if Borrower or Operating Lessee fails to promptly comply with any of the terms, covenants or conditions of this Section 9.1.2. 9.1.3 Securitization Costs. Reasonable third party out of pocket costs and expenses incurred by Borrower, Operating Lessee and Guarantor in connection with Borrower’s or Operating Lessee’s complying with requests made under this Section 9.1 (excluding Borrower’s, Operating Lessee’s and Guarantor’s legal fees) shall be paid by Borrower. Section 9.2 Securitization Indemnification.

153 (a) Each of Borrower and Operating Lessee understands that certain of the Provided Information may be included in Disclosure Documents in connection with the Securitization and may also be included in filings with the Securities and Exchange Commission pursuant to the Securities Act, or Exchange Act or provided or made available to investors or prospective investors in the Securities, the Rating Agencies, and service providers relating to the Securitization. In the event that the Disclosure Document is required to be revised prior to the sale of all Securities, each of Borrower and Operating Lessee will cooperate with the holder of the Note in updating the Covered Disclosure Information by providing all current information necessary to keep the Covered Disclosure Information accurate and complete in all material respects. (b) The Indemnifying Person agrees to provide, in connection with the Securitization, an indemnification agreement (A) certifying that (i) the Indemnifying Person has, at Lender’s request in connection with each Securitization, reviewed the sections of the Disclosure Documents entitled “Summary of Offering Circular” and “Risk Factors” (solely to the extent the “Summary of Offering Circular” and “Risk Factors” relate to Borrower, Operating Lessee, Guarantor, Manager, the Management Agreement, any Property Document and the Property), “Description of the Mortgaged Property,” “Description of the Borrowers and Related Parties,” “Description of the Property Manager and the Management Agreement”, “Description of the Mortgage Loan,” “Use of Proceeds,” “Annex E-1 – Representations and Warranties of the Borrowers and the Operating Lessee”, “Annex E-2 – Exceptions to Representations and Warranties of the Borrowers and the Operating Lessee” and “Annex H – Organizational Structure of the Borrowers” (I) solely to the extent each of the foregoing relate to Borrower, Operating Lessee, Guarantor, the Management Agreement, the Loan Documents and the Property or other collateral for the Loan, and (II) excluding (w) any underwritten financial information (except to the extent such underwritten financial information is included in the Provided Information), (x) any information (including financial information or forecasted information) that is solely obtained from any third party report commissioned by Lender, including, without limitation appraisals, property condition reports or environmental reports, (y) any electronic media (except those portions of Annex A that are not otherwise excluded pursuant to this clause (A) and Annex E) and (z) any financial projections or reforecasts relating to the performance of the Property and the other collateral for the Loan (except to the extent such projections or reforecasts are included in the Provided Information) (collectively with the Provided Information, the “Covered Disclosure Information”) and (ii) the Covered Disclosure Information does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading, (B) indemnifying Lender, any Affiliate of Lender that has filed any registration statement relating to the Securitization or has acted as the sponsor or depositor in connection with the Securitization, any Affiliate of Lender that acts as an underwriter, placement agent or initial purchaser of Securities issued in the Securitization, any other co-underwriters, co-placement agents or co-initial purchasers of Securities issued in the Securitization, and each of their respective officers, directors, partners, employees, representatives, agents and Affiliates and each Person or entity who Controls any such Person within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Indemnified Persons”), for any losses, claims, damages, liabilities, costs or expenses (including without limitation reasonable legal fees and expenses for enforcement of these obligations) (collectively, the “Liabilities”) to which any such Indemnified Person may become subject insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Covered Disclosure Information or arise out of or are based

154 upon the omission or alleged omission to state in the Covered Disclosure Information a material fact required to be stated therein or necessary in order to make the statements in the Covered Disclosure Information, in light of the circumstances under which they were made, not misleading and (C) agreeing to reimburse each Indemnified Person for any legal or other expenses incurred by such Indemnified Person, as they are incurred, in connection with investigating or defending the Liabilities. This indemnity agreement will be in addition to any liability which Borrower or Operating Lessee may otherwise have. Moreover, the indemnification and reimbursement obligations provided for in clauses (B) and (C) above shall be effective, valid and binding obligations of Indemnifying Person, whether or not an indemnification agreement described in clause (A) above is provided. Notwithstanding the foregoing, the indemnification agreement shall not require, with respect to any financial projections or reforecasts that are included in the Provided Information or in the Disclosure Documents (to the extent such projections or reforecasts are included in the Provided Information), that the Indemnifying Person be liable for any Liabilities resulting from the actual results being different from such projections or reforecasts so long as (i) the Indemnifying Person had no reason to believe that such projections or reforecasts were materially inaccurate and (ii) the Indemnifying Person has disclosed to Lender all facts known to them and have not failed to disclose any fact known to them, in each case that could be reasonably expected to cause any such projections or reforecasts or representation or warranty made herein to be materially misleading. (c) In connection with Exchange Act Filings, subject to the last sentence of Section 9.2(b), the Indemnifying Person agrees to indemnify (i) the Indemnified Persons for Liabilities to which any such Indemnified Person may become subject insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact in the Covered Disclosure Information, or the omission or alleged omission to state in the Covered Disclosure Information a material fact required to be stated therein or necessary in order to make the statements in the Covered Disclosure Information, in light of the circumstances under which they were made, not misleading and (ii) reimburse each Indemnified Person for any legal or other out-of-pocket expenses incurred by such Indemnified Persons, as they are incurred, in connection with defending or investigating the Liabilities; provided, that, notwithstanding anything to the contrary contained herein, (A) the Indemnifying Person shall not be responsible for (x) any liabilities relating to untrue statements or omissions in any Covered Disclosure Information which Borrower provided notice to Lender in writing prior to the applicable filings under the Exchange Act, or (y) any liabilities relating to any filings under the Exchange Act (or the applicable provisions thereof) that Borrower is not first provided an opportunity to review; and (B) the Indemnifying Person shall not be liable for any misstatements or omissions in the applicable filings under the Exchange Act relating to Covered Disclosure Information resulting from Lender’s failure to accurately transcribe written information by or on behalf of the Indemnifying Person to Lender unless Borrower was provided a reasonable opportunity to review such filings under the Exchange Act with respect to the Covered Disclosure Information (or the applicable portions thereof) and failed to notify Lender of such misstatements or omissions. (d) Promptly after receipt by an Indemnified Person of notice of any claim or the commencement of any action, the Indemnified Person shall, if a claim in respect thereof is to be made against any Indemnifying Person, notify such Indemnifying Person in writing of the claim or the commencement of that action; provided, however, that the failure to notify such Indemnifying Person shall not relieve it from any liability which it may have under the

155 indemnification provisions of this Section 9.2(d) except to the extent that it has been materially prejudiced by such failure and, provided further that the failure to notify such Indemnifying Person shall not relieve it from any liability which it may have to an Indemnified Person otherwise than under the provisions of this Section 9.2(d). If any such claim or action shall be brought against an Indemnified Person, and it shall notify any Indemnifying Person thereof, such Indemnifying Person shall be entitled to participate therein and, to the extent that it wishes, assume the defense thereof with counsel reasonably satisfactory to the Indemnified Person. After notice from any Indemnifying Person to the Indemnified Person of its election to assume the defense of such claim or action, such Indemnifying Person shall not be liable to the Indemnified Person for any legal or other expenses subsequently incurred by the Indemnified Person in connection with the defense thereof except as provided in the following sentence; provided, however, if the defendants in any such action include both an Indemnifying Person, on the one hand, and one or more Indemnified Persons on the other hand, and an Indemnified Person shall have reasonably concluded that there are any legal defenses available to it and/or other Indemnified Persons that are different or in addition to those available to the Indemnifying Person, the Indemnified Person or Persons shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Person or Persons. The Indemnified Person shall instruct its counsel to maintain reasonably detailed billing records for fees and disbursements for which such Indemnified Person is seeking reimbursement hereunder and shall submit copies of such detailed billing records to substantiate that such counsel’s fees and disbursements are solely related to the defense of a claim for which the Indemnifying Person is required hereunder to indemnify such Indemnified Person. No Indemnifying Person shall be liable for the expenses of more than one (1) such separate counsel unless such Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to another Indemnified Person. (e) Without the prior written consent of Lender or its designee (which consent shall not be unreasonably withheld or delayed), no Indemnifying Person shall settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is an actual or potential party to such claim, action, suit or proceeding) unless (i) the Indemnifying Person shall have given Lender or its designee reasonable prior written notice thereof and shall have obtained an unconditional release of each Indemnified Person hereunder from all liability arising out of such claim, action, suit or proceedings and (ii) such settlement, compromise or judgment does not include a statement as to, or admission of, fault, culpability or a failure to act by or on behalf of any Indemnified Person. As long as an Indemnifying Person has complied with its obligations to defend and indemnify hereunder, such Indemnifying Person shall not be liable for any settlement made by any Indemnified Person without the consent of such Indemnifying Person (which consent shall not be unreasonably withheld or delayed). (f) The Indemnifying Person agrees that if any indemnification or reimbursement sought pursuant to this Section 9.2 is finally judicially determined to be unavailable for any reason or is insufficient to hold any Indemnified Person harmless (with respect only to the Liabilities that are the subject of this Section 9.2), then the Indemnifying Person, on the one hand, and such Indemnified Person, on the other hand, shall contribute to the Liabilities for which such indemnification or reimbursement is held unavailable or is insufficient: (x) in such proportion as is appropriate to reflect the relative benefits to the Indemnifying Person, on the one hand, and such

156 Indemnified Person, on the other hand, from the transactions to which such indemnification or reimbursement relates; or (y) if the allocation provided by clause (x) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (x) but also the relative faults of the Indemnifying Person, on the one hand, and all Indemnified Persons, on the other hand, as well as any other equitable considerations. Notwithstanding the provisions of this Section 9.2, (A) no party found liable for a fraudulent misrepresentation shall be entitled to contribution from any other party who is not also found liable for such fraudulent misrepresentation, and (B) the Indemnifying Person agrees that in no event shall the amount to be contributed by the Indemnified Persons collectively pursuant to this paragraph exceed the amount of the fees actually received by the Indemnified Persons in connection with the closing of the Loan and Securitization. (g) The Indemnifying Person agrees that the indemnification, contribution and reimbursement obligations set forth in this Section 9.2 shall apply whether or not any Indemnified Person is a formal party to any lawsuits, claims or other proceedings. The Indemnifying Person further agrees that the Indemnified Persons are intended third party beneficiaries under this Section 9.2. (h) The liabilities and obligations of the Indemnified Persons and the Indemnifying Person under this Section 9.2 shall survive the termination of this Agreement and the satisfaction and discharge of the Debt. (i) Notwithstanding anything to the contrary contained herein, Borrower shall have no obligation to act as depositor with respect to the Loan or an issuer or registrant with respect to the Securities issued in any Securitization. Section 9.3 Exculpation. (a) Subject to the qualifications set forth in this Section 9.3, Lender shall not enforce the liability and obligation of Borrower and Operating Lessee to perform and observe the obligations contained in the Note, this Agreement, the Mortgage or the other Loan Documents by any action or proceeding wherein a money judgment shall be sought against Borrower, Operating Lessee or any member, partner, direct or indirect equityholder in Borrower, Operating Lessee or any officer, director, employee, agent or advisor of any such entity (collectively, the “Exculpated Parties”; provided that in no event shall Guarantor be deemed to be an Exculpated Party with regard to any obligations or liabilities set forth in the Guaranty or Environmental Indemnity), except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon its interest under the Note, this Agreement, the Mortgage and the other Loan Documents, or in the Property, the Rents, or any other collateral given to Lender pursuant to the Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Borrower or Operating Lessee only to the extent of Borrower’s and Operating Lessee’s interest in the Property, in the Rents and in any other collateral given to Lender, and Lender, by accepting the Note, this Agreement, the Mortgage and the other Loan Documents, agrees that it shall not sue for, seek or demand any deficiency judgment against Borrower, Operating Lessee or any of the Exculpated Parties in any such action or proceeding under or by reason of or under or in connection with the Note, this Agreement, the Mortgage or the other Loan

157 Documents. The provisions of this Section shall not, however, (i) constitute a waiver, release or impairment of any obligation evidenced or secured by any of the Loan Documents; (ii) impair the right of Lender to name Borrower or Operating Lessee as a party defendant in any action or suit for foreclosure and sale under the Mortgage; (iii) affect the validity or enforceability of or any guaranty made in connection with the Loan or any of the rights and remedies of Lender thereunder; (iv) impair the right of Lender to obtain the appointment of a receiver; (v) impair the enforcement of any assignment of leases contained in the Mortgage; or (vi) constitute a prohibition against Lender to seek a deficiency judgment against Borrower or Operating Lessee in order to fully realize the security granted by the Mortgage or to commence any other appropriate action or proceeding in order for Lender to exercise its remedies against the Property. (b) Nothing contained herein shall in any manner or way release, affect or impair any right of Lender to enforce the liability and obligation of Borrower or Operating Lessee, by money judgment or otherwise, to the extent of any loss, damage, cost, expense, liability, claim or other obligation to the extent actually incurred by Lender (including reasonable attorneys’ fees and costs reasonably incurred by Lender, but specifically excluding consequential, special and punitive damages, except to the extent Lender is required to pay the same to a third party) resulting from or arising out of the following: (i) fraud or material and intentional misrepresentation by Borrower, Operating Lessee, any general partner or managing member of Borrower or Operating Lessee (“Principal”), Guarantor, any Affiliate of Borrower or Operating Lessee, or any Principal then Controlled by Guarantor (each a “Recourse Party”) in connection with the Loan; (ii) willful misconduct of any Recourse Party that results in physical damage or waste to the Property (provided, however, that there shall be no liability for any physical damage or waste to the extent caused by a failure to pay expenses due to insufficient funds having been generated from the Property for Borrower’s business operations or if reserve funds held by Lender (or any agent of Lender) and specifically allocated for such amount or Excess Cash Flow Reserve Funds permitted to be used for such purpose under this Agreement have not been made available to Borrower by Lender (or any agent of Lender) to pay such outstanding amounts and Lender’s (or any agents of Lender) access to such funds is not constrained due to the actions of any Recourse Party); (iii) intentionally omitted; (iv) other than in connection with Approved Alterations, including, without limitation, after a Casualty or Condemnation, or the depletion of inventory in the ordinary course of business, the intentional and wrongful removal or disposal by any Recourse Party of non-obsolete furniture, fixtures, or equipment at the Property that is reasonably required in connection with the continued use, operation, or maintenance of the Property, in each case, in contravention of the this Agreement or the other Loan Documents during the continuance of an Event of Default, and to the extent the same is not replaced with furniture, fixtures, or equipment of the substantially same value or utility;

158 (v) the misappropriation or conversion by any Recourse Party of any of the following in violation of this Agreement or any other Loan Documents: (A) any Insurance Proceeds paid by reason of any Casualty or proceeds of any PLL Policy, (B) any Condemnation Awards or other amounts received from a Governmental Authority in connection with a Condemnation of all or a portion of the Property, (C) any Rents during the continuance of an Event of Default, or (D) any Rents paid more than one month in advance; provided, however, that, in no event will it be deemed misappropriation or conversion by a Recourse Party to the extent any of the foregoing are applied to pay costs and expenses incurred in connection with the ownership, operation or management of the Property in accordance with the terms of this Agreement or is applied to pay other obligations required to be paid pursuant to this Agreement or the other Loan Documents, or is otherwise delivered to Lender; (vi) except as expressly permitted hereunder, Borrower or Operating Lessee voluntarily encumbers the Property by any Lien securing Indebtedness for borrowed money (other than (i) Permitted Encumbrances or Permitted Indebtedness or (ii) a lien arising out of Indebtedness that was Permitted Indebtedness when incurred but which subsequently became prohibited because of a failure to repay the same due to insufficient funds having been generated by the Property), in each case, without Lender’s prior written consent; (vii) intentionally omitted; (viii) failure to obtain and maintain the fully paid for Policies in accordance with Section 6.1 hereof other than as a result of (A) insufficient cash flow from the Property received by Borrower, or (B) if Reserve Funds held by Lender (or its agent) and available to pay such amounts or Excess Cash Flow Reserve Funds permitted to be used for such purpose under this Agreement have not been made available to Borrower by Lender (or its agent) to pay such outstanding amounts and Lender’s (or its agent’s) access to such funds is not constrained due to the actions of any Recourse Party; provided, however, that the foregoing shall not require Guarantor or any indirect interest holder in Borrower or Operating Lessee to make any additional capital contributions to Borrower, Operating Lessee or any other Person; (ix) except as set forth in Section 9.3(c)(II)(F) below, a material breach by Borrower or Operating Lessee, or material failure by Borrower or Operating Lessee to comply with, Section 5.1.28 of this Agreement (provided, however, that (1) there shall be no liability hereunder (x) for trade payables or other debt (other than debt for borrowed money) incurred in the ordinary course of business or as may otherwise be permitted in accordance with this Agreement or for the failure to pay such trade payables or debt a result of insufficient funds having been generated from the Property for Borrower’s, Operating Lessee’s or any Recourse Party’s business operations or (y) if Reserve Funds held by Lender (or its agent) and specifically allocated for such amount or Excess Cash Flow Reserve Funds permitted to be used for such purpose under this Agreement have not been made

159 available to Borrower by Lender (or its agent) to pay such outstanding amounts and Lender’s (or its agent’s) access to such funds is not constrained due to the actions of any Recourse Party, and (2) the foregoing shall not require Borrower’s or Operating Lessee’s equity holders, or Guarantor or Sponsor Fund to make any additional capital contributions or loans to Borrower or any other Person); (x) subject to Borrower’s right to contest the same in accordance with the terms and provisions of this Agreement including, without limitation, Section 5.1.2 hereof, failure by Borrower to pay Taxes as required under the Loan Documents with respect to the Property, prior to delinquency, other than as a result of (A) insufficient cash flow from the Property received by Borrower, or (B) if Reserve Funds held by Lender (or its agent) and available to pay such amounts or Excess Cash Flow Reserve Funds permitted to be used for such purpose under this Agreement have not been made available to Borrower by Lender (or its agent) to pay such outstanding amounts and Lender’s (or its agent’s) access to such funds is not constrained due to the actions of any Recourse Party; provided, however, that the foregoing shall not require Guarantor or any indirect interest holder in Borrower or Operating Lessee to make any additional capital contributions to Borrower, Operating Lessee or any other Person; (xi) any voluntary termination, surrender, cancellation or material modification of the Brand Management Agreement by Borrower or Operating Lessee, in each case, other than as permitted hereunder; or (xii) any pledge or Transfer of the Property by any Recourse Party or any direct or indirect interest in the Property or any pledge or Transfer of any direct or indirect interest in Borrower and/or any Principal, in each case, without the prior consent of Lender (to the extent Lender’s consent is required pursuant to the terms hereof or the other Loan Documents); provided, however, that there shall be no liability under this clause (xii) for a violation or breach which arises solely from a failure to provide any required notice pursuant to the applicable provisions of this Agreement or the other Loan Documents with respect to such a Transfer or pledge that is otherwise permitted in accordance with the terms of this Agreement or from any pledge or Transfer resulting from the exercise of Lender’s rights under this Agreement or the other Loan Documents. (c) Notwithstanding anything to the contrary in this Agreement, the Note or any of the Loan Documents, (I) Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Debt secured by the Mortgage or to require that all collateral shall continue to secure all of the Debt owing to Lender in accordance with the Loan Documents, and (II) the Debt shall be fully recourse to Borrower in the event of: (A) any transfer of a fee interest in the Property or a pledge or Transfer of any direct or indirect interest in Borrower or Operating Lessee and/or any Principal that results in change in Control of Borrower, Operating Lessee and/or any Principal, in each case, without the prior consent of Lender to the extent required hereunder; provided that there shall be no liability under this clause (A) for a violation or breach which arises solely from a failure to provide any required notice pursuant to the applicable provisions of the

160 Loan Documents with respect to such a transfer or pledge that is otherwise permitted in accordance with the terms of the Loan Documents or from any Transfer resulting from the exercise of Lender’s rights under the Loan Documents; (B) Borrower, Operating Lessee or Principal filing a voluntary petition under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law (other than at the request or direction of Lender); (C) the filing of an involuntary petition against Borrower, Operating Lessee or any Principal under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law in which any Recourse Party colludes or solicits in writing with the petitioning Person (other than Lender) filing such involuntary petition against Borrower, Operating Lessee or any Principal; (D) any Recourse Party filing an answer in writing consenting to or otherwise joining in any involuntary petition filed against Borrower, Operating Lessee or any Principal by any other Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law (other than Lender and other than at the request or direction of Lender); (E) any Recourse Party consenting in writing to or joining in an application for the appointment of a custodian, receiver, trustee, or examiner for Borrower, Operating Lessee or Principal, or the Property (or any portion thereof) (other than at the request or direction of Lender); or (F) Borrower or Operating Lessee breaches the covenants set forth in Section 5.1.28 hereof and such breach is cited by a court of competent jurisdiction as a material or primary factor in the substantive consolidation of Borrower or Operating Lessee with or into the bankrupt estate of any other Person (other than another Borrower or Operating Lessee) in connection with any federal or state bankruptcy proceeding involving the Guarantor or any of its Affiliates (other than a substantive consolidation in connection with a motion brought by Lender); provided, however, that (1) there shall be no liability under this Clause (F) (x) for trade payables or other debt (other than debt for borrowed money) incurred in the ordinary course of business or as may otherwise be permitted in accordance with this Agreement or for the failure to pay such trade payables or debt a result of insufficient funds having been generated from the Property for Borrower’s, Operating Lessee’s or any Recourse Party’s business operations or (y) if Reserve Funds held by Lender (or its agent) and specifically allocated for such amount or Excess Cash Flow Reserve Funds permitted to be used for such purpose under this Agreement have not been made available to Borrower by Lender (or its agent) to pay such outstanding amounts and Lender’s (or its agent’s) access to such funds is not constrained due to the actions of any Recourse Party, and (2) the foregoing shall not require Borrower’s or Operating Lessee’s equity holders, or Guarantor or Sponsor Fund to make any additional capital contributions or loans to Borrower or any other Person). Notwithstanding the foregoing, solely with respect to the foregoing clauses (D) and (E), there shall be no liability for providing a response in any such proceeding if such response is required by applicable law, rule, or court order. Section 9.4 Matters Concerning Manager. If (a) to the extent the Property is subject to a Brand Management Agreement, during the continuance of an Event of Default, Borrower or Operating Lessee has the right to terminate Brand Manager as a result of Brand Manager’s default under the Brand Management Agreement beyond any applicable grace and cure period, or (b) to the extent the Property is not subject to a Brand Management Agreement, at any time during the continuance of an Event of Default or (c) if Manager is an Affiliate of Borrower, at any time during the continuance of an Event of Default, Borrower or Operating Lessee, as applicable, shall, in each case, at the request of Lender, exercise its contractual rights under the Management Agreement to terminate the Management Agreement and replace the Manager with a Qualified Manager pursuant to a Replacement Management Agreement; provided that with respect to clause (a) above,

161 such termination shall be upon not less than thirty (30) days’ notice (unless the Manager is an Affiliate of Borrower, in which case such notice shall not be required). Section 9.5 Servicer. At the option of Lender, the Loan may be serviced by a master servicer, primary servicer, special servicer and/or trustee (any such master servicer, primary servicer, special servicer, and trustee, together with its agents, nominees or designees, are collectively referred to as “Servicer”) selected by Lender and Lender may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to Servicer pursuant to a pooling and servicing agreement, trust and servicing agreement, servicing agreement, special servicing agreement or other agreement providing for the servicing of one or more mortgage loans (collectively, the “Servicing Agreement”) between Lender and Servicer. Borrower shall be responsible for all fees and expenses relating to the Servicing Agreement or the services provided by Servicer thereunder (other than any annual master servicing fees under the Servicing Agreement), including, without limitation, (a) interest payable on advances made by Servicer with respect to delinquent debt service payments (to the extent charges pursuant to Section 2.3.4 and interest at the Default Rate actually paid by Borrower in respect of such payments are insufficient to pay the same) or expenses paid by Servicer in curing any Event of Default hereunder and which are provided for under the Servicing Agreement or actual, out-of- pocket expenses paid by Servicer in respect of the protection and preservation of the Property (including, without limitation, payments of Taxes and Insurance Premiums) in accordance with the Loan Documents, (b) the following costs and expenses payable by Lender to Servicer as a result of the Loan becoming specially serviced: (i) any special servicing fees that are due and payable under the Servicing Agreement, which fees may be due and payable under the Servicing Agreement on a periodic or continuing basis (provided such special servicing fees shall not exceed 0.25% per annum of the then outstanding balance of the Loan), (ii) any liquidation fees that are due and payable to Servicer under the Servicing Agreement in connection with the exercise of any or all remedies permitted under this Agreement (provided such liquidation fees shall not exceed 0.50% of any liquidation proceeds received on the Loan), (iii) any workout fees that are due and payable to Servicer under the Servicing Agreement, which fees may be due and payable under the Servicing Agreement on a periodic or continuing basis (provided such work out fees shall not exceed 0.50% of all principal and interest (other than default interest) received on the Loan following a workout), and (iv) during the continuance of an Event of Default, the costs of all property inspections and/or appraisals of the Property (or any updates to any existing inspection or appraisal) that Servicer may be required to obtain (other than the cost of regular annual inspections required to be borne by Servicer under the Servicing Agreement), and (c) customary and reasonable servicing fees charged in similar loans for similar requests in connection with any consents, approvals and requests made by Borrower, Operating Lessee or Guarantor to Servicer during the term of the Loan. Section 9.6 Register. (a) The Servicer, or if no Servicer has been engaged, Lender, as non-fiduciary agent of Borrower, shall maintain a record that identifies each owner (including successors and assignees) of an interest in the Loan, including the name and address of the owner, and each owner’s rights to principal and stated interest (the “Register”), and shall record all transfers of an interest in the Loan, including each assignment, in the Register. Transfers of interests in the Loan (including assignments) shall be subject to the applicable conditions set forth in the Loan Documents with

162 respect thereto and Servicer will update the Register to reflect the transfer. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time during regular business hours upon reasonable prior notice and request. Furthermore, each Lender that sells a participation shall, acting solely for this purpose as agent of Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts and stated interest of each participant’s interest (the “Participant Register”); provided that Lender shall not have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any participant or any information relating to a participant’s interest) except to the extent that such disclosure is necessary to establish that such obligation is in registered form under Section 5f.103-1(c) of the U.S. Department of Treasury regulations. The entries in the Register and Participant Register shall be conclusive absent manifest error. Borrower, Lender and the Servicer shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, and Borrower, Lender and the Servicer shall treat each Person whose name is recorded in the Participant Register pursuant to the terms hereof as the owner of such participation for all purposes of this Agreement. Failure to make any such recordation, or any error in such recordation, however, shall not affect Borrower’s obligations in respect of the Loan. Borrower and Lender acknowledge that the Notes are in registered form and may not be transferred except by register. (b) Borrower agrees that each participant pursuant to Section 9.1.1(a) shall be entitled to the benefits of Section 2.8 (subject to the requirements and limitations therein, including the requirements under Section 2.8(e) (it being understood that the documentation required under Section 2.8(e) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment; provided that such participant (A) agrees to be subject to the provisions of Section 2.8(h) as if it were an assignee hereunder; and (B) shall not be entitled to receive any greater payment under Section 2.8, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a change in a requirement of law or in the interpretation or application thereof, or compliance by such participant or the participating Lender with any request or directive (whether or not having the force of law) issued from any central bank or other Governmental Authority, in each case after the participant acquired the applicable participation. Section 9.7 Matters Concerning Franchisor. If (a) an Event of Default has occurred and is continuing and a Franchise Agreement is then in effect, and if the Franchisor is not an Affiliate of Borrower, solely to the extent permitted pursuant to the Franchise Agreement or the applicable comfort letter, or (b) if Franchisor is an Affiliate of Borrower, at any time during the continuance of an Event of Default, Borrower and/or Operating Lessee, as applicable, shall, at the request of Lender, terminate the Franchise Agreement and replace the Franchisor with a Qualified Franchisor pursuant to a Replacement Franchise Agreement; provided that with respect to clause (a) above, such termination shall be after thirty (30) days’ prior written notice if Franchisor is not an Affiliate of Borrower. ARTICLE X – MISCELLANEOUS Section 10.1 Survival. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall

163 continue in full force and effect so long as all or any of the Debt is outstanding and unpaid unless a longer period is expressly set forth herein or in the other Loan Documents. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the legal representatives, successors and assigns of such party. All covenants, promises and agreements in this Agreement, by or on behalf of Borrower or Operating Lessee, shall inure to the benefit of the legal representatives, successors and assigns of Lender. Section 10.2 Lender’s Discretion. Whenever pursuant to this Agreement, Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive. Section 10.3 Governing Law. (a) THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, THE LOAN WAS MADE BY LENDER AND ACCEPTED BY BORROWER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE LOAN DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIEN AND SECURITY INTEREST CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH OF BORROWER AND OPERATING LESSEE HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS, AND THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW. ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER, OPERATING LESSEE OR BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT

164 OR THE OTHER LOAN DOCUMENTS MAY AT LENDER’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND EACH OF BORROWER AND OPERATING LESSEE WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND EACH OF BORROWER AND OPERATING LESSEE HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. EACH OF BORROWER AND OPERATING LESSEE AGREES THAT PROCESS MAY BE SERVED ON BORROWER AND OPERATING LESSEE, AT THE NOTICE ADDRESS SPECIFIED BELOW FOR BORROWER AND OPERATING LESSEE, WITH RESPECT TO ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON BORROWER AND OPERATING LESSEE AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER OR OPERATING LESSEE IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER OR OPERATING LESSEE IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. EACH OF BORROWER AND OPERATING LESSEE (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF BORROWER OR OPERATING LESSEE CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR. Section 10.4 Modification, Waiver in Writing. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, or of the Note, or of any other Loan Document, nor consent to any departure by Borrower or Operating Lessee therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on Borrower or Operating Lessee, shall entitle Borrower or Operating Lessee to any other or future notice or demand in the same, similar or other circumstances. Section 10.5 Delay Not a Waiver. Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Note or under any other Loan Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Note or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Note or

165 the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount. Section 10.6 Notices. All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) certified or registered United States mail, postage prepaid, return receipt requested or (b) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, addressed as follows (or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section): If to Lender: Wells Fargo Bank, National Association 401 S. Tryon Street, 8th Floor Charlotte, North Carolina 28202 Attention: Wells Fargo Commercial Mortgage Servicing Facsimile No.: 844-879-5855 with a copy to: Cadwalader, Wickersham & Taft LLP 650 South Tryon Street Charlotte, North Carolina 28202 Attention: Holly M. Chamberlain, Esq. Attention: Christopher Dickson, Esq. Email: holly.chamberlain@cwt.com and christopher.dickson@cwt.com and to: JPMorgan Chase Bank, National Association 270 Park Avenue, 4th Floor New York, New York 10017 Attention: Simon B. Burce with a copy to: JPMorgan Chase Bank, National Association 270 Park Avenue, 4th Floor New York, New York 10017 Attention: Gisella Leonardis If to Borrower: MIH Propco LLC, MIH Hammock Bay LLC & MIH Rookery LLC c/o Sculptor Real Estate 9 W. 57th Street New York, New York 10019 Attention: Cory Perlstein Email: cory.perlstein@sculptor.com with a copy to: c/o Sculptor Real Estate 9 West 57th Street New York, New York 10019 Attention: Legal

166 Email: LegalNotices@Sculptor.com with a copy to: c/o Trinity Real Estate Investments LLC 2982 Grand Avenue, Suite 203 Miami, Florida 33133 Attention: Sean Hehir Email: SHehir@trinityinvestments.com and to: c/o Trinity Real Estate Investments LLC 9401 Wilshire Boulevard, Suite 700 Beverly Hills, California 90212 Attention: Jeff Barry Email: JBarry@trinityinvestments.com and to: c/o Trinity Investments 2982 Grand Avenue, Suite 203 Miami, Florida 33133 Email: legalnotices@trinityinvestments.com and to: Gibson Dunn & Crutcher LLP 200 Park Avenue New York, New York 10166 Attention: Harry R. Silvera Email: hsilvera@gibsondunn.com If to Operating Lessee: MIH Opco LLC c/o Sculptor Real Estate 9 W. 57th Street New York, New York 10019 Attention: Cory Perlstein Email: cory.perlstein@sculptor.com with a copy to: c/o Sculptor Real Estate 9 West 57th Street New York, New York 10019 Attention: Legal Email: LegalNotices@Sculptor.com with a copy to: c/o Trinity Real Estate Investments LLC 2982 Grand Avenue, Suite 203 Miami, Florida 33133 Attention: Sean Hehir Email: SHehir@trinityinvestments.com

167 and to: c/o Trinity Real Estate Investments LLC 9401 Wilshire Boulevard, Suite 700 Beverly Hills, California 90212 Attention: Jeff Barry Email: JBarry@trinityinvestments.com and to: c/o Trinity Investments 2982 Grand Avenue, Suite 203 Miami, Florida 33133 Email: legalnotices@trinityinvestments.com and to: Gibson Dunn & Crutcher LLP 200 Park Avenue New York, New York 10166 Attention: Harry R. Silvera Email: hsilvera@gibsondunn.com A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; or in the case of expedited prepaid delivery, with respect to the expedited prepaid delivery, upon the first attempted delivery on a Business Day; and with respect to email, upon sender’s receipt of a machine generated confirmation of successful transmission, upon the first attempted delivery on a Business Day. Section 10.7 Trial by Jury. EACH OF BORROWER AND OPERATING LESSEE HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER AND OPERATING LESSEE AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER AND OPERATING LESSEE. Section 10.8 Headings. The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose. Section 10.9 Counterparts; Electronic Signatures. This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument, and the words “executed,” signed,” “signature,” and words of like import as used above and elsewhere in this Agreement or

168 in any other certificate, agreement or document related to this transaction shall include, in addition to manually executed signatures, images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, any electronic sound, symbol, or process, attached to or logically associated with a contract or other record and executed or adopted by a person with the intent to sign the record). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code. Section 10.10 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. Section 10.11 Preferences. Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the obligations of Borrower hereunder in accordance with the Loan Documents. To the extent Borrower makes a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender. Section 10.12 Waiver of Notice. Each of Borrower and Operating Lessee shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower or Operating Lessee and except with respect to matters for which Borrower or Operating Lessee is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Each of Borrower and Operating Lessee hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Agreement or the other Loan Documents do not specifically and expressly provide for the giving of notice by Lender to Borrower or Operating Lessee. Section 10.13 Remedies of Borrower. In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where by law or under this Agreement or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, each of Borrower and Operating Lessee agrees that neither Lender nor its agents shall be liable for any monetary damages, and Borrower’s and Operating Lessee’s sole remedy shall be limited to commencing an action seeking injunctive relief or declaratory judgment. The parties hereto agree that any action or proceeding to determine

169 whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment. Section 10.14 Expenses; Indemnity. (a) Other than as expressly provided in Sections 9.1.3 and 9.5 hereof, Borrower covenants and agrees to pay or, if Borrower fails to pay, to reimburse, Lender upon receipt of written notice from Lender for all reasonable costs and expenses (including reasonable attorneys’ fees and expenses) incurred by Lender in connection with (i) the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby and all the costs of furnishing all opinions by counsel for Borrower and Operating Lessee (including without limitation any opinions requested by Lender in accordance with this Agreement as to any legal matters arising under this Agreement or the other Loan Documents with respect to the Property), subject to the terms and provisions of Section 9.1.3 hereof; (ii) Borrower’s and Operating Lessee’s ongoing performance of and compliance with Borrower’s and Operating Lessee’s agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date, including, without limitation, confirming compliance with environmental and insurance requirements; (iii) Lender’s ongoing performance and compliance with all agreements and conditions contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date (but excluding any matters that are covered by the annual master servicing fees under the Servicing Agreement, which, for the avoidance of doubt, shall not release Borrower from its obligation to pay or reimburse Lender for any amounts required under Section 9.5); (iv) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters reasonably requested by Borrower and Operating Lessee; (v) securing Borrower’s and Operating Lessee’s compliance with any requests made pursuant to and in accordance with the provisions of this Agreement; (vi) the filing and recording fees and expenses, title insurance and fees and expenses of counsel for providing to Lender all required legal opinions, and other similar expenses incurred in creating and perfecting the Lien in favor of Lender pursuant to this Agreement and the other Loan Documents (other than in connection with Securitization); (vii) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower or Operating Lessee, this Agreement, the other Loan Documents, the Property or any other security given for the Loan; and (viii) enforcing any obligations of Borrower or Operating Lessee or collecting any payments due from Borrower under this Agreement, the other Loan Documents or with respect to the Property (including any fees and expenses reasonably incurred by or payable to Servicer or a trustee in connection with the transfer of the Loan to a special servicer upon Servicer’s anticipation of a Default or Event of Default, liquidation fees, workout fees, special servicing fees, operating advisor fees or any other similar fees and interest payable on advances made by the Servicer with respect to delinquent debt service payments or expenses of curing Borrower’s or Operating Lessee’s defaults under the Loan Documents, in each case, as set forth, and subject to the terms of, Section 9.5), or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or of any insolvency or bankruptcy proceedings or any other amounts required under Section 9.5 hereof, provided, however, that Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender. Any

170 cost and expenses due and payable to Lender may be paid from any amounts in the Lockbox Account or the Cash Management Account, as applicable. (b) Borrower shall indemnify, defend and hold harmless the Indemnified Persons from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not an Indemnified Person shall be designated a party thereto), that may be imposed on, incurred by, or asserted against any Indemnified Person in any manner relating to or arising out of (i) any breach by Borrower or Operating Lessee of its obligations under, or any material misrepresentation by Borrower contained in, this Agreement or the other Loan Documents, or (ii) the use or intended use of the proceeds of the Loan (collectively, the “Indemnified Liabilities”); provided, however, that Borrower shall not have any obligation to any Indemnified Person hereunder to the extent that such Indemnified Liabilities arise from the gross negligence, illegal acts, fraud or willful misconduct of any Indemnified Person; provided, further, that this Section 10.13(b) shall not apply with respect to taxes other than any taxes that represent losses or damages arising from any non- tax claim. To the extent that the undertaking to indemnify, defend and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnified Persons. (c) Other than as expressly provided in Sections 9.1.3 and 9.5, Borrower covenants and agrees to pay for or, if Borrower fails to pay, to reimburse Lender for, any fees and expenses incurred by any Rating Agency in connection with any Rating Agency review of the Loan, the Loan Documents or any transaction contemplated thereby or any consent, approval, waiver or confirmation obtained from such Rating Agency pursuant to the terms and conditions of this Agreement or any other Loan Document and Lender shall be entitled to require payment of such fees and expenses as a condition precedent to the obtaining of any such consent, approval, waiver or confirmation. (d) Borrower shall indemnify the Lender and each of its respective officers, directors, partners, employees, representatives, agents and Affiliates against any liabilities to which Lender, each of its respective officers, directors, partners, employees, representatives, agents and Affiliates, may become subject in connection with any indemnification to the Rating Agencies in connection with issuing, monitoring or maintaining the Securities insofar as the liabilities arise out of or are based upon any untrue statement of any material fact in any information provided by or on behalf of Borrower or Operating Lessee to the Rating Agencies (the “Covered Rating Agency Information”) or arise out of or are based upon the omission to state a material fact in the Covered Rating Agency Information required to be stated therein or necessary in order to make the statements in the Covered Rating Agency Information, in light of the circumstances under which they were made, not misleading; provided, that, notwithstanding anything to the contrary contained herein, (A) the Indemnifying Person shall not be responsible for (x) any liabilities relating to untrue statements or omissions in any Covered Rating Agency Information which Borrower provided notice to Lender in writing prior to the applicable filings under the Exchange Act, or (y) any liabilities relating to any filings under the Exchange Act (or the applicable provisions thereof) that

171 Borrower is not first provided an opportunity to review; and (B) the Indemnifying Person shall not be liable for any misstatements or omissions in the applicable filings under the Exchange Act relating to Covered Rating Agency Information resulting from Lender’s failure to accurately transcribe written information by or on behalf of the Indemnifying Person to Lender unless Borrower was provided a reasonable opportunity to review such filings under the Exchange Act with respect to the Covered Rating Agency Information (or the applicable portions thereof) and failed to notify Lender of such misstatements or omissions. Section 10.15 Schedules Incorporated. The Schedules annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof. Section 10.16 Offsets, Counterclaims and Defenses. Any assignee of Lender’s interest in and to this Agreement, the Note and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrower or Operating Lessee may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower or Operating Lessee in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower and Operating Lessee. Section 10.17 No Joint Venture or Partnership; No Third Party; Beneficiaries. (a) Borrower, Operating Lessee and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower, Operating Lessee and Lender nor to grant Lender any interest in the Property other than that of mortgagee, beneficiary or lender. (b) This Agreement and the other Loan Documents are solely for the benefit of Lender, Operating Lessee and Borrower and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Lender, Operating Lessee and Borrower any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender’s sole discretion, Lender deems it advisable or desirable to do so. Section 10.18 Publicity. All news releases, publicity or advertising by Borrower, Operating Lessee or their respective Affiliates through any media intended to reach the general public which refers to the Loan Documents or the financing evidenced by the Loan Documents, to Lender or its Affiliates shall be subject to the prior written approval of Lender in its sole discretion.

172 Section 10.19 Waiver of Marshalling of Assets. To the fullest extent permitted by law, each of Borrower and Operating Lessee, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower, Operating Lessee, Borrower’s and Operating Lessee’s partners and others with interests in Borrower or Operating Lessee, and of the Property, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Property for the collection of the Debt without any prior or different resort for collection or of the right of Lender to the payment of the Debt out of the net proceeds of the Property in preference to every other claimant whatsoever. Section 10.20 Waiver of Counterclaim, Offsets. Each of Borrower and Operating Lessee hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents or otherwise to offset any obligations to make the payments required by the Loan Documents. No failure by Lender to perform any of its obligations hereunder shall be a valid defense to, or result in any offset against, any payments which Borrower is obligated to make under any of the Loan Documents. Section 10.21 Exculpation of Lender. Lender neither undertakes nor assumes any responsibility or duty to Borrower, Operating Lessee or any other party to select, review, inspect, examine, supervise, pass judgment upon or inform Borrower, Operating Lessee or any third party of (a) the existence, quality, adequacy or suitability of appraisals of the Property, (b) any environmental report, or (c) any other matters or items, including engineering, soils and seismic reports that are contemplated in the Loan Documents. Any such selection, review, inspection, examination and the like, and any other due diligence conducted by Lender, is solely for the purpose of protecting Lender’s rights under the Loan Documents, and shall not render Lender liable to Borrower, Operating Lessee or any third party for the existence, sufficiency, accuracy, completeness or legality thereof. Section 10.22 No Fiduciary Duty. (a) Each of Borrower and Operating Lessee acknowledges that, in connection with this Agreement, the other Loan Documents and the Loan, Lender has relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, accounting, tax and other information provided to, discussed with or reviewed by Lender for such purposes, and Lender does not assume any liability therefor or responsibility for the accuracy, completeness or independent verification thereof. Lender, its affiliates and their respective equityholders and employees (for purposes of this Section, the “Lending Parties”) have no obligation to conduct any independent evaluation or appraisal of the assets or liabilities (including any contingent, derivative or off- balance sheet assets and liabilities) of Guarantor, Borrower, Operating Lessee or any other Person or any of their respective affiliates or to advise or opine on any related solvency or viability issues. (b) It is understood and agreed that (i) the Lending Parties shall act under this Agreement and the other Loan Documents as an independent contractor, (ii) the Loan is an arms’- length commercial transaction between the Lending Parties, on the one hand, and Borrower and Operating Lessee, on the other, (iii) each Lending Party is acting solely as principal and not as the agent or fiduciary of Borrower, Operating Lessee, Guarantor or their respective affiliates,

173 stockholders, employees or creditors or any other Person and (iv) nothing in this Agreement, the other Loan Documents, the Loan or otherwise shall be deemed to create (A) a fiduciary duty (or other implied duty) on the part of any Lending Party to Guarantor, Borrower, Operating Lessee, any of their respective affiliates, stockholders, employees or creditors, or any other Person or (B) a fiduciary or agency relationship between Guarantor, Borrower, Operating Lessee or any of their respective affiliates, stockholders, employees or creditors, on the one hand, and the Lending Parties, on the other. Each of Borrower and Operating Lessee agrees that neither it nor Guarantor nor any of their respective affiliates shall make, and hereby waives, any claim against the Lending Parties based on an assertion that any Lending Party has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to Borrower, Operating Lessee, Guarantor or their respective affiliates, stockholders, employees or creditors. Nothing in this Agreement or the other Loan Documents is intended to confer upon any other Person (including affiliates, stockholders, employees or creditors of Borrower, Operating Lessee and Guarantor) any rights or remedies by reason of any fiduciary or similar duty. (c) Each of Borrower and Operating Lessee acknowledges that it has been advised that the Lending Parties are a full service financial services firm engaged, either directly or through affiliates in various activities, including securities trading, investment banking and financial advisory, investment management, principal investment, hedging, financing and brokerage activities and financial planning and benefits counseling for both companies and individuals. In the ordinary course of these activities, the Lending Parties may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and/or financial instruments (including loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and/or instruments. Such investment and other activities may involve securities and instruments of affiliates of Borrower or Operating Lessee, including Guarantor, as well as of other Persons that may (i) be involved in transactions arising from or relating to the Loan, (ii) be customers or competitors of Borrower, Operating Lessee, Guarantor and/or their respective affiliates, or (iii) have other relationships with Borrower, Operating Lessee, Guarantor and/or their respective affiliates. In addition, the Lending Parties may provide investment banking, underwriting and financial advisory services to such other Persons. The Lending Parties may also co-invest with, make direct investments in, and invest or co-invest client monies in or with funds or other investment vehicles managed by other parties, and such funds or other investment vehicles may trade or make investments in securities of affiliates of Borrower or Operating Lessee, including Guarantor, or such other Persons. The Loan may have a direct or indirect impact on the investments, securities or instruments referred to in this paragraph. Although the Lending Parties in the course of such other activities and relationships may acquire information about the Loan or other Persons that may be the subject of the Loan, the Lending Parties shall have no obligation to disclose such information, or the fact that the Lending Parties are in possession of such information, to Borrower, Operating Lessee, Guarantor or any of their respective affiliates or to use such information on behalf of Borrower, Operating Lessee, Guarantor or any of their respective affiliates. (d) Each of Borrower and Operating Lessee acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to this Agreement, the other Loan Documents, the Loan and the process leading thereto.

174 Section 10.23 Conflict; Construction of Documents; Reliance. In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Each of Borrower and Operating Lessee acknowledges that, with respect to the Loan, Borrower and Operating Lessee shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or Affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lender of any equity interest any of them may acquire in Borrower or Operating Lessee, and each of Borrower and Operating Lessee hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender’s exercise of any such rights or remedies. Each of Borrower and Operating Lessee acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrower, Operating Lessee or its Affiliates. Section 10.24 Brokers and Financial Advisors. Each of Borrower and Operating Lessee hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement other than JLL. Borrower shall indemnify, defend and hold Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind (including Lender’s attorneys’ fees and expenses) in any way relating to or arising from a claim by any Person that such Person acted on behalf of Borrower, Operating Lessee or Guarantor in connection with the transactions contemplated herein. Lender hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement. Lender shall indemnify, defend and hold Borrower harmless from and against any and all claims, liabilities, costs and expenses of any kind (including Borrower’s attorneys’ fees and expenses) in any way relating to or arising from a claim by any Person that such Person acted on behalf of Lender in connection with the transactions contemplated herein. The provisions of this Section 10.24 shall survive the expiration and termination of this Agreement and the payment of the Debt. Section 10.25 Prior Agreements. This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, between Borrower, Operating Lessee and Lender are superseded by the terms of this Agreement and the other Loan Documents. Section 10.26 Joint and Several Liability. If Borrower consists of more than one (1) Person the obligations and liabilities of each Person shall be joint and several. Section 10.27 Lenders and Administrative Agent.

175 (a) Following the Closing Date (i) the liabilities of Lender shall be several and not joint, (ii) neither Lender shall be responsible for the obligations of the other Lender, and (iii) each Lender shall be liable to Borrower and Operating Lessee only for their respective Ratable Share of the Loan. Notwithstanding anything to the contrary herein, all indemnities by Borrower and obligations for costs, expenses, damages or advances set forth herein shall run to and benefit each Lender in accordance with its Ratable Share. (b) Each Lender agrees that it has, independently and without reliance on the other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of Borrower, Operating Lessee and its Affiliates and decision to enter into this Agreement and that it will, independently and without reliance upon the other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or under any other Loan Document. (c) Notwithstanding anything to the contrary contained in this Agreement or any of the other Loan Documents, Lender hereby appoints Administrative Agent to serve as non-fiduciary administrative agent and collateral agent for all Lenders and hereby agrees that Administrative Agent shall be the sole Lender to whom notices, requests and other communications shall be addressed (subject, in each case, to appointment of a Servicer, to receive such notices, requests and other communications). No Lender shall have any liabilities or responsibilities to Borrower or Operating Lessee on account of the failure of any other Lender to perform its obligations hereunder to any Lender on account of the failure of Borrower or Operating Lessee to perform its obligations hereunder or under any other Loan Document. (d) Administrative Agent shall deliver to each Lender, promptly upon receipt thereof by Administrative Agent, copies of each of the financial statements, certificates, notices and other documents delivered to Administrative Agent pursuant to Section 10.27(c) that Borrower and Operating Lessee are not otherwise required to deliver directly to Lender. Administrative Agent will furnish to any Lender, upon the request of such Lender, a copy (or, where appropriate, an original) of any document, instrument, agreement, certificate or notice furnished to Administrative Agent by Borrower, Operating Lessee Guarantor or any other Affiliate of Borrower or Operating Lessee, pursuant to this Agreement or any other Loan Document not already delivered to such Lender pursuant to the terms of this Agreement or any such other Loan Document. Section 10.28 Certain Additional Rights of Lender. Notwithstanding anything to the contrary contained in this Agreement, Lender shall have: (a) upon not less than fifteen (15) Business Days’ prior written notice to Borrower, the right to request and to hold a meeting at Lender’s office in New York, New York no more than two (2) times during any calendar year to consult with an officer of Borrower that is familiar with the financial condition of Borrower, Operating Lessee and the operation of the Property regarding such significant business activities and business and financial developments of Borrower and Operating Lessee specified by Lender in writing in the request for such meeting; provided, however, that such consultations shall not include discussions of environmental compliance programs or disposal of hazardous substances; and

176 (b) the right, in accordance with the terms of this Agreement, to examine the books and records of Borrower and Operating Lessee at any reasonable times upon reasonable notice no more than four (4) times during any calendar year, provided that any such examination shall be conducted so as not to unreasonably interfere with the business of Borrower, Operating Lessee, guests or any Tenants or other occupants of the Property The rights described above in this Section 10.28 may be exercised by Lender or any entity which Controls Lender. Section 10.29 Intentionally Omitted. Section 10.30 Use of Borrower Provided Information. Lender agrees that is shall use commercially reasonable efforts to use Provided Information solely for purposes of the ownership and sale of its interest in the Loan (including, without limitation, the administration of the Loan and any Securitization). Notwithstanding the foregoing, nothing in this Section 10.30 shall prevent any Lender from: (i) disclosing or otherwise using any Provided Information in the manner and for the purposes set forth in Section 9.1 and Section 9.2 of this Agreement, (ii) disclosing Provided Information to any loan participant or similar holders of an interest in the Loan, provided that such participants or other holders shall be instructed to use commercially reasonable efforts to use such Provided Information solely in connection with their ownership of their interest in the Loan, (iii) disclosing Provided Information subject to an instruction to comply with the provisions of this Section 10.30, to any prospective participant or other transferee of an interest in the Loan, (iv) disclosing Provided Information to its employees, directors, agents, attorneys, accountants, investors, potential investors, finance providers, tax consultants, tax preparers, financial consultants and other professional advisors or those of any of its affiliates, (v) disclosing Provided Information upon the request or demand of any Governmental Authority, (vi) disclosing Provided Information in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Legal Requirement, (vii) disclosing Provided Information if requested or required to do so in connection with any litigation or similar proceeding, (viii) disclosing or otherwise using any Provided Information that has been publicly disclosed, or (ix) disclosing or otherwise using any Provided Information in connection with the exercise of any remedy hereunder or under any other Loan Document. Section 10.31 Borrower Affiliate Lender. Lender agrees that the Lender Documents shall not prohibit or restrict Affiliates of Borrower from purchasing or otherwise acquiring and owning the beneficial interests in the Loan as evidenced by any single or multi-class non-voting Securities in respect of any private or public securitization of the Loan (or otherwise impose additional restrictions or requirements on a transfer to such Affiliate of Borrower), provided, however, that the Lender Documents may include restrictions on the exercise of the rights and remedies by such Affiliates of Borrower under the Loan including, without limitation, (i) restrictions on any such Affiliate having the right to, or exercising, directly or indirectly, any control, decision-making power, voting rights, notice and cure rights, or other rights that would otherwise benefit a holder by virtue of its ownership or control of any interest with respect to the Loan, (ii) restrictions on any such Affiliate’s approval and consent rights under any intercreditor agreement, (iii) restrictions on such Affiliate’s initiation of enforcement actions against equity collateral, (iv) restrictions on the making of protective advances, (v) restrictions on such Affiliate from making or bringing any claim, in its capacity as a holder of any direct or indirect interest in

177 the Loan against Lender or any agent of any of the foregoing with respect to the duties and obligations of such Person under the Loan Documents, any intercreditor agreement or any applicable co-lender agreement and (vi) restrictions on such Affiliate’s access to any electronic platform for the distribution of materials or information among the Lender “asset status reports” or any correspondence or materials or notices of or participation in any discussions, meetings or conference calls (among Lender, any of their respective co-lenders or participants, or otherwise) regarding or relating to any workout discussions or litigation or foreclosure strategy (or potential litigation strategy) involving the Loan, other than in its capacity as Borrower to the extent discussions and negotiations are being conducted with Borrower (as distinct from internal discussions and negotiations among the various creditors). Section 10.32 Approvals and Consents. The below Section 10.32 shall be of no further force and effect following a Securitization of the entire Loan involving a Securitization Vehicle. 10.32.1 Administrative Agent Decisions. Notwithstanding anything to the contrary contained in this Agreement, but subject to the first sentence of Section 10.32 and Section 10.32.3, any consent or approval required or permitted by this Agreement or in any Loan Document to be given by Lender with respect to (a) administrative functions with respect to the Loan, including all determinations relating to the distribution of Reserve Funds held by Lender (subject to compliance with the terms and conditions set forth in Article VII hereof), including, without limitation, the distribution of funds to Borrower from the Replacement Reserve Fund and the Excess Cash Flow Reserve Account; (b) alterations which are not Pre-Approved Alterations; (c) all insurance matters, including settlement and release of Casualty and Condemnation proceeds and determinations regarding Restoration; (d) confirmation (or determinations) of economic calculations under the Loan Documents (including the Debt Yield); (e) non-material consents and approvals arising under the Loan and Loan Documents not otherwise addressed in this Section 10.32.1 and otherwise not expressly requiring the unanimous consent of the Lenders and set forth in Section 10.32.3 hereof; (f) approval of subordination and non-disturbance agreements; (g) property level consents and approvals (or deemed approvals), including, approvals of easements, property level contracts, zoning matters, condominium matters, reciprocal easement agreements and approval of any Qualified Managers and any Replacement Management Agreements (provided that approval of any Qualified Manager or Replacement Management Agreement shall be subject to the additional terms set forth in the definition of Qualified Manager and Replacement Management Agreement, as applicable) and approval of any Qualified Franchisors and any Replacement Franchise Agreements (provided that approval of any Qualified Franchisor or Replacement Franchise Agreement shall be subject to the additional terms set forth in the definition of Qualified Franchisor and Replacement Franchise Agreement, as applicable); (h) confirmation of an entity’s qualification as a Qualified Equityholder or Public Vehicle in connection with a Permitted Assumption or as a Replacement Guarantor in connection with a Substitute Guaranty or a Substitute Environmental Indemnity (but the “know-your-customer” requirements of each Lender must be satisfied) and all documentation and restructurings pursuant to Section 5.2.10 in connection with a Transfer contemplated thereunder; (i) approvals of the Annual Budget during the continuance of a Cash Trap Period; (j) Material Leases in accordance with Section 5.1.20; (k) changes to insurance requirements that are not otherwise contemplated by this Agreement; (l) the waiver of any non-monetary encumbrance of the Property not otherwise permitted under the terms of this Agreement; (m) budget approvals for any life safety or health matters during the continuance of an Event of Default; (n) waiver of any non-monetary Event of

178 Default; (o) after the initial ninety (90) days following an Event of Default, the decision to accelerate the Loan, unless the Requisite Lenders direct Administrative Agent not to accelerate the Loan pursuant to Section 10.32.2 hereof and (o) any other decision that is not a Unanimous Decision may be given or may be waived with the written consent of Administrative Agent only and without the consultation, consent or approval of any of the other Lenders. 10.32.2 Required Lender Decisions. Notwithstanding the foregoing or anything else herein to the contrary, upon the occurrence of an Event of Default and during the initial ninety (90) day period of its continuance, the decision to accelerate the Loan shall require the consent or approval in writing of the Requisite Lenders. After the initial ninety (90) days following an Event of Default, the Requisite Lenders shall have the right to direct Administrative Agent not to accelerate the Loan. 10.32.3 Unanimous Decisions. Notwithstanding the foregoing, any consent or approval required or permitted by this Agreement or in any Loan Document to be given by Lender to (a) increase the commitment of any Lender; (b) change the principal of, or Interest Rate that have accrued or that will be charged on the outstanding principal amount of the Loan; (c) reduce the amount of any fees payable to Lender; (d) postpone any date fixed for any payment of principal or, or interest on, the Loan (including, the Maturity Date) or for the payment of fees or any other obligations of Borrower, Operating Lessee or Guarantor; (e) change any Lender’s Ratable Share; (f) amend the sections of this Agreement governing waivers and amendments or amend the definitions of the terms used in this Agreement or any of the other Loan Documents insofar as such definitions affect amendments; (g) release the Guarantor of its obligations except in connection with a Replacement Guarantor or other substitute Guaranty or substitute Environmental Indemnity in accordance with this Agreement; (h) release or dispose of the Property, or consent to any Transfer, except as expressly permitted by the Loan Documents without consent (it being agreed that with respect to any Transfer to a Qualified Equityholder, Administrative Agent shall make all determinations relating to the documentation and any restructurings permitted in connection therewith); (i) waive any monetary Event of Default; (j) intentionally omitted; (k) consent to any further monetary encumbrance of the Property or pledge of the direct or indirect interest in Borrower or Operating Lessee except as expressly permitted by the Loan Documents; (l) except as provided in Section 10.32.1(g) with respect to easements, enter into any agreement providing for the subordination of the Loan to any other interest which would constitute a Lien against the Property; and (m) amend this Section 10.32 (the “Unanimous Decisions”) may only be given or waived, with the written consent of Administrative Agent at the written direction of each Lender. 10.32.4 Replacement Administrative Agent. WF or an Affiliate thereof that owns a portion of the Loan shall be the Administrative Agent, provided that at any time (i) neither WF nor any Affiliate thereof owns a portion of the Loan, (ii) during the continuance of an Event of Default with respect to which Administrative Agent has provided written notice thereof to Borrower or (iii) following a default by the Administrative Agent of its obligations under this Agreement or any Lender Documents, the Administrative Agent may resign or be replaced with a single Lender that is either then the sole Lender or is a Lender that (a) has otherwise been designated as the replacement Administrative Agent under the Lender Documents and (b) except in the case of clause (ii) above, has been approved by Borrower in its reasonable discretion. Upon the appointment of any successor Administrative Agent hereunder, such successor Administrative

179 Agent shall succeed to and become the Administrative Agent hereunder and any further resignation or replacement of any successor Administrative Agent shall be subject to the terms and conditions of this Section 10.32.4. Notwithstanding the foregoing, each of Borrower and Operating Lessee acknowledges and agrees that if the Loan is sold by any Lender such that the Loan is held by a single Lender, then automatically, and without any further action by any such Lender, all references to Administrative Agent hereunder shall be deemed to refer to such single Lender (or affiliate appointed thereby) that holds the Loan. 10.32.5 Lenders. The Lender Documents shall, at all times, provide for the approval standards set forth in this Section 10.32 (the “Approval Standards”). Except as otherwise provided herein, Borrower and Operating Lessee shall have no obligation to recognize or deal directly with any Lender. Each of Borrower and Operating Lessee may direct all notices, financial reporting, and requests for consent or approvals and any other relayed documentation or information to Administrative Agent and may conclusively rely upon the actions of Administrative Agent to bind the Lenders, notwithstanding that any particular action in question may, pursuant to this Agreement or any Lender Document, be subject to the consent or approval of some or all of the Lenders in accordance with the Approval Standards. The Lenders, including Administrative Agent and each of their Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with Borrower and Operating Lessee (subject to the terms hereof) or any Affiliate of Borrower or Operating Lessee, or any Person who may do business with or own securities in Borrower, Operating Lessee or any Affiliate of Borrower or Operating Lessee, all as if they were not serving in such capacities hereunder and without any duty to account therefor to each other. 10.32.6 Non-Consenting Lenders. If any Lender (other than WF), in its capacity as an initial Lender and for so long as they own an interest in the Loan) declines to consent to any amendment, waiver or consent that shall have been requested in a writing by Borrower to Administrative Agent, which amendment, waiver or consent is a Unanimous Decision (a “Non- Consenting Lender”), and such amendment, waiver or consent is not approved (e.g., all other Lenders have consented to such amendment, waiver or consent and such consent is insufficient in accordance with this Agreement to approve such amendment, waiver or consent), then Borrower, upon three (3) Business Days’ written notice to such Non-Consenting Lender (the “Consent Request Date”) may, at its sole expense require such Non-Consenting Lender to assign and delegate all of its interests, rights and obligations under this Agreement and the Loan Documents to an Eligible Assignee approved by Administrative Agent that shall assume such obligations; provided that (i) as of such Consent Request Date and as of the date that such Non-Consenting Lender is replaced in accordance with the terms and conditions hereof, no Event of Default shall have occurred and be continuing other than an Event of Default which results solely from the subject matter of the amendment, waiver or consent that such Non-Consenting Lender disapproved, (ii) Borrower shall have paid to Administrative Agent an assignment fee of $10,000, (iii) such Non-Consenting Lender shall have received from the assignee Lender or Borrower payment of an amount equal to the outstanding principal amount of the Loan outstanding and owed to such Non-Consenting Lender as of the date such Non-Consenting Lender is replaced, together with accrued and unpaid interest thereon, and any other amounts due and payable to the Non- Consenting Lender hereunder and under the other Loan Documents in respect of its Loan had the Loan been repaid in full at such time, (iv) such assignment does not conflict with applicable law and (v) such assignee Lender consents to the proposed amendment, waiver or consent on account

180 of which Borrower shall have exercised its rights pursuant to this paragraph. A Non-Consenting Lender shall not be required to make any such assignment and delegation if, prior thereto, such Non-Consenting Lender consents to the applicable amendment, waiver or consent. Section 10.33 Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and (b) the effects of any Bail-in Action on any such liability, including, if applicable; (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority. [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

SCH.I-1 SCHEDULE I (RENT ROLL) [ATTACHED]

Commission Leasee Monthly Annual Additional Revenue FedEx 2,000.00 24,000.00 Commission % Jewelry by Laura 9,087.52 109,050.24 Piercon Property Management 4,832.79 57,993.48 Hertz - - Commission % Marriott Vacation 5,150.00 61,800.00 Fixed Total 21,070.31 252,843.72 Fixed

SCH. II-1 SCHEDULE II (LANAI RENOVATION WORK) [ATTACHED]

Property Condition Assessment
JW Marriott Marco Island Beach Resort
Marco Island, Florida 34145
Bureau Veritas Project: 179344.25R000-001.483

Immediate and Short Term Repairs Cost Estimate

Item	Quantity	Unit	Unit Cost	Replacement Percent	Immediate Total	Short Term Total
3.3 ADA Accessibility						
Ramps. Install handrail with extensions on exterior ramp near spa pool, both sides	1	LS	$2,800.00	100%	$0	$2,800
5.2 Parking, Paving, Walkways, Site Steps, and Ramps						
Asphalt pavement. Seal coat and stripe east parking lot.	400,000	SF	$0.18	100%	$0	$72,000
Asphalt pavement. Seal coat and stripe Spa/Ballroom parking lot.	40,000	SF	$0.18	100%	$0	$7,200
Concrete pavement. Replace damaged areas near loading dock.	200	SF	$15.00	100%	$0	$3,000
Tile pavers. Replace or re-set at ADA ramp	1	LS	$100.00	100%	$100	
Pool deck. Repair Lanai Pool per WDP bid received	1	Bid	$1,096,365.00	100%	$0	$1,096,365
Drainage improvements at front drain swale.	1	Allow	$4,500.00	100%	$0	$4,500
6.2 Roofing						
South Tower. Built-up roofing system. Replace.	10,500	SF	$10.00	100%	$0	$105,000
South Tower. Copper/metal flashings. Replace.	1,600	LF	$20.00	100%	$0	$32,000
Main Entrance/Lobby. Built-up roofing system. Replace.	1,500	SF	$10.00	100%	$0	$15,000
North Tower. Built-up roofing system. Replace.	10,500	EA	$10.00	100%	$0	$105,000
North Tower. Copper/metal flashings. Replace.	1,600	LF	$20.00	100%	$0	$32,000
Spa Building. Built-up roofing system. Replace.	19,500	SF	$10.00	100%	$0	$195,000
Spa Building. Copper/metal flashings. Replace	1,550	LF	$20.00	100%	$0	$31,000
Lanai Building. Built-up roofing system. Replace.	70,000	SF	$10.00	100%	$0	$700,000
Lanai Building. Copper/metal flashings. Replace	5,200	EA	$20.00	100%	$0	$104,000
6.3 Exterior Façade						
Stucco. Repair Lanai Building	1	Bid	$3,873,533.00	100%	$0	$3,873,533
Exterior siding OKO. Repair	1	Bid	$738,300.00	100%	$0	$738,300
Caulking and sealing. Replace. Stone Veneer	1,200	LF	$4.00	100%	$0	$4,800
Stucco Soffit. Repair	1	LS	$5,500.00	100%	$0	$5,500

www.bvna.com | p 800.733.0660

Item Quantity Unit Unit Cost Replacement Percent Immediate Total Short Term Total Stucco. Repair Corner Bead Rusting 80 EA $600.00 100% $0 $48,000 Stucco. Repair Soffit North Tower 1 LS $20,000.00 100% $0 $20,000 Light fixture removal and refinish (North and South Tower) 1 Allow $150,000.00 100% $0 $150,000 6.4 Stairs and Balconies Balcony decking. Waterproof - Lanai Tower 1 LS $500,000.00 100% $0 $500,000 6.5 Exterior Windows and Doors Window and frame. Full Replace Lanai Tower 1 LS $3,000,000.00 100% $0 $3,000,000 7.1 Heating, Ventilating, and Air Conditioning (HVAC) BMS system, as BID 1 Allow $1,511,799.00 100% $0 $1,511,799 7.6 Fire Protection Systems Central alarm panel. Replace. 1 Allow $50,000.00 100% $0 $50,000 Total Repair Cost $100.00 $12,406,797.00 Property Condition Assessment JW Marriott Marco Island Beach Resort Marco Island, Florida 34145 Bureau Veritas Project: 179344.25R000-001.483 www.bvna.com | p 800.733.0660

Immediate and Short Term Repairs Cost Estimate Item Quantity Unit Unit Cost Replacement Percent Immediate Total Short Term Total 3.3 ADA Accessibility Parking. Add accessible parking spaces, adjacent access aisles, and signs in the guest parking lot. 5 EA $500.00 100% $0 $2,500 Parking. Add an asphalt paved accessible parking space, adjacent access aisle, and sign in the Golf Academy parking lot. 1 EA $2,500.00 100% $0 $2,500 Toilet rooms. Lower mirrors and accessories. Lower the existing paper towel dispensers to compliant heights. in the men's and women's restrooms accessible stalls in the Clubhouse. 2 EA $100.00 100% $0 $200 Toilet rooms. Lower mirrors and accessories. Lower mirror to compliant height in Golf Academy restroom. 1 EA $100.00 100% $0 $100 5.2 Parking, Paving, Walkways, Site Steps, and Ramps Concrete walkways. Repair trip hazard 8 EA $300.00 100% $2,400 7.6 Fire Protection Systems Fire Inspection Deficiencies. Clear 1 Allow $3,000.00 100% $3,000 Total Repair Cost $5,400.00 $5,300.00 Property Condition Assessment The Rookery at Marco Naples, Florida 34114 Bureau Veritas Project: 179344.25R000-002.483 www.bvna.com | p 800.733.0660

Immediate and Short Term Repairs Cost Estimate Item Quantity Unit Unit Cost Replacement Percent Immediate Total Short Term Total 3.3 ADA Accessibility Reception desk. Add lowered section 1 Allow $1,000.00 100% $0 $1,000 Total Repair Cost $0.00 $1,000.00 Property Condition Assessment Hammock Bay Golf & Country Club Naples, Florida 34114 Bureau Veritas Project: 179344.25R000-003.483 www.bvna.com | p 800.733.0660

SCH. III-1 SCHEDULE III (ORGANIZATIONAL CHART OF BORROWER) [ATTACHED]

Privileged and Confidential DRAFTGIBSON DUNN JW Marco Island April 23, 2026

Background Overview This deck depicts an overview of the pro-forma holding structure for JW Marco Island. Legend The symbols used in all legal entity structure charts presented in this document have the following meanings for U.S. federal income tax purposes: 2 Corporation/REITPartnership Individual or Other Equity Debt (Points to Borrower) Disregarded Entity Lease or HMA Fees

JW Marco Island Structure* 3 MIH OpCo Mezz A LLC MIH OpCo LLC MIH REIT LLC MIH Mezz A LLC MIH PropCo LLC** MIH TRS LLC MIH Hammock Bay LLC** MIH Rookery LLC** Pref Shareholders Trinity - JWMI DM LLCTGPF2 - JWMI AM LLC MIH JV LLC Asset Management Fee Development Management Fee Marriot Hotel Lease 15% * All entities are Delaware entities unless otherwise noted. No individual person or entity directly or indirectly (a) owns 25% (10% for foreign individuals or entities) or more of any Borrower or (b) controls any Borrower, unless otherwise noted on this organizational chart. Except as expressly set forth herein, all percentages are 100% unless otherwise noted. ** Co-Borrowers Funds managed by Trinity Fund Advisors LLC or an affiliate thereto HMA 85% Funds managed by Sculptor Real Estate Advisors LP or an affiliate thereto 100% Common Golf Course Lease Golf Course Lease

SCH. IV-1 SCHEDULE IV (DEBT YIELD CALCULATION) [ATTACHED]

JW Marriott Marco Island Beach Resort
Historical and Underwritten Financials

	Issuer UW			
Days in Year	365			
Rooms	809			
Occupied Rooms	236,684			
Rooms Available	295,285			
Occupancy Rate	80.2%			
Avg Daily Rate (ADR)	$521.22			
RevPAR	$417.78			
TRevPAR	*$932.11*			
	Amount ($)	**% Rev**	**PAR ($)**	**POR ($)**
Revenues				
Rooms	123,365,163	44.8%	417.78	521.22
Food & Beverage	103,998,205	37.8%	352.20	439.40
Golf	19,140,053	7.0%	64.82	80.87
Spa	5,908,406	2.1%	20.01	24.96
Retail	3,805,306	1.4%	12.89	16.08
Leisure & Recreation	2,811,095	1.0%	9.52	11.88
Minor Operated Departments	4,046,940	1.5%	13.71	17.10
Miscellaneous Income	12,162,402	4.4%	41.19	51.39
Total Revenue	**275,237,570**	**100.0%**	**932.11**	**1,162.89**
Departmental Expenses				
Rooms	17,492,929	14.2%	59.24	73.91
Food & Beverage	66,005,955	63.5%	223.53	278.88
Golf	7,685,539	40.2%	26.03	32.47
Spa	3,885,204	65.8%	13.16	16.42
Retail	2,455,480	64.5%	8.32	10.37
Leisure & Recreation	3,303,765	117.5%	11.19	13.96
Minor Operated Departments	19,170	0.5%	0.06	0.08
Total Departmental Expenses	**100,848,041**	**36.6%**	**341.53**	**426.09**
Gross Operating Income	**174,389,529**	**63.4%**	**590.58**	**736.80**
Undistributed Expenses				
General & Administration	14,699,046	5.3%	49.78	62.10
Information Technologies	2,410,289	0.9%	8.16	10.18
Utilities	5,715,175	2.1%	19.35	24.15
Repairs & Maintenance	7,945,218	2.9%	26.91	33.57
Sales & Marketing	12,934,442	4.7%	43.80	54.65
Total Undistributed Expenses	**43,704,170**	**15.9%**	**54,022.46**	**184.65**
Gross Operating Profit	**130,685,359**	**47.5%**	**161,539**	**552.15**
Fixed Expenses				
Base Management Fees	8,257,128	3.0%	27.96	34.89
Incentive Management Fees	19,552,754	7.1%	66.22	82.61
Taxes	4,143,089	1.5%	14.03	17.50
Insurance	6,057,892	2.2%	20.52	25.59
Other Fixed Expenses	498,307	0.2%	1.69	2.11
Total Fixed Expenses	**38,509,170**	**14.0%**	**130.41**	**162.70**
Total Expenses	**183,061,382**	**66.5%**	**619.95**	**773.44**
Net Operating Income	**92,176,189**	**33.5%**	**312.16**	**389.45**
FF&E Reserves	13,761,879	5.0%	46.61	58.14
Hotel Net Cash Flow	**78,414,310**	**28.5%**	**265.55**	**331.30**

SCH. V-1 SCHEDULE V (QUALIFIED MANAGERS) 1. Hilton Hotels 2. Marriott Hotels 3. Hyatt Hotels 4. Four Seasons Hotels Limited 5. Fairmont Hotels and Resorts 6. Intercontinental

SCH. VI-1 SCHEDULE VI (FORM OF GUARANTOR CERTIFICATION) [ATTACHED]

Form of Guarantor Certification CERTIFICATE REGARDING NET WORTH Reference is made to that certain Loan Agreement dated as of May [1], 2026 (as amended, the “Loan Agreement”), among MIH PropCo LLC, MIH Rookery LLC and MIH Hammock Bay LLC, as borrower (collectively, “Borrower”), and Wells Fargo Bank, National Association and JPMorgan Chase Bank, National Association, as lenders (collectively, “Lender”) with respect to a loan in the principal amount of $690,000,000.00. Capitalized terms used but not otherwise defined herein shall have the respective meanings given them in the Loan Agreement. Pursuant to Section 5.2 of the Guaranty Agreement (the “Guaranty”), the undersigned officer or authorized signatory of Sculptor Diversified Real Estate Income Trust, Inc., a Maryland corporation (“Guarantor”), hereby certifies to Lender that there is no breach of the Net Worth covenant set forth in Section 5.2 of the Guaranty. IN WITNESS WHEREOF, the undersigned has executed this Certificate as of [________], 202[_]. [Remainder of Page Intentionally Blank]

SCH. VII-1 SCHEDULE VII INTENTIONALLY OMITTED

SCH. VIII-A-1 SCHEDULE VIII-A U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes) Reference is hereby made to the Loan Agreement, dated as of [_________], 2026 (as amended, restated, replaced, supplemented or otherwise modified from time to time, the “Agreement”), among Wells Fargo Bank, National Association as Lender, and MIH PropCo LLC, MIH Rookery LLC, and MIH Hammock Bay, collectively, as Borrower and MIH OpCo LLC, as Operating Lessee. Pursuant to the provisions of Section 2.8 of the Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan (as well as any Note evidencing such Loan) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code. The undersigned has furnished the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower, and (2) the undersigned shall have at all times furnished the Borrower with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments. Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement. [__________________________], a [________________________] By: Name: Title:

SCH. VIII-B-1 SCHEDULE VIII-B U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes) Reference is hereby made to the Loan Agreement, dated as of [_________], 2026 (as amended, restated, replaced, supplemented or otherwise modified from time to time, the “Agreement”), among Wells Fargo Bank, National Association as Lender, and MIH PropCo LLC, MIH Rookery LLC, and MIH Hammock Bay, collectively, as Borrower and MIH OpCo LLC, as Operating Lessee. Pursuant to the provisions of Section 2.8 of the Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code. The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments. Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement. [__________________________], a [________________________] By: Name: Title:

SCH. VIII-C-1 SCHEDULE VIII-C U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes) Reference is hereby made to the Loan Agreement, dated as of [_________], 2026 (as amended, restated, replaced, supplemented or otherwise modified from time to time, the “Agreement”), among Wells Fargo Bank, National Association as Lender, and MIH PropCo LLC, MIH Rookery LLC, and MIH Hammock Bay, collectively, as Borrower and MIH OpCo LLC, as Operating Lessee. Pursuant to the provisions of Section 2.8 of the Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code. The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments. Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement. [__________________________], a [________________________] By: Name: Title:

SCH. VIII-D-1 SCHEDULE VIII-D U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes) Reference is hereby made to the Loan Agreement, dated as of [_________], 2026 (as amended, restated, replaced, supplemented or otherwise modified from time to time, the “Agreement”), among Wells Fargo Bank, National Association as Lender, and MIH PropCo LLC, MIH Rookery LLC, and MIH Hammock Bay, collectively, as Borrower and MIH OpCo LLC, as Operating Lessee. Pursuant to the provisions of Section 2.8 of the Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan (as well as any Note evidencing such Loan) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan (as well as any Note evidencing such Loan), (iii) with respect to the extension of credit pursuant to this Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code. The undersigned has furnished the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower, and (2) the undersigned shall have at all times furnished the Borrower with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments. Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement. [__________________________], a [________________________] By: Name: Title:

SCH. IX-1 SCHEDULE IX INTENTIONALLY OMITTED

SCH. X-1 SCHEDULE X INTENTIONALLY OMITTED

SCH. XI-1 SCHEDULE XI QUALIFIED FRANCHISOR 1. Marriott 2. Hilton 3. Four Seasons Hotels Limited 4. Fairmont 5. Hyatt 6. IHG

SCH. XII-1 SCHEDULE XII PROPERTY DOCUMENTS Terms, covenants, conditions, restrictions and easements contained in the Declaration of Covenants, Conditions, Restrictions and Easement for Hammock Bay recorded in Official Records Book 3139, Page 2004 and Amendments and/or Supplements thereto recorded in Official Records Book 3150, Page 755, Official Records Book 3150, Page 758, Official Records Book 3192, Page 275, Official Records Book 3251, Page 2534, Official Records Book 3290, Page 2391, Official Records Book 3411, Page 3420, Official Records Book 3714, Page 1512, Official Records Book 3785, Page 3988, Official Records Book 4691, Page 2539, Official Records Book 4738, Page 2225 and Official Records Book 4746, Page 2604, as modified by that Certificate of Amendment to By- Laws recorded May 5, 2014 in Official Records Book 5033, Page 2705, of the Public Records of Collier County, Florida.

SCH. XIII-1 SCHEDULE XIII (LABOR) NONE.

SCH. XIV-1 SCHEDULE XIV (LITIGATION) NONE.

SCH. XV-1 SCHEDULE XV (LIENS) NONE.

SCH. XVI-1 SCHEDULE XVI (CERTIFICATES OF OCCUPANCY AND LICENSES EXCEPTION) NONE.

SCH. XVII-1 SCHEDULE XVII (SPECIAL PURPOSE ENTITY EXCEPTIONS) NONE.

SCH. XVIII-1 SCHEDULE XVIII INTENTIONALLY OMITTED

SCH. XIX-1 SCHEDULE XIX (PRE-APPROVED ALTERATIONS)

SCH. XX-1 SCHEDULE XX (PARKING PARCEL) [ATTACHED]

Parking Parcel ALL OF LOTS 1 THROUGH 8 INCLUSIVE, BLOCK 177 OF MARCO BEACH UNIT SEVEN, AS RECORDED IN PLAT BOOK 6, PAGES 55 THROUGH 62 OF THE PUBLIC RECORDS OF COLLIER COUNTY, FLORIDA. (THE ''PARKING PARCEL")

SCH. XX-1 SCHEDULE XXI (GOLF MEMBER LOANS) [ATTACHED]

Last Name	First Name	Acct	Total Initiation	Amount Financed	Deposit Paid Amt.	Deposit Paid	Promissory Note Paid	OWE
Tovey	James/Lisa	1458	$ 92,700.00	$ 42,000.00	$ 50,700.00	01/04/24	28,000.00	14,000.00
Keller	Rick/Sheri	1860	$ 92,700.00	$ 42,000.00	$ 50,700.00	01/04/24	28,000.00	14,000.00
Britton	Stan/Susanne	2100	$ 92,700.00	$ 42,000.00	$ 50,700.00	02/01/25	14,000.00	28,000.00
Hotwagner	Mark/Mary2101	2101	$ 92,700.00	$ 42,000.00	$ 50,700.00	02/01/25	14,000.00	28,000.00
Voell	Tom/Helen	1414	$ 92,700.00	$ 42,000.00	$ 50,700.00	03/01/24	28,000.00	14,000.00
Colborne	Leo/Pat P.	2105	$ 112,500.00	$ 60,000.00	$ 56,500.00	04/01/25	20,000.00	40,000.00
Gainey	Buddy/Melissa	9448	$ 92,700.00	$ 42,000.00	$ 50,700.00	01/12/24	28,000.00	14,000.00
Kroll	Richard/Kathlee	2460	$ 92,700.00	$ 42,000.00	$ 50,700.00	05/12/23	28,000.00	14,000.00
Birdwell	Weldon/Linda	2461	$ 92,700.00	$ 42,000.00	$ 50,700.00	05/12/23	28,000.00	14,000.00
Zipp	Thomas/Marsha	2465	$ 92,700.00	$ 42,000.00	$ 50,700.00	05/12/23	28,000.00	14,000.00
Tarlow	Howard	2463	$ 92,700.00	$ 42,000.00	$ 50,700.00	05/12/23	28,000.00	14,000.00
Adrahtas	Tony/Lisa	2466	$ 92,700.00	$ 42,000.00	$ 50,700.00	05/12/23	28,000.00	14,000.00
Knapek	Michael and La	2473	$ 112,500.00	$ 60,000.00	$ 52,500.00	06/01/25	0.00	60,000.00
Jeffery	Scott/Pamela	1400	$ 112,500.00	$ 37,500.00	$ 75,000.00	07/10/25	0.00	37,500.00
Biebel	Randall/Keli	1402	$ 112,500.00	$ 60,000.00	$ 52,500.00	07/01/25	0.00	60,000.00
Flynn	Bud/Eileen	2464	$ 92,700.00	$ 42,000.00	$ 50,700.00	08/01/23	28,000.00	14,000.00
Meyers	Bill/Leslie/Charl	2911	$ 125,000.00	$ 60,000.00	$ 65,000.00	10/01/25	0.00	60,000.00
LaChapelle	Anthony/Canda	1514	$ 92,700.00	$ 30,000.00	$ 62,700.00	11/24/23	20,000.00	10,000.00